Filed Pursuant to Rule 424(b)(5)
                                                Registration File No: 333-102644

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                              DATED MARCH 31, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 31, 2003)

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                                    DEPOSITOR
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       GERMAN AMERICAN CAPITAL CORPORATION
                            AND BANK OF AMERICA, N.A.
                              MORTGAGE LOAN SELLERS

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C1

                        --------------------------------

       GE Commercial Mortgage Corporation is offering certain classes of the series 2003-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 135 mortgage loans secured primarily by first liens on 165 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The series 2003-C1 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                        --------------------------------

       Certain characteristics of the offered certificates include:
------------------------------------------------------------------------------------------------------------------------------------
              INITIAL CLASS        INITIAL                                                       EXPECTED
               CERTIFICATE      PASS-THROUGH         PASS-THROUGH            ASSUMED FINAL        RATINGS            RATED FINAL
               BALANCE(1)           RATE           RATE DESCRIPTION      DISTRIBUTION DATE(4)   S&P/MOODY'S     DISTRIBUTION DATE(4)
------------------------------------------------------------------------------------------------------------------------------------
  Class A-1 ..$114,251,000            %                  Fixed              March 10, 2008        AAA/Aaa         January 10, 2038
------------------------------------------------------------------------------------------------------------------------------------
  Class A-2 ..$107,728,000            %                  Fixed             January 10, 2010       AAA/Aaa         January 10, 2038
------------------------------------------------------------------------------------------------------------------------------------
  Class A-3 ..$156,655,000            %                  Fixed            September 10, 2011      AAA/Aaa         January 10, 2038
------------------------------------------------------------------------------------------------------------------------------------
  Class A-4 ..$369,471,000            %                  Fixed             January 10, 2013       AAA/Aaa         January 10, 2038
------------------------------------------------------------------------------------------------------------------------------------
  Class B .... $41,709,000            %                Fixed(3)            February 10, 2013      AA/Aa2          January 10, 2038
------------------------------------------------------------------------------------------------------------------------------------
  Class C .... $16,386,000            %                Fixed(3)             March 10, 2013        AA-/Aa3         January 10, 2038
------------------------------------------------------------------------------------------------------------------------------------

(FOOTNOTES TO TABLE ON PAGE S-6)

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                        --------------------------------

      GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

      INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-36 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 13 OF THE PROSPECTUS.

      The underwriters, Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about April , 2003. We expect to
receive from this offering approximately    % of the initial principal amount of
the offered certificates, plus accrued interest from April 1, 2003, before deducting expenses payable by us.

DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
JOINT BOOK RUNNING MANAGER                            JOINT BOOK RUNNING MANAGER

JPMORGAN                     MERRILL LYNCH & CO.            SALOMON SMITH BARNEY

APRIL         , 2003

The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
                         GE COMMERCIAL MORTGAGE CORPORATION
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certifcates, Series 2003-C1

LOCATION           COUNT               BALANCE         % OF TOTAL
--------           -----               --------        ----------
Northern California    5             57,968,020             4.86%
Southern California   23            150,422,395            12.62%
Texas                 19            194,909,443            16.36%
New York              12            104,507,889             8.77%
Florida               18             93,255,391             7.83%
Virginia              12             91,378,319             7.67%
Pennsylvania           4             71,153,649             5.97%
New Jersey             2             47,400,000             3.98%
Nevada                 2             44,729,464             3.75%
North Carolina         5             35,430,679             2.97%
Arkansas               3             34,015,651             2.85%
Massachusettes         3             27,429,409             2.30%
Ohio                   7             26,650,837             2.24%
Illinois               3             24,386,567             2.05%
New Mexico             5             24,233,203             2.03%
Michigan               3             18,026,763             1.51%
Colorado               3             17,221,677             1.45%
Maryland               2             15,015,530             1.26%
Missouri               1             13,896,461             1.17%
Kansas                 1             12,771,047             1.07%
Louisiana              3             12,010,293             1.01%
Iowa                   3             11,352,991             0.95%
Washington DC          2              9,987,518             0.84%
Minnesota             10              8,894,101             0.75%
Arizona                2              6,883,861             0.58%
North Dakota           1              6,572,000             0.55%
Kentucky               2              5,232,156             0.44%
Alabama                1              4,544,975             0.38%
Oklahoma               2              4,397,983             0.37%
Nebraska               1              4,300,000             0.36%
Georgia                2              3,745,331             0.31%
Oregon                 1              3,321,467             0.28%
Indiana                1              3,088,940             0.26%
Tennessee              1              2,554,114             0.21%
Grand Total          165          1,191,688,123           100.00%
--------------------------------------------------------------------------------

            GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

[ ] (is less than or equal to 1.00% of Initial Pool Balance
[ ] 1.01-5.00% of Initial Pool Balance
[ ] 5.01-10.00% of Initial Pool Balance
[ ] (is greater than) 10.01 of Initial Pool Balance

[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

Renaissance Tower, Dallas, TX                 Carmel Oaks, Carlsbad, CA




[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

Centennial Center I, Las Vegas, NV            Marketplace at Town Center,
                                              El Dorado Hills, CA



                                              [GRAPHIC OMITTED]

                                              Landmark Atrium III,
                                              Secaucus, NJ



[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

801 Market Street, Philadelphia, PA           Walmart Islip Shopping
                                              Center, Islip, NY

[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

Edgewater Village Framingham, MA              Shops at Jefferson Village,
                                              Littleton, CO



                                              [GRAPHIC OMITTED]

                                              Laguna Gateway, Elk Grove, CA



[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

Commerce Park II, Irving, TX                  The Links at Bentonville,
                                              Bentonville, AR



[GRAPHIC OMITTED]

Grapevine Crossing, Grapevine,TX




[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

211 Fulton Street, Peoria, IL                 Chatham Retail, New York, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

       Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

       You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

       This prospectus supplement begins with several introductory sections describing the series 2003-C1 certificates and the trust in abbreviated form:

       SUMMARY OF CERTIFICATES, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

       SUMMARY OF TERMS, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the series 2003-C1 certificates and a description of the mortgage loans; and

       RISK FACTORS, commencing on page S-36 of this prospectus supplement, which describe risks that apply to the series 2003-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

       This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

       Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page S-181 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page 106 in the prospectus.

       In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                                TABLE OF CONTENTS

SUMMARY OF CERTIFICATES .............................................   S-6
SUMMARY OF TERMS ....................................................   S-7
RISK FACTORS ........................................................  S-36
   Geographic Concentration Entails Risks ...........................  S-36
   Risks Relating to Loan Concentrations ............................  S-36
   Mortgage Loans with Related Borrowers ............................  S-38
   Mortgage Loans Secured by Multiple
      Mortgaged Properties ..........................................  S-38
   Borrower Single Purpose Entities .................................  S-38
   Cross-Collateralized Mortgage Loans
      Entail Risks ..................................................  S-38
   Ability to Incur Other Borrowings
      Entails Risk ..................................................  S-39
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Prepayment Date ...............................................  S-42
   Commercial, Multifamily and Manufactured Housing
      Community Lending is
      Dependent Upon Net Operating Income ...........................  S-43
   Tenant Concentration Entails Risk ................................  S-44
   Certain Additional Risks Relating
      to Tenants ....................................................  S-44
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ..............................  S-45
   Tenant Bankruptcy Entails Risks ..................................  S-45
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed .................................  S-45
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks .................................  S-46
   Recent Developments May Increase the
      Risk of Loss on the Mortgage Loans ............................  S-46
   Retail Properties Have Special Risks .............................  S-46
   Office Properties Have Special Risks .............................  S-47
   Multifamily Properties Have Special Risks ........................  S-48
   Self Storage Properties Have Special Risks .......................  S-49
   Manufactured Housing Community
      Properties Have Special Risks .................................  S-49
   Industrial/Warehouse Properties Have
      Special Risks .................................................  S-50
   Hotel Properties Have Special Risks ..............................  S-50
   Other Properties Have Special Risks ..............................  S-51
   Properties with Condominium Ownership
      Have Special Risks ............................................  S-51
   Lack of Skillful Property Management
      Entails Risks .................................................  S-52
   Some Mortgaged Properties May Not Be
      Readily Convertible to Alternative Uses .......................  S-52
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss .............................  S-53
   Limitations of Appraisals ........................................  S-53
   Your Lack of Control Over the Trust Fund
      Can Create Risks ..............................................  S-53
   Potential Conflicts of Interest ..................................  S-53
   Directing Certificateholder or Subordinate
      Debt Holder May Direct Special
      Servicer Actions ..............................................  S-54
   Bankruptcy Proceedings Entail
      Certain Risks .................................................  S-55
   Risks Relating to Prepayments and
      Repurchases ...................................................  S-55
   Prior Bankruptcies ...............................................  S-57
   Risks Relating to Borrower Default ...............................  S-57
   Risks Relating to Certain Payments ...............................  S-58
   Risks of Limited Liquidity and
      Market Value ..................................................  S-58
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ..............................  S-58
   Subordination of Subordinate Offered
      Certificates ..................................................  S-59
   Environmental Risks Relating to the
      Mortgaged Properties ..........................................  S-59
   Tax Considerations Relating to Foreclosure .......................  S-60
   Risks Associated with One Action Rules ...........................  S-60
   Property Insurance ...............................................  S-60
   Zoning Compliance and Use Restrictions ...........................  S-62
   Risks Relating to Costs of Compliance with
     Applicable Laws and Regulations ................................  S-62
   No Reunderwriting of the Mortgage Loans ..........................  S-62
   Litigation .......................................................  S-63
   Book-Entry Registration ..........................................  S-63
   Risks of Inspections Relating to Properties ......................  S-63
   Other Risks ......................................................  S-63
DESCRIPTION OF THE MORTGAGE POOL ....................................  S-64
   General ..........................................................  S-64
   Split Loan Structures ............................................  S-67
   The Renaissance Whole Loan .......................................  S-67
   The Wellbridge Whole Loan ........................................  S-69
   The Walgreen's Whole Loan ........................................  S-70
   Affiliated Borrower Concentrations ...............................  S-71
   Significant Mortgage Loans .......................................  S-71
   APD Loans ........................................................  S-71
   Certain Terms and Conditions of the
      Mortgage Loans ................................................  S-72
   Additional Mortgage Loan Information .............................  S-75
   Underwritten Net Cash Flow ....................................... S-101

   Assessments of Property Condition ................................ S-102
   The Mortgage Loan Sellers ........................................ S-103
   Underwriting Standards ........................................... S-103
   GECC's Underwriting Standards .................................... S-103
   GACC's Underwriting Standards .................................... S-105
   Bank of America's Underwriting
      Standards ..................................................... S-107
   Representations and Warranties;
      Repurchases and Substitutions ................................. S-107
   Lock Box Accounts ................................................ S-115
DESCRIPTION OF THE CERTIFICATES ..................................... S-116
   General .......................................................... S-116
   Certificate Registrar and Authenticating
      Agent ......................................................... S-118
   Book-Entry Registration and Definitive
      Certificates .................................................. S-118
   Distributions .................................................... S-120
   Allocation of Yield Maintenance Charges .......................... S-130
   Assumed Final Distribution Date;
      Rated Final Distribution Date ................................. S-131
   Subordination; Allocation of Collateral
      Support Deficit ............................................... S-132
   Advances ......................................................... S-134
   Appraisal Reductions ............................................. S-136
   Reports to Certificateholders;
      Certain Available Information ................................. S-138
   Voting Rights .................................................... S-141
   Termination; Retirement of Certificates .......................... S-142
   The Trustee ...................................................... S-142
SERVICING OF THE MORTGAGE LOANS ..................................... S-143
   General .......................................................... S-143
   The Master Servicer .............................................. S-146
   The Special Servicer ............................................. S-147
   Replacement of the Special Servicer .............................. S-147
   Servicing and Other Compensation and
      Payment of Expenses ........................................... S-147
   Maintenance of Insurance ......................................... S-149
   Modifications, Waiver and Amendments ............................. S-151
   Limitation on Liability of Directing
      Certificateholder and the Other
      Noteholders ................................................... S-153
   Realization Upon Defaulted Mortgage
      Loans ......................................................... S-153
   Inspections; Collection of Operating
      Information ................................................... S-156
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ..................................................... S-156
   Events of Default ................................................ S-158
   Rights Upon Event of Default ..................................... S-159
   Amendment ........................................................ S-159
   Rights of the Other Noteholders .................................. S-161
   Rights of the Renaissance B Noteholder ........................... S-161
   Rights of the Holders of the Wellbridge
      Whole Loan .................................................... S-163
   Rights of the Holders of the
      Walgreen's Whole Loan ......................................... S-166
YIELD AND MATURITY CONSIDERATIONS ................................... S-168
   Yield Considerations ............................................. S-168
   Weighted Average Life ............................................ S-170
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ..................................................... S-175
METHOD OF DISTRIBUTION .............................................. S-176
LEGAL MATTERS ....................................................... S-177
RATINGS ............................................................. S-177
LEGAL INVESTMENT .................................................... S-178
ERISA CONSIDERATIONS ................................................ S-178
   Index of Principal Definitions ................................... S-181
ANNEX A--CERTAIN CHARACTERISTICS OF
   THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2--CERTAIN CHARACTERISTICS OF
   THE MULTIFAMILY MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3--Amortization Schedule of the Renaissance Mortgage Loan
ANNEX A-4--AMORTIZATION SCHEDULE OF THE WELLBRIDGE MORTGAGE LOAN
ANNEX B--SUMMARIES OF SIGNIFICANT
   MORTGAGE LOANS
ANNEX C--COLLATERAL TERM SHEET

                             SUMMARY OF CERTIFICATES

                   INITIAL CLASS
                    CERTIFICATE                                                 ASSUMED             INITIAL      WEIGHTED
                    BALANCE OR                         PASS-THROUGH              FINAL               PASS-        AVERAGE
                     NOTIONAL         APPROXIMATE          RATE              DISTRIBUTION           THROUGH        LIFE
      CLASS          AMOUNT(1)      CREDIT SUPPORT      DESCRIPTION             DATE(5)         RATE (APPROX.)   (YRS.)(6)
-----------------------------------------------------------------------------------------------------------------------------
  OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------
     A-1(7)         $114,251,000        19.000%            Fixed            March 10, 2008             %           3.50
-----------------------------------------------------------------------------------------------------------------------------
     A-2(7)         $107,728,000        19.000%            Fixed           January 10, 2010            %           5.90
-----------------------------------------------------------------------------------------------------------------------------
     A-3(7)         $156,655,000        19.000%            Fixed          September 10, 2011           %           7.00
-----------------------------------------------------------------------------------------------------------------------------
     A-4(7)         $369,471,000        19.000%            Fixed           January 10, 2013            %           9.58
-----------------------------------------------------------------------------------------------------------------------------
        B           $ 41,709,000        15.500%          Fixed(3)          February 10, 2013           %           9.82
-----------------------------------------------------------------------------------------------------------------------------
        C           $ 16,386,000        14.125%          Fixed(3)           March 10, 2013             %           9.85
-----------------------------------------------------------------------------------------------------------------------------
  NON-OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------
     X-1(7)       $1,191,688,122          N/A        Variable Interest     November 10, 2014           %            N/A
                                                          Only(2)
-----------------------------------------------------------------------------------------------------------------------------
     X-2(7)               $               N/A        Variable Interest      April 10, 2010             %            N/A
                                                          Only(2)
-----------------------------------------------------------------------------------------------------------------------------
     A-1A(7)        $217,162,000        19.000%            Fixed           February 10, 2013           %           8.62
-----------------------------------------------------------------------------------------------------------------------------
        D           $ 25,323,000        12.000%          Fixed(3)           March 10, 2013             %           9.90
-----------------------------------------------------------------------------------------------------------------------------
        E           $ 16,386,000        10.625%          Fixed(3)           March 10, 2013             %           9.90
-----------------------------------------------------------------------------------------------------------------------------
        F           $ 10,427,000        9.750%           Fixed(3)           March 10, 2013             %           9.90
-----------------------------------------------------------------------------------------------------------------------------
        G           $ 16,386,000        8.375%           Fixed(3)           March 10, 2013             %           9.90
-----------------------------------------------------------------------------------------------------------------------------
        H           $ 16,385,000        7.000%           Fixed(3)           March 10, 2013             %           9.90
-----------------------------------------------------------------------------------------------------------------------------
        J           $ 25,324,000        4.875%           Fixed(4)           April 10, 2013             %           9.99
-----------------------------------------------------------------------------------------------------------------------------
        K            $ 8,937,000        4.125%           Fixed(4)           April 10, 2013             %           9.99
-----------------------------------------------------------------------------------------------------------------------------
        L            $ 7,449,000        3.500%           Fixed(4)           April 10, 2013             %           9.99
-----------------------------------------------------------------------------------------------------------------------------
        M            $ 2,979,000        3.250%           Fixed(4)           April 10, 2013             %           9.99
-----------------------------------------------------------------------------------------------------------------------------
        N           $ 10,427,000        2.375%           Fixed(4)           April 10, 2013             %           9.99
-----------------------------------------------------------------------------------------------------------------------------
        O            $ 5,958,000        1.875%           Fixed(4)          November 10, 2014           %           10.92
-----------------------------------------------------------------------------------------------------------------------------
        P           $ 22,345,122        0.000%           Fixed(4)          November 10, 2014           %           11.57
-----------------------------------------------------------------------------------------------------------------------------
      Total       $1,191,688,122
-----------------------------------------------------------------------------------------------------------------------------

                               PRINCIPAL OR
                  EXPECTED       NOTIONAL
                   RATINGS       PRINCIPAL
  CUSIP NO.     (S&P/MOODY'S)    WINDOW(6)
-------------------------------------------

-------------------------------------------
                   AAA/Aaa         1-59
-------------------------------------------
                   AAA/Aaa         59-81
-------------------------------------------
                   AAA/Aaa        81-101
-------------------------------------------
                   AAA/Aaa        101-117
-------------------------------------------
                   AA/Aa2         118-118
-------------------------------------------
                   AA-/Aa3        118-119
-------------------------------------------

-------------------------------------------
     N/A           AAA/Aaa          N/A

-------------------------------------------
     N/A           AAA/Aaa          N/A

-------------------------------------------
     N/A           AAA/Aaa         1-118
-------------------------------------------
     N/A            A/A2          119-119
-------------------------------------------
     N/A            A-/A3         119-119
-------------------------------------------
     N/A          BBB+/Baa1       119-119
-------------------------------------------
     N/A          BBB/Baa2        119-119
-------------------------------------------
     N/A          BBB-/Baa3       119-119
-------------------------------------------
     N/A           BB+/Ba1        119-120
-------------------------------------------
     N/A           BB/Ba2         120-120
-------------------------------------------
     N/A           BB-/Ba3        120-120
-------------------------------------------
     N/A            B+/B1         120-120
-------------------------------------------
     N/A            B/B2          120-120
-------------------------------------------
     N/A            B-/B3         120-139
-------------------------------------------
     N/A            NR/NR         139-139
-------------------------------------------

-------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average net mortgage interest rate determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S Certificates) as described in this prospectus supplement.

(3) The Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

(4) It is anticipated that the pass-through rate applicable to the Class J through Class P certificates on each distribution date will be fixed, subject to a cap at the weighted average net mortgage interest rate.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "DESCRIPTION OF THE CERTIFICATES--ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE" in this prospectus supplement. The rated final distribution date for each class of certificates is January 10, 2038, which is the first distribution date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "DESCRIPTION OF THE CERTIFICATES--ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--WEIGHTED AVERAGE LIFE" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(7) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 103 mortgage loans, representing approximately 81.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 32 mortgage loans, representing approximately 18.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 86.76% of all the mortgage loans secured by multifamily properties and approximately 17.52% of all the mortgage loans secured by manufactured housing properties).

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA.

       The Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates are not offered by this prospectus supplement. The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

       THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

Depositor ........  GE Commercial Mortgage Corporation, a Delaware corporation.
                    The principal executive offices of the depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See "THE DEPOSITOR" in the prospectus.

Master Servicer ..  Bank of America, N.A., a national banking association. The principal servicing offices of the master servicer are located at 555 South Flower Street, 6th Floor, Los Angeles, California 90071. The master servicer will act through its Capital Markets Servicing Group. The master servicer is one of the mortgage loan sellers and is an affiliate of Banc of America Securities LLC, one of the underwriters. The master servicer will be responsible for the primary servicing of all of the mortgage loans. Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers selected by the mortgage loan sellers with respect to certain of the mortgage loans. See "SERVICING OF THE MORTGAGE LOANS--THE MASTER SERVICER" in this prospectus supplement.

Special Servicer .  Lennar Partners, Inc., a Florida corporation. The special servicer's address is 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, and its telephone number is
                    (305) 695-5500. See "SERVICING OF THE MORTGAGE LOANS--THE SPECIAL SERVICER" in this prospectus supplement.

Trustee ..........  Wells Fargo Bank Minnesota, N.A., a national banking association. The trustee's address is (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS GECMC 2003-C1), and its telephone number is (410) 884-2000. See "DESCRIPTION OF THE CERTIFICATES--THE TRUSTEE" in this prospectus supplement.

Mortgage Loan
Sellers ..........  General Electric Capital Corporation, a Delaware
                    corporation, which is contributing approximately 48.92% of the mortgage loans by aggregate principal balance as of the cut-off date (which include 75 mortgage loans in loan group 1, or approximately 50.36% of the aggregate principal balance of such loan group as of the cut-off date, and 15 mortgage loans in loan group 2, or approximately 42.43% of the aggregate principal balance of such loan group as of the cut-off date), German American Capital Corporation, a Maryland corporation, which is contributing approximately 27.63% of the mortgage loans by aggregate principal balance as of the cut-off date (which include 11 mortgage loans in loan group 1, or approximately 27.59% of the aggregate principal balance of such loan group as of the cut-off date and six mortgage loans in loan group 2, or approximately 27.80% of the aggregate principal balance of such loan group as of the cut-off date), and Bank of America, N.A., a national banking association, which is contributing approximately 23.46% of the mortgage loans by aggregate principal balance as of the cut-off date (which include 17 mortgage loans in loan group 1, or approximately 22.05% of the aggregate principal balance of such loan group as of the cut-off date, and 11 mortgage loans in loan group 2, or approximately 29.78% of the aggregate principal balance of such loan group as of the cut-off date). General Electric Capital Corporation is the parent of the depositor. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. It is anticipated that Bank of America, N.A. will be the master servicer and primary servicer for all of the mortgage loans. Bank of America, N.A. is an affiliate of Banc of America Securities LLC, one of the underwriters. See "DESCRIPTION OF THE MORTGAGE POOL--THE MORTGAGE LOAN SELLERS" in this prospectus supplement.

Cut-off Date .....  April 1, 2003 or, with respect to any mortgage loan that is originated after April 1, 2003, the related origination date.

Closing Date .....  On or about April   , 2003.

Distribution
Date .............  The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning on May 12, 2003.

Interest Accrual
Period ...........  Interest will accrue on the offered certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Collection
Period ...........  The period commencing on the day following the determination date in the month preceding the month in which the related distribution date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the determination date in the month in which the related distribution date occurs.

Determination
Date .............  The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

                               OFFERED SECURITIES

General ..........  We are offering the following six classes of commercial mortgage pass-through certificates as part of series
                    2003-C1:

                    o    Class A-1

                    o    Class A-2

                    o    Class A-3

                    o    Class A-4

                    o    Class B

                    o    Class C

                    Series 2003-C1 will consist of a total of 24 classes, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR.

                    The series 2003-C1 certificates will collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will be 135 mortgage loans secured primarily by first liens on 165 commercial, multifamily and manufactured housing community properties.

Certificate
Principal
Amounts ..........  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                    Class A-1 .......   $114,251,000 principal amount
                    Class A-2 .......   $107,728,000 principal amount
                    Class A-3 .......   $156,655,000 principal amount
                    Class A-4 .......   $369,471,000 principal amount
                    Class B .........   $41,709,000 principal amount
                    Class C .........   $16,386,000 principal amount

                    See "DESCRIPTION OF THE CERTIFICATES--GENERAL" in this prospectus supplement.

Pass-Through Rates

A. Offered
Certificates .....  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class of certificates:

                    Class A-1                    %
                    Class A-2                    %
                    Class A-3                    %
                    Class A-4                    %
                    Class B(1)                   %
                    Class C(1)                   %
----------

(1)   The Class B and Class C Certificates will each accrue interest at either
      (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

B.   Interest Rate
     Calculation
     Convention ..  Interest on your certificates will be calculated based on a
                    360-day year consisting of twelve 30-day months (I.E., a 30/360 basis).

                    For purposes of calculating the limit on the pass-through rates on certain non-offered certificates subject to the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, all of the mortgage loans accrue interest based on a 360-day year and the actual number of days elapsed, also known as an actual/360 basis. The interest rate for each mortgage loan will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on the basis of a 360-day year consisting of twelve 30-day months, also known as a "30/360" basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "DESCRIPTION OF THE
                    CERTIFICATES--DISTRIBUTIONS--PASS-THROUGH RATES" in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PASS-THROUGH RATES" and
                    "--DISTRIBUTIONS--INTEREST DISTRIBUTION AMOUNT" in this prospectus supplement.

Distributions

A.   Amount and
     Order of
     Distributions  For purposes of making distributions to the Class A-1, Class
                    A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 103 mortgage loans, representing approximately 81.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 32 mortgage loans, representing approximately 18.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 86.76% of all the mortgage loans secured by multifamily properties and approximately 17.52% of all the mortgage loans secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                    On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed, to the extent available, in the following order of priority:

                    FIRST/CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A, CLASS X-1 AND CLASS X-2: To pay interest, concurrently, on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates PRO RATA in accordance with their interest entitlements.

                    SECOND/CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-1A: To the extent of amounts then required to be distributed as principal (A)(i) FIRST, to the Class A-1 certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates have been made, until the Class A-1 certificates are reduced to zero, (ii) SECOND, to the Class A-2 certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 certificates have been made, until the Class A-2 certificates are reduced to zero, (iii) THIRD, to the Class A-3 certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made, until the Class A-3 certificates are reduced to zero, and (iv) FOURTH, to the Class A-4 certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 certificates have been made, until the Class A-4 certificates are reduced to zero, and (B) to the Class A-1A certificates, available principal received from loan group 2 and, after the Class A-4 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the Class A-1A certificates are reduced to zero. If the principal amount of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates have been reduced to zero as a result of losses on the mortgage loans or have been deemed reduced to zero as a result of appraisal reductions on the mortgage loans (without regard to any collateral support deficit remaining unreimbursed), principal received from loan group 1 and loan group 2 will be distributed among the outstanding Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA.

                    THIRD/CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-1A: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                    FOURTH/CLASS B: (a) to interest on Class B in accordance with its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                    FIFTH/CLASS C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                    SIXTH/NON-OFFERED CERTIFICATES (OTHER THAN THE CLASS X-1, CLASS X-2, CLASS A-1A AND CLASS S CERTIFICATES): In the amounts and order of priority described in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" in this prospectus supplement.

B.   Interest and
     Principal
     Entitlements   A description of each class's interest entitlement can be
                    found in "DESCRIPTION OF THE
                    CERTIFICATES--DISTRIBUTIONS--INTEREST DISTRIBUTION AMOUNT" in this prospectus supplement.

                    A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement.

C.   Yield
     Maintenance
     Charges and
     Prepayment
     Premiums ....  Yield maintenance charges and prepayment premiums with respect to the mortgage loans included in loan group 1 will be allocated between the Class A-1 through Class H certificates (excluding the Class A-1A certificates) and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                    Yield maintenance charges and prepayment premiums with respect to mortgage loans included in loan group 2 will be allocated between the Class A-1A and Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                    For an explanation of the calculation of yield maintenance charges and prepayment premiums, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

                    See "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES" in this prospectus supplement.

Subordination

A. General .......  The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other series 2003-C1 certificates that are not being offered by this prospectus supplement). However, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 certificates and may reduce the notional amount of the Class X-2 certificates and, therefore, the amount of interest they accrue.

                    ------------------------------------------------------------

                    Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A*,
                                     Class mX-1 and Class X-2**

                    ------------------------------------------------------------
                                                 |
                    ------------------------------------------------------------

                                              Class B

                    ------------------------------------------------------------
                                                 |
                    ------------------------------------------------------------

                                              Class C

                    ------------------------------------------------------------
                                                 |
                    ------------------------------------------------------------

                                       Private Certificates***

                    ------------------------------------------------------------

                  * The Class A-1A certificates are not offered hereby. The Class A-1A certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3 and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See
                         "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS --PRIORITY" in this prospectus supplement.

                  ** The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                  *** Other than the Class S, Class R and Class LR certificates.

                    No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                    Any allocation of a loss to a class of principal balance certificates will reduce the principal amount of that class.

                    See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

B. Shortfalls in
   Available
   Funds .........  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from additional compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late charges paid by the borrower as described herein); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                    See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS-- PRIORITY" in this prospectus supplement.


                    Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR Certificates). In each case, such allocations will be made PRO RATA to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "DESCRIPTION OF THE CERTIFICATES --DISTRIBUTIONS" in this prospectus supplement.

Advances

A. P&I Advances ..  Except with respect to one mortgage loan (identified as Loan
                    No. 42 on Annex A to this prospectus supplement), the master servicer is required to advance delinquent periodic mortgage loan payments if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

                    Advances of delinquent periodic mortgage loan payments with respect to the mortgage loan identified as Loan No. 42 on Annex A to this prospectus supplement will be made by Bank of America, N.A., as master servicer under a separate pooling and servicing agreement. In the event that Bank of America, N.A. fails to make such advance, Wells Fargo Bank Minnesota, N.A., as trustee for the series 2003-C1 certificates, will be required to make such advance, subject to the recoverability determination described in the immediately preceding paragraph.

                    See "DESCRIPTION OF THE CERTIFICATES--ADVANCES" in this prospectus supplement.

B. Property
   Protection
   Advances ......  Except with respect to one mortgage loan (identified as Loan
                    No. 42 on Annex A to this prospectus supplement), the master servicer or, in certain limited instances, the special servicer, may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer or special servicer, as applicable, fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts deemed non-recoverable. Advances described in this paragraph with respect to the mortgage loan identified as Loan No. 42 on Annex A to this prospectus supplement will be made by the master servicer, the special servicer, the trustee or the fiscal agent, as the case may be, under the pooling and servicing agreement under which such mortgage loan is serviced. See "DESCRIPTION OF THE CERTIFICATES--ADVANCES" in this prospectus supplement.

C. Interest on
   Advances ......  The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded monthly, on all advances, at the "Prime Rate" as published in THE WALL STREET JOURNAL as described in this prospectus supplement; PROVIDED, HOWEVER, that with respect to advances for periodic mortgage loan payments made prior to the passage or expiration of any due date or grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such due date or grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                    See "DESCRIPTION OF THE CERTIFICATES--ADVANCES" and "--SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus.

Reports to
Certificateholders  On each distribution date, the following reports, among others, will be available to certificateholders and will contain the information described under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement:

                    o     Delinquent Loan Status Report,

                    o     Historical Liquidation Report,

                    o Historical Loan Modification and Corrected Mortgage Loan Report,

                    o     REO Status Report,

                    o     Servicer Watch List, and

                    o     Comparative Financial Status Report.

                    It is expected that each report will be in the form approved by the Commercial Mortgage Securities Association (to the extent that such report has been recommended and to the extent that any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                    See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

                               THE MORTGAGE LOANS

The Mortgage
Pool .............  The trust's primary assets will be 135 fixed rate mortgage loans, each evidenced by one or more promissory notes secured primarily by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 165 commercial, multifamily and manufactured housing community properties. Summaries of the ten largest mortgage loans or groups of cross-collateralized mortgage loans can be found in Annex B to this prospectus supplement.


                    The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in April 2003 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                    For purposes of calculating debt service coverage ratios and loan-to-value ratios in the following tables, the principal balance of the mortgage loans, as of origination, the cut-off date or maturity date, as applicable, is reduced for letters of credit and holdback amounts for five mortgage loans (identified as Loan Nos. 3, 5, 27, 50 and 71 on Annex A to this prospectus supplement), representing approximately 9.37% of the principal balance of the pool of mortgage loans as of the cut-off date (which include four mortgage loans in loan group 1, or approximately 10.91% of the aggregate principal balance of such loan group as of the cut-off date and one mortgage loan in loan group 2, or approximately 2.44% of the aggregate principal balance of such loan group as of the cut-off date). See "ANNEX B--801 MARKET STREET" and "--CENTENNIAL CENTERI" in this prospectus supplement. In addition, with respect to three mortgage loans (identified as Loan Nos. 1, 42 and 94 on Annex A to this prospectus supplement), representing approximately 7.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.79% of the aggregate principal balance of loan group 1 as of the cut-off date), the principal balance of such mortgage loans, as of the cut-off date or maturity date, as applicable, is calculated as set forth under "--SPLIT LOAN STRUCTURES" below.

                    The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:

                                         ALL MORTGAGE LOANS                    LOAN GROUP 1                    LOAN GROUP 2
                                         ------------------                    ------------                    ------------
Aggregate principal balance(1) .........     $1,191,688,123                    $974,525,422                    $217,162,701

Number of mortgage loans ...............                135                             103                              32

Number of mortgaged properties .........                165                             127                              38

Number of balloon mortgage
loans(2) ...............................                132                             101                              31

Number of hyper amortizing
mortgage loans .........................                  3                               2                               1

Range of mortgage loan principal
balances ...............................      $1,194,747 to                   $1,386,276 to                   $1,194,747 to
                                                $72,000,000                     $72,000,000                     $21,095,743

Average mortgage loan principal
balance ................................         $8,827,319                      $9,461,412                      $6,786,334

Range of mortgage rates ................ 4.4900% to 7.6700%              4.4900% to 7.6700%              4.8700% to 6.5000%

Weighted average mortgage rate .........            5.8201%                         5.8224%                         5.8098%

Range of original terms to
maturity(3) ............................      60 months to                     60 months to                    60 months to
                                                 144 months                      120 months                      144 months

Weighted average original term
to maturity(3) .........................         109 months                      107 months                      118 months

Range of remaining terms to
maturity(3) ............................      53 months to                    53 months to                    56 months to
                                                 139 months                      120 months                      139 months

Weighted average remaining term
to maturity(3) .........................         106 months                      105 months                      115 months

Range of original amortization
terms(4) ...............................     132 months to                   132 months to                   240 months to
                                                 360 months                      360 months                      360 months

Weighted average original

amortization term(4) ...................         332 months                      327 months                      355 months

                                         ALL MORTGAGE LOANS                    LOAN GROUP 1                    LOAN GROUP 2
                                         ------------------                    ------------                    ------------
Range of remaining amortization
terms(4) ................................    132 months to                    132 months to                   238 months to
                                                 360 months                      360 months                      360 months

Weighted average remaining

amortization term(4) ....................        330 months                      325 months                      352 months

Range of loan-to-value ratios as
of the cut-off date .....................  33.03% to 80.99%                33.03% to 80.99%                54.77% to 80.00%

Weighted average loan-to-value
ratio as of the cut-off date                         70.07%                          68.72%                          76.13%

Range of loan-to-value ratios as
of the maturity date(3) .................  20.83% to 79.81%                20.83% to 79.81%                46.08% to 73.03%

Weighted average loan-to-value
ratio as of the maturity
date(3) .................................            59.63%                          58.56%                          64.42%

Range of occupancy rates(5) ............. 74.10% to 100.00%               74.10% to 100.00%               82.10% to 100.00%

Weighted average occupancy

rate(5) .................................            92.60%                          92.60%                          93.32%

Range of debt service coverage
ratios ..................................    1.16x to 4.11x                  1.21x to 4.11x                  1.16x to 2.01x

Weighted average debt service
coverage ratio ..........................             1.59x                           1.64x                           1.37x

----------

(1)   Subject to a permitted variance of plus or minus 10%.

(2) Includes six mortgage loans, representing approximately 9.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 8.41% of the aggregate principal balance of such loan group as of the cut-off date, and four mortgage loans in loan group 2, or approximately 15.58% of the aggregate principal balance of such loan group as of the cut-off date), that pay interest-only for 1 to 36 scheduled payments at the beginning of their respective loan terms, and six mortgage loans, representing approximately 3.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.85% of the aggregate principal balance of loan group 1 as of the cut-off date), that pay interest-only for the entirety of their respective loan terms.

(3) Calculated with respect to the respective anticipated prepayment dates for three mortgage loans (identified as Loan Nos. 19, 27 and 94 on Annex A to this prospectus supplement), representing approximately 2.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 1.73% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 7.58% of the aggregate principal balance of such loan group as of the cut-off date).

(4) Excludes six mortgage loans, representing approximately 3.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.85% of the aggregate principal balance of loan group 1 as of the cut-off date), that pay interest only for the entirety of their respective loan terms.

(5) Excludes six mortgage loans, representing approximately 3.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.75% of the aggregate principal balance of loan group 1 as of the cut-off date), which are secured by hotel and health club properties.

                              SPLIT LOAN STRUCTURES

                    One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.39% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in the split loan structure is not included in the trust. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $20,000,000, and is subordinate in right of payment to the mortgage loan included in the trust.

                    With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the principal balance of the mortgage loan included in the trust. The principal balance of the other mortgage loan that is subordinate in right of payment to the mortgage loan included in the trust is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                    In addition, the related intercreditor agreement provides that the mortgage loan not included in the trust will be serviced and administered pursuant to the pooling and servicing agreement under which the series 2003-C1 certificates are issued and by the same master servicer and special servicer as, and according to the same servicing standard applicable to, the mortgage loans included in the trust, except that the master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the related split loan structure. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE RENAISSANCE WHOLE LOAN" in this prospectus supplement.

                    One mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.03% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in the split loan structure are not included in the trust. Two of the mortgage loans which are part of the split loan structure but which are not included in the trust are PARI PASSU in right of payment with the mortgage loan included in the trust and have outstanding principal balances as of the cut-off date of $25,500,000 and $22,900,000, respectively. The remaining mortgage loan which is part of the split loan structure but which is not included in the trust is subordinate in right of payment to the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $29,837,983.

                    With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating its individual loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the three PARI PASSU mortgage loans referenced in the preceding paragraph. The principal balance of the other mortgage loan that is subordinate in right of payment to such mortgage loan is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                    In addition, the related intercreditor agreement provides that both the mortgage loan included in the trust and the related mortgage loans excluded from the trust be serviced in accordance with a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2003-C1 certificates are issued, by the master servicer and special servicer that are parties to such separate pooling and servicing agreement, and according to the same servicing standard set forth in such separate pooling and servicing agreement, except that the related master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the related split loan structure. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE WELLBRIDGE WHOLE LOAN" in this prospectus supplement.

                    One mortgage loan (identified as Loan No. 94 on Annex A to this prospectus supplement), representing approximately 0.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.37% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in the split loan structure is not included in the trust. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $584,254, is not included in the trust and is subordinate in right of payment to the mortgage loan included in the trust.

                    With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the principal balance of the mortgage loan included in the trust. The principal balance of the other mortgage loan that is subordinate in right of payment to the mortgage loan included in the trust is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                    In addition, the related intercreditor agreement provides that the mortgage loan not included in the trust will be serviced and administered pursuant to the pooling and servicing agreement under which the series 2003-C1 certificates are issued and by the same master servicer and special servicer as, and according to the same servicing standard applicable to, the mortgage loans included in the trust, except that the master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the related split loan structure. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE WALGREEN'S WHOLE LOAN" in this prospectus supplement.

                    With respect to each of the split loan structures referenced above, the holders of the subordinate mortgage loans may have the right, subject to certain conditions set forth in the related pooling and servicing agreement or in the related intercreditor agreement (such as the condition that the unpaid principal balance of the subordinate mortgage loans secured by the related mortgaged property be equal to or greater than a specified percentage of its original principal balance (net of any appraisal reductions)), to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the corresponding mortgage loan included in the trust.

                    See "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE OTHER NOTEHOLDERS" in this prospectus supplement.

                                        SELLERS OF THE MORTGAGE LOANS

                                      NUMBER OF  AGGREGATE PRINCIPAL                         % OF INITIAL       % OF INITIAL
                                      MORTGAGE      BALANCE OF THE       % OF INITIAL        LOAN GROUP 1       LOAN GROUP 2
                  SELLER               LOANS        MORTGAGE LOANS       POOL BALANCE           BALANCE            BALANCE
                ----------           ----------  -------------------     ------------        ------------       -------------
General Electric Capital
Corporation ........................      90        $ 582,921,393            48.92%              50.36%             42.43%
German American Capital
Corporation ........................      17          329,229,672            27.63               27.59              27.80
Bank of America, N.A. ..............      28          279,537,058            23.46               22.05              29.78
                                         ---        -------------           ------              ------             ------
Total ..............................     135       $1,191,688,123           100.00%             100.00%            100.00%
                                         ===        =============           ======              ======             ======

                                                   CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                      NUMBER OF         AGGREGATE PRINCIPAL                      % OF INITIAL     % OF INITIAL
                                      MORTGAGED            BALANCE OF THE      % OF INITIAL      LOAN GROUP 1     LOAN GROUP 2
                CURRENT USE         PROPERTIES(2)          MORTGAGE LOANS      POOL BALANCE         BALANCE          BALANCE
                -----------         -------------       -------------------    -------------     -------------    -------------
Retail ............................       44               $ 421,560,160           35.38%            43.26%          0.00%
Multifamily (3) ...................       51                 305,739,944           25.66              9.09         100.00
  MULTIFAMILY .....................       38                 236,283,279           19.83              3.21          94.40
  MANUFACTURED HOUSING ............       13                  69,456,664            5.83              5.88           5.60
Office ............................       18                 274,245,293           23.01             28.14           0.00
Self Storage ......................       24                  86,826,692            7.29              8.91           0.00
Industrial ........................        8                  57,031,470            4.79              5.85           0.00
Hotel .............................        5                  36,284,565            3.04              3.72           0.00
Other (4) .........................       15                  10,000,000            0.84              1.03           0.00
                                         ---              --------------          ------            ------         -----
Total .............................      165              $1,191,688,123          100.00%           100.00%        100.0%
                                         ===              ==============          ======            ======         =====

----------
(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on
      Annex A to this prospectus supplement), representing approximately 7.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 6.74% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 10.87% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Includes 13 manufactured housing properties representing 5.83% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4) The mortgaged properties referenced in this category are health club properties and secure one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement).

                     PROPERTY TYPE--ALL MORTGAGE PROPERTIES

[Data below represent plotpoints of pie chart in printed piece.]

Office                   23.01%
Multifamily              25.66%*
Self-Storage              7.29%
Industrial/Warehouse      4.79%
Hotel                     3.04%
Other                     0.84%
Retail                   35.38%

* Contains 19.83% Multifamily and 5.83% Manufactured Housing

                    The mortgaged properties are located in 32 states and Washington, D.C. The following table lists the states which have concentrations of mortgaged properties at or above 7.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                          GEOGRAPHIC DISTRIBUTION--ALL MORTGAGE LOANS(1)

                                     NUMBER OF       AGGREGATE PRINCIPAL
                                     MORTGAGED          BALANCE OF THE        % OF INITIAL
                    STATE          PROPERTIES(2)        MORTGAGE LOANS        POOL BALANCE
                    -----          -------------     --------------------     -------------
 California                              28              $208,390,414             17.49%
   SOUTHERN CALIFORNIA(3)                23               150,422,395             12.62
   NORTHERN CALIFORNIA(3)                 5                57,968,020              4.86
 Texas                                   19               194,909,443             16.36
 New York                                12               104,507,889              8.77
 Florida                                 18                93,255,391              7.83
 Virginia                                12                91,378,319              7.67
 Other(4)                                76               499,246,666             41.89
                                        ---            --------------            ------
 Total                                  165            $1,191,688,123            100.00%
                                        ===            ==============            ======

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on
      Annex A to this prospectus supplement), representing approximately 7.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 6.74% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 10.87% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

(4)   This reference consists of 27 states and Washington, D.C.

                            GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                     NUMBER OF       AGGREGATE PRINCIPAL      % OF INITIAL
                                     MORTGAGED          BALANCE OF THE        LOAN GROUP 1
                   STATE           PROPERTIES(2)        MORTGAGE LOANS           BALANCE
                   -----           -------------     -------------------      -------------
California ..........................    25               $190,857,849             19.58%
  SOUTHERN CALIFORNIA(3) ............    22                141,956,842             14.57
  NORTHERN CALIFORNIA(3) ............     3                 48,901,007              5.02
Texas ...............................    15                167,887,631             17.23
New York ............................     6                 88,743,420              9.11
Florida .............................    14                 83,268,522              8.54
Virginia ............................    10                 82,286,895              8.44
Other(4) ............................    57                361,481,106             37.09
                                        ---               ------------            ------
Total ...............................   127               $974,525,422            100.00%
                                        ===               ============            ======

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 22, 35, 38, 42, 50, 51 and 86 on Annex A to this prospectus supplement), representing approximately 5.51% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.74% of the aggregate principal balance of loan group 1 as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

(4)   This reference consists of 18 states and Washington, D.C.

                            GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                NUMBER OF       AGGREGATE PRINCIPAL      % OF INITIAL
                                MORTGAGED          BALANCE OF THE        LOAN GROUP 2
                   STATE      PROPERTIES(2)        MORTGAGE LOANS           BALANCE
                   -----      -------------     -------------------      -------------
Arkansas ..........................  2              $ 31,298,321             14.41%
Texas .............................  4                27,021,812             12.44
California ........................  3                17,532,565              8.07
  SOUTHERN CALIFORNIA(3) ..........  1                 8,465,553              3.90
  NORTHERN CALIFORNIA(3) ..........  2                 9,067,012              4.18
Ohio ..............................  1                16,747,875              7.71
North Carolina ....................  1                16,463,311              7.58
Other(4) .......................... 27               108,098,817             49.78
                                    --              ------------            ------
Total ............................. 38              $217,162,701            100.00%
                                    ==              ============            ======

----------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) Loan Group 2 includes three multi-property mortgage loans (identified as Loan Nos. 30, 60 and 85 on Annex A to this prospectus supplement), representing approximately 1.98% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 10.87% of the aggregate principal balance of loan group 2 as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

(4)   This reference consists of 16 states.

                                                                  RANGE OF MORTGAGE RATES

                                    NUMBER OF  AGGREGATE PRINCIPAL                        % OF INITIAL      % OF INITIAL
                                    MORTGAGE      BALANCE OF THE      % OF INITIAL        LOAN GROUP 1      LOAN GROUP 2
          RANGE OF MORTGAGE RATES     LOANS       MORTGAGE LOANS      POOL BALANCE           BALANCE           BALANCE
          -----------------------  ---------- --------------------    -------------       -------------     -------------
4.4900% to 4.9999% .................     8        $ 171,993,380           14.43%              16.60%             4.72%
5.0000% to 5.3999% .................     5           52,684,821            4.42%               5.07%             1.53%
5.4000% to 5.5999% .................    12           71,540,444            6.00%               5.42%             8.62%
5.6000% to 5.7999% .................    32          234,634,503           19.69%              18.43%            25.34%
5.8000% to 5.9999% .................    34          218,154,303           18.31%              12.58%            44.01%
6.0000% to 6.1999% .................    19          222,785,900           18.69%              21.06%             8.06%
6.2000% to 6.3999% .................    12           68,563,678            5.75%               7.04%             0.00%
6.4000% to 6.5999% .................     7          102,391,341            8.59%               8.79%             7.71%
6.6000% to 6.9999% .................     3           15,327,023            1.29%               1.57%             0.00%
7.0000% to 7.6700% .................     3           33,612,730            2.82%               3.45%             0.00%
                                       ---       --------------          ------              ------            ------
Total ..............................   135       $1,191,688,123          100.00%             100.00%           100.00%
                                       ===       ==============          ======              ======            ======

                                                      RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                    NUMBER OF  AGGREGATE PRINCIPAL                        % OF INITIAL      % OF INITIAL
                                    MORTGAGE      BALANCE OF THE      % OF INITIAL        LOAN GROUP 1      LOAN GROUP 2
          RANGE OF MORTGAGE RATES     LOANS       MORTGAGE LOANS      POOL BALANCE           BALANCE           BALANCE
          -----------------------  ---------- --------------------    -------------       -------------     -------------
$1,194,747 to $1,999,999 ...........    12      $    19,439,281          1.63%               1.26%             3.30%
$2,000,000 to $3,999,999 ...........    33           96,539,688          8.10%               7.77%             9.57%
$4,000,000 to $5,999,999 ...........    23          110,219,889          9.25%               8.85%            11.05%
$6,000,000 to $7,999,999 ...........    20          134,519,904         11.29%              10.30%            15.72%
$8,000,000 to $9,999,999 ...........     6           51,119,151          4.29%               3.53%             7.69%
$10,000,000 to $11,999,999 .........    12          131,157,628         11.01%              11.34%             9.50%
$12,000,000 to $13,999,999 .........     6           78,769,823          6.61%               4.04%            18.16%
$14,000,000 to $15,999,999 .........     5           74,477,014          6.25%               7.64%             0.00%
$16,000,000 to $19,999,999 .........     9          163,506,089         13.72%              13.37%            15.29%
$20,000,000 to $29,999,999 .........     4           86,388,503          7.25%               6.70%             9.71%
$30,000,000 to $49,999,999 .........     4          173,551,153         14.56%              17.81%             0.00%
$70,000,000 to $72,000,000 .........     1           72,000,000          6.04%               7.39%             0.00%
                                       ---       --------------        ------              ------            ------
Total ..............................   135       $1,191,688,123        100.00%             100.00%           100.00%
                                       ===       ==============        ======              ======            ======

                                                                        RANGE OF DSCRS

                                NUMBER OF         AGGREGATE PRINCIPAL                         % OF INITIAL        % OF INITIAL
                                MORTGAGE             BALANCE OF THE          % OF INITIAL     LOAN GROUP 1        LOAN GROUP 2
              RANGE OF DSCRS      LOANS              MORTGAGE LOANS          POOL BALANCE        BALANCE             BALANCE
              --------------    ---------         -------------------        ------------     -------------       -------------
1.164x to 1.199x ..............      1              $ 16,747,875                1.41%             0.00%               7.71%
1.200x to 1.249x ..............      4                29,514,470                2.48              0.62               10.83
1.250x to 1.299x ..............     10               148,093,274               12.43             12.23               13.31
1.300x to 1.349x ..............     10               148,003,601               12.42             11.59               16.15
1.350x to 1.399x ..............     10               110,575,850                9.28              8.43               13.08
1.400x to 1.449x ..............     21               138,192,905               11.60             10.60               16.05
1.450x to 1.499x ..............     24               140,754,036               11.81             11.78               11.93
1.500x to 1.549x ..............     12                63,237,630                5.31              5.30                5.32
1.550x to 1.599x ..............     16                90,509,117                7.60              8.82                2.12
1.600x to 1.649x ..............      8                54,953,907                4.61              5.64                0.00
1.650x to 1.699x ..............      3                30,792,775                2.58              3.16                0.00
1.700x to 1.799x ..............      6                59,824,996                5.02              6.14                0.00
1.800x to 1.999x ..............      2                47,987,518                4.03              4.92                0.00
2.000x to 2.999x ..............      5                92,340,170                7.75              8.69                3.51
3.000x to 4.113x ..............      3                20,160,000                1.69              2.07                0.00
                                   ---            --------------              ------            ------              ------
Total .........................    135            $1,191,688,123              100.00%           100.00%             100.00%
                                   ===            ==============              ======            ======              ======


                                                            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                       NUMBER OF     AGGREGATE PRINCIPAL                           % OF INITIAL      % OF INITIAL
           RANGE OF LTV RATIOS         MORTGAGE         BALANCE OF THE          % OF INITIAL       LOAN GROUP 1      LOAN GROUP 2
          AS OF THE CUT-OFF DATE         LOANS          MORTGAGE LOANS          POOL BALANCE          BALANCE           BALANCE
          ----------------------       ---------     -------------------        ------------       ------------      -------------
33.03% to 50.00% .....................      3            $ 85,987,518                7.22%               8.82%             0.00%
50.01% to 60.00% .....................     14             132,831,413               11.15               12.85              3.51
60.01% to 65.00% .....................      9              45,251,575                3.80                3.99              2.93
65.01% to 70.00% .....................     17             164,077,084               13.77               16.53              1.38
70.01% to 75.00% .....................     39             292,030,347               24.51               26.93             13.65
75.01% to 80.00% .....................     52             460,010,187               38.60               29.70             78.54
80.01% to 80.99% .....................      1              11,500,000                0.97                1.18              0.00
                                          ---          --------------              ------              ------            ------
Total ................................    135          $1,191,688,123              100.00%             100.00%           100.00%
                                          ===          ==============              ======              ======            ======


                                                           RANGE OF REMAINING TERM TO MATURITY DATE
                                                                  OR ANTICIPATED PREPAYMENT DATE

                                  NUMBER OF      AGGREGATE PRINCIPAL                          % OF INITIAL    % OF INITIAL
            RANGE OF REMAINING    MORTGAGE          BALANCE OF THE          % OF INITIAL      LOAN GROUP 1    LOAN GROUP 2
               TERMS (MOS.)         LOANS           MORTGAGE LOANS          POOL BALANCE         BALANCE         BALANCE
            ------------------    ---------      --------------------       ------------      ------------    -------------
53 to 60 ..........................   15            $ 101,770,363                8.54%            9.05%           6.25%
61 to 84 ..........................   11              194,022,778               16.28            18.60            5.88
85 to 120 .........................  107              864,596,662               72.55            72.35           73.46
121 to 139 ........................    2               31,298,321                2.63             0.00           14.41
                                     ---           --------------              ------           ------          ------
Total .............................  135           $1,191,688,123              100.00%          100.00%         100.00%
                                     ===           ==============              ======           ======          ======


                    All of the mortgage loans bear interest at fixed rates.

                    All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. Three mortgage loans, representing 7.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.79% of the aggregate principal balance of loan group 1 as of the cut-off date), do not provide for any grace period. One hundred seventeen mortgage loans, representing approximately 79.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 89 mortgage loans in loan group 1, or approximately 78.81% of the aggregate principal balance of such loan group as of the cut-off date, and 28 mortgage loans in loan group 2, or approximately 80.92% of the aggregate principal balance of such loan group as of the cut-off date), provide for a grace period of five days. Fifteen mortgage loans, representing approximately 13.62% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 11 mortgage loans in loan group 1, or approximately 12.41% of the aggregate principal balance of such loan group as of the cut-off date, and four mortgage loans in loan group 2, or approximately 19.08% of the aggregate principal balance of such loan group as of the cut-off date), provide for a grace period of ten days. Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement.

                    All of the mortgage loans accrue interest on an actual/360 basis.

                    See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement.

                                                                     AMORTIZATION TYPES

                                    NUMBER OF   AGGREGATE PRINCIPAL                         % OF INITIAL       % OF INITIAL
                                    MORTGAGE       BALANCE OF THE          % OF INITIAL     LOAN GROUP 1       LOAN GROUP 2
           TYPE OF AMORTIZATION       LOANS        MORTGAGE LOANS          POOL BALANCE        BALANCE            BALANCE
           --------------------     ---------   -------------------        ------------     ------------       --------------
Balloon Loans(1) ..................    132        $1,158,387,701               97.21%          98.27%             92.42%
Hyper Amortizing Loans ............      3            33,300,422                2.79            1.73               7.58
                                       ---        --------------              ------           ------             ------
Total .............................    135        $1,191,688,123              100.00%          100.00%            100.00%
                                       ===        ==============              ======           ======             ======

----------
(1) Includes 12 mortgage loans that pay interest-only for some or all of their respective loan terms as described below.

                    Fixed periodic payments on the mortgage loans are determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the mortgage loans on an "actual/360 basis." Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans, resulting in a higher final payment on such mortgage loans.

                    Three mortgage loans (identified as Loan Nos. 19, 27 and 94 on Annex A to this prospectus supplement), representing approximately 2.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 1.73% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 7.58% of the aggregate principal balance of such loan group as of the cut-off date), provide for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates.

                    In addition, after the anticipated prepayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment dates. In general, the remaining amortization term of these mortgage loans is the same as the remaining term to maturity if the mortgage loans are not prepaid on their anticipated prepayment dates.

                    Six mortgage loans (identified as Loan Nos. 1, 18, 42, 47, 71 and 96 on Annex A to this prospectus supplement), representing approximately 9.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 8.41% of the aggregate principal balance of such loan group as of the cut-off date, and four mortgage loans in loan group 2, or approximately 15.58% of the aggregate principal balance of such loan group as of the cut-off date), pay interest-only for 1 to 36 scheduled payments at the beginning of their respective loan terms.

                    Six mortgage loans (identified as Loan Nos. 37, 40, 46, 48, 58 and 93 on Annex A to this prospectus supplement), representing approximately 3.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.85% of the aggregate principal balance of loan group 1 as of the cut-off date), pay interest-only for the entirety of their respective loan terms.

                    The following table contains general information regarding the prepayment provisions of the mortgage loans.

                                                      OVERVIEW OF PREPAYMENT PROTECTION

                                    NUMBER OF  AGGREGATE PRINCIPAL                        % OF INITIAL        % OF INITIAL
                                    MORTGAGE      BALANCE OF THE          % OF INITIAL    LOAN GROUP 1        LOAN GROUP 2
           PREPAYMENT PROTECTION      LOANS       MORTGAGE LOANS          POOL BALANCE       BALANCE             BALANCE
           ---------------------    ---------  -------------------        ------------    ------------        -------------
Lockout period followed
  by Defeasance ...................... 129       $1,168,799,817               98.08%         98.61%              95.70%
Lockout period followed
  by Yield Maintenance
  Charge .............................   6           22,888,305                1.92           1.39                4.30
                                       ---       --------------              ------          ------              ------
Total ................................ 135       $1,191,688,123              100.00%         100.00%             100.00%
                                       ===       ==============              ======          ======              ======


                    Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                    Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                    Two mortgage loans (identified as Loan Nos. 58 and 93 on Annex A to this prospectus supplement), representing approximately 0.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.04% of the aggregate principal balance of loan group 1 as of the cut-off date), permit voluntary prepayment upon payment of a yield maintenance charge following a lockout period of 36 scheduled payments following the closing date of the applicable mortgage loan.

                    Two mortgage loans (identified as Loan Nos. 97 and 132 on Annex A to this prospectus supplement), representing approximately 0.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include one mortgage loans in loan group 1, or approximately 0.35% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 0.68% of the aggregate principal balance of such loan group as of the cut-off date), permit voluntary prepayment upon payment of a yield maintenance charge following a lockout period of 47 scheduled payments following the closing date of the applicable mortgage loan.

                    Two mortgage loans (identified as Loan Nos. 62 and 130 on Annex A to this prospectus supplement), representing approximately 0.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.61% of the aggregate principal balance of loan group 2 as of the cut-off date), permit voluntary prepayment upon payment of a yield maintenance charge following a lockout period of 59 scheduled payments following the closing date of the applicable mortgage loan.

                    The mortgage loans specify a period of time immediately prior to the stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable). In the case of one mortgage loan (identified as Loan No. 107 on Annex A to this prospectus supplement), representing approximately 0.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.31% of the aggregate principal balance of loan group 1 as of the cut-off date), there is no such charge for voluntary prepayment for the final 24 scheduled payments.

                    All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                    See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION," "--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--DEFEASANCE; COLLATERAL SUBSTITUTION" in this prospectus supplement.

                    With respect to the three mortgage loans referred to above under "--SPLIT LOAN STRUCTURES," the holders of the related subordinate portion of the related split loan structures will have the right, subject to the satisfaction of certain conditions described (including, without limitation, the occurrence and continuance of an event of default) in "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE OTHER NOTEHOLDERS" in this prospectus supplement, to purchase the related mortgage loan from the trust. In addition, with respect to the mortgage loan identified as Loan No. 42 on Annex A to this prospectus supplement, the related mezzanine lender will have the right to purchase such mortgage loan upon the occurrence and continuation of an event of default under such mortgage loan, as set forth under the related mezzanine intercreditor agreement. This would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

                                SIGNIFICANT LOANS

                           TEN LARGEST MORTGAGE LOANS
               (OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS)

                         NUMBER                                % OF         % OF                  STATED
                           OF      NUMBER OF                  INITIAL    APPLICABLE              REMAINING         CUT-OFF    LTV
                        MORTGAGE   MORTGAGED   CUT-OFF DATE    POOL     INITIAL LOAN    MORTGAGE   TERM           DATE LTV  RATIO AT
MORTGAGE LOANS            LOANS   PROPERTIES      BALANCE     BALANCE GROUP BALANCE(3)    RATE    (MOS.)   DSCR     RATIO   MATURITY
--------------            -----   ----------      -------     ------- ----------------    ----     ----    ----     -----   --------
Renaissance Tower(1) ...... 1          1       $ 72,000,000    6.04%       7.39%         4.916%     81     2.86x   44.17%    41.49%

Landmark Atrium III ....... 1          1         44,000,000    3.69        4.52          4.865%     84     1.91x   59.06%    52.13%

801 Market Street ......... 1          1         43,907,359    3.68        4.51          6.170%    118     1.25x   67.08%    56.03%

Wal-Mart Islip
  Shopping Center ......... 1          1         43,769,858    3.67        4.49          6.410%    114     1.30x   74.19%    64.01%

Centennial Center ......... 1          1         41,873,935    3.51        4.30          6.000%    117     1.30x   74.81%    63.07%

Heron Cay and Vero
  Palm Estates
  Crossed Portfolio(2) .... 2          2         27,173,420    2.28        2.79          5.350%     59     1.40x   74.65%    69.29%

Laguna Gateway ............ 1          1         24,845,811    2.08        2.55          6.420%    113     1.69x   65.38%    56.48%

The Links at
  Bentonville ............. 1          1         21,095,743    1.77        9.71          5.940%    139     1.30x   78.13%    63.06%

Fair Lakes VII ............ 1          1         20,439,284    1.72        2.10          6.070%    117     1.48x   66.36%    56.56%

Edgewater Village ......... 1          1         20,007,666    1.68        2.05          4.990%    119     1.78x   57.63%    47.42%
                           --         --       ------------   -----
Total/Weighted
  Average ................ 11         11       $359,113,076   30.13%                     5.638%    102     1.75x   63.81%    55.43%
                           ==         ==       ============   =====

----------

(1) Only the principal balance of the mortgage loan identified as Loan No. 1 is included in the trust. The principal balance of the other mortgage loan that is subordinate to such mortgage loan is not included in the trust or used for purposes of calculating DSCR and LTV Ratios.

(2) Information for this crossed pool of mortgage loans represents an aggregate or weighted average, as applicable.

(3) Except for the Links at Bentonville, all of the mortgage loans represented in this table are part of loan group 1.

Summaries of the ten largest mortgage loans or groups of cross-collateralized mortgage loans can be found in Annex B to this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations ....  The offered certificates will be offered in minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration,
Clearance and
  Settlement .....  Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.


                    You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or The Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or The Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                    We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                    See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus supplement and in the prospectus.

Information
Available to
 Certificateholders On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                    See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

Deal Information/
Analytics ........  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                    o    Bloomberg, L.P.

                    o    the trustee's website at www.ctslink.com/cmbs.

Optional
Termination ......  On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR Certificates), including the interest only certificates (PROVIDED, HOWEVER, that the Class A-1 through Class H Certificates are no longer outstanding and the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

                    See "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--TERMINATION" in the prospectus.

Tax Status .......  Elections will be made to treat designated portions of the trust (exclusive of interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates and the related distribution account for this deferred interest) as two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                    o Each class of offered certificates (and the Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates) will represent "regular interests" in the Upper-Tier REMIC.

                    o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                    o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                    o One or more classes of offered certificates may be issued with original issue discount.


                    See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA
Considerations ...  Subject to important considerations described under "ERISA
                    CONSIDERATIONS" in this prospectus supplement and "CERTAIN ERISA CONSIDERATIONS" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment .  The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                    See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

Ratings ..........  The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service,
                    Inc.:

                                      S&P     MOODY'S
                                      ---     -------
                    Class A-1 ....... AAA       Aaa
                    Class A-2 ....... AAA       Aaa
                    Class A-3 ....... AAA       Aaa
                    Class A-4 ....... AAA       Aaa
                    Class B ......... AA        Aa2
                    Class C ......... AA-       Aa3

                    A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of the mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "YIELD AND MATURITY CONSIDERATIONS," "RISK FACTORS" and "RATINGS" in this prospectus supplement and "RATING" and "YIELD AND MATURITY CONSIDERATIONS" in the prospectus.

                    See "RATINGS" in this prospectus supplement and "RATING" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

       You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

       The risks and uncertainties described below (in addition to those risks described in the prospectus under "RISK FACTORS") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

       If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

       Mortgaged properties located in California, Texas, New York, Florida, Virginia and Pennsylvania represent approximately 17.49%, 16.36%, 8.77%, 7.83%, 7.67% and 5.97%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or manmade disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--E.G., earthquakes, floods or hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

       The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

       o The largest mortgage loan represents approximately 6.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 7.39% of the aggregate principal balance of loan group 1 as of the cut-off date. See Annex B to this prospectus supplement.

       o The five largest mortgage loans or group of cross-collateralized loans represent, in the aggregate, approximately 20.61% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 25.20% of the aggregate principal balance of loan group 1 as of the cut-off date.

       o The ten largest mortgage loans or group of cross-collateralized loans represent, in the aggregate, approximately 30.13% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 34.69% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 9.71% of the aggregate principal balance of loan group 2 as of the cut-off date.

       Each of the other mortgage loans or group of cross-collateralized loans not described above represents less than approximately 1.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

       A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                          PROPERTY TYPE CONCENTRATIONS




                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL      % OF       INITIAL   INITIAL
                    NUMBER OF     BALANCE OF     INITIAL      LOAN      LOAN
                    MORTGAGED    THE MORTGAGE     POOL       GROUP 1   GROUP 2   # OF UNITS
PROPERTY TYPE     PROPERTIES(1)    LOANS(2)      BALANCE     BALANCE   BALANCE     OR NRA
-----------        ----------     -----------    -------     -------   -------    --------
Retail ..............   44       $ 421,560,160    35.38%     43.26%      0.00%     3,818,153
Multifamily .........   51         305,739,944    25.66       9.09     100.00          7,698
  MULTIFAMILY .......   38         236,283,279    19.83       3.21      94.40          5,217
  MANUFACTURED
    HOUSING .........   13          69,456,664     5.83       5.88       5.60          2,481
Office ..............   18         274,245,293    23.01      28.14       0.00      3,556,549
Self Storage ........   24          86,826,692     7.29       8.91       0.00        109,950
Industrial ..........    8          57,031,470     4.79       5.85       0.00      1,296,014
Hotel ...............    5          36,284,565     3.04       3.72       0.00            558
Other ...............   15          10,000,000     0.84       1.03       0.00      1,649,751
                       ---      --------------   ------     ------     ------
TOTAL/WEIGHTED
  AVERAGE ...........  165      $1,191,688,123   100.00%    100.00%    100.00%
                       ===      ==============   ======     ======     ======

              WEIGHTED AVERAGES OF INITIAL POOL
 -------------------------------------------------------------------------
 CUT-OFF
  DATE                                                  CUT-OFF
 BALANCE                  STATED                         DATE    LTV RATIO
PER # OF                 REMAINING                        LTV       AT
UNITS OR      MORTGAGE     TERM                 DSCR     RATIO   MATURITY
   NRA          RATE     (MOS.)(4)  OCCUPANCY    (5)      (5)     (4)(5)
 ------       --------   --------   ---------   ----     ----     ------
$    153.81    5.993%       110      97.03%    1.49x    74.25%    63.86%
$ 51,128.42    5.657%       106      92.77%    1.43x    74.94     64.32
$ 56,990.49    5.750%       116      93.62%    1.41x    74.53     62.79

$ 31,186.36    5.339%        72      91.00%    1.48x    76.34     69.51
$     95.16    5.557%       101      86.21%    1.84x    61.56     52.71
$  5,809.64    6.018%       104      91.80%    1.58x    67.75     55.27
$     54.74    5.764%       102      97.13%    1.51x    72.49     62.40
$ 67,940.64    6.320%       117      76.71%    1.59x    56.70     37.86
$      7.98    7.527%       119                4.11x    33.03     28.53


               5.820%       106                1.59x    70.07%    59.63%

(1) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on
      Annex A to this prospectus supplement), representing approximately 7.49% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (which include seven mortgage loans in loan group 1, or approximately 6.74% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 10.87% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(2) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3) 37 of such mortgaged properties, representing approximately 32.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 39.73% of the aggregate principal balance of such loan group as of the cut-off date), are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

(4) Calculated based on the respective anticipated prepayment date for the anticipated prepayment date loans.

(5) Calculated based on principal loan balance, as of origination, the cut-off date or maturity date, as applicable, which is reduced for holdback and/or letter of credit amounts for five mortgage loans (identified as Loan Nos. 3, 5, 27, 50 and 71 on Annex A to this prospectus supplement), representing approximately 9.37% of the principal balance of the pool of mortgage loans as of the cut-off date (which include four mortgage loans in loan group 1, or approximately 10.91% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 2.44% of the aggregate principal balance of such loan group as of the cut-off date). See footnotes to Annex A to this prospectus supplement. see also "ANNEX B--801 MARKET STREET" and "--CENTENNIAL CENTER I" in this prospectus supplement.

(6) The mortgaged properties referenced in this category are health club properties and secure one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement).

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

      In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and the mortgage loans in loan group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, PRO RATA, with the Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

       Certain groups of non-cross-collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 28, 40, 46, 48 and 89 on Annex A to this prospectus supplement) represents approximately 3.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.48% of the aggregate principal balance of loan group 1 as of the cut-off date).

       Mortgaged properties owned by related borrowers are likely to:

       o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

       o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

       Ten mortgage loans (identified as Loan Nos. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on Annex A to this prospectus supplement), representing approximately 7.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 6.74% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 10.87% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement.

       Mortgage loans secured by more than one mortgaged property in a state with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

BORROWER SINGLE PURPOSE ENTITIES

       The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. In addition, the mortgaged properties securing one related mortgage loan (identified as Loan No. 51 on Annex A to this prospectus supplement), representing approximately 0.61% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.75% of the aggregate principal balance of loan group 1 of the cut-off date), are owned by borrowers that are tenants-in-common, but each tenant-in-common is a single-purpose entity. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

       One group, consisting of two mortgage loans in the aggregate (identified as Loan Nos. 6 and 7 on Annex A to this prospectus supplement), representing approximately 2.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.79% of the aggregate principal balance of loan group 1 as of the cut-off date), is cross-collateralized and cross-defaulted. These arrangements seek to reduce the risk that the inability of a mortgaged property securing either such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "ANNEX B--HERON CAY AND VERO PALM ESTATES CROSSED PORTFOLIO" in this prospectus supplement.

       Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or
(iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

       The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, as of the date hereof, the mortgage loan sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

       o One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.39% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $20,000,000 and is subordinate in right of payment to the mortgage loan that is included in the trust. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE RENAISSANCE WHOLE LOAN" in this prospectus supplement.

      o One mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.03% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in the split loan structure are not included in the trust. Two of the mortgage loans which are part of the split loan structure but which are not included in the trust are PARI PASSU in right of payment with the mortgage loan included in the trust and have outstanding principal balances as of the cut-off date of $25,500,000 and $22,900,000, respectively. The remaining mortgage loan which is part of the split loan structure but which is not included in the trust is subordinate in right of payment to the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $29,837,903. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE WELLBRIDGE WHOLE LOAN" in this prospectus supplement.

      o One mortgage loan (identified as Loan No. 94 on Annex A to this prospectus supplement), representing approximately 0.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.37% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $584,334, is not included in the trust and is subordinate in right of payment to the mortgage loan that is included in the trust. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE WALGREEN'S WHOLE Loan" in this prospectus supplement.

      o With respect to one mortgage loan (identified as Loan No. 62 on Annex A to this prospectus supplement), representing approximately 0.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.93% of the aggregate principal balance of loan group 2 as of the cut-off date), the lender may allow the related borrower to obtain a secured loan and to encumber the related mortgaged property with a lien that is subordinate to the lien of the mortgage loan. The subordinate loan is permissible after the first three years of the term of the mortgage loan and is subject to the satisfaction of certain criteria set forth in the mortgage loan documents, including specified combined loan-to-value and debt service coverage ratios and the execution of a subordination agreement by the subordinate lender.

       All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable mortgage loan sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

      o With respect to one mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing approximately 3.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.49% of the aggregate principal balance of loan group 1 as of the cut-off date), the sole member of the borrower has incurred unsecured subordinate debt in the amount of $3,015,532. The holder of this subordinate debt has pledged its interest in the subordinate debt to the lender and has entered into an intercreditor agreement under which, among other things, the holder of the subordinate debt has agreed not to accept payment under the subordinate note or enforce any remedies under the subordinate note until the mortgage loan has been paid in full. See "ANNEX B--WAL-MART ISLIP SHOPPING CENTER" in this prospectus supplement.

       Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. As of the date hereof, the mortgage loan sellers have informed us of the following actual or potential mezzanine debt:

      o With respect to one mortgage loan (identified as Loan No. 9 on Annex A to this prospectus supplement), representing approximately 1.77% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.71% of the aggregate principal balance of loan group 2 as of the cut-off date), the sponsor of the related borrower has pledged its ownership interest in the related borrower (together with its ownership interest in entities owning two additional multifamily projects) to secure a total of $6,880,000 of mezzanine debt from an unaffiliated third party. Excess cash flow from all three projects would be available to service such mezzanine debt." For more information regarding the mezzanine debt, see "ANNEX B--THE LINKS AT BENTONVILLE APARTMENTS--CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS" in this prospectus supplement.

       o With respect to one mortgage loan (identified as Loan No. 17 on Annex A to this prospectus supplement), representing approximately 1.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.74% of the aggregate principal balance of loan group 1 as of the cut-off date), the guarantor of the mortgage loan is permitted to pledge its interest in the managing member of the borrower to secure traditional corporate financing from institutional lenders. In addition, the guarantor and the managing member of the borrower pledged their respective interests in the borrower to secure (together with interests related to another property) two loans from a mezzanine lender with current principal balances of $100,000 and $14,225,000. The mezzanine lender entered into an intercreditor agreement pursuant to which, among other things, it agreed it will not enforce any remedies under the mortgage loan documents without the consent of the mortgage lender and the rating agencies, it has the right,but not the obligation, to cure any non-monetary event of default under the mezzanine loan documents, it has the right to purchase, in whole but not in part, the related mortgage loan upon acceleration or commencement of a foreclosure proceeding, subject to satisfaction of certain criteria set forth in the related mezzanine loan documents, and it agreed it will return to the mortgage lender any payments received from the borrower or related to the property until the mortgage loan has been paid in full.

       o With respect to one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.03% of the aggregate principal balance of loan group 1 as of the cut-off date), the parent of the related borrower has incurred mezzanine debt having an outstanding principal balance as of the cut-off date of $19,914,827. The related mezzanine lender has entered into an intercreditor agreement pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust and has the option to cure and/or purchase the related mortgage loan upon the occurrence and continuance of an event of default as set forth in such intercreditor agreement.

       o With respect to one mortgaged loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.39% of the aggregate principal balance of loan group 1 as of the cut-off date), the loan documents permit each of the limited partners of the borrower to incur mezzanine debt by pledging its limited partnership interest in the borrower and ownership interest in any general partner of the borrower, subject to the satisfaction of certain criteria, including an aggregate debt service coverage ratio of at least 1.40x, an aggregate loan-to-value ratio not in excess of the loan-to-value ratio for the property existing as of the loan closing date and execution of an intercreditor and subordination agreement.

       o With respect to one mortgage loan (identified as Loan No. 19 on Annex A to this prospectus supplement), representing approximately 1.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.58% of the aggregate principal balance of loan group 2 as of the cut-off date), the loan documents permit, any time after March 2007, the direct or indirect parent of the borrower to pledge its interest in the sole member of the related borrower as collateral for mezzanine debt, subject to the satisfaction of certain criteria, including an aggregate debt service coverage ratio of at least 1.15x and an aggregate loan-to-value ratio of not more than 85% (each calculated after the mezzanine debt is in place) and execution of a subordination and standstill agreement.

       o With respect to four mortgage loans (identified as Loan Nos. 24, 36, 64 and 76 on Annex A to this prospectus supplement), representing approximately 3.06% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.74% of the aggregate principal balance of loan group 1 as of the cut-off date), the owners of the related borrowers have the ability to incur up to $2,000,000, $1,500,000, $500,000 and $200,000, respectively, of future mezzanine debt, in each case subject to the satisfaction of certain criteria set forth in the related mortgage loan documents (including lender and rating agency approval). The related sponsor may pledge its partnership interests as security for such future mezzanine debt.

       When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

       Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

       See "DESCRIPTION OF THE MORTGAGE POOL--GENERAL" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

       One hundred thirty-two of the mortgage loans representing approximately 97.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 101 mortgage loans in loan group 1, or approximately 98.27% of the aggregate principal balance of such loan group as of the cut-off date, and 31 mortgage loans in loan group 2, or approximately 92.42% of the aggregate principal balance of such loan group as of the cut-off date), are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity dates, thus requiring a balloon payment on their stated maturity date. Three mortgage loans, representing approximately 2.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 1.73% of the aggregate principal balance of such loan group as of the cut-off date and one mortgage loan in loan group 2, or approximately 7.58% of the aggregate principal balance of such loan group as of the cut-off date), are expected to have substantial principal balances outstanding at their anticipated prepayment dates. Eighty-five mortgage loans, representing approximately 51.76% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 66 mortgage loans in loan group 1, or approximately 52.10% of the aggregate principal balance of such loan group as of the cut-off date, and 19 mortgage loans in loan group 2, or approximately 50.22% of the aggregate principal balance of such loan group as of the cut-off date), have either a maturity date or anticipated prepayment date in the year 2013. Mortgage loans with substantial remaining principal balances at their stated maturity (I.E., "APD Loans" or "balloon loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

       A borrower's ability to repay a loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

      o     the prevailing interest rates;

      o     the fair market value of the related properties;

      o     the borrower's equity in the related properties;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the property;

      o     reductions in government assistance/rent subsidy programs;

      o     the tax laws; and

      o     the prevailing general and regional economic conditions.

       The availability of funds in the credit markets fluctuates over time.

       We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

       See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement and "RISK FACTORS--BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET

OPERATING INCOME

       The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one- to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

       The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

       The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the adequacy of the property's management and maintenance;

      o     the age, design and construction quality of the properties;

      o management's ability to convert an unsuccessful property to an alternate use;

      o perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the proximity and attractiveness of competing properties;

      o     new construction of competing properties in the same market;

      o increases in operating expenses, including, but not limited to, insurance premium increases;

      o     dependence on tenant(s) in a particular business or industry;

      o an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     a decline in the financial condition of a major tenant;

      o     rent control laws;

      o     an increase in vacancy rates; and

      o a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o in the case of rental properties, the rate at which new rentals occur; and

      o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

       A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

       A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant were to close or, in certain circumstances, fail to open. See "--RETAIL PROPERTIES HAVE SPECIAL RISKS" below. Under such circumstances, the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. Six mortgage loans (identified as Loan Nos. 10, 67, 92, 94, 108 and 111 on Annex A to this prospectus supplement), representing approximately 3.31% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.05% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by mortgaged properties leased to a single tenant. Most of the leases for each of these single tenants extend beyond the stated maturity date of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

       Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--RETAIL PROPERTIES HAVE SPECIAL RISKS" and "--OFFICE PROPERTIES HAVE SPECIAL RISKS" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

       The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re-leased;

      o     tenants were unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

       Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A to this prospectus supplement. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

       Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

       Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

       Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

       Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

       If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

       The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Some of the tenants of the mortgaged properties may have filed or may in the future file for bankruptcy protection. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

       The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

       Each mortgage loan is generally a nonrecourse loan except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Even if a mortgage loan becomes recourse to the borrower, unless such recourse is guaranteed or indemnified by an entity that has assets other than the mortgaged property, recourse will be limited to the borrower's assets, which are primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

       On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--PROPERTY INSURANCE" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

       The government of the United States has implemented full scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform its respective obligations under the transaction documents to which it is a party, the value of the certificates and the ability of an investor to resell the certificates.

RETAIL PROPERTIES HAVE SPECIAL RISKS

       There are 44 retail properties, securing approximately 35.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 43.26% of the aggregate principal balance of loan group 1 as of the cut-off date).

       The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

       The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty-seven of the mortgaged properties, representing approximately 32.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 39.73% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Seven of the mortgage loans, representing approximately 2.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.53% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

       If an anchor tenant at a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants, including anchor tenants, may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants to cease operating its business in the event certain conditions occur, which conditions include, among other things, one or more other stores closing its business at the mortgaged property or the subject store not meeting minimum sales requirements under its lease. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

       Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

       Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

       In addition, various factors may affect the economic performance of retail properties, including:

       o     local competitive conditions;

       o     adverse changes in consumer spending;

       o     quality of management;

       o     physical attributes and quality of the premises; and

       o a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

OFFICE PROPERTIES HAVE SPECIAL RISKS

       There are 18 office properties, securing approximately 23.01% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 28.14% of the aggregate principal balance of loan group 1 as of the cut-off date).

       A large number of factors may adversely affect the value of office properties, including:

       o     the quality of an office building's tenants;

       o the physical attributes of the building in relation to competing buildings (E.G., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

       o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

       o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

       o     the desirability of the area as a business location; and

       o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

       Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--RISKS RELATING TO LOAN CONCENTRATIONS" above.

       Technology, communications and internet start-up companies have experienced over the past two and a half years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to relet the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

       Included in the office properties referenced above are three medical office properties, which secure approximately 2.39% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.93% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment. The sudden closure of a nearby hospital may therefore adversely affect the value of a medical office property. In addition, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

       There are 38 multifamily properties, securing approximately 19.83% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include three mortgaged properties in loan group 1, or approximately 3.21% of the aggregate principal balance of such loan group as of the cut-off date, and 35 mortgaged properties in loan group 2, or approximately 94.40% of the aggregate principal balance of such loan group as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

       o the physical attributes of the apartment building such as its age, appearance and construction quality;

       o local employers, including military bases and colleges, relocating, closing or going out of business;

       o the location of the property, which may become less desirable over time;

       o the ability of management to rent units and provide adequate maintenance and insurance;

       o      the services and amenities at the property;

       o      the reputation of the property;

       o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

       o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

       o      the presence of competing properties;

       o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a local military base or workers from a particular business or industry;

       o      local competitive conditions;

       o      quality of management;

       o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

       o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

       o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment.


       Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

       Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

       There are 24 self storage properties, securing approximately 7.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.91% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

       o      decreased demand;

       o      competition;

       o      lack of proximity to apartment complexes or commercial users;

       o      apartment tenants moving to single-family homes;

       o      decline in services rendered, including security;

       o      dependence on business activity ancillary to renting units;

       o      age of improvements; or

       o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

       Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units and there is no assurance that all of the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

       There are 13 manufactured housing community properties, securing approximately 5.83% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include ten mortgaged properties in loan group 1, or approximately 5.88% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgaged properties in loan group 2, or approximately 5.60% of the aggregate principal balance of such loan group as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

       The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

       o      other manufactured housing communities;

       o      apartment buildings; and

       o      site built single family homes.

       Other factors may also include:

       o the physical attributes of the community, including its age and appearance;

       o      location of the manufactured housing community;

       o the ability of management to provide adequate maintenance and insurance;

       o      the type of services or amenities it provides;

       o      the property's reputation; and

       o state and local regulations, including rent control and rent stabilization.

       The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL/WAREHOUSE PROPERTIES HAVE SPECIAL RISKS

       There are eight industrial properties, securing approximately 4.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.85% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

       o      the quality of tenants;

       o      building design and adaptability; and

       o      the location of the property.

       Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

       Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

       Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

       Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

       There are five hotel properties (identified as Loan Nos. 36, 43, 64, 76 and 78 on Annex A to this prospectus supplement), securing approximately 3.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.72% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

       Various factors may adversely affect the economic performance of a hotel, including:

       o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

       o      the construction of competing hotels or resorts;

       o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

       o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

       o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military action in Iraq) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

       Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

       Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

       When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

OTHER PROPERTIES HAVE SPECIAL RISKS

       HEALTH CLUB PROPERTIES. There are 15 health club properties that secure one of the mortgage loans (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.03% of the aggregate principal balance of loan group 1 as of the cut-off date). In addition, certain retail properties may include a health club tenant.

       Several factors may adversely affect the value and successful operation of a health club property, including:

       o the physical attributes of the health club property (E.G., its age, appearance and layout);

       o the reputation, safety, convenience and attractiveness of the property to users;

       o      the quality and philosophy of management;

       o      management's ability to control membership growth and attrition;

       o competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

       o adverse changes in economic and social conditions and demographic changes (E.G., population decreases or changes in average age or income) which may result in decreased demand.

       In addition, there may be significant costs associated with changing consumer preferences (E.G., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). Furthermore, health club properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences or for other uses.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

       One mortgage loan (identified as Loan No. 3 on Annex A to this prospectus supplement), representing approximately 3.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.51% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the related borrower's fee simple ownership interest in the condominium unit consisting of floors 7-13 plus a portion of the ground floor and a portion of the basement at a retail and office building and the related voting rights in the owner's association. The other condominium unit (not collateral for this loan) consists of floors 2-6 plus the portion of the first floor and basement that is not owned by the borrower. Common areas (which include the roof, facade, shafts, bearing columns and any systems that support both units) are required to be maintained by the other owner, with 38.9% of such expenses to be reimbursed by the borrower. No money has been escrowed for common charges. Under the related condominium declaration, each of the two owners has ten votes. In the event of a voting impasse, under most circumstances, the two owners will be required to submit to binding arbitration. See "ANNEX B--801 MARKET STREET--THE PROPERTY" in this prospectus supplement.

       One mortgage loan (identified as Loan No. 33 on Annex A to this prospectus supplement), representing approximately 0.98% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.20% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured in part by the related borrower's ownership interest in the commercial unit in a mixed use condominium and the related voting rights in the owners' association of the project. No money has been escrowed for common charges. Although the related borrower does not have a controlling vote within the owners' association, the related borrower's consent is effectively required for matters materially adversely affecting the commercial unit.

       Due to the nature of condominiums and a borrower's ownership interest therein, a default will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

       The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

       o      responding to changes in the local market;

       o      planning and implementing the rental structure;

       o      operating the property and providing building services;

       o      managing operating expenses; and

       o assuring that maintenance and capital improvements are carried out in a timely fashion.

       Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

       We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

       Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

       Zoning or other restrictions also may prevent alternative uses. See "--ZONING COMPLIANCE AND USE RESTRICTIONS" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

       Three of the mortgage loans (identified as Loan Nos. 16, 100 and 128 on Annex A to this prospectus supplement), representing approximately 1.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.35% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured by a lien on the related borrower's leasehold interest in all or a portion of the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Additionally, six mortgage loans (identified as Loan Nos. 1, 21, 24, 40, 42, and 133 on Annex A to this prospectus supplement), representing approximately 10.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 12.64% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured in part by a lien on a fee simple estate in a portion of the related real property, and in part by a lien on a leasehold estate in the remaining portion of the related real property. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--LEASEHOLD RISKS" in the prospectus.

LIMITATIONS OF APPRAISALS

       Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

       You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

       The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

       Additionally, the master servicer is one of the mortgage loan sellers. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as a mortgage loan seller. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards, generally without regard to, among other things: any relationship which the master servicer (or its affiliate) may have with any borrower or any debt that the master servicer (or its affiliate) has extended to any borrower or any repurchase obligation that it has as a mortgage loan seller for a breach of representation or warranty. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

       Additionally, the master servicer, sub-servicers, special servicer or any of their affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if such party holds series 2003-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans. For instance, a special servicer that holds series 2003-C1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to series 2003-C1 non-offered certificates.

       Additionally, each of the master servicer, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, sub-servicers or the special servicer.

       Additionally, certain of the mortgage loans included in the trust have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

       For example, with respect to two mortgage loans (identified as Loan Nos. 68 and 104 on Annex A to this prospectus supplement), representing approximately 0.75% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.91% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgage loan seller indirectly owns a 35% equity interest in each related borrower.

       The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

       o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

       o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

       o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER OR SUBORDINATE DEBT HOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

       In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. It is also possible that a subordinate or PARI PASSU debt holder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates, and the subordinate or PARI PASSU debt holder will have no liability to any certificateholder for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standards) or the mortgage loan documents. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" and "--RIGHTS OF THE OTHER NOTEHOLDERS" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

       Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

(1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

       Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

       Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

       In its recent decision in IN RE 203 NORTH LASALLE STREET PARTNERSHIP, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

       Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

       As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

       The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

       The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average net mortgage interest rate even if principal prepayments do not occur.

       In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

       See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

       The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

       Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

       Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions, fixed penalty provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

       The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

       o      the terms of the mortgage loans;

       o      the length of any prepayment lock-out period;

       o      the level of prevailing interest rates;

       o      the availability of mortgage credit;

       o      the applicable yield maintenance charges;

       o the master servicer's or special servicer's ability to enforce those charges or premiums;

       o the failure to meet certain requirements for the release of escrows;

       o      the occurrence of casualties or natural disasters; and

       o      economic, demographic, tax, legal or other factors.

       The mortgage loans do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or early prepayment as described under "DESCRIPTION OF

THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE
LOANS--PERFORMANCE ESCROWS" in this prospectus supplement may adversely affect the yield to maturity on your certificates.

       In addition, three mortgage loans (identified as Loan Nos. 1, 42 and 94 on Annex A to this prospectus supplement), representing approximately 7.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.79% of the aggregate principal balance of loan group 1 as of the cut-off date), are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property or properties. With respect to all of these mortgage loans, the holders of the related subordinate debt will have the right, subject to the satisfaction of certain conditions, described under "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE OTHER NOTEHOLDERS" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of yield maintenance charges or prepayment premiums. In addition, with respect to one mortgage loan (identified as Loan No. 17 on Annex A to this prospectus supplement), representing approximately 1.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.74% of the aggregate principal balance of loan group 1 as of the cut-off date), the holder of the related mezzanine debt has the right to purchase the related mortgage loan from the trust if the related mortgage loan has been accelerated or a foreclosure proceeding has been commenced, subject to the satisfaction of certain conditions. See "DESCRIPTION OF THE MORTGAGE POOL--GENERAL" in this prospectus supplement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

       Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

       Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

PRIOR BANKRUPTCIES

       In the case of one mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing approximately 3.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.49% of the aggregate principal balance of loan group 1 as of the cut-off date), an affiliate of the sponsor of the related mortgaged property defaulted on a loan secured by the mortgaged property and sought bankruptcy protection in 1994. However, the borrower which currently owns the related mortgaged property is a newly formed single-purpose entity. Additionally, certain sponsors (or affiliates thereof) of borrowers in this pool may have been involved in bankruptcy proceedings in the past relating to properties not in this trust fund. See "ANNEX B--WAL-MART ISLIP SHOPPING CENTER" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

       The rate and timing of delinquencies or defaults on the mortgage loans will affect:

       o      the aggregate amount of distributions on the offered certificates;

       o      their yield to maturity;

       o      the rate of principal payments; and

       o      their weighted average life.

       If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

       If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

       Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

       Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

       Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

       To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances, at the "Prime Rate" as published in THE WALL STREET JOURNAL as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

       Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

       As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

       As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-1 and Class X-2 certificates.

       See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" and "DESCRIPTION OF THE CERTIFICATES--SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

       The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

       All of the mortgaged properties (other than the mortgaged properties securing the mortgage loans described in the following sentence) were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

       Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

       o which will be remediated or abated in all material respects by the closing date;

       o      for which an escrow for the remediation was established;

       o for which an environmental insurance policy was obtained from a third party insurer;

       o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

       o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

       o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

       In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions, for example, include leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

       In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked,

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the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

       See "SERVICING OF THE MORTGAGE LOANS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "RISK FACTORS--ENVIRONMENTAL RISKS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

       If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

       Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus.

PROPERTY INSURANCE

       All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 17.49%, 16.36% and 7.83% of the mortgaged properties (which include approximately 19.58%, 17.23% and 8.54% of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 8.07%, 12.44% and 4.60% of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date), by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas and Florida, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

       Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

       The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism

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Insurance Program. The Terrorism Insurance Program is administered by the
Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

       The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

       Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005.

       However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

       Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

       Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

       With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer, may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

       As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

       Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

       The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

       In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

       Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

       A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--AMERICANS WITH DISABILITIES ACT" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

       We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have

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revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" in this prospectus supplement.

LITIGATION

       There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. For example, with respect to one mortgage loan (identified as Loan No. 6 on Annex A to this prospectus supplement), which loan is part of a crossed pool of two mortgage loans, together representing approximately 2.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.79% of the aggregate principal balance of loan group 1 as of the cut-off date), the homeowner's association filed a lawsuit in 2001 contesting the borrower's pass-through of ad valorem real estate taxes to the tenants. As of the date of this prospectus supplement, this lawsuit has not been resolved. The lender is holding a reserve in the amount of $197,100, which amount represents approximately one year of real estate taxes. See "ANNEX B--HERON CAY AND VERO PALM ESTATES CROSSED LOANS" in this prospectus supplement.

       We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

       Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "RISK FACTORS--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

       Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

OTHER RISKS

       See "RISK FACTORS" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.


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                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

       All percentages of the mortgage loans (excluding, unless otherwise specified, any Other Notes) and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of April 1, 2003 or with respect to any mortgage loan that is originated after April 1, 2003, the related origination date (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in April 2003. The trust will consist primarily of 135 mortgage loans secured by 165 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately $1,191,688,123 (the "Initial Pool Balance") subject to a permitted variance of plus or minus 10%. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 103 mortgage loans, representing approximately 81.78% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 32 mortgage loans (or approximately 86.76% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 17.52% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 18.22% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that primarily creates a first mortgage lien:

              (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

              (2) with respect to one mortgage loan (identified as Loan No. 34 on Annex A to this prospectus supplement), representing approximately 0.97% of the Initial Pool Balance (or approximately 1.18% of the Initial Loan Group 1 Balance), on the related borrower's fee interest in a portion of the related real property and leasehold interest in the remaining portion of the related property and both the related borrower's fee interest and leasehold interest and the related ground lessor's fee interest secure the related mortgage;

              (3) with respect to six mortgage loans (identified as Loan Nos. 1, 21, 24, 40, 42 and 133 on Annex A to this prospectus supplement), representing approximately 10.34% of the Initial Pool Balance (or approximately 12.64% of the Initial Loan Group 1 Balance), in part on a fee simple estate in a portion of the related real property, and in part on a leasehold estate in the remaining portion of the related real property; and

              (4) with respect to three mortgage loans (identified as Loan Nos. 16, 100 and 128 on Annex A to this prospectus supplement), representing approximately 1.92% of the Initial Pool Balance (or approximately 2.35% of the Initial Loan Group 1 Balance), on a leasehold estate in a commercial property.

       Each property described in causes (1) through (4) above is referred to in this prospectus supplement as a "Mortgaged Property".

       The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--LEASEHOLD RISKS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectuS.

       On or about April , 2003 (the "Closing Date"), GE Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC") and Bank of America, N.A. ("Bank of America" and, collectively with GECC and GACC, the "Mortgage Loan Sellers") pursuant to three mortgage loan purchase agreements, each dated on or about the

       Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See "--THE MORTGAGE LOAN SELLERS" below and "DESCRIPTION OF THE POOLING AGREEMENTS--ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

       The mortgage loans were originated in the period between May 31, 2001 and April 2003.

       The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

       As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

       o Three mortgage loans (identified as Loan Nos. 1, 42 and 94 on Annex A to this prospectus supplement), representing approximately 7.19% of the Initial Pool Balance (or approximately 8.79% of the Initial Loan Group 1 Balance), are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related Mortgaged Property. See "--SPLIT LOAN Structures" below.

       o With respect to one mortgage loan (identified as Loan No. 62 on Annex A to this prospectus supplement), representing approximately 0.53% of the Initial Pool Balance (or approximately 2.93% of the Initial Loan Group 1 Balance), the lender may allow the related borrower to obtain a secured loan and to encumber the related Mortgaged Property with a lien that is subordinate to the lien of the mortgage loan. The subordinate loan is permissible after the first three years of the term of the mortgage loan and is subject to the satisfaction of certain criteria set forth in the mortgage loan documents, including specified combined loan-to-value and debt service coverage ratios and the execution of a subordination agreement by the subordinate lender.

       All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

       o With respect to one mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing approximately 3.67% of the Initial Pool Balance (or approximately 4.49% of the Initial Loan Group 1 Balance), the sole member of the borrower has incurred unsecured subordinate debt in the amount of $3,015,532. The holder of this subordinate debt has pledged its interest in the subordinate debt to the lender and has entered into an intercreditor agreement under which, among other things, the holder of the subordinate debt has agreed not to accept payment under the subordinate note or enforce any remedies under the subordinate note until the mortgage loan has been paid in full. See "ANNEX B--WAL-MART ISLIP SHOPPING CENTER" in this prospectus supplement.

       In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged


                                      S-65
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Property. As of the date hereof, the Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

       o With respect to one mortgage loan (identified as Loan No. 9 on Annex A to this prospectus supplement), representing approximately 1.77% of the Initial Pool Balance (or approximately 9.71% of the Initial Loan Group 1 Balance), the sponsor of the related borrower has pledged its ownership interest in the related borrower (together with its ownership interest in entities owning two additional multifamily projects) to securea total of $6,880,000 of mezzanine debt from an unaffiliated third party. Excess cash flow from all three projects would be available to service such mezzanine debt. For more information regarding the mezzanine debt, see "ANNEX B--THE LINKS AT BENTONVILLE APARTMENTS--CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS" in this prospectus supplement.

       o With respect to one mortgage loan (identified as Loan No. 17 on Annex A to this prospectus supplement), representing approximately 1.42% of the Initial Pool Balance (or approximately 1.74% of the Initial Loan Group 1 Balance), the guarantor of the mortgage loan is permitted to pledge its interest in the managing member of the borrower to secure traditional corporate financing from institutional lenders. In addition, the guarantor and the managing member of the borrower pledged their respective interests in the borrower to secure (together with interests related to another property) two loans from a mezzanine lender with current principal balances of $100,000 and $14,225,000. The mezzanine lender entered into an intercreditor agreement pursuant to which, among other things, it agreed it will not enforce any remedies under the mezzanine loan documents without the consent of the mortgage lender and the rating agencies, it has the right, but not the obligation, to cure any non-monetary event of default under the mezzanine loan documents, it has the right to purchase, in whole but not in part, the related mortgage loan upon acceleration or commencement of a foreclosure proceeding, subject to the satisfaction of certain criteria set forth in the related mortgage loan documents, and it agreed it will return to the mortgage lender any payments received from the borrower or related to the property until the mortgage loan has been paid in full.

       o With respect to one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance), the parent of the related borrower has incurred mezzanine debt having an outstanding principal balance as of the cut-off date of $19,914,827. The related mezzanine lender has entered into an intercreditor agreement pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust and has the option to cure and/or purchase the related mortgage loan upon the occurrence and continuance of an event of default as set forth in such intercreditor agreement.

       o With respect to one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.04% of the Initial Pool Balance (or approximately 7.39% of the Initial Loan Group 1 Balance), the loan documents permit each of the limited partners of the borrower to incur mezzanine debt by pledging its limited partnership interest in the borrower and ownership interest in any general partner of the borrower, subject to the satisfaction of certain criteria, including an aggregate debt service coverage ratio of at least 1.40x, an aggregate loan-to-value ratio not in excess of the loan-to-value ratio for the property existing as of the loan closing date and execution of an intercreditor and subordination agreement.

       o With respect to one mortgage loan (identified as Loan No. 19 on Annex A to this prospectus supplement), representing approximately 1.38% of the Initial Pool Balance (or approximately 7.58% of the Initial Loan Group 1 Balance), the loan documents permit, any time after March 2007, the direct or indirect parent of the borrower to pledge its interest in the sole member of the related borrower as collateral for mezzanine debt, subject to the satisfaction of certain criteria, including an aggregate debt service coverage ratio of at least 1.15x and an aggregate loan-to-value ratio of not more than 85% (each calculated after the mezzanine debt is in place) and execution of a subordination and standstill agreement.

       o With respect to four mortgage loans (identified as Loan Nos. 24, 36, 64 and 76 on Annex A to this prospectus supplement), representing approximately 3.06% of the Initial Pool Balance (or


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              approximately 3.74% of the Initial Loan Group 1 Balance), the
              owners of related borrowers have the ability to incur up to $2,000,000, $1,500,000, $500,000 and $200,000, respectively, of future mezzanine debt, in each case subject to the satisfaction of certain criteria set forth in the related mortgage loan documents (including lender and rating agency approval). The related sponsor may pledge its partnership interests as security for such future mezzanine debt.

       Certain risks relating to additional debt are described in "RISK FACTORS--ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

SPLIT LOAN STRUCTURES

       Three mortgage loans (identified as Loan Nos. 1, 42 and 94 on Annex A to this prospectus supplement), representing approximately 7.19% of the Initial Pool Balance (or approximately 8.79% of the Initial Loan Group 1 Balance), are each part of a separate split loan structure. A split loan structure generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are secured by the same mortgage instrument or instruments encumbering the related Mortgaged Property. The mortgage loans constituting a split loan structure are generally cross-defaulted. The allocation of payments to the respective notes in a split loan structure, whether on a senior/subordinated or a PARI PASSU basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement or effected through an Intercreditor Agreement (as defined herein) to which the respective holders of the subject promissory notes are parties. Each Intercreditor Agreement, in general, governs the respective rights of the noteholders in the split loan structure, including with respect to the servicing of the mortgage loans in the related split loan structure.

       The Intercreditor Agreements related to the Renaissance Mortgage Loan (as defined herein) and the Walgreen's Mortgage Loan (as defined herein) will each provide that the related mortgage loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standard (as defined herein) under the Pooling and Servicing Agreement (as defined herein).

       The Intercreditor Agreement related to the Wellbridge Mortgage Loan (as defined herein) will provide that the related Whole Loan (as defined herein) will be serviced in accordance with the Wellbridge Pooling Agreement (as defined herein) by the Wellbridge Servicer (as defined herein) and the Wellbridge Special Servicer (as defined herein). Such Intercreditor Agreement will generally provide that under the Wellbridge Pooling Agreement, the Wellbridge Trustee (as defined herein), or its designee, has the exclusive right to exercise remedies with respect to the Wellbridge Whole Loan, including, without limitation, seeking foreclosure.

       For discussion of these mortgage loans, we refer you to the sections entitled "--THE RENAISSANCE WHOLE LOAN", "--THE WELLBRIDGE WHOLE LOAN" and "--THE WALGREEN'S WHOLE LOAN" below.

THE RENAISSANCE WHOLE LOAN

       THE LOAN. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement) (the "Renaissance Mortgage Loan"), representing approximately 6.04% of the Initial Pool Balance (or approximately 7.39% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Renaissance Mortgaged Property"). Only the Renaissance Mortgage Loan is included in the trust. The other mortgage loan has an aggregate Cut-off Date Balance of $20,000,000 and is subordinate in right of payment to the Renaissance Mortgage Loan (the "Renaissance B Note"). As used in this prospectus supplement, the term "Renaissance Whole Loan" refers collectively to the Renaissance Mortgage Loan and the Renaissance B Note. An intercreditor agreement (the "Renaissance Intercreditor Agreement" between the holder of the Renaissance Mortgage Loan and the holder of the Renaissance B Note (the "Renaissance B Noteholder") sets forth the rights of each noteholder. The Renaissance Intercreditor Agreement provides that each of the mortgage loans that comprise the Renaissance Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Renaissance Intercreditor Agreement provides that expenses, losses

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and shortfalls relating to the Renaissance Whole Loan will be allocated FIRST, to the holder of the Renaissance B Note and THEREAFTER, to the holder of the Renaissance Mortgage Loan.

       As used in this prospectus supplement, the term "Renaissance Controlling Holder" refers to (a) prior to the occurrence and continuance of a Renaissance Control Appraisal Period (as defined below), the Renaissance B Noteholder and
(b) following the occurrence and continuance of a Renaissance Control Appraisal Period, the Directing Certificateholder.

       A "Renaissance Control Appraisal Period" will exist if the original principal balance of the Renaissance B Note (less any Appraisal Reductions, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than or equal to 25% of its original principal balance.

       The "Renaissance Controlling Holder Designee" will mean, (A) at any time the holder of the Renaissance B Note is the Controlling Holder, (i) if the Renaissance B Note has not been securitized, the Renaissance B Noteholder and
(ii) if Renaissance B Note has been securitized, the controlling class representative or similar representative authorized at such time pursuant to the related trust agreement to exercise the rights of the Controlling Holder on behalf of the related securitization trust and (B) at any time the holder of the Renaissance Mortgage Loan is the Renaissance Controlling Holder, the Directing Certificateholder.

       DISTRIBUTIONS. Pursuant to the terms of the Renaissance Intercreditor Agreement, prior to the occurrence and continuance of a monetary or material event of default with respect to the Renaissance Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Renaissance Intercreditor Agreement, all payments and proceeds received with respect to the Renaissance Whole Loan will generally be paid in the following manner: Each of the trust and the holder of the Renaissance B Note (in that order) will receive accrued and unpaid interest on the outstanding principal balance of its respective portion of the Renaissance Whole Loan; THEN any principal payments will be paid to the trust and the Renaissance B Noteholder, PRO RATA, based on the outstanding principal balances of their respective portions of the Renaissance Whole Loan; THEN any prepayment premiums, to the extent actually paid and allocable to the Renaissance Whole Loan, will be distributed to the trust and the Renaissance B Noteholder, PRO RATA, based on the outstanding principal balances of their respective portions of the Renaissance Whole Loan; THEN the Renaissance B Noteholder will receive any of its unreimbursed costs and permitted cure payments with respect to its portion of the Renaissance Whole Loan; and FINALLY any excess will be paid to the trust and the Renaissance B Noteholder, PRO RATA, based on the original principal balances of their respective portions of the Renaissance Whole Loan.

       Following the occurrence and during the continuance of a monetary or a material event of default with respect to the Renaissance Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Renaissance Intercreditor Agreement, all payments and proceeds received with respect to the Renaissance B Note will be subordinated to all payments under the Renaissance Mortgage Loan and the amounts received with respect to the Renaissance B Note will be subordinated to all payments under the Renaissance Mortgage Loan, the amounts received with respect to the Renaissance Whole Loan will generally be paid in the following manner: The trust will be paid accrued and unpaid interest on the Renaissance Mortgage Loan as well as all principal payments received in respect of the Renaissance Whole Loan until the principal balance of the Renaissance Mortgage Loan has been paid in full. In addition, the trust will also be paid prepayment premiums and default interest (in excess of interest accrued at the regular rate) allocable to the Renaissance Mortgage Loan. Following payment of such items to the trust, interest, principal, prepayment premiums, default interest (in excess of interest accrued at the regular rate) and unreimbursed costs and expenses and permitted cure payments will then be distributed (in that order) to the holder of the Renaissance B Note. After such distributions, any excess will be paid to the trust and the Renaissance B Noteholder, PRO RATA, based on the original principal balances of their respective portions of the Renaissance Whole Loan.

       For information regarding the servicing of the Renaissance Whole Loan, see "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE OTHER NOTEHOLDERS--RIGHTS OF THE RENAISSANCE B NOTEHOLDER" in this prospectus supplement.

       As used in this prospectus supplement, the term "Whole Loan" refers to the Renaissance Whole Loan, the Wellbridge Whole Loan and the Walgreen's Whole Loan, as applicable; the term "Other Notes" refers to

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the Wellbridge Senior Companion Note A-1, the Wellbridge Senior Companion Note
A-3, the Wellbridge Companion Note B, the Renaissance B Note and the Walgreen's B Note, as applicable; the term "Other Noteholders" refers to the holders of the Other Notes; the term "Trust Mortgage Asset" refers to the Renaissance Mortgage Loan and the Wellbridge Mortgage Loan; the term "BNoteholder" refers to the holders of the Renaissance B Note and the Walgreen's B Note; and the term "Controlling Holder" refers to either the Renaissance Controlling Holder or the Wellbridge Controlling Holder, as applicable.

THE WELLBRIDGE WHOLE LOAN

       One mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement) (the "Wellbridge Mortgage Loan"), representing approximately 0.84% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Wellbridge Mortgaged Property"). Only the Wellbridge Mortgage Loan is included in the trust. The three remaining mortgage loans, which are referred to in this prospectus supplement respectively as the "Wellbridge Senior Companion Note A-1," the "Wellbridge Senior Companion Note A-3" and the "Wellbridge Companion Note B," are not included in the trust and have Cut-off Date Balances of $25,500,000, $22,900,000 and $29,837,903,
respectively. As of the Cut-off Date, the Wellbridge Senior Companion Note A-1 and the Wellbridge Companion Note B are owned by a trust (the "Wellbridge Trust") created pursuant to a pooling and servicing agreement, dated as of April 1, 2003 (the "Wellbridge Pooling Agreement") among Banc of America Commercial Mortgage Inc., as depositor (the "Wellbridge Depositor"), Bank of America, N.A., as master servicer (the "Wellbridge Servicer"), Midland Loan Services, Inc., as special servicer (the "Wellbridge Special Servicer"), LaSalle Bank National Association, as trustee (the "Wellbridge Trustee") and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. As of the Cut-off Date, the Wellbridge Senior Companion Note A-3 is owned by an affiliate of Bank of America, N.A. The Wellbridge Mortgage Loan, the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-3 are PARI PASSU with each other and are referred to in this prospectus supplement as the "Wellbridge Senior Notes." The Wellbridge Companion Note B is subordinate to the Wellbridge Senior Notes. The holders of the Wellbridge Senior Notes (the "Wellbridge Senior Noteholders") have entered into an intercreditor agreement with the holder of the Wellbridge Companion Note B (the "Wellbridge B Noteholder" and, collectively with the holders of the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-3, the "Wellbridge Other Noteholders"), which sets forth the rights of such holders (the "Wellbridge Intercreditor Agreement"). Pursuant to the terms of the Wellbridge Intercreditor Agreement, the Wellbridge Whole Loan is to be serviced by the Wellbridge Servicer and the Wellbridge Special Servicer under the provisions of the Wellbridge Pooling Agreement. The Wellbridge Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Wellbridge Whole Loan will be allocated FIRST to the Wellbridge B Noteholder and THEREAFTER to the Wellbridge Senior Noteholders, PRO RATA.

       As used in this prospectus supplement, the term "Wellbridge Controlling Holder" refers to (a) prior to a Wellbridge Control Appraisal Period (as defined below), the Wellbridge B Noteholder and (b) following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the Wellbridge Senior Noteholders.

       A "Wellbridge Control Appraisal Period" will exist if the outstanding principal balance of the Wellbridge Companion Note B (net of any appraisal reductions, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

       DISTRIBUTIONS. Pursuant to the terms of the Wellbridge Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the Wellbridge Whole Loan after payment, reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Wellbridge Intercreditor Agreement, all payments and proceeds received with respect to the Wellbridge Whole Loan will be generally paid in the following manner: Each Wellbridge Senior Note will receive accrued and unpaid interest, PRO RATA, on the outstanding principal balance of each such note; then each Wellbridge Senior Note and the Wellbridge Companion Note B will receive payments of principal, PRO RATA, based on each such note's outstanding respective principal balance; then to the Wellbridge B Noteholder accrued and unpaid interest on the outstanding principal balance of such note's respective portion of the Wellbridge Whole Loan; then prepayment premiums to the extent actually received in respect of

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each Wellbridge Senior Note and the Wellbridge Companion Note B will be distributed to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, PRO RATA, based upon each such note's outstanding principal balance; then default interest (in excess of interest accrued at the regular rate) will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, PRO RATA, to the extent not required to offset interest on advances or otherwise payable to the Wellbridge Servicer, Wellbridge Special Servicer or Wellbridge Trustee pursuant to the Wellbridge Pooling Agreement; then penalty charges to the extent actually paid will be distributed to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, PRO RATA, to the extent not required to offset interest on advances or otherwise payable to the Wellbridge Servicer, Wellbridge Special Servicer or Wellbridge Trustee pursuant to the Wellbridge Pooling Agreement; and finally any excess will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, PRO RATA, based on the original principal balances of their respective portions of the Wellbridge Whole Loan.

       Following the occurrence and during the continuance of a monetary or material event of default with respect to the Wellbridge Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Wellbridge Intercreditor Agreement all payments and proceeds received with respect to the Wellbridge Companion Note B will be subordinated to all payments under the Wellbridge Senior Notes and the amounts received with respect to the Wellbridge Whole Loan will generally be paid in the following manner: Each Wellbridge Senior Note will receive accrued and unpaid interest, PRO RATA, on the outstanding principal balance of each such note; then amounts will be distributed to the Wellbridge Senior Noteholders until the outstanding principal balance of each such note is reduced to zero; then to the Wellbridge B Noteholder accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed to the Wellbridge B Noteholder until the outstanding principal balance of the Wellbridge Companion Note B is reduced to zero; then prepayment premiums to the extent actually received in respect of each Wellbridge Senior Note will be distributed to the Wellbridge Senior Noteholders, PRO RATA, based upon each such note's outstanding principal balance; then prepayment premiums to the extent actually received with respect to the Wellbridge Companion Note B will be distributed to the Wellbridge B Noteholder; then default interest (in excess of interest accrued at the regular rate) will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, PRO RATA, to the extent not required to offset interest on advances or otherwise payable to the Wellbridge Servicer, Wellbridge Special Servicer or Wellbridge Trustee pursuant to the Wellbridge Pooling Agreement; and finally any excess will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, PRO RATA, based on the original principal balance of their respective portions of the Wellbridge Whole Loan.

       For information regarding the servicing of the Wellbridge Whole Loan, see "SERVICING UNDER THE POOLING AND SERVICING AGREEMENT--RIGHTS OF THE OTHER NOTEHOLDERS--RIGHTS OF THE HOLDERS OF THE WELLBRIDGE WHOLE LOAN" in this prospectus supplement.

THE WALGREEN'S WHOLE LOAN

       THE LOAN. One mortgage loan (identified as Loan No. 94 on Annex A to this prospectus supplement) (the "Walgreen's Mortgage Loan"), representing approximately 0.30% of the Initial Pool Balance (or approximately 0.37% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Walgreen's Mortgaged Property") and a single assignment of a lease. Only the Walgreen's Mortgage Loan is included in the trust. The other mortgage loan has an aggregate Cut-off Date Balance of $584,254 and is subordinate in right of payment to the Walgreen's Mortgage Loan (the "Walgreen's B Note"). As used in this prospectus supplement, the term "Walgreen's Whole Loan" refers collectively to the Walgreen's Mortgage Loan and the Walgreen's B Note. An intercreditor agreement (the "Walgreen's Intercreditor Agreement" and, collectively with the Wellbridge Intercreditor Agreement and the Renaissance Intercreditor Agreement, the "Intercreditor Agreements" between the holder of the Walgreen's Mortgage Loan and the holder of the Walgreen's B Note (the "Walgreen's B Noteholder") sets forth the rights of each noteholder. The Walgreen's Intercreditor Agreement provides that each of the mortgage loans that comprise the Walgreen's Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. Pursuant to the Walgreen's Intercreditor Agreement, the Walgreen's B Noteholder agreed to subordinate its interest in certain respects to the Walgreen's Mortgage Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim").

       DISTRIBUTIONS. Pursuant to the Walgreen's Intercreditor Agreement, to the extent described below, the right of the Walgreen's B Noteholder to receive payments with respect to the Walgreen's B Note (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Walgreen's Mortgage Loan. All payments and proceeds of the Walgreen's Mortgage Loan and the Walgreen's B Note (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Walgreen's Mortgage Loan, will be applied first, in the event of (a) liquidation of the real property, (b) a determination that applicable servicing advances are nonrecoverable, or (c) a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be applied first to the trust, in an amount equal to interest due with respect to the Walgreen's Mortgage Loan at the pre-default interest rate thereon; then to the trust, in an amount equal to the portion of any scheduled payments of principal allocable to the Walgreen's Mortgage Loan (including, following acceleration, the full principal balance thereof); then to fund any applicable reserves under the terms of the loan documents; then to the Walgreen's B Noteholder, in an amount equal to amounts then due with respect to the Walgreen's B Note (including reimbursement of any advances made by or on behalf of the Walgreen's B Noteholder, interest due with respect to the Walgreen's B Note at the pre-default interest rate thereon and any scheduled payments of principal allocable to the Walgreen's B
Note); then to reimburse the Master Servicer, Special Servicer or the Walgreen's B Noteholder for any outstanding advances made by either such party on the Walgreen's Mortgage Loan or the Walgreen's B Note, to the extent then deemed to be nonrecoverable and not previously reimbursed; then sequentially to the Walgreen's Mortgage Loan and then Walgreen's B Note, in each case until paid in full, any unscheduled payments of principal with respect thereto; then, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid), and then, to any default interest accrued on the Walgreen's Mortgage Loan and then default interest accrued on the Walgreen's B Note. Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Walgreen's B Note, and thereafter will be payable to the trust. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses, such amount will be paid to the trust and the Walgreen's B Noteholder on a pro rata basis.

AFFILIATED BORROWER CONCENTRATIONS

       The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers comprises five mortgage loans (identified as Loan Nos. 28, 40, 46, 48 and 89 on Annex A to this prospectus supplement), representing approximately 3.66% of the Initial Pool Balance (or approximately 4.48% of the Initial Loan Group 1 Balance).

SIGNIFICANT MORTGAGE LOANS

       No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 6.04% of the Initial Pool Balance (or 7.39% of the Cut-Off Date Group 1 Balance, and 9.71% of the Cut-Off Date Group 2 Balance). See Annex B to this prospectus supplement for a description of the ten largest loans.

APD LOANS

       Three mortgage loans (identified as Loan Nos. 19, 27 and 94 on Annex A to this prospectus supplement) (the "APD Loans"), representing approximately 2.79% of the Initial Pool Balance (which include two mortgage loans in Loan Group 1, or approximately 1.73% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 7.58% of the Initial Loan Group 2 Balance), provide that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately 120 months after the origination date for the APD Loans. The Revised Rate for the APD Loans is equal to the Initial Rate, plus either 2.5% per annum, with respect to Loan No. 94, or 2% per annum, with respect to Loan Nos. 19 and 27. After the Anticipated Prepayment Date, the APD Loans further require that all

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cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective APD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by the respective borrower on or about their Anticipated Prepayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

       All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. Three mortgage loans, representing approximately 7.19% of the Initial Pool Balance (or approximately 8.79% of the Initial Loan Group 1 Balance), do not provide for any grace period. One hundred seventeen mortgage loans, representing approximately 79.19% of the Initial Pool Balance (which include 89 mortgage loans in Loan Group 1, or 78.81% of the Initial Loan Group 1 Balance , and 28 mortgage loans in Loan Group 2, or approximately 80.92% of the Initial Loan Group 2 Balance), provide for a grace period of five days. Fifteen mortgage loans, representing approximately 13.62% of the Initial Pool Balance (which include 11 mortgage loans in Loan Group 1, or approximately 12.41% of the Initial Loan Group 1 Balance, and four mortgage loans in Loan Group 2, or approximately 19.08% of the Initial Loan Group 2 Balance), provide for a grace period of ten days. Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

       All of the mortgage loans bear interest at fixed rates. All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). Except as set forth in this paragraph, all of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. Six mortgage loans (identified as Loan Nos. 1, 18, 42, 47, 71 and 94 on Annex A to this prospectus supplement), representing approximately 9.72% of the Initial Pool Balance (which include two mortgage loans in Loan Group 1, or approximately 8.41% of the Initial Loan Group 1 Balance, and four mortgage loans in Loan Group 2, or approximately 15.58% of the Initial Loan Group 2 Balance), initially provide for monthly payments of interest-only for 1 to 36 scheduled payments at the beginning of the respective loan term of the mortgage loans and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan. Six mortgage loans (identified as Loan Nos. 37, 40, 46, 48, 58 and 93 on Annex A to this prospectus supplement), representing approximately 3.97% of the Initial Pool Balance (or approximately 4.85% of the Initial Loan Group 1 Balance), provide for monthly payments of interest-only for the entirety of the respective terms of such mortgage loans.

       PREPAYMENT PROVISIONS. Each mortgage loan prohibits any prepayments for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

       (1) One hundred twenty-nine of the mortgage loans, representing approximately 98.08% of the Initial Pool Balance (which include 100 mortgage loans in Loan Group 1, or approximately 98.61% of the Initial Loan Group 1 Balance, and 29 mortgage loans in Loan Group 2, or approximately 95.70% of the Initial Loan Group 2 Balance), permit only defeasance after the expiration of the Lock-out Period. In the case of certain mortgage loans, partial defeasance is permitted without the attendant partial release of collateral.

       (2) Six of the mortgage loans (identified as Loan Nos. 58, 62, 93, 97, 130 and 132 on Annex A to this prospectus supplement), representing approximately 1.92% of the Initial Pool Balance (which include three mortgage loans in Loan Group 1, or approximately 1.39% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or 4.30% of the Initial Loan Group 2 Balance), require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below). The "Yield Maintenance Charge" is either (a) with respect to four mortgage loans (identified as Loan Nos. 62, 97, 130 and 132 on Annex A to this prospectus supplement), representing approximately 1.07% of the Initial Pool Balance (which include one mortgage loan in Loan Group 1, or approximately 0.35% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 4.30% of the Initial Loan Group 2 Balance), the greater of (i) 1% of the principal amount being prepaid or (ii) the excess, if any, of (A) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the U.S. Securities Rate over (B) the principal amount being prepaid or (b) with respect to two mortgage loans (identified as Loan Nos. 58 and 93 on Annex A to this prospectus supplement), representing approximately 0.85% of the Initial Pool Balance (or approximately 1.04% of the Initial Loan Group 1 Balance), the greater of (i) 1% of the portion of the principal amount being prepaid, or (ii) the product obtained by multiplying
              (A) the portion of the principal amount being prepaid by (B) the difference obtained by subtracting (I) the Yield Rate from (II) the Mortgage Rate, by (C) the present value factor calculated as described below. The "Yield Rate" means the yield rate for the 4% U.S. Treasury Security due November 15, 2012, as reported in the WALL STREET JOURNAL (or an alternative rate selected in accordance with the loan documents if such rate is not published) on the fifth business day preceding the prepayment calculation date (determined in accordance with the loan documents). The present value factor will be calculated using the following formula:
              [1-(1+r)-n]/r, where "r" is equal to the Yield Rate and "n" is equal to the number of years and any fraction thereof remaining between the date the prepayment is made and the maturity date of the note. "U.S. Securities Rate" means as of the date five business days prior to the scheduled date of prepayment, the rate published in THE WALL STREET JOURNAL or other authoritative publication or news retrieval service for the actively traded non-callable U.S. Treasury fixed interest rate security that has a maturity closest to (whether before, on or after) the maturity date of the mortgage loan.

       Yield Maintenance Charges are distributable as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES."

       Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date. In the case of one mortgage loan (identified as Loan No. 107 on Annex A to this prospectus supplement), representing approximately 0.26% of the Initial Pool Balance (or approximately 0.31% of the Initial Loan Group 1 Balance), there is no such charge for voluntary prepayment for the final 24 scheduled payments.

       Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of yield maintenance charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of yield maintenance charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "RISK FACTORS--RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus.

       DEFEASANCE; COLLATERAL SUBSTITUTION. One hundred twenty-nine mortgage loans, representing approximately 98.08% of the Initial Pool Balance (which include 100 mortgage loans in Loan Group 1, or 98.61% of the Initial Loan Group 1 Balance, and 29 mortgage loans in Loan Group 2, or approximately 95.70% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lock-out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lock-out Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

              (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments
       (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming, in the case of each APD Loan, that the loan prepays on the related Anticipated Prepayment Date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or Anticipated Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

              (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

       The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

       In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

       Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

       PERFORMANCE ESCROWS. In connection with the origination of five mortgage loans (identified as Loan Nos. 3, 5, 27, 50 and 71 on Annex A to this prospectus supplement), representing approximately 9.37% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or approximately 10.91% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.44% of the Initial Loan Group 2 Balance), the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. See "ANNEX B--801 MARKET STREET" and "--CENTENNIAL CENTER I" in this prospectus supplement. As of the Cut-off Date, such funds totaled approximately $9,000,000. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would be inconsistent with the Servicing Standards, in which case the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In addition, certain other mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

       "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; PROVIDED, HOWEVER, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--GENERAL" above.

       The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the Wellbridge Mortgage Loan) containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans, or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standards; PROVIDED, that the Special Servicer will not waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from (i) Moody's, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance and (ii) S&P, with respect to any mortgage loan, if the applicable mortgage loan represents 5% of the Stated Principal Balance of all of the mortgage loans held by the trust or the Stated Principal Balance of the mortgage loan is over $20,000,000.

       The Special Servicer, with respect to all mortgage loans (other than the Wellbridge Mortgage Loan), will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause to either (a) accelerate the payments thereon, or
(b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard; PROVIDED, that the Special Servicer will not waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from (i) S&P, if the applicable mortgage loan (x) represents 2% of the Stated Principal Balance of all of the mortgage loans held by the trust fund or is one of the ten largest mortgage loans based on Stated Principal Balance, (y) such mortgage loan has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x and (z) with respect to the Renaissance Mortgage Loan, so long as any securities backed by the Renaissance B Note are outstanding, unless such mortgage loan first obtained rating agency confirmation from S&P and (ii) Moody's, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance.

       In addition, with respect to the Renaissance Whole Loan, the Special Servicer will be required to consult with and, to the extent required by the Renaissance Intercreditor Agreement, obtain the consent of the Renaissance Controlling Holder prior to granting any consent so required to be given by the Directing Certificateholder in connection with a "due-on-sale" or "due-on-encumbrance" clause.

       Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DUE-ON-SALE AND DUE-ON-ENCUMBRANCE" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

       The tables in this prospectus supplement set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in April 2003 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date. A summary of the ten largest mortgage loans as of the Cut-off Date is included in Annex B to this prospectus supplement.

       Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

       A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

       For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or the Anticipated Prepayment Date in the following tables, original balance, Cut-off Date Balance and Maturity/ARD Balance are reduced by approximately $9,000,000, in the aggregate, for letters of credit and holdback amounts for five mortgage loans (identified as Loan Nos. 3, 5, 27, 50 and 71 on Annex A to this prospectus supplement), representing approximately 9.37% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or 10.91% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.44% of the Initial Loan Group 2 Balance). See footnotes on Annex A-2 to this prospectus supplement; see also "ANNEX B--801 MARKET STREET" and "--CENTENNIAL CENTER I" in this prospectus supplement.

       With respect to the Renaissance Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating and weighting the LTV Ratios and DSCR is the principal balance of the Renaissance Mortgage Loan. With respect to the Walgreen's Mortgage Loan, the loan amount used in the prospectus supplement for calculating and weighting the LTVRatios and DSCR is the principal balance of the Walgreen's

       Mortgage Loan. With respect to the Wellbridge Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating the LTV Ratios and DSCR is the aggregate principal balance of the Wellbridge Senior Notes. For purposes of weighting the LTV Ratios and DSCR with respect to the Wellbridge Mortgage Loan, the loan amount used in this prospectus supplement is the principal balance of the Wellbridge Mortgage Loan. The Wellbridge Companion Note B, the Renaissance B Note and the Walgreen's B Note are included in calculation of LTV Ratios and DSCRs only where specifically indicated.

       For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.

               TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS(1)

                                                                                                        WEIGHTED AVERAGES
                                                                                           -----------------------------------------
                                                                                           CUT-OFF DATE
                              NUMBER OF      AGGREGATE                         NUMBER       BALANCE PER                   STATED
                              MORTGAGED     CUT-OFF DATE      % OF INITIAL   OF UNITS OR    # OF UNITS      MORTGAGE     REMAINING
PROPERTY TYPE               PROPERTIES(2)     BALANCE         POOL BALANCE     NRA(3)        OR NRA(3)        RATE    TERM (MOS.)(4)
-------------               -------------   -----------       ------------   -----------     ---------      --------  --------------
Retail .........................  44       $  421,560,160        35.38%      3,818,153       $   153.81       5.993%        110
Multifamily ....................  51          305,739,944        25.66%          7,698       $51,128.42       5.657%        106
  MULTIFAMILY ..................  38          236,283,279        19.83%          5,217       $56,990.49       5.750%        116
  MANUFACTURED HOUSING .........  13           69,456,664         5.83%          2,481       $31,186.36       5.339%         72
Office .........................  18          274,245,293        23.01%      3,556,549       $    95.16       5.557%        101
Self Storage ...................  24           86,826,692         7.29%        109,950       $ 5,809.64       6.018%        104
Industrial .....................   8           57,031,470         4.79%      1,296,014       $    54.74       5.764%        102
Hotel ..........................   5           36,284,565         3.04%            558       $67,940.64       6.320%        117
Other(5) .......................  15           10,000,000         0.84%      1,649,751       $     7.98       7.527%        119
                                 ---       --------------        -----
TOTAL/WEIGHTED AVERAGE ......... 165       $1,191,688,123       100.00%                                       5.820%        106
                                 ===       ==============        =====


                   WEIGHTED AVERAGES
-------------------------------------------------------

                            CUT-OFF
                            DATE LTV       LTV RATIO AT
  OCCUPANCY      DSCR        RATIO          MATURITY(4)
  ---------      ----        ------          ------
    97.03%       1.49x       74.25%          63.86%
    92.77%       1.43x       74.94%          64.32%
    93.62%       1.41x       74.53%          62.79%
    91.00%       1.48x       76.34%          69.51%
    86.21%       1.84x       61.56%          52.71%
    91.80%       1.58x       67.75%          55.27%
    97.13%       1.51x       72.49%          62.40%
    76.71%       1.59x       56.70%          37.86%
                 4.11x       33.03%          28.53%

                 1.59x       70.07%          59.63%

----------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on
       Annex A to this prospectus supplement), representing approximately 7.49% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 6.74% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, mixed use and self storage properties.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(5) The Mortgaged Properties referenced in this category are health club properties and secure the Wellbridge Mortgage Loan.

                  TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1(1)

                                                                                                        WEIGHTED AVERAGES
                                                                                                 -------------------------------
                                                                                                 CUT-OFF DATE
                             NUMBER OF        AGGREGATE       % OF INITIAL         NUMBER         BALANCE PER
                             MORTGAGED      CUT-OFF DATE      LOAN GROUP 1       OF UNITS OR      # OF UNITS        MORTGAGE
PROPERTY TYPE              PROPERTIES(2)       BALANCE           BALANCE            NRA(3)          OR NRA(3)         RATE
-------------              -------------       -------           -------            ------          ---------         ----
Retail ....................      44        $ 421,560,160        43.26%            3,818,153         $   153.81        5.993%
Office ....................      18          274,245,293        28.14%            3,556,549         $    95.16        5.557%
Multifamily ...............      13           88,577,243         9.09%                2,445         $44,197.51        5.281%
  MANUFACTURED HOUSING ....      10           57,285,198         5.88%                1,957         $32,610.67        5.291%
  MULTIFAMILY .............       3           31,292,045         3.21%                  488         $65,409.12        5.264%
Self Storage ..............      24           86,826,692         8.91%              109,950         $ 5,809.64        6.018%
Industrial ................       8           57,031,470         5.85%            1,296,014         $    54.74        5.764%
Hotel .....................       5           36,284,565         3.72%                  558         $67,940.64        6.320%
Other(5) ..................      15           10,000,000         1.03%            1,649,751         $     7.98        7.527%
                                ---        -------------       ------
TOTAL/WEIGHTED AVERAGE ....     127         $974,525,422       100.00%                                                5.822%
                                ===        =============       ======



                      WEIGHTED AVERAGES
--------------------------------------------------------------------

     STATED                                 CUT-OFF
    REMAINING                               DATE LTV    LTV RATIO AT
  TERM (MOS.)(4)     OCCUPANCY      DSCR      RATIO     MATURITY(4)
  --------------     ---------      -----     -----     ----------
       110             97.03%       1.49x     74.25%      63.86%
       101             86.21%       1.84x     61.56%      52.71%
        84             91.60%       1.56x     72.01%      64.06%
        65             91.52%       1.50x     75.98%      69.65%
       119             91.91%       1.67x     64.74%      53.83%
       104             91.80%       1.58x     67.75%      55.27%
       102             97.13%       1.51x     72.49%      62.40%
       117             76.71%       1.59x     56.70%      37.86%
       119                          4.11x     33.03%      28.53%

       105                          1.64x     68.72%      58.56%




----------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 22, 35, 38, 42, 50, 51 and 86 on Annex A to this prospectus supplement), representing approximately 5.51% of the Initial Pool Balance (or approximately 6.74% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, mixed use and self storage properties.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(5) The Mortgaged Properties referenced in this category are health club properties and secure the Wellbridge Mortgage Loan.

                  TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2(1)


                                                                                                      ------------------------------
                             NUMBER OF             AGGREGATE       % OF INITIAL                       CUT-OFF DATE
                              MORTGAGED          CUT-OFF DATE       LOAN GROUP 2        NUMBER         BALANCE PER       MORTGAGE
PROPERTY TYPE               PROPERTIES(2)           BALANCE           BALANCE          OF UNITS         # OF UNITS          RATE
-------------               -------------           -------           -------          --------         ----------          ----
Multifamily ..................    35            $ 204,991,234           94.40%            4,729         $55,705.38         5.824%
Manufactured Housing .........     3               12,171,467            5.60%              524         $24,482.80         5.566%
                                 ---            -------------          ------             -----
TOTAL/WEIGHTED AVERAGE .......    38            $ 217,162,701          100.00%            5,253         $53,955.43         5.810%
                                 ===            =============          ======             =====



                       WEIGHTED AVERAGES
----------------------------------------------------------------------
      STATED                                   CUT-OFF
     REMAINING                                 DATE LTV   LTV RATIO AT
    TERM (MOS.)(3)     OCCUPANCY      DSCR       RATIO    MATURITY(3)
    --------------     ---------      ----       -----    -----------
       115               93.79%       1.37x     76.02%      64.16%
       102               89.07%       1.38x     78.01%      68.86%

       115               93.32%       1.37x     76.13%      64.42%

----------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 2 includes three multi-property mortgage loans (identified as Loan Nos. 30, 60 and 85 on Annex A to this prospectus supplement), representing approximately 1.98% of the Initial Pool Balance (or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                               % OF       ---------------------------------------------------------
                               NUMBER OF       AGGREGATE      INITIAL                      STATED
                               MORTGAGE      CUT-OFF DATE      POOL       MORTGAGE        REMAINING                  CUT-OFF DATE
RANGE OF MORTGAGE RATES          LOANS          BALANCE       BALANCE       RATE       TERM (MOS.)(1)      DSCR        LTV RATIO
----------------------          ------         ---------      -------     --------      ------------       -----      ----------
4.4900% to 4.9999% ............   8         $ 171,993,380     14.43%        4.903%            83           2.31x        54.83%
5.0000% to 5.3999% ............   5            52,684,821      4.42%        5.293%            59           1.50x        76.06%
5.4000% to 5.5999% ............  12            71,540,444      6.00%        5.503%            98           1.65x        72.66%
5.6000% to 5.7999% ............  32           234,634,503     19.69%        5.712%           112           1.46x        73.76%
5.8000% to 5.9999% ............  34           218,154,303     18.31%        5.887%           119           1.44x        75.52%
6.0000% to 6.1999% ............  19           222,785,900     18.69%        6.075%           115           1.37x        71.88%
6.2000% to 6.3999% ............  12            68,563,678      5.75%        6.302%           115           1.51x        66.13%
6.4000% to 6.5999% ............   7           102,391,341      8.59%        6.443%           114           1.37x        71.16%
6.6000% to 6.9999% ............   3            15,327,023      1.29%        6.774%           105           1.34x        71.59%
7.0000% to 7.6700% ............   3            33,612,730      2.82%        7.326%           108           2.14x        64.05%
                                ---        --------------    ------
TOTAL/WEIGHTED AVERAGE ........ 135        $1,191,688,123    100.00%        5.820%           106           1.59x        70.07%
                                ===        -=============    ======

-------------

  LTV RATIO AT
   MATURITY(1)
   ----------
    49.85%
    70.56%
    63.98%
    61.91%
    63.09%
    60.78%
    50.40%
    59.06%
    62.20%
    56.54%

    59.63%


----------

(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                                    WEIGHTED AVERAGES
                                                               % OF       ----------------------------------------------------------
                              NUMBER OF       AGGREGATE       INITIAL                     STATED
                              MORTGAGE      CUT-OFF DATE    LOAN GROUP 1  MORTGAGE       REMAINING                   CUT-OFF DATE
RANGE OF MORTGAGE RATES         LOANS          BALANCE        BALANCE       RATE       TERM (MOS.)(1)      DSCR        LTV RATIO
----------------------         ------         ---------       -------     --------      ------------       -----      ----------
4.4900% to 4.9999% ..........     6         $161,743,890       16.60%      4.904%             84           2.36x        53.42%
5.0000% to 5.3999% ..........     4           49,363,354        5.07%      5.312%             59           1.50x        75.86%
5.4000% to 5.5999% ..........     9           52,810,406        5.42%      5.491%             91           1.63x        74.59%
5.6000% to 5.7999% ..........    22          179,606,183       18.43%      5.716%            113           1.48x        72.94%
5.8000% to 5.9999% ..........    23          122,575,735       12.58%      5.890%            115           1.51x        74.59%
6.0000% to 6.1999% ..........    15          205,278,958       21.06%      6.075%            115           1.38x        71.29%
6.2000% to 6.3999% ..........    12           68,563,678        7.04%      6.302%            115           1.51x        66.13%
6.4000% to 6.5999% ..........     6           85,643,466        8.79%      6.432%            113           1.42x        69.84%
6.6000% to 6.9999% ..........     3           15,327,023        1.57%      6.774%            105           1.34x        71.59%
7.0000% to 7.6700% ..........     3           33,612,730        3.45%      7.326%            108           2.14x        64.05%
                                ---         ------------      ------
TOTAL/WEIGHTED AVERAGE ......   103         $974,525,422      100.00%      5.822%            105           1.64x        68.72%
                                ===         ============      ======


-------------

 LTV RATIO AT
  MATURITY(1)
  ----------
     48.54%
     70.39%
     66.68%
     60.87%
     62.53%
     60.35%
     50.40%
     57.49%
     62.20%
     56.54%

     58.56%


----------

(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                                   WEIGHTED AVERAGES
                                                             % OF        ---------------------------------------------------------
                            NUMBER OF       AGGREGATE       INITIAL                     STATED
                            MORTGAGE      CUT-OFF DATE   LOAN GROUP 2    MORTGAGE      REMAINING                   CUT-OFF DATE
RANGE OF MORTGAGE RATES       LOANS          BALANCE        BALANCE        RATE      TERM (MOS.)(1)      DSCR        LTV RATIO
-----------------------       -----          -------        -------        ----      ------------        ----        ---------
4.4900% to 4.9999% ........     2       $  10,249,490        4.72%        4.891%          57             1.50x        77.09%
5.0000% to 5.3999% ........     1           3,321,467        1.53%        5.000%          59             1.58x        79.08%
5.4000% to 5.5999% ........     3          18,730,038        8.62%        5.538%         118             1.69x        67.23%
5.6000% to 5.7999% ........    10          55,028,320       25.34%        5.699%         110             1.37x        76.43%
5.8000% to 5.9999% ........    11          95,578,568       44.01%        5.883%         124             1.34x        76.71%
6.0000% to 6.1999% ........     4          17,506,943        8.06%        6.077%         116             1.29x        78.79%
6.4000% to 6.5999% ........     1          16,747,875        7.71%        6.500%         119             1.16x        77.90%
                               --        ------------      ------
TOTAL/WEIGHTED AVERAGE ....    32        $217,162,701      100.00%        5.810%         115             1.37x        76.13%
                               ==        ============      ======

------------

 LTV RATIO AT
  MATURITY(1)
  ----------
    70.51%
    73.03%
    56.36%
    65.32%
    63.80%
    65.88%
    67.09%

    64.42%


----------

(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                                  MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS(1)
                                                                                                         WEIGHTED AVERAGES
                                                                        % OF   -----------------------------------------------------
                              NUMBER OF          AGGREGATE        INITIAL                       STATED
                              MORTGAGED        CUT-OFF DATE        POOL        MORTGAGE        REMAINING                CUT-OFF DATE
STATE/LOCATION              PROPERTIES(2)         BALANCE         BALANCE        RATE        TERM (MOS.)(3)    DSCR      LTV RATIO
------------------------    -------------     --------------     --------      ---------     --------------    ----      ---------
California ...................    28          $ 208,390,414        17.49%        5.799%           102          1.56x       70.93%
S. CALIFORNIA(4) .............    23            150,422,395        12.62%        5.695%            97          1.59x       71.54%
N. CALIFORNIA(4) .............     5             57,968,020         4.86%        6.067%           116          1.49x       69.37%
Texas ........................    19            194,909,443        16.36%        5.524%           100          1.96x       65.08%
New York .....................    12            104,507,889         8.77%        6.071%           112          1.34x       74.02%
Florida ......................    18             93,255,391         7.83%        5.834%           100          1.44x       73.90%
Virginia .....................    12             91,378,319         7.67%        6.074%           117          1.58x       64.25%
Pennsylvania .................     4             71,153,649         5.97%        6.019%           111          1.34x       70.15%
New Jersey ...................     2             47,400,000         3.98%        4.919%            87          1.86x       59.47%
Nevada .......................     2             44,729,464         3.75%        6.000%           117          1.30x       74.79%
North Carolina ...............     5             35,430,679         2.97%        5.504%           108          1.84x       70.51%
Arkansas .....................     3             34,015,651         2.85%        5.929%           137          1.36x       76.21%
Massachusetts ................     3             27,429,409         2.30%        5.104%           104          1.79x       61.93%
Ohio .........................     7             26,650,837         2.24%        6.141%           102          1.32x       78.16%
Illinois .....................     3             24,386,567         2.05%        5.987%           116          1.33x       77.42%
New Mexico ...................     5             24,233,203         2.03%        6.983%           107          1.53x       75.20%
Michigan .....................     3             18,026,763         1.51%        5.831%           119          1.31x       74.58%
Colorado .....................     3             17,221,677         1.45%        5.687%           100          1.70x       75.54%
Maryland .....................     2             15,015,530         1.26%        5.962%           118          1.55x       68.49%
Missouri .....................     1             13,896,461         1.17%        5.950%           115          1.36x       79.41%
Kansas .......................     1             12,771,047         1.07%        5.730%            82          1.33x       79.32%
Louisiana ....................     3             12,010,293         1.01%        5.781%           118          1.54x       74.50%
Iowa .........................     3             11,352,991         0.95%        6.800%           113          1.31x       71.97%
Washington, D.C. .............     2              9,987,518         0.84%        6.244%           105          1.47x       55.24%
Minnesota ....................    10              8,894,101         0.75%        7.294%           118          3.63x       41.01%
Arizona ......................     2              6,883,861         0.58%        5.528%            76          1.51x       76.28%
North Dakota .................     1              6,572,000         0.55%        5.500%           120          1.46x       73.02%
Kentucky .....................     2              5,232,156         0.44%        6.177%           118          1.39x       75.29%
Alabama ......................     1              4,544,975         0.38%        5.506%           117          1.48x       79.74%
Oklahoma .....................     2              4,397,983         0.37%        5.700%           117          1.50x       71.51%
Nebraska .....................     1              4,300,000         0.36%        5.750%           120          1.37x       72.27%
Georgia ......................     2              3,745,331         0.31%        5.882%           119          1.49x       75.28%
Oregon .......................     1              3,321,467         0.28%        5.000%            59          1.58x       79.08%
Indiana ......................     1              3,088,940         0.26%        4.870%            58          1.47x       79.20%
Tennessee ....................     1              2,554,114         0.21%        5.630%           118          1.41x       79.82%
                                 ---         --------------        ------
TOTAL/WEIGHTED
AVERAGE                          165         $1,191,688,123       100.00%        5.820%           106          1.59x       70.07%
                                 ===         ==============       ======


----------------

    LTV RATIO AT
    MATURITY(3)
    -----------
       61.42%
       63.29%
       56.58%
       56.15%
       63.25%
       63.38%
       50.23%
       59.53%
       51.40%
       62.74%
       61.91%
       61.58%
       52.99%
       68.75%
       65.87%
       65.20%
       63.36%
       69.75%
       57.33%
       67.58%
       71.46%
       61.48%
       62.79%
       27.90%
       34.32%
       68.99%
       61.01%
       58.83%
       66.84%
       60.30%
       60.85%
       60.39%
       73.03%
       70.56%
       67.09%


       59.63%

----------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 22, 30 ,35, 38, 42, 50, 51, 60, 85 and 86 on
      Annex A to this prospectus supplement), representing approximately 7.49% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 6.74% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

                                                   MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1(1)

                                                                                             WEIGHTED AVERAGES
                                                           % OF        -------------------------------------------------------------
                           NUMBER OF       AGGREGATE      INITIAL                   STATED
                           MORTGAGED     CUT-OFF DATE   LOAN GROUP 1   MORTGAGE    REMAINING              CUT-OFF DATE  LTV RATIO AT
STATE/LOCATION           PROPERTIES(2)      BALANCE       BALANCE        RATE    TERM (MOS.)(3)    DSCR     LTV RATIO    MATURITY(3)
--------------           -------------   ------------   ------------   --------  --------------   ------  ------------  ------------
California .............      25         $190,857,849     19.58%         5.800%      101           1.58x      71.03%       61.71%
  S. CALIFORNIA(4) .....      22          141,956,842     14.57%         5.693%       95           1.60x      71.33%       63.29%
  N. CALIFORNIA(4) .....       3           48,901,007      5.02%         6.111%      116           1.51x      70.15%       57.15%
Texas ..................      15          167,887,631     17.23%         5.499%      100           2.05x      63.02%       54.33%
New York ...............       6           88,743,420      9.11%         6.143%      110           1.35x      73.37%       62.89%
Florida ................      14           83,268,522      8.54%         5.843%       98           1.44x      73.53%       63.06%
Virginia ...............      10           82,286,895      8.44%         6.119%      117           1.55x      64.94%       50.63%
Pennsylvania ...........       4           71,153,649      7.30%         6.019%      111           1.34x      70.15%       59.53%
New Jersey .............       2           47,400,000      4.86%         4.919%       87           1.86x      59.47%       51.40%
Nevada .................       2           44,729,464      4.59%         6.000%      117           1.30x      74.79%       62.74%
Massachusetts ..........       3           27,429,409      2.81%         5.104%      104           1.79x      61.93%       52.99%
New Mexico .............       5           24,233,203      2.49%         6.983%      107           1.53x      75.20%       65.20%
Illinois ...............       2           22,047,985      2.26%         5.986%      117           1.32x      77.23%       65.69%
North Carolina .........       4           18,967,368      1.95%         5.217%      100           2.31x      63.67%       58.10%
Colorado ...............       3           17,221,677      1.77%         5.687%      100           1.70x      75.54%       69.75%
Maryland ...............       2           15,015,530      1.54%         5.962%      118           1.55x      68.49%       57.33%
Iowa ...................       3           11,352,991      1.16%         6.800%      113           1.31x      71.97%       62.79%
Washington, D.C. .......       2            9,987,518      1.02%         6.244%      105           1.47x      55.24%       27.90%
Ohio ...................       6            9,902,962      1.02%         5.534%       73           1.59x      78.60%       71.55%
Minnesota ..............      10            8,894,101      0.91%         7.294%      118           3.63x      41.01%       34.32%
Louisiana ..............       2            8,785,139      0.90%         5.826%      118           1.58x      75.25%       63.59%
Michigan ...............       1            7,276,763      0.75%         5.690%      117           1.45x      69.30%       58.42%
Arizona ................       2            6,883,861      0.71%         5.528%       76           1.51x      76.28%       68.99%
Kentucky ...............       2            5,232,156      0.54%         6.177%      118           1.39x      75.29%       58.83%
Arkansas ...............       1            2,717,331      0.28%         5.800%      116           1.76x      63.64%       52.26%
Georgia ................       1            2,250,000      0.23%         5.930%      120           1.54x      75.00%       57.96%
                             ---         ------------    -----
TOTAL/WEIGHTED
  AVERAGE ..............     127         $974,525,422    100.00%         5.822%      105           1.64x      68.72%       58.56%
                             ===         ============    ======

------------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 22, 35, 38, 42, 50, 51, and 86 on Annex A to this prospectus supplement), representing approximately 5.51% of the Initial Pool Balance (or approximately 6.74% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

                                                   MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2(1)

                                                                                             WEIGHTED AVERAGES
                                                           % OF        -------------------------------------------------------------
                           NUMBER OF       AGGREGATE      INITIAL                   STATED
                           MORTGAGED     CUT-OFF DATE   LOAN GROUP 2   MORTGAGE    REMAINING              CUT-OFF DATE  LTV RATIO AT
STATE/LOCATION           PROPERTIES(2)      BALANCE       BALANCE        RATE    TERM (MOS.)(3)    DSCR     LTV RATIO    MATURITY(3)
--------------           -------------   ------------   ------------   --------  --------------   ------  ------------  ------------
Arkansas ...............       2         $ 31,298,321     14.41%         5.940%      139           1.33x      77.30%          62.39%
Texas ..................       4           27,021,812     12.44%         5.683%      100           1.40x      77.91%          67.47%
California .............       3           17,532,565      8.07%         5.785%      116           1.39x      69.88%          58.25%
  S. CALIFORNIA(4) .....       1            8,465,553      3.90%         5.740%      116           1.41x      74.92%          63.31%
  N. CALIFORNIA(4) .....       2            9,067,012      4.18%         5.828%      117           1.38x      65.18%          53.53%
Ohio ...................       1           16,747,875      7.71%         6.500%      119           1.16x      77.90%          67.09%
North Carolina .........       1           16,463,311      7.58%         5.835%      118           1.30x      78.40%          66.30%
New York ...............       6           15,764,470      7.26%         5.664%      119           1.30x      77.69%          65.30%
Missouri ...............       1           13,896,461      6.40%         5.950%      115           1.36x      79.41%          67.58%
Kansas .................       1           12,771,047      5.88%         5.730%       82           1.33x      79.32%          71.46%
Michigan ...............       2           10,750,000      4.95%         5.926%      120           1.21x      78.16%          66.71%
Florida ................       4            9,986,869      4.60%         5.754%      117           1.45x      76.97%          66.01%
Virginia ...............       2            9,091,424      4.19%         5.669%      116           1.89x      58.01%          46.60%
North Dakota ...........       1            6,572,000      3.03%         5.500%      120           1.46x      73.02%          61.01%
Alabama ................       1            4,544,975      2.09%         5.506%      117           1.48x      79.74%          66.84%
Oklahoma ...............       2            4,397,983      2.03%         5.700%      117           1.50x      71.51%          60.30%
Nebraska ...............       1            4,300,000      1.98%         5.750%      120           1.37x      72.27%          60.85%
Oregon .................       1            3,321,467      1.53%         5.000%       59           1.58x      79.08%          73.03%
Louisiana ..............       1            3,225,154      1.49%         5.660%      117           1.44x      72.48%          55.73%
Indiana ................       1            3,088,940      1.42%         4.870%       58           1.47x      79.20%          70.56%
Tennessee ..............       1            2,554,114      1.18%         5.630%      118           1.41x      79.82%          67.09%
Illinois ...............       1            2,338,582      1.08%         6.000%      115           1.42x      79.27%          67.56%
Georgia ................       1            1,495,331      0.69%         5.809%      117           1.40x      75.71%          64.04%
                             ---         ------------    ------
TOTAL/WEIGHTED
  AVERAGE ..............      38         $217,162,701    100.00%         5.810%      115           1.37x      76.13%          62.42%
                             ===         ============    ======


--------------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 2 includes three multi-property mortgage loans (identified as Loan Nos. 30, 60 and 85 on Annex A to this prospectus supplement), representing approximately 1.98% of the Initial Pool Balance (or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

                                           RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--ALL MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                         % OF      ---------------------------------------------------------------
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
TERMS (MOS.)(1)               LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
------------------          ---------   ------------     -------   --------   --------------    ----   -----------   -------------
53 to 60 .................     15      $  101,770,363      8.54%    5.299%         58           1.53x     74.29%        68.52%
61 to 84 .................     11         194,022,778     16.28%    5.186%         82           2.21x     59.88%        56.07%
85 to 120 ................    107         864,596,662     72.55%    6.019%        117           1.46x     71.60%        59.28%
121 to 139 ...............      2          31,298,321      2.63%    5.940%        139           1.33x     77.30%        62.39%
                              ---      --------------    ------
TOTAL/WEIGHTED
  AVERAGE ................    135      $1,191,688,123    100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===      ==============    ======

----------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                            RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
TERMS (MOS.)(1)               LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
------------------          ---------   ------------     -------   --------   --------------    ----   -----------   -------------
53 to 60 ................      12      $ 88,199,406        9.05%    5.358%         58           1.54x     73.78%        68.12%
61 to 84 ................      10       181,251,731       18.60%    5.148%         82           2.27x     58.51%        54.98%
85 to 120 ...............      81       705,074,285       72.35%    6.054%        116           1.48x     70.71%        58.28%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...............     103      $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                              ===      ============      ======

------------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                            RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 2

                                                                                        WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
TERMS (MOS.)(1)               LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
------------------          ---------   ------------     -------   --------   --------------    ----   -----------   -------------
56 to 60 ................       3      $ 13,570,956        6.25%    4.918%         57           1.52x     77.58%        71.12%
61 to 84 ................       1        12,771,047        5.88%    5.730%         82           1.33x     79.32%        71.46%
85 to 120 ...............      26       159,522,377       73.46%    5.866%        117           1.37x     75.53%        63.69%
121 to 139 ..............       2        31,298,321       14.41%    5.940%        139           1.33x     77.30%        62.39%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...............      32      $217,162,701      100.00%    5.810%        115           1.37x     76.13%        64.42%
                              ===      ============      ======

--------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                                    YEARS OF MATURITY--ALL MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                         % OF      ---------------------------------------------------------------
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
                            MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
YEARS OF MATURITY(1)          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
--------------------        ---------   ------------     -------   --------   --------------    ----   -----------   -------------
2007 .....................      3      $   24,818,224       2.08%    5.101%         56           1.57x     75.16%        69.57%
2008 .....................     12          76,952,138       6.46%    5.363%         59           1.52x     74.01%        68.18%
2009 .....................      1          11,712,631       0.98%    5.770%         80           1.43x     79.68%        71.97%
2010 .....................     10         182,310,147      15.30%    5.149%         82           2.26x     58.61%        55.05%
2011 .....................      3          29,612,730       2.48%    7.091%        102           1.29x     73.46%        58.76%
2012 .....................     19         218,178,448      18.31%    6.179%        115           1.43x     72.72%        61.80%
2013 .....................     85         616,805,484      51.76%    5.912%        118           1.48x     71.11%        58.41%
2014 .....................      2          31,298,321       2.63%    5.940%        139           1.33x     77.30%        62.39%
                              ---      --------------     ------
TOTAL/WEIGHTED
  AVERAGE ................    135      $1,191,688,123     100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===      ==============     ======

----------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                                       YEARS OF MATURITY--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
                            MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
YEARS OF MATURITY(1)          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
--------------------        ---------   ------------     -------   --------   --------------    ----   -----------   -------------
2007 ....................       2      $ 17,657,674        1.81%    5.183%         56           1.60x     74.74%        69.20%
2008 ....................      10        70,541,732        7.24%    5.402%         59           1.52x     73.54%        67.85%
2009 ....................       1        11,712,631        1.20%    5.770%         80           1.43x     79.68%        71.97%
2010 ....................       9       169,539,100       17.40%    5.105%         82           2.33x     57.04%        53.81%
2011 ....................       3        29,612,730        3.04%    7.091%        102           1.29x     73.46%        58.76%
2012 ....................      12       167,720,174       17.21%    6.274%        115           1.42x     72.79%        61.84%
2013 ....................      66       507,741,380       52.10%    5.921%        118           1.52x     69.86%        57.07%
                              ---      ------------       -----
TOTAL/WEIGHTED
  AVERAGE ...............     103      $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                              ===      ============      ======

---------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                                   YEARS OF MATURITY--LOAN GROUP 2

                                                                                        WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
                            MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
YEARS OF MATURITY(1)          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
--------------------        ---------   ------------     -------   --------   --------------    ----   -----------   -------------
2007 .....................      1      $  7,160,550        3.30%    4.900%         56           1.51x     76.18%        70.48%
2008 .....................      2         6,410,407        2.95%    4.937%         59           1.53x     79.14%        71.84%
2010 .....................      1        12,771,047        5.88%    5.730%         82           1.33x     79.32%        71.46%
2012 .....................      7        50,458,273       23.24%    5.861%        115           1.47x     72.46%        61.67%
2013 .....................     19       109,064,104       50.22%    5.869%        118           1.33x     76.95%        64.62%
2014 .....................      2        31,298,321       14.41%    5.940%        139           1.33x     77.30%        62.39%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ................     32      $217,162,701      100.00%    5.810%        115           1.37x     76.13%        64.42%
                              ===      ============      ======

-----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                          TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS

                                                                                                   WEIGHTED AVERAGES
                                                           % OF    %OF APPLICABLE  -------------------------------------------------
MORTGAGE LOAN OR       NUMBER OF  NUMBER OF   AGGREGATE   INITIAL   INITIAL LOAN               STATED            CUT-OFF   LTV RATIO
CROSS-COLLATERALIZED   MORTGAGE   MORTGAGED CUT-OFF DATE    POOL       GROUP       MORTGAGE   REMAINING            DATE        AT
GROUP                    LOANS   PROPERTIES    BALANCE    BALANCE    BALANCE(3)      RATE    TERM (MOS.)  DSCR   LTV RATIO  MATURITY
--------------------   --------- ---------- ------------  -------  --------------  --------  -----------  ----   ---------  --------
Renaissance Tower(1)        1        1      $ 72,000,000    6.04%      7.39%        4.916%       81       2.86x    44.17%    41.49%

Landmark Atrium III         1        1        44,000,000    3.69%      4.52%        4.865%       84       1.91x    59.06%    52.13%

801 Market Street           1        1        43,907,359    3.68%      4.51%        6.170%      118       1.25x    67.08%    56.03%

Wal-Mart Islip
  Shopping Center           1        1        43,769,858    3.67%      4.49%        6.410%      114       1.30x    74.19%    64.01%

Centennial Center I         1        1        41,873,935    3.51%      4.30%        6.000%      117       1.30x    74.81%    63.07%

Heron Cay and Vero
  Palm Estates
  Crossed Portfolio(2)      2        2        27,173,720    2.28%      2.79%        5.350%       59       1.40x    74.65%    69.29%

Laguna Gateway              1        1        24,845,811    2.08%      2.55%        6.420%      113       1.69x    65.38%    56.48%

The Links at
  Bentonville               1        1        21,095,743    1.77%      9.71%        5.940%      139       1.30x    78.13%    63.06%

Fair Lakes VII              1        1        20,439,284    1.72%      2.10%        6.070%      117       1.48x    66.36%    56.56%

Edgewater Village           1        1        20,007,666    1.68%      2.05%        4.990%      119       1.78x    57.63%    47.42%
                           --       --      ------------   -----
TOTAL/WEIGHTED
  AVERAGE                  11       11      $359,133,076   30.13%                   5.638%      102       1.75x    63.81%    55.43%
                           ==       ==      ============   =====

---------------------
(1) Only the principal balance of the Renaissance Mortgage Loan is included in the trust. The Renaissance B Note is not included in the trust or used for purposes of calculating DSCR and LTV Ratios.

(2) Information for this crossed pool of mortgage loans represents an aggregate or weighted average, as applicable.

(3) Except for the Links at Bentonville, all of the mortgage loans represented in this table are part of Loan Group 1.

     The following three tables set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to: one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first scheduled payment, after which date the mortgage loan amortizes based upon a 30-year amortization schedule; one mortgage loan (identified as Loan No. 18 on Annex A to this prospectus supplement), representing approximately 1.41% of the Initial Pool Balance (or approximately 7.71% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first six scheduled payments, after which date the mortgage loan amortizes based upon a 30-year amortization schedule; one mortgage loan (identified as Loan No. 71 on Annex A to this prospectus supplement), representing approximately 0.44% of the Initial Pool Balance (or approximately 2.44% of the Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for the first 12 scheduled payments, after which date the mortgage loan amortizes based upon a 30-year amortization schedule; one mortgage loan (identified as Loan No. 96 on Annex A to this prospectus supplement), representing approximately 0.30% of the Initial Pool Balance (or approximately 1.63% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 30-year amortization schedule; one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.04% of the Initial Pool Balance (or approximately 7.39% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 36 scheduled payments, after which date the mortgage loan amortizes based upon a 30-year amortization schedule; additionally six mortgage loans (identified as Loan Nos. 37, 40, 46, 48, 58 and 93 on Annex A to this prospectus supplement), representing approximately 3.97% of the Initial Pool Balance (or approximately 4.85% of the Cut-Off Date Group 1 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms. For these mortgage loans, DSCRis based on interest payments only.

In addition, for five mortgage loans (identified as Loan Nos. 3, 5, 27, 50 and 71 on Annex A to this prospectus supplement) representing approximately 9.37% of the Initial Pool Balance (which include 4 mortgage loans in Loan Group 1, or approximately 10.91% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, or approximately 2.44% of the Initial Loan Group 2 Balance), DSCR was calculated after reducing the original principal balance of these mortgage loans by holdback amounts and amounts available for payment of debt service under certain letters of credit pledged as additional collateral. See also "ANNEX B--801 MARKET STREET" and "--CENTENNIAL CENTER I" in this prospectus supplement. Also, with respect to one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance) had the Underwritten DSCR been calculated based only on the loan payments due under the master lease for the Wellbridge Mortgage Loan, the Underwritten DSCR would be 3.72x. See "--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" above.

                                       RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                         % OF      ---------------------------------------------------------------
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
RANGE OF DEBT SERVICE       MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS               LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
---------------------       ---------   ------------     -------   --------   --------------    ----   -----------   -------------
1.164x to 1.199x .........      1     $   16,747,875       1.41%    6.500%        119           1.16x     77.90%        67.09%
1.200x to 1.249x .........      4         29,514,470       2.48%    5.932%        115           1.23x     74.99%        57.60%
1.250x to 1.299x .........     10        148,093,274      12.43%    6.175%        116           1.28x     72.66%        60.34%
1.300x to 1.349x .........     10        148,003,601      12.42%    6.195%        115           1.31x     76.48%        64.81%
1.350x to 1.399x .........     10        110,575,850       9.28%    5.972%        119           1.37x     76.15%        63.40%
1.400x to 1.449x .........     21        138,192,905      11.60%    5.767%        102           1.42x     75.62%        65.17%
1.450x to 1.499x .........     24        140,754,036      11.81%    5.786%        114           1.47x     72.95%        61.32%
1.500x to 1.549x .........     12         63,237,630       5.31%    5.684%        106           1.53x     70.76%        59.16%
1.550x to 1.599x .........     16         90,509,117       7.60%    5.886%        103           1.57x     67.41%        55.26%
1.600x to 1.649x .........      8         54,953,907       4.61%    5.515%         81           1.62x     71.62%        61.50%
1.650x to 1.699x .........      3         30,792,775       2.58%    6.305%        114           1.68x     66.13%        56.59%
1.700x to 1.799x .........      6         59,824,996       5.02%    5.531%         95           1.77x     70.25%        66.32%
1.800x to 1.999x .........      2         47,987,518       4.03%    4.948%         87           1.90x     58.29%        51.00%
2.000x to 2.999x .........      5         92,340,170       7.75%    5.068%         89           2.69x     47.18%        42.91%
3.000x to 4.113x .........      3         20,160,000       1.69%    6.103%        101           3.57x     42.62%        40.38%
                              ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ................    135     $1,191,688,123     100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===     ==============     ======

--------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                       RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF DEBT SERVICE       MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS               LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
---------------------       ---------   ------------     -------   --------   --------------    ----   -----------   -------------
1.214x to 1.249x ........       1      $  6,000,000        0.62%    6.500%         96           1.21x     58.82%        20.83%
1.250x to 1.299x ........       6       119,199,203       12.23%    6.233%        116           1.28x     71.27%        59.16%
1.300x to 1.349x ........       7       112,942,064       11.59%    6.298%        114           1.31x     75.87%        64.45%
1.350x to 1.399x ........       7        82,176,811        8.43%    5.992%        117           1.38x     75.88%        63.13%
1.400x to 1.449x ........      14       103,333,041       10.60%    5.760%         96           1.42x     76.28%        66.31%
1.450x to 1.499x ........      18       114,841,252       11.78%    5.843%        114           1.48x     72.22%        60.52%
1.500x to 1.549x ........      10        51,679,097        5.30%    5.791%        112           1.53x     69.95%        57.50%
1.550x to 1.599x ........      14        85,907,651        8.82%    5.924%        104           1.57x     66.96%        54.55%
1.600x to 1.649x ........       8        54,953,907        5.64%    5.515%         81           1.62x     71.62%        61.50%
1.650x to 1.699x ........       3        30,792,775        3.16%    6.305%        114           1.68x     66.13%        56.59%
1.700x to 1.799x ........       6        59,824,996        6.14%    5.531%         95           1.77x     70.25%        66.32%
1.800x to 1.999x ........       2        47,987,518        4.92%    4.948%         87           1.90x     58.29%        51.00%
2.000x to 2.999x ........       4        84,727,106        8.69%    5.021%         87           2.75x     46.50%        42.63%
3.000x to 4.113x ........       3        20,160,000        2.07%    6.103%        101           3.57x     42.62%        40.38%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...............     103      $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                              ===      ============      ======

------------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                          RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF DEBT SERVICE       MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS               LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
---------------------       ---------   ------------     -------   --------   --------------    ----   -----------   -------------
1.164x to 1.199x .........      1      $ 16,747,875        7.71%    6.500%        119           1.16x     77.90%        67.09%
1.200x to 1.249x .........      3        23,514,470       10.83%    5.787%        119           1.23x     79.12%        66.98%
1.250x to 1.299x .........      4        28,894,071       13.31%    5.936%        117           1.30x     78.40%        65.25%
1.300x to 1.349x .........      3        35,061,536       16.15%    5.864%        117           1.31x     78.45%        65.95%
1.350x to 1.399x .........      3        28,399,039       13.08%    5.916%        124           1.37x     76.95%        64.19%
1.400x to 1.449x .........      7        34,859,864       16.05%    5.785%        117           1.42x     73.66%        61.80%
1.450x to 1.499x .........      6        25,912,784       11.93%    5.533%        111           1.46x     76.18%        64.88%
1.500x to 1.549x .........      2        11,558,532        5.32%    5.204%         79           1.51x     74.40%        66.61%
1.550x to 1.599x .........      2         4,601,467        2.12%    5.178%         76           1.58x     75.82%        68.44%
2.000x to 2.007x .........      1         7,613,064        3.51%    5.590%        116           2.01x     54.77%        46.08%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ................     32      $217,162,701      100.00%    5.810%        115           1.37x     76.13%        64.42%
                              ===      ============      ======

---------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

     The following 6 tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or Anticipated Prepayment Dates) of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination. In addition, with respect to five mortgage loans (identified as Loan Nos. 3, 5, 27, 50 and 71 on Annex A to this prospectus supplement) representing approximately 9.37% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or approximately 10.91% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.44% of the Initial Loan Group 2 Balance), the LTV Ratios as of the Cut-off Date and as of the maturity date were calculated after reducing the Cut-off Date Balance and the Maturity/APD Balance of these mortgage loans by holdback amounts and amounts payable under certain letters of credit pledged as additional collateral. See "ANNEX B--801 MARKET STREET" and "--CENTENNIAL CENTER I" in this prospectus supplement.

                                                     RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                                       WEIGHTED AVERAGES
                                                         % OF      ---------------------------------------------------------------
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
RANGE OF LTV RATIOS         MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
 AS OF THE CUT-OFF DATE       LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
-----------------------     ---------   ------------     -------   --------   --------------    ----   -----------   -------------
33.03% to 50.00% .........      3     $   85,987,518       7.22%    5.264%         87           2.96x     43.14%        39.84%
50.01% to 60.00% .........     14        132,831,413      11.15%    5.412%        102           1.86x     56.89%        45.53%
60.01% to 65.00% .........      9         45,251,575       3.80%    5.869%        113           1.58x     63.20%        50.02%
65.01% to 70.00% .........     17        164,077,084      13.77%    6.075%        114           1.47x     67.20%        56.56%
70.01% to 75.00% .........     39        292,030,347      24.51%    6.006%        109           1.40x     73.50%        62.54%
75.01% to 80.00% .........     52        460,010,187      38.60%    5.826%        106           1.42x     78.15%        67.36%
80.01% to 80.99% .........      1         11,500,000       0.97%    5.920%        120           1.34x     80.99%        68.54%
                              ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ................    135     $1,191,688,123     100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===     ==============     ======

----------------------
(1) Calculated based on to the respective Anticipated Prepayment Date for the APD Loans.


                                             RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF LTV RATIOS         MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
 AS OF THE CUT-OFF DATE       LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
-----------------------     ---------   ------------     -------   --------   --------------    ----   -----------   -------------
33.03% to 50.00%                3      $ 85,987,518        8.82%    5.264%         87           2.96x     43.14%        39.84%
50.01% to 60.00%               13       125,218,349       12.85%    5.401%        101           1.86x     57.02%        45.50%
60.01% to 65.00%                8        38,896,962        3.99%    5.875%        113           1.60x     63.60%        49.79%
65.01% to 70.00%               15       161,077,084       16.53%    6.083%        114           1.47x     67.18%        56.55%
70.01% to 75.00%               32       262,396,550       26.93%    6.041%        107           1.40x     73.53%        62.80%
75.01% to 80.00%               31       289,448,960       29.70%    5.817%        102           1.47x     78.07%        67.82%
80.01% to 80.99%                1        11,500,000        1.18%    5.920%        120           1.34x     80.99%        68.54%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE                     103      $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                              ===      ============      ======

--------------------
(1) Calculated based on to the respective Anticipated Prepayment Date for the APD Loans.


                                           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF LTV RATIOS         MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
 AS OF THE CUT-OFF DATE       LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
-----------------------     ---------   ------------     -------   --------   --------------    ----   -----------   -------------
54.77% to 60.00% ..........     1      $  7,613,064        3.51%    5.590%        116           2.01x     54.77%        46.08%
60.01% to 65.00% ..........     1         6,354,613        2.93%    5.830%        116           1.42x     60.75%        51.47%
65.01% to 70.00 ...........     2         3,000,000        1.38%    5.640%        120           1.53x     68.19%        57.22%
70.01% to 75.00% ..........     7        29,633,797       13.65%    5.699%        118           1.42x     73.32%        60.26%
75.01% to 80.00% ..........    21       170,561,227       78.54%    5.841%        114           1.33x     78.29%        66.57%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE .................    32      $217,162,701      100.00%    5.810%        115           1.37x     76.13%        64.42%
                              ===      ============      ======

--------------
(1) Calculated based on to the respective Anticipated Prepayment Date for the APD Loans.

                                                       RANGE OF LTV RATIOS AS OF MATURITY DATES

                                                                                       WEIGHTED AVERAGES
                                                         % OF      ---------------------------------------------------------------
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
RATIOS RANGE OF LTV AS      MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
OF MATURITY DATES(1)          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
----------------------      ---------   ------------     -------   --------   --------------    ----   -----------   -------------
20.83% to 40.00% .........      8     $   54,297,326       4.56%    6.499%        115           2.03x     51.64%        33.97%
40.01% to 50.00% .........     10        125,060,747      10.49%    5.173%         95           2.39x     50.32%        43.47%
50.01% to 55.00% .........     12        103,637,581       8.70%    5.356%        100           1.85x     61.27%        52.54%
55.01% to 60.00% .........     32        220,323,108      18.49%    5.999%        115           1.45x     69.35%        56.99%
60.01% to 65.00% .........     30        277,847,300      23.32%    6.047%        118           1.37x     74.43%        62.63%
65.01% to 70.00% .........     30        292,812,727      24.57%    5.929%        109           1.37x     78.40%        67.44%
70.01% to 75.00% .........     10         90,909,333       7.63%    5.402%         66           1.55x     77.22%        71.55%
75.01% to 79.81% .........      3         26,800,000       2.25%    5.671%         81           1.76x     79.06%        79.06%
                              ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE ................    135     $1,191,688,123     100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===     ==============     ======

--------------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                            RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RATIOS RANGE OF LTV AS      MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
OF MATURITY DATES(1)          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
----------------------      ---------   ------------     -------   --------   --------------    ----   -----------   -------------
20.83% to 40.00% ..........     8      $ 54,297,326        5.57%    6.499%        115           2.03x     51.64%        33.97%
40.01% to 50.00% ..........     8       115,969,323       11.90%    5.135%         94           2.43x     49.72%        43.23%
50.01% to 55.00% ..........    11        97,282,968        9.98%    5.325%         99           1.87x     61.30%        52.62%
55.01% to 60.00% ..........    27       210,190,807       21.57%    6.012%        115           1.46x     69.21%        56.99%
60.01% to 65.00% ..........    23       221,318,113       22.71%    6.104%        115           1.37x     74.14%        62.76%
65.01% to 70.00% ..........    17       184,099,555       18.89%    5.921%        104           1.41x     78.25%        67.77%
70.01% to 75.00% ..........     6        64,567,330        6.63%    5.440%         65           1.60x     76.72%        71.66%
75.01% to 79.81% ..........     3        26,800,000        2.75%    5.671%         81           1.76x     79.06%        79.06%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE .................   103      $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                              ===      ============      ======

-------------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                               RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGES
                                                          % OF    ----------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RATIOS RANGE OF LTV AS      MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
OF MATURITY DATES(1)          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
----------------------      ---------   ------------     -------   --------   --------------    ----   -----------   -------------
46.08% to 50.00% .........      2      $  9,091,424        4.19%    5.669%        116           1.89x     58.01%        46.60%
50.01% to 55.00% .........      1         6,354,613        2.93%    5.830%        116           1.42x     60.75%        51.47%
55.01% to 60.00% .........      5        10,132,300        4.67%    5.733%        118           1.41x     72.29%        57.14%
60.01% to 65.00% .........      7        56,529,187       26.03%    5.822%        130           1.38x     75.57%        62.13%
65.01% to 70.00% .........     13       108,713,172       50.06%    5.942%        117           1.31x     78.65%        66.88%
70.01% to 73.03% .........      4        26,342,003       12.13%    5.311%         69           1.43x     78.42%        71.28%
                              ---      ------------      ------
TOTAL/WEIGHTED
  AVERAGE ................     32      $217,162,701      100.00%    5.810%        115           1.37x     76.13%        64.42%
                              ===      ============      ======

----------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                                   RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                           % OF      ---------------------------------------------------------------
                              NUMBER OF     AGGREGATE      INITIAL                 STATED
RANGE OF CUT-OFF              MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
 DATE BALANCES                  LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
----------------              ---------   ------------     -------   --------   --------------    ----   -----------   -------------
$1,194,747 to $1,999,999 .....     12    $   19,439,281       1.63%    6.126%        112           1.49x     71.50%        57.49%
$2,000,000 to $3,999,999 .....     33        96,539,688       8.10%    5.751%        106           1.59x     69.57%        57.07%
$4,000,000 to $5,999,999 .....     23       110,219,889       9.25%    5.881%        112           1.48x     72.21%        59.62%
$6,000,000 to $7,999,999 .....     20       134,519,904      11.29%    5.734%        103           1.60x     69.02%        57.53%
$8,000,000 to $9,999,999 .....      6        51,119,151       4.29%    5.905%        105           1.54x     72.38%        63.27%
$10,000,000 to $11,999,999 ...     12       131,157,628      11.01%    6.090%        110           1.68x     70.98%        61.51%
$12,000,000 to $13,999,999 ...      6        78,769,823       6.61%    5.840%        111           1.39x     76.49%        65.36%
$14,000,000 to $15,999,999 ...      5        74,477,014       6.25%    5.561%         92           1.51x     77.74%        67.44%
$16,000,000 to $19,999,999 ...      9       163,506,089      13.72%    6.040%        109           1.34x     76.09%        64.98%
$20,000,000 to $29,999,999 ...      4        86,388,503       7.25%    5.889%        122           1.57x     66.93%        56.01%
$30,000,000 to $49,999,999 ...      4       173,551,153      14.56%    5.859%        108           1.44x     68.70%        58.75%
$70,000,000 to $72,000,000 ...      1        72,000,000       6.04%    4.916%         81           2.86x     44.17%        41.49%
                                  ---    --------------     ------
TOTAL/WEIGHTED
  AVERAGE ....................    135    $1,191,688,123     100.00%    5.820%        106           1.59x     70.07%        59.63%
                                  ===    ==============     ======

-------------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                            RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                         WEIGHTED AVERAGES
                                                            % OF    ----------------------------------------------------------------
                                                           INITIAL
                              NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF CUT-OFF              MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
 DATE BALANCES                  LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR     LTV RATIO     MATURITY(1)
----------------              ---------   ------------     -------   --------   --------------    ----   -----------   -------------
$1,386,276 to $1,999,999 .....     7      $ 12,270,842       1.26%    6.306%        108           1.52x     71.10%        57.70%
$2,000,000 to $3,999,999 .....    26        75,749,032       7.77%    5.822%        108           1.63x     67.46%        54.70%
$4,000,000 to $5,999,999 .....    18        86,226,932       8.85%    5.911%        110           1.51x     71.10%        58.26%
$6,000,000 to $7,999,999 .....    15       100,382,807      10.30%    5.809%        102           1.61x     69.32%        57.13%
$8,000,000 to $9,999,999 .....     4        34,413,598       3.53%    5.888%        100           1.64x     69.93%        62.06%
$10,000,000 to $11,999,999 ...    10       110,528,535      11.34%    6.129%        106           1.73x     69.91%        61.14%
$12,000,000 to $13,999,999 ...     3        39,337,846       4.04%    5.891%        117           1.48x     73.42%        62.00%
$14,000,000 to $15,999,999 ...     5        74,477,014       7.64%    5.561%         92           1.51x     77.74%        67.44%
$16,000,000 to $19,999,999 ...     7       130,294,902      13.37%    6.007%        107           1.37x     75.57%        64.54%
$20,000,000 to $29,999,999 ...     3        65,292,761       6.70%    5.872%        116           1.65x     63.31%        53.73%
$30,000,000 to $49,999,999 ...     4       173,551,153      17.81%    5.859%        108           1.44x     68.70%        58.75%
$70,000,000 to $72,000,000 ...     1        72,000,000       7.39%    4.916%         81           2.86x     44.17%        41.49%
                                 ---      ------------     ------
TOTAL/WEIGHTED
  AVERAGE ....................   103      $974,525,422     100.00%    5.822%        105           1.64x     68.72%        58.56%
                                 ===      ============     ======

---------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                          WEIGHTED AVERAGES
                                                             % OF    ---------------------------------------------------------------
                                                            INITIAL
                               NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF CUT-OFF               MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING            CUT-OFF DATE   LTV RATIO AT
 DATE BALANCES                   LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)   DSCR     LTV RATIO     MATURITY(1)
----------------               ---------   ------------     -------   --------   --------------   ----   -----------   -------------
$1,194,747 to $1,999,999 ......    5      $  7,168,439       3.30%     5.819%        118          1.42x     72.17%        57.14%
$2,000,000 to $3,999,999 ......    7        20,790,656       9.57%     5.495%         99          1.44x     77.26%        65.71%
$4,000,000 to $5,999,999 ......    5        23,992,957      11.05%     5.773%        119          1.34x     76.18%        64.51%
$6,000,000 to $7,999,999 ......    5        34,137,096      15.72%     5.512%        104          1.58x     68.14%        58.72%
$8,000,000 to $9,999,999 ......    2        16,705,553       7.69%     5.942%        115          1.36x     77.42%        65.76%
$10,000,000 to $11,999,999 ....    2        20,629,093       9.50%     5.879%        128          1.40x     76.70%        63.44%
$12,000,000 to $13,999,999 ....    3        39,431,978      18.16%     5.788%        106          1.31x     79.55%        68.71%
$16,000,000 to $19,999,999 ....    2        33,211,186      15.29%     6.170%        119          1.23x     78.14%        66.70%
$20,000,000 to $21,095,743 ....    1        21,095,743       9.71%     5.940%        139          1.30x     78.13%        63.06%
                                 ---      ------------     ------
TOTAL/WEIGHTED
  AVERAGE .....................   32      $217,162,701     100.00%     5.810%        115          1.37x     76.13%        64.42%
                                 ===      ============     ======

-----------------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                             RANGE OF CURRENT OCCUPANCY RATES(1)(2)(5)

                                                                                         WEIGHTED AVERAGES
                                                            % OF      --------------------------------------------------------------
                            NUMBER OF       AGGREGATE      INITIAL                 STATED
RANGE OF CURRENT            MORTGAGE      CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
OCCUPANCY RATES           PROPERTIES(3)      BALANCE       BALANCE     RATE     TERM (MOS.)(4)    DSCR     LTV RATIO     MATURITY(4)
----------------          -------------   ------------     -------   --------   --------------    ----   -----------   -------------
74.10% to 80.00% ........       3        $   49,741,480     4.17%     6.140%        118           1.29x     67.93%        56.21%
80.01% to 85.00% ........       7            97,763,700     8.20%     5.226%         89           2.51x     50.22%        45.50%
85.01% to 90.00% ........      10           101,861,152     8.55%     5.820%         96           1.38x     76.56%        67.14%
90.01% to 95.00% ........      35           268,032,897    22.49%     5.620%        106           1.54x     71.39%        60.48%
95.01% to 100.00% .......      90           628,004,329    52.70%     5.917%        109           1.48x     73.07%        62.27%
                              ---        --------------    -----
TOTAL/WEIGHTED
  AVERAGE ...............     145        $1,145,403,558    96.12%     5.789%        106           1.57x     70.82%        60.59%
                              ===        ==============    =====

------------------------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan N0s. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on Annex
     A to this prospectus supplement) representing approximately 7.49% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 6.74% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(5) Excludes one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance), which is secured by a portfolio of 15 health clubs that do not have an occupancy rate, and five mortgage loans (identified as loan Nos. 36, 43, 64, 76 and 78 on Annex A to this prospectus supplement), representing approximately 3.04% of the Initial Pool Balance (or approximately 3.72% of the Initial Loan Group 1 Balance), which are secured by hotel properties that do not have occupancy rates.

                                               RANGE OF CURRENT OCCUPANCY RATES(1)(2)(5)--LOAN GROUP 1

                                                                                         WEIGHTED AVERAGES
                                                            % OF     ---------------------------------------------------------------
                                                           INITIAL
                            NUMBER OF       AGGREGATE       LOAN                   STATED
RANGE OF CURRENT            MORTGAGE      CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
OCCUPANCY RATES           PROPERTIES(3)      BALANCE       BALANCE     RATE     TERM (MOS.)(4)    DSCR     LTV RATIO     MATURITY(4)
----------------          -------------   ------------     -------   --------   --------------    ----   -----------   -------------
68.80% to 80.00% .......        3        $ 49,741,480       5.10%     6.140%        118           1.29x     67.93%        56.21%
80.01% to 85.00% .......        5          85,891,700       8.81%     5.167%         84           2.67x     46.73%        42.96%
85.01% to 90.00% .......        7          68,839,031       7.06%     5.809%         93           1.39x     76.94%        67.70%
90.01% to 95.00% .......       26         206,446,659      21.18%     5.610%        107           1.59x     69.58%        58.70%
95.01% to 100.00% ......       66         517,321,987      53.08%     5.920%        106           1.50x     72.54%        62.13%
                              ---        ------------      -----
TOTAL/WEIGHTED
  AVERAGE ..............      107        $928,240,857      95.25%     5.785%        104           1.61x     69.57%        59.69%
                              ===        ============      =====

--------------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 1 includes 7 multi-property mortgage loans (identified as Loan N0s. 22, 35, 38, 42, 50, 51 and 86 on Annex A to this prospectus supplement) representing approximately 5.51% of the Initial Pool Balance (or approximately 6.74% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(5) Excludes one mortgage loan (identified as Loan No. 42 on Annex A to this prospectus supplement), representing approximately 0.84% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance), which is secured by a portfolio of 15 health clubs that do not have an occupancy rate, and five mortgage loans (identified as loan Nos. 36, 43, 64, 76 and 78 on Annex A to this prospectus supplement), representing approximately 3.04% of the Initial Pool Balance (or 3.72% of the Initial Loan Group 1 Balance), which are secured by hotel properties that do not have occupancy rates.

                                  RANGE OF CURRENT OCCUPANCY RATES(1)(2)--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGES
                                                          % OF     ---------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF CURRENT            MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
OCCUPANCY RATES           PROPERTIES(3)    BALANCE       BALANCE     RATE     TERM (MOS.)(4)    DSCR    LTV RATIO     MATURITY(4)
-----------------------   ------------- ------------     -------   --------   --------------    ----   -----------   -------------
82.10% to 85.00% ......        2       $ 11,872,000        5.47%     5.656%        120           1.35x     75.45%        63.86%
85.01% to 90.00% ......        3         33,022,121       15.21%     5.842%        102           1.36x     75.79%        65.98%
90.01% to 95.00% ......        9         61,586,237       28.36%     5.653%        104           1.39x     77.47%        66.42%
95.01% to 100.00% .....       24        110,682,342       50.97%     5.904%        124           1.37x     75.57%        62.91%
                             ---       ------------      ------
TOTAL/WEIGHTED
AVERAGE ...............       38       $217,162,701      100.00%     5.810%        115           1.37x     76.13%        64.42%
                             ===       ============      ======

----------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 2 includes three multi-property mortgage loans (identified as Loan N0s. 30, 60 and 85 on Annex A to this prospectus supplement) representing approximately 1.98% of the Initial Pool Balance (or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                      RANGE OF YEARS BUILT/RENOVATED--ALL MORTGAGE LOANS(1)(2)

                                                                                       WEIGHTED AVERAGES
                                                                   ---------------------------------------------------------------
                                                          % OF
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
RANGE OF YEARS              MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
BUILT/RENOVATED           PROPERTIES(3)    BALANCE       BALANCE     RATE     TERM (MOS.)(4)    DSCR    LTV RATIO     MATURITY(4)
-----------------------   ------------- -------------    -------   --------   --------------    ----   -----------   -------------
1927 to 1969 ..........        10      $   34,022,303      2.85%    5.635%         95           1.42x     78.78%        69.38%
1970 to 1979 ..........        14          44,723,836      3.75%    5.495%        108           1.79x     63.88%        53.37%
1980 to 1989 ..........        33         217,878,383     18.28%    5.673%         96           1.64x     67.92%        58.60%
1990 to 1994 ..........        11         124,067,779     10.41%    5.296%         96           2.32x     55.49%        48.39%
1995 to 1999 ..........        24         173,069,684     14.52%    5.990%        110           1.43x     73.19%        61.47%
2000 to 2002 ..........        73         597,926,137     50.17%    5.968%        112           1.46x     72.94%        61.71%
                              ---      --------------     -----
TOTAL/WEIGHTED
  AVERAGE .............       165      $1,191,688,123    100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===      ==============    ======

----------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan N0s. 22, 30, 35, 38, 42, 50, 51, 60, 85 and 86 on Annex
     A to this prospectus supplement) representing approximately 7.49% of the Initial Pool Balance (which include 7 mortgage loans in Loan Group 1, or approximately 6.74% of the Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                         RANGE OF YEARS BUILT/RENOVATED--LOAN GROUP 1(1)(2)

                                                                                       WEIGHTED AVERAGES
                                                          % OF         ------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF YEARS              MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
BUILT/RENOVATED           PROPERTIES(3)    BALANCE       BALANCE     RATE     TERM (MOS.)(4)    DSCR    LTV RATIO     MATURITY(4)
-----------------------   ------------- -------------    -------   --------   --------------    ----   -----------   -------------
1927 to 1969 ..........          4     $ 14,386,367        1.48%    5.742%         77           1.53x     78.29%        71.02%
1970 to 1979 ..........         12       38,944,567        4.00%    5.473%        107           1.85x     62.12%        52.28%
1980 to 1989 ..........         29      193,386,409       19.84%    5.682%         96           1.64x     67.57%        58.31%
1990 to 1994 ..........         10      122,787,779       12.60%    5.293%         96           2.33x     55.37%        48.31%
1995 to 1999 ..........         20      143,851,809       14.76%    5.940%        108           1.48x     72.33%        60.46%
2000 to 2002 ..........         52      461,168,490       47.32%    6.018%        110           1.48x     71.89%        60.94%
                               ---     ------------      ------
TOTAL/WEIGHTED
  AVERAGE .............        127     $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                               ===     ============      ======

----------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan N0s. 22, 35, 38, 42, 50, 51 and 86 on Annex A to this prospectus supplement) representing approximately 5.51% of the Initial Pool Balance (or approximately 6.74% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                         RANGE OF YEARS BUILT/RENOVATED--LOAN GROUP 2(1)(2)

                                                                                       WEIGHTED AVERAGES
                                                          % OF         -------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
RANGE OF YEARS              MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
BUILT/RENOVATED           PROPERTIES(3)    BALANCE       BALANCE     RATE     TERM (MOS.)(4)    DSCR    LTV RATIO     MATURITY(4)
-----------------------   ------------- -------------    -------   --------   --------------    ----   -----------   -------------
1927 to 1969 ..........        6       $ 19,635,936       9.04%     5.557%        108           1.34x     79.14%        68.18%
1970 to 1979 ..........        2          5,779,268       2.66%     5.647%        117           1.43x     75.72%        60.75%
1980 to 1989 ..........        4         24,491,974      11.28%     5.606%         98           1.58x     70.72%        60.87%
1990 to 1994 ..........        1          1,280,000       0.59%     5.640%        120           1.58x     67.37%        56.53%
1995 to 1999 ..........        4         29,217,875      13.45%     6.238%        119           1.20x     77.46%        66.40%
2000 to 2002 ..........       21        136,757,647      62.97%     5.800%        117           1.37x     76.49%        64.33%
                             ---       ------------      -----
TOTAL/WEIGHTED
  AVERAGE .............       38       $217,162,701    100.00%     5.810%         115           1.37x     76.13%        64.42%
                             ===       ============    =======

----------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 2 includes three multi-property mortgage loans (identified as Loan N0s. 30, 60 and 85 on Annex A to this prospectus supplement) representing approximately 1.98% of the Initial Pool Balance (or approximately 10.87% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


                                  PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                   ---------------------------------------------------------------
                                                          % OF
                            NUMBER OF     AGGREGATE      INITIAL                 STATED
                            MORTGAGE    CUT-OFF DATE      POOL     MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
PREPAYMENT PROVISION          LOANS        BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR    LTV RATIO     MATURITY(1)
-----------------------   ------------- -------------    -------   --------   --------------    ----   -----------   -------------
Lockout Period followed
  by Defeasance .......       129      $1,168,799,817     98.08%    5.830%        107           1.58x     70.28%        59.80%
Lockout Period
  followed by
  Yield Maintenance
  Charge ..............         6          22,888,305      1.92%    5.313%        102           2.10x     59.36%        50.98%
                              ---      --------------    ------
TOTAL/WEIGHTED
  AVERAGE .............       135      $1,191,688,123    100.00%    5.820%        106           1.59x     70.07%        59.63%
                              ===      ==============    ======

----------

(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                     PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                          % OF     ---------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
                            MORTGAGE    CUT-OFF DATE     GROUP 1   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
PREPAYMENT PROVISION         LOANS         BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR    LTV RATIO     MATURITY(1)
-----------------------   ------------- -------------    -------   --------   --------------    ----   -----------   -------------
Lockout Period followed
  by Defeasance .......       100      $960,965,422       98.61%    5.835%        105           1.62x     68.91%        58.69%
Lockout Period
  followed by
  Yield Maintenance
  Charge ..............         3        13,560,000        1.39%    4.932%         92           2.59x     55.24%        49.49%
                              ---      ------------       -----
TOTAL/WEIGHTED
  AVERAGE .............       103      $974,525,422      100.00%    5.822%        105           1.64x     68.72%        58.56%
                              ===      ============      ======

----------

(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                                     PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGES
                                                          % OF     ---------------------------------------------------------------
                                                         INITIAL
                            NUMBER OF     AGGREGATE       LOAN                   STATED
                            MORTGAGE    CUT-OFF DATE     GROUP 2   MORTGAGE     REMAINING             CUT-OFF DATE   LTV RATIO AT
PREPAYMENT PROVISION         LOANS         BALANCE       BALANCE     RATE     TERM (MOS.)(1)    DSCR    LTV RATIO     MATURITY(1)
-----------------------   ------------- -------------    -------   --------   --------------    ----   -----------   -------------
Lockout Period followed
  by Defeasance .......        29       $207,834,396      95.70%     5.807%        115           1.37x     76.62%        64.93%
Lockout Period
  followed by
  Yield Maintenance
  Charge ..............         3          9,328,305       4.30%     5.866%        116           1.39x     65.35%        53.14%
                              ---       ------------      -----
TOTAL/WEIGHTED
  AVERAGE .............        32       $217,162,701     100.00%     5.810%        115           1.37x     76.13%        64.42%
                              ===       ============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--UNDERWRITING STANDARDS" and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" and in the prospectus under "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by S&P and Moody's for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     REVENUE.In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers generally determined revenue from rents by relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), after applying the vacancy factor. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases in place and other borrower supplied information.

     EXPENSES.In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue (except with respect to single tenant properties, where a minimum of 3.0% of gross receipts was generally assumed, and with respect to self storage properties, where a minimum of 5% of gross receipts was generally assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and
(d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     REPLACEMENT RESERVES.Replacement reserves, if any, are reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in most cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     PROPERTY INSPECTIONS.All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

     APPRAISALS.All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     ENVIRONMENTAL REPORTS.A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property (other than the Mortgaged Properties securing the mortgage loans described in the following sentence) and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" below.

     BUILDING CONDITION REPORTS.At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     EARTHQUAKE ANALYSES.An architectural and engineering consultant performed an analysis on 27 Mortgaged Properties, securing mortgage loans representing approximately 16.18% of the Initial Pool Balance, located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. One of the 27 Mortgaged Properties described above securing a mortgage loan (identified as Loan No. 16 on Annex A to this prospectus supplement), representing approximately 1.50% of the Initial Pool Balance (or approximately 1.83% of the Initial Loan Group 1 Balance), is covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 26 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing community properties.

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THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, Bank of America and GACC. GECC is the parent corporation of the Depositor. See "THE DEPOSITOR" in the prospectus. It is anticipated that Bank of America will be master servicer and primary servicer for all of the mortgage loans. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC, except for two mortgage loans (identified as Loan Nos. 20 and 72 on Annex A to this prospectus supplement and as described on Annex A-2 to this prospectus supplement), representing approximately 1.75% of the Initial Pool Balance (or approximately
2.13 % of the Initial Loan Group 1 Balance), that GECC acquired after underwriting and closing such mortgage loans as origination agent for the related mortgage lender. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America, except for (a) certain mortgage loans (identified as Loan Nos. 62, 83, 87, 97, 110, 112, 116, 120, 130 and 132 on Annex A to this prospectus supplement), representing approximately 2.65% of the Initial Pool Balance (which include three mortgage loans in Loan Group 1, or approximately 0.86% of the Initial Loan Group 1 Balance, and seven mortgage loans in Loan Group 2, or approximately 10.69% of the Cut-Off Date Group 2 Balance), that Bank of America acquired from Bridger Commercial Funding LLC ("Bridger") (the "Bridger Loans") and (b) one mortgage loan (identified as Loan No. 92 on Annex A to this prospectus supplement), representing approximately 0.31% of the Initial Pool Balance (or approximately 0.38% of the Initial Loan Group 1 Balance), that Bank of America acquired from Capital Lease Funding, LLC ("CLF")(such loan, the "CLF loan"). Bridger is a real estate financial services company organized under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans. Bridger's principal offices are located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94960. CLF is a Delaware limited liability company and its address is 110 Maiden Lane, 26th Floor, New York, New York 10005. The Bridger Loans and the CLF Loan were also originated generally in accordance with Bank of America's underwriting criteria described below. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

GECC'S UNDERWRITING STANDARDS

     GENERAL.Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $28 billion of assets.

     GE Real Estate originates commercial mortgage loans through approximately 12 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     LOAN ANALYSIS.All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     LOAN APPROVAL.Prior to commitment, all mortgage loans must be approved by GE Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO.GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

          PROPERTY TYPE                   DSCR GUIDELINE   LTV RATIO GUIDELINE
          -------------                   --------------   -------------------
          Anchored Retail ............         1.20x             80.00%
          Unanchored Retail ..........         1.25x             80.00%
          Office .....................         1.25x             80.00%
          Multifamily ................         1.20x             80.00%
          Self storage ...............         1.25x             75.00%
          Industrial/Warehouse .......         1.20x             80.00%
          Manufactured Housing .......         1.20x             80.00%
          Hotel ......................         1.50x             70.00%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A to this prospectus supplement.

     ESCROW REQUIREMENTS.Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o INSURANCE--If the property is insured under an individual policy (I.E., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o REPLACEMENT RESERVES--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:

                   Retail .......................    $0.15 per square foot
                   Office .......................    $0.20 per square foot
                   Multifamily ..................    $250 per unit
                   Self storage .................    $0.15 per square foot
                   Industrial/Warehouse .........    $0.15 per square foot
                   Manufactured Housing .........    $50-$100 per pad
                   Hotel ........................     4.00% to 5.00% of revenues

     o COMPLETION REPAIR/ENVIRONMENTAL REMEDIATION--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

GACC'S UNDERWRITING STANDARDS

     GENERAL.All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United States.

     LOAN ANALYSIS.In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     LOAN APPROVAL.Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO.GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

          PROPERTY TYPE                   DSCR GUIDELINE    LTV RATIO GUIDELINE
          -------------                   --------------    -------------------
          Anchored Retail ............        1.25x                75%
          Unanchored Retail ..........        1.30x                70%
          Office .....................        1.25x                75%
          Multifamily ................        1.20x                80%
          Self storage ...............        1.30x                70%
          Industrial/Warehouse .......        1.25x                75%
          Manufactured Housing .......        1.20x                80%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A to this prospectus supplement.

     ESCROW REQUIREMENTS.GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o TAXES AND INSURANCE--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

                   Retail ............................   $0.20 per square foot
                   Office ............................   $0.20 per square foot
                   Multifamily .......................   $250 per unit
                   Self storage ......................   $0.15 per square foot
                   Industrial/Warehouse ..............   $0.20 per square foot
                   Manufactured Housing Community ....   $50-100 per pad

     o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

BANK OF AMERICA'S UNDERWRITING STANDARDS

     GENERAL.Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     LOAN ANALYSIS.Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     LOAN APPROVAL.Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

     ESCROW REQUIREMENTS.Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o INSURANCE--If the property is insured under an individual policy (I.E. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o REPLACEMENT RESERVES--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o IMMEDIATE REPAIR/ENVIRONMENTAL REMEDIATION--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o TENANT IMPROVEMENT/LEASE COMMISSIONS--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the applicable agreements). The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan;

          (3) the proceeds of each mortgage loan have been fully disbursed and there is no requirement for future advances thereunder. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

          (4) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights including, without limitation, the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph
     (4) above. If the Mortgaged Property is subject to any leases, the related borrower is the owner and holder of the landlord's interest under any leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default;

          (6) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums;

          (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage, Mortgage Note and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or ground lease, as applicable, including all buildings and improvements thereon, subject only to the exceptions set forth in paragraph (4) above and the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"):
     (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property,
     (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans, there are no mortgage loans that are senior with respect to the related Mortgaged Property or such mortgage loan;

          (9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments will not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

          (10) to the Mortgage Loan Seller's knowledge as of the Closing Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the mortgage loan; and to the Mortgage Loan Seller's knowledge, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (11) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or, if such policy is not yet issued, such insurance may be evidenced by a commitment "marked up" at the closing of the related mortgage loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), insuring the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon;

          (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; each Mortgaged Property was covered by a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties; such insurance was in full force and effect with respect to each related Mortgaged Property at origination; and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the mortgage loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the related borrower maintain insurance as described above;

          (13) other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage;

          (14) as of the Cut-Off Date, each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment;

          (15) each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other mortgage loan and the Mortgage Note is not secured by any collateral that is not included in the trust fund;

          (16) one or more Phase I environmental site assessments or updates thereof (each a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects,
     (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or
     (vi) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each mortgage loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations;

          (17) as of origination, and as of the Cut-off Date, no related borrower is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (18) subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgage Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related borrower, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a borrower, or certain substitutions or releases of collateral) or, encumbered in connection with subordinate financing by a lien or security interest against the related Mortgage Property, other than any existing permitted additional debt;

          (19) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

          (20) except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) for mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, (d) for mortgage loans which permit the related borrower to substitute a replacement property, (e) for releases not considered material for purposes of underwriting the mortgage loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property;

          (21) each mortgage loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the mortgage loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such mortgage loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of U.S. government securities in an amount sufficient to make all scheduled payments under such mortgage loan when due and in the case of APD Loans, assuming the Anticipated Prepayment Date is the maturity date, (C) independent certified public accountants certify that such U.S. government securities are sufficient to make such payments, (D) the mortgage loan may only be assumed by a single-purpose entity designated by the holder of the mortgage loan and (E) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest. Notwithstanding the foregoing, some of the mortgage loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion. A mortgage loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the mortgage loan;

          (22) to the Mortgage Loan Seller's knowledge, as of the date of origination of such mortgage loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area where the applicable Mortgaged Property is located, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property; and

          (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement, which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, will also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

              (A) such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

              (B) such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or
          (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

              (C) upon the foreclosure of the mortgage loan (or acceptance of a deed in lieu thereof), the related borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
          Date);

              (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

              (E) such Ground Lease requires that if the mortgagee under such mortgage loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

              (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

              (G) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years);

              (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

              (I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such mortgage loan);

              (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

              (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except termination or cancellation if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period.

          (24) As of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the borrower or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such borrower's performance under the related mortgage loan documents or the holders of the Certificates.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan as well as, if such affected mortgage loan is a cross-collateralized mortgage loan and not otherwise un-crossed as set forth below, the other mortgage loan in such cross-collateralized group (and such other mortgage loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected mortgage loan), within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and Special Servicing Fees allocable to the mortgage loan or mortgage loans, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation in conformity with the applicable Mortgage Loan Purchase Agreement or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; PROVIDED, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to S&P, Moody's and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in (a) or (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a defect or breach, with no extension, if such defect or breach would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). See "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

     If either of the two cross-collateralized mortgage loans (identified as Loan Nos. 6 and 7 on Annex A to this prospectus supplement), representing approximately 2.28% of the Initial Pool Balance (or approximately 2.79% of the Initial Loan Group 1 Balance), is to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such mortgage loans; PROVIDED, that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the trust fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and PROVIDED, FURTHER, that such Mortgage Loan Seller may, at its option and within 30 days, purchase both such mortgage loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, both such mortgage loans are required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of S&P and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of S&P or Moody's to any class of Certificates then rated by S&P or Moody's, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) has been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the Closing Date; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis (PROVIDED, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding class of fixed rate certificates that is not subject to a cap based on the WAC Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "DESCRIPTION OF THE POOLING AGREEMENTS--REPRESENTATIONS AND WARRANTIES; REPURCHASES" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 22 mortgage loans (the "Lock Box Loans"), representing approximately 39.01% of the Initial Pool Balance (which include 20 mortgage loans in Loan Group 1, or approximately 45.17% of the Initial Loan Group 1 Balance, and two mortgage loans in Loan Group 2, or approximately 11.38 % of the Initial Loan Date Group 2 Balance), one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of the Lock Box Loans, upon the occurrence of certain trigger events, the borrower will not have access to the funds on deposit therein (except with respect to 19 mortgage loans, representing approximately 35.10% of the Initial Pool Balance (which include 18 mortgage loans in Loan Group 1, or approximately 41.23% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 7.58 % of the Initial Loan Group 2 Balance), with respect to which a hard lockbox is currently in place and the borrower does not currently or will not upon the occurrence of a trigger event have access to the funds on deposit therein). The Lock Box Accounts will not be assets of any REMIC.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C1 (the "Certificates") will consist of the following 24 classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates") and the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B and Class C Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A (other than the Class A-1A Certificates), Class B and Class C Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates will equal:

     (1) until the Distribution Date in [___], the sum of (a) the lesser of $[__] and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $[__] and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

     (2) after the Distribution Date in [___] through and including the Distribution Date in [___], the sum of (a) the lesser of $[___] and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $[__] and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-2,

Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and (d) the lesser of $[__] and the Certificate Balance of the Class L Certificates;

     (3) after the Distribution Date in [___] through and including the Distribution Date in [___], the sum of (a) the lesser of $[___] and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $[__] and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $[___] and the Certificate Balance of the Class J Certificates;

     (4) after the Distribution Date in [___] through and including the Distribution Date in [___], the sum of (a) the lesser of $[___] and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $[__] and the Certificate Balance of the Class A-3 Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates and (d) the lesser of $[___] and the Certificate Balance of the Class J Certificates;

     (5) after the Distribution Date in [___] through and including the Distribution Date in [___], the sum of (a) the lesser of $[___] and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $[__] and the Certificate Balance of the Class A-3 Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $[___] and the Certificate Balance of the Class H Certificates;

     (6) after the Distribution Date in [___] through and including the Distribution Date in [___], the sum of (a) the lesser of $[___] and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $[__] and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $[___] and the Certificate Balance of the Class G Certificates; and

     (7) after the Distribution Date in [___], $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $[___]. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $385,488,122.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A. will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     GENERAL.Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE

INFORMATION" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     DEFINITIVE CERTIFICATES.Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the

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Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer
will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in the prospectus.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT.Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the tenth day of each month or, if the tenth day is not a business day, then on the next succeeding business day, commencing on May 12, 2003 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated PRO RATA among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement and, with respect to the Renaissance Whole Loan and the Walgreen's Whole Loan, a separate custodial account. The Master Servicer is required to deposit in the Certificate Account (or, with respect to the Renaissance Whole Loan, the separate custodial account) on a daily basis (and in no event later than the business day following receipt of available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, (a) all proceeds received from the purchase of the Walgreen's Mortgage Loan by the Walgreen's B Noteholder pursuant to the Walgreen's Intercreditor Agreement, (b) all proceeds received from the purchase of the Renaissance Mortgage Loan by the Renaissance B Noteholder pursuant to the Renaissance Intercreditor Agreement, (c) to the extent allocable to the holder of the Wellbridge Mortgage Loan pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, all proceeds received from the purchase of the Wellbridge Mortgage Loan by a Wellbridge Other Noteholder pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, (d) all proceeds received from the purchase of a mortgage loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement and (e) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of the Wellbridge Mortgage Loan, to only the portion of such amounts that are payable to the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) under the Wellbridge Intercreditor Agreement and will generally be shared by them, PRO RATA, based on their respective outstanding principal balances.

     The Trustee is required to establish and maintain an account (the "Distribution Account"), which will be deemed to consist of a "Lower-Tier Distribution Account" and an "Upper-Tier Distribution Account," in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     Payments and collections received in respect of the Renaissance Whole Loan and the Walgreen's Whole Loan will not be deposited in the Certificate Account, but will be deposited into separate custodial accounts. Such custodial accounts will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement. Payments and collections on the Renaissance Mortgage Loan and the Walgreen's Whole Loan will be transferred from the related custodial account maintained with respect to the Renaissance Whole Loan and/or the Walgreen's Whole Loan to the related Certificate Account no later than the business day preceding the related Distribution Date.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of all of the mortgage loans an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each of the mortgage loans on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial account maintained with respect to the Renaissance Whole Loan and/or the Walgreen's Whole Loan) in U.S. government securities and other obligations that are acceptable to each of S&P and Moody's ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account and the Excess Liquidation Proceeds Account in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on the funds. The Trustee will be required to bear any losses resulting from the investment of the funds.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (w) the total amount of all cash received on the mortgage loans and any REO Properties (other than payments and other collections on or with respect to REO Properties that relate to an Other Note, and in the case of the Wellbridge Mortgage Loan, only to the extent received by the Trustee pursuant to the Wellbridge Intercreditor Agreement and/or the Wellbridge Pooling Agreement) that is on deposit in the Lower-Tier Distribution Account as of the close of business on the related Servicer Remittance Date, exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Collection Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Collection Period;

               (3) all amounts in the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each mortgage loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges and fixed penalties; and

               (7) all amounts deposited in the Lower-Tier Distribution Account in error;

          (x) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) and any advances of monthly payments of principal and interest made by the Wellbridge Servicer in respect of the Wellbridge Mortgage Loan or, if the Wellbridge Servicer fails to make such advance, the Trustee. See "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus;

          (y) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

          (z) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date.

     The "Collection Period" for each Distribution Date will be the period commencing on the day following the Determination Date in the month preceding the month in which that Distribution Date occurs (and, in the case of the first Distribution Date, the period commencing on the Cut-off Date) and ending on the Determination Date in the month in which that Distribution Date occurs.

     All amounts received by the trust with respect to the Renaissance Whole Loan and/or the Walgreen's Whole Loan will be applied to amounts due and owing under the related Whole Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement will prohibit the application of amounts received on the Renaissance B Note and the Walgreen's B Note to cover certain REMIC-related expenses payable with respect to the mortgage loans and REO Properties in the trust.

     PRIORITY. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     FIRST, to pay interest, concurrently, PRO RATA, on the Class A-1, Class A-2, Class A-3 Class A-4, Class A-1A, Class X-1 and Class X-2 Certificates from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     SECOND, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution

Date, until the Class A-1 Certificates are reduced to zero, (B)second, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) third, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, and (D) fourth, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     THIRD, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, PRO RATA (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     FOURTH, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FIFTH, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     SIXTH, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     SEVENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     EIGHTH, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     NINTH, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     TENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     ELEVENTH, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWELFTH, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTEENTH, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FOURTEENTH, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     FIFTEENTH, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     SIXTEENTH, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     SEVENTEENTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     EIGHTEENTH, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     NINTEENTH, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTIETH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWENTY-FIRST, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     TWENTY-SECOND, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTY-THIRD, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWENTY-FOURTH, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     TWENTY-FIFTH, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTY-SIXTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWENTY-SEVENTH, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     TWENTY-EIGHTH, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTY-NINTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTIETH, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTY-FIRST, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     THIRTY-SECOND, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTY-THIRD, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTY-FOURTH, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     THIRTY-FIFTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTY-SIXTH, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTY-SEVENTH, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     THIRTY-EIGHTH, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTY-NINTH, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     FOURTIETH, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FORTY-FIRST, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     FORTY-SECOND, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     FORTY-THIRD, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FORTY-FOURTH, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     FORTY-FIFTH, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

     FORTY-SIXTH, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account (based on amounts deemed to be on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account), with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal Distribution Amount for the entire pool of mortgage loans will be distributed, PRO RATA (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above.

     PASS-THROUGH RATES.The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [___]%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [___]%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [___]%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [__]%.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to [__]%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to [___]%.(1)

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

----------
(1) The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to [___]%, subject to a maximum per annum rate equal to the WAC Rate.

     It is anticipated that the Pass-Through Rate applicable to the Class J through Class P Certificates on each distribution date will be fixed, subject to a cap at the weighted average of the net interest rates on the mortgage loans.

     Interest accrues on the Class X Certificates in aggregate for any Distribution Date in an amount generally equal to interest accrued on the Stated Principal Balance of the mortgage loans at the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on the cover page of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans as of the first day of the related Collection Period weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate or, in the case of the Renaissance B Note or the Walgreen's B Note, less the Servicing Fee Rate; PROVIDED, HOWEVER, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate (or with respect to the Wellbridge Mortgage Loan, the sum of the Wellbridge Servicing Fee Rate and the Trustee Fee Rate).

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; PROVIDED, HOWEVER, that with respect to each mortgage loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     A "Prepayment Interest Shortfall" with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case prior to the due date in the related Collection Period, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     INTEREST DISTRIBUTION AMOUNT. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date reduced by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X, Class S and Residual Certificates). In each case, such allocations will be made PRO RATA to such classes on the basis of their Interest Distribution Amount and will reduce such classes' respective interest entitlements.

     A "Prepayment Interest Excess" with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans that were subject to principal prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such mortgage loans, in each case after the due date in the month of such Distribution Date and on or prior to the related Determination Date, is the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance Proceeds and Condemnation Proceeds after such due date and accruing in the manner set forth in the mortgage loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest Shortfall in excess of the sum of the Servicing Fee attributable to such mortgage loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan, a prepayment due to Insurance Proceeds or Condemnation Proceeds, a prepayment subsequent to a default, a prepayment pursuant to applicable law or a court order or a prepayment accepted with the consent of the Directing Certificateholder) and the Prepayment Interest Excess attributable to such mortgage loan, in each case, due to the Master Servicer for the Collection Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan.

     PRINCIPAL DISTRIBUTION AMOUNT.So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT.The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date.

     GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT.The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal either (a) with respect to any mortgage loan other than the Wellbridge Mortgage Loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments and Excess Interest) due on a due date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments for the related Collection Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received during the related Collection Period and to the extent not included in clause (i) above and (b) with respect to the Wellbridge Mortgage Loan, the "scheduled principal distribution amount" (as determined under the Wellbridge Pooling Agreement) to the extent such amount is distributed on the Wellbridge Mortgage Loan pursuant to the Wellbridge Intercreditor Agreement. The Scheduled Principal Distribution Amount with respect to any mortgage loan other than the Wellbridge Mortgage Loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date and any mortgage loan will equal the aggregate of (a) all voluntary prepayments of principal received on such mortgage loan during the related Collection Period; and (b) any other collections (exclusive of payments by borrowers) received on such mortgage loan and any related REO Property during the related Collection Period, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include, in the case of the Wellbridge Mortgage Loan, only the portion of such amounts that is payable to the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) which amounts will be generally shared, PRO RATA, by the Wellbridge Senior Noteholders based on their respective outstanding principal balances pursuant to the Wellbridge Intercreditor Agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Collection Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in such Collection Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (2) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class

A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     CERTAIN CALCULATIONS WITH RESPECT TO INDIVIDUAL MORTGAGE LOANS.The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan (other than the Wellbridge Mortgage Loan) will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (other than any Principal Shortfall) for that date that is attributable to that mortgage loan, including the principal portion of any P&I Advances (or, (a) with respect to the Renaissance Whole Loan, the Principal Distribution Amount in respect of the Renaissance Mortgage Loan and any distributions of principal actually made with respect to the Renaissance Mortgage Loan and (b) with respect to the Walgreen's Whole Loan, the Principal Distribution Amount in respect of the Walgreen's Mortgage Loan and any distribution of principal actually made with respect to the Walgreen's Mortgage
Loan). The Stated Principal Balance of the Wellbridge Mortgage Loan will be calculated in accordance with the Wellbridge Pooling Agreement. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Whole Loan, any of the loans comprising such Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer, the Special Servicer or the Trustee for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; PROVIDED, HOWEVER, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related Intercreditor Agreement.

     EXCESS INTEREST.On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Collection Period to the Class S Certificates.

     EXCESS LIQUIDATION PROCEEDS.Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the due date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates (including Class A-1A Certificates) representing principal payments in respect of mortgage loans included in Loan Group 1 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates representing principal payments in respect of mortgage loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates and the Class A-1A Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; PROVIDED, HOWEVER, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a) (i) above, then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement. See also "RISK FACTORS--RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus regarding the enforceability of yield maintenance charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

CLASS DESIGNATIONS                            ASSUMED FINAL DISTRIBUTION DATE
------------------                            -------------------------------
Class A-1 ...............................     March 10, 2008
Class A-2 ...............................     January 10, 2010
Class A-3 ...............................     September 10, 2011
Class A-4 ...............................     January 10, 2013
Class B .................................     February 10, 2013
Class C .................................     March 10, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

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

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in January 10, 2038, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B and Class C Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B and Class C Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class B Certificates by means of the subordination of the Class C Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--DISTRIBUTIONS" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero; second to the Class A-2 Certificates until their Certificate Balance has been reduced to zero; third to the Class A-3 Certificates until their Certificate Balance has been reduced to zero; and fourth to the Class A-4 Certificates until their Certificate Balance has been reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates and the Class C Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X, the Class S and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class R, Class LR and Class X Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, PRO RATA (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "DESCRIPTION OF THE POOLING AGREEMENTS--CERTAIN MATTERS REGARDING THE TRUSTEE" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "DESCRIPTION OF THE POOLING AGREEMENTS--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--DISTRIBUTIONS--PRIORITY" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account (or, with respect to the Renaissance Whole Loan and/or the Walgreen's Whole Loan, the related custodial account) that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (other than the Wellbridge Mortgage Loan) on a due date during the related Collection Period and not received as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each REO Loan and each mortgage loan (other than the Wellbridge Mortgage Loan) delinquent in respect of its balloon payment as of the end of the related Collection Period (including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, yield maintenance charges or Excess Interest.

     If the monthly payment on any mortgage loan has been reduced in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then, in each case, the Master Servicer or Trustee will, as to such mortgage loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

     The Master Servicer will not be required to make a P&I Advance with respect to the Wellbridge Mortgage Loan. The Wellbridge Servicer is obligated to make advances with respect to the Wellbridge Mortgage Loan to the extent set forth in the Wellbridge Pooling Agreement. In the event that the Wellbridge Servicer fails to make such advance, the Trustee will be required to make such advance, subject to a determination of recoverability. The Trustee will be allowed to conclusively rely upon any determination of non-recoverability made by the Wellbridge Servicer with respect to the Wellbridge Mortgage Loan

     In addition to P&I Advances, the Master Servicer or, on an emergency basis, the Special Servicer, will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Wellbridge Mortgage Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or related REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer or Special Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Servicing Fees and Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (or, with respect to the Renaissance B Note and/or the Walgreen's B Note, from the related custodial account maintained with respect to the related Whole Loan). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and the Master Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus. With respect to the payment of insurance premiums and delinquent tax assessments, none of the Master Servicer, the Special Servicer or the Trustee, as applicable, will be required to make an Advance for such amounts if such Advance would be a Nonrecoverable Advance; however, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the general trust fund account (or, with respect to the Renaissance B Note and/or the Walgreen's B Note, from the related custodial account maintained with respect to the related Whole Loan) if it determines that such payment would be in the best interests of certificateholders (and, in the case of the related Whole Loan, the Renaissance B Noteholder or the Walgreen's B Noteholder, as applicable).

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account (or, with respect to the Renaissance B Note and/or the Walgreen's B Note, from the related custodial account maintained with respect to the related Whole Loan), interest compounded monthly at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; PROVIDED, HOWEVER, that with respect to any P&I Advance paid prior to the expiration of the related due date or grace period, interest will accrue only from and after the expiration of such due date or grace period. The "Prime Rate" will be the prime rate, for any day, set forth in THE WALL STREET JOURNAL, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan or the Renaissance Whole Loan becomes effective as a result of a modification of the related mortgage loan or the Renaissance Whole Loan by the Special Servicer, which extension does not change the amount of Periodic Payments on the mortgage loan or the Renaissance Whole Loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or the Renaissance Whole Loan;

          (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or the Renaissance Whole Loan, or a change in any other material economic term of the mortgage loan or the Renaissance Whole Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or the Renaissance Whole Loan by the Special Servicer;

          (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

          (5) immediately after the Special Servicer receives notice that a borrower has declared bankruptcy;

          (6) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or the Renaissance Whole Loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (8) immediately after a mortgage loan or the Renaissance Whole Loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; PROVIDED, HOWEVER, that with respect to an Appraisal Reduction Event described in clause
(2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or the Renaissance Whole Loan until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan or the Renaissance Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or the Renaissance Whole Loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals (the costs of which will be paid as a Servicing Advance) with respect to any mortgage loan or the Renaissance

Whole Loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance equal to or in excess of $2,000,000, or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan or the Renaissance Whole Loan with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over
(ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan or the Renaissance Whole Loan at a per annum rate equal to the Mortgage Rate (or, in the case of the Renaissance Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or the Renaissance Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan or the Renaissance Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (I.E., FIRST to the Class P Certificates, THEN to the Class O Certificates, THEN to the Class N Certificates, THEN to the Class M Certificates, THEN to the Class L Certificates, THEN to the Class K Certificates, THEN to the Class J Certificates, THEN to the Class H Certificates, THEN to the Class G Certificates, THEN to the Class F Certificates, THEN to the Class E Certificates, THEN to the Class D Certificates, THEN to the Class C Certificates and THEN to the Class B Certificates). See "--ADVANCES" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (I.E., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

     With respect to each mortgage loan or the Renaissance Whole Loan as to which an Appraisal Reduction has occurred (unless the mortgage loan or the Renaissance Whole Loan has become a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or valuation, the Special Servicer is required to redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, PROVIDED that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

     The Renaissance Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Renaissance Whole Loan. Any Appraisal Reduction calculated with respect to the Renaissance Whole Loan will be applied first to the Renaissance B Note. Any Appraisal Reduction Amount in respect of the Renaissance Whole Loan that exceeds the aggregate balance of the Renaissance B Note will be allocated to the Renaissance Mortgage Loan.

     Any mortgage loan or loan included in the Renaissance Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

     The Wellbridge Mortgage Loan is subject to provisions in the Wellbridge Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the Wellbridge Pooling Agreement in respect of the Wellbridge Mortgage Loan will proportionately reduce the Wellbridge Servicer's or the Trustee's, as the case may be, obligation to make principal and interest advances on the Wellbridge Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to such holders, with any such reduction being generally allocated FIRST to the Wellbridge B Noteholder and THEN to the Wellbridge Senior Noteholders (which include the trust as the holder of the Wellbridge Mortgage Loan), PRO RATA, based on each Wellbridge Senior Note's outstanding principal balance.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available or, upon request, forward to any interested party, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Collection Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Collection Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          (8) the value of any REO Property included in the trust fund as of the end of the related Collection Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified during the related Collection Period on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Collection Period and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Collection Period;

          (20) the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the pool of mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any realized loss in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Collection Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period;

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates;

          (29) the amounts held in the Excess Liquidation Proceeds Reserve Account; and

          (30) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month, to any interested person via its internet website initially located at "WWW.CTSLINK.COM/CMBS," (i) the related Statement to Certificateholders, (ii) to the extent received from the Master Servicer, the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, the Pooling and Servicing Agreement and any other information requested by the Depositor.

     In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person electronically, the Servicer Reports, the CMSA property file, the financial file and any other information requested by the Depositor. "Privileged Person" shall mean any of the following: a party to the Pooling and

Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher) and any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA Servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report.

     Neither the Trustee nor the Master Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

     Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of a Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, S&P, Moody's or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING
     AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING
     AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

          (9) Trustee exception reports;

          (10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable Advance;

          (11) any and all appraisals obtained pursuant to the definition of "Appraisal Reduction" herein;

          (12) information regarding the occurrence of servicing transfer events as to the mortgage loans;

          (13) any and all sub-servicing agreements and any amendments thereto and modifications thereof;

          (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

          (15) an explanation of the calculation of any Prepayment Interest Shortfall.

     Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; PROVIDED that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated PRO RATA among the Class X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective

Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor or any of their respective affiliates will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer or (3) the exchange of all then outstanding Certificates (other than the Class S or Residual Certificates) for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of all outstanding certificates (other than the Class S or Residual Certificates), including the Class X Certificates, for the remaining mortgage loans (i) is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance, (ii) is limited to certain Classes of the Certificates and (iii) requires that all certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus), will be applied generally as described under "--DISTRIBUTIONS--PRIORITY" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 Certificates and under certain extremely limited conditions, the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any yield maintenance charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at Sixth

Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn:
Corporate Trust Services (CMBS GECMC 2003-c1). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0019% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of (a) the Renaissance Intercreditor Agreement with respect to the Renaissance Whole Loan; (b) the terms of the Walgreen's Intercreditor Agreement with respect to the Walgreen's Whole Loan; and (c) the terms of the Wellbridge Intercreditor Agreement with respect to the Wellbridge Whole Loan. See "DESCRIPTION OF THE POOLING AGREEMENTS--THE TRUSTEE," "--DUTIES OF THE TRUSTEE," "--CERTAIN MATTERS REGARDING THE TRUSTEE" aND "--RESIGNATION AND REMOVAL OF THE TRUSTEE" in the prospectus.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans, the Renaissance B Note the Walgreen's B Note and any REO Properties (but excluding the Wellbridge Whole Loan, which will be serviced in accordance with the Wellbridge Pooling Agreement) will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans, the Renaissance B Note, the Walgreen's B Note and any REO Properties (but excluding the Wellbridge Whole
Loan), PROVIDED that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "DESCRIPTION OF THE POOLING AGREEMENTS" in the prospectus.

     In general, the Renaissance B Note and the Walgreen's B Note will be serviced and administered under the Pooling and Servicing Agreement as though it were a mortgage loan. If the Renaissance B Note and/or the Walgreen's B Note become specially serviced, then the Renaissance Whole Loan and/or the Walgreen's Whole Loan, as applicable, will become a Specially Serviced Mortgage Loan. In general, the Wellbridge Mortgage Loan, the Wellbridge Senior Notes and the Wellbridge Companion Note B will be serviced and administered in accordance with the Wellbridge Intercreditor Agreement and the Wellbridge Pooling Agreement.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. In addition to the sub-servicing by the sub-servicers, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer will be permitted to appoint sub-servicers with respect to its servicing obligations and duties and it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor, PROVIDED that the Master Servicer will remain directly responsible to the trust with respect to the servicing of the mortgage loans notwithstanding such delegation or appointment.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of the Renaissance Whole Loan and/or the Walgreen's Whole Loan, as applicable, the related B Noteholder (as a collective whole)) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (and, in the case of (a) the Renaissance Whole Loan, the Renaissance B Note and the Renaissance Intercreditor Agreement and (b) the Walgreen's Whole Loan, the Walgreen's B Note and the Walgreen's Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Renaissance Whole Loan and/or the Walgreen's Whole Loan, as applicable, the related B Noteholder (as a collective whole)), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any holder of additional debt owed by a borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate (or any security backed in whole or in part by a Wellbridge Other Note or the Renaissance B Note) by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's or Special Servicer's, as applicable, obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; (F) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing); and (G) any obligation of the Master Servicer or any of its affiliates (in the capacity of Mortgage Loan Seller) to cure a document defect or breach of a representation or warranty, or to repurchase or substitute a mortgage loan pursuant to the terms of the Pooling and Servicing Agreement and the related Purchase Agreement (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--INSPECTIONS; COLLECTION OF OPERATING INFORMATION" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans. With respect to any mortgage loan (other than the Wellbridge Mortgage Loan) and the Renaissance Whole Loan and the Walgreen's Whole Loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, the borrower has not delivered to the Master Servicer prior to the maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days, PROVIDED that if such refinancing does not occur, at such time the related mortgage loan will become a Specially Serviced Mortgage Loan, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or the related borrower has admitted in writing its inability to pay its debts generally as they become due,
(4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of either the Master Servicer or the Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days, or (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged Property that covers acts of terrorism in the event that the Special Servicer determines, in accordance with the Servicing Standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around


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the geographic region in which such Mortgaged Property is located) and which materially and adversely affects the interests of the Certificateholders (or, with respect to the Renaissance Whole Loan and/or the Walgreen's Whole Loan, the related B Noteholder) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account. The Master Servicer will also transfer its servicing responsibilities with respect to the Renaissance B Note or the Walgreen's B Note if any of the aforementioned events has occurred with respect to the related mortgage loan that is included in the trust. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans and the Renaissance Whole Loan serviced by the Special Servicer and any mortgage loans and loans included in the Renaissance Whole Loan that have become REO Properties (excluding the Wellbridge Whole Loan and any successor REO Loan) are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least three Periodic Payments (PROVIDED no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan (other than the Wellbridge Mortgage Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), Master Servicer, Trustee, S&P and Moody's. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; PROVIDED, HOWEVER, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interests of all the Certificateholders and, if (a) the Renaissance Whole Loan is involved, the Renaissance B Noteholder or (b) the Walgreen's Whole Loan is involved, the Walgreen's B Noteholder. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders and, if the Renaissance Whole Loan is involved, the Renaissance B Noteholder; PROVIDED, HOWEVER, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     Notwithstanding the foregoing, with respect to the Renaissance Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in the previous paragraph. Rather, the Renaissance B Noteholder will initially be entitled to exercise the rights and powers described under "--RIGHTS OF THE OTHER NOTEHOLDERS--RIGHTS OF THE RENAISSANCE B NOTEHOLDER" below. Likewise, with respect to the Wellbridge Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights set forth in the previous paragraph. Rather, the Wellbridge B Noteholder will initially be entitled to exercise the


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rights and powers described under "--RIGHTS OF THE OTHER NOTEHOLDERS--RIGHTS OF
THE HOLDERS OF THE WELLBRIDGE WHOLE LOAN" below.

     No direction of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standards and the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC provisions of the Code, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

THE MASTER SERVICER

     Bank of America will be the Master Servicer under the Pooling and Servicing Agreement. Bank of America will be the Master Servicer through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 S. Flower Street, 6th Floor, Los Angeles, California 90071. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of December 30, 2002 BOA-CMSG acted as a full, master or primary servicer on approximately 3,074 loans totaling approximately $11.7 billion. Bank of America has been approved as a master servicer by S&P, Moody's and Fitch. Bank of America is one of the Mortgage Loans Sellers and an affiliate of Banc of America Securities LLC, one of the underwriters.

     The information set forth in this prospectus supplement concerning Bank of America has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Master Servicer will be responsible for the primary servicing of all of the mortgage loans. The Master Servicer may elect to subservice some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers on certain of the mortgage loans. The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

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THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the mortgage loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties, (ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS"). The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November 30, 2002, the Special Servicer and its affiliates were managing a portfolio which included an original count of 13,900 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $85 billion, most of which are commercial real estate assets. Included in this managed portfolio are $83 billion of commercial real estate assets representing 103 securitization transactions, for which the Special Servicer is master servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from S&P and Moody's that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates or any class of securities backed by the Renaissance B Note.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (other than the Wellbridge Mortgage Loan) and the Renaissance B Note, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.03% to 0.14%. With respect to the Wellbridge Mortgage Loan, a separate servicing fee calculated at a rate set forth in the Wellbridge Pooling Agreement (the "Wellbridge Servicing Fee Rate") will be charged under the Wellbridge Pooling Agreement. As of the Cut-off Date the weighted average Servicing Fee Rate will be 0.06% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Wellbridge Mortgage Loan and any successor REO Loan), (1) 62.5% of all assumption fees with respect to the mortgage loans which are not Specially Serviced Mortgage Loans and 100% of certain modification, consent, waiver, defeasance and earnout fees, and 100% of all charges for beneficiary statements or demand fees and application fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans as set forth in the Pooling and Servicing Agreement, (2) all NSF check charges on all mortgage loans and Prepayment Interest Excess not required to be applied in connection with Uncovered Prepayment Interest Shortfalls and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid during the related Collection Period and (ii) to pay interest on Advances that has accrued during the related Collection Period, in each case with respect to the related mortgage loan and to the extent provided in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master

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Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Wellbridge Mortgage Loan will be serviced under the Wellbridge Pooling Agreement (including those occasions under the Wellbridge Pooling Agreement when the servicing of the Wellbridge Mortgage Loan has been transferred from the Wellbridge Servicer to the Wellbridge Special Servicer). Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for the Wellbridge Mortgage Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the Renaissance B Note) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of the Renaissance Whole Loan, from amounts received in respect of the Renaissance B
Note). In addition to the Special Servicing Fee, the Special Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Wellbridge Mortgage Loan and any successor REO Loan), (1) 37.5% of all assumption fees with respect to the mortgage loans which are not Specially Serviced Mortgage Loans and certain modification, consent, waiver and earnout fees, as set forth in the Pooling and Servicing Agreement, (2) late payment charges and default interest paid by the borrowers (with respect to Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid during the related Collection Period and (ii) to pay interest on Advances that has accrued during the related Collection Period, in each case with respect to the related mortgage loan and to the extent provided in the Pooling and Servicing Agreement.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan (including, if applicable, the Renaissance B Note) and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds. The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer, the repurchase of a mortgage loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or due to a document defect with respect to such mortgage loan, the

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purchase of the Wellbridge Mortgage Loan pursuant to the Wellbridge
Intercreditor Agreement and/or the Wellbridge Pooling Agreement, the purchase of the Walgreen's Mortgage Loan pursuant to the Walgreen's Intercreditor Agreement, the purchase of the Renaissance Mortgage Loan pursuant to the Renaissance Intercreditor Agreement, the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include condemnation awards or insurance proceeds.

     The Special Servicer will also be entitled to additional servicing compensation in the form of (i) 100% of all assumption, application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands fees with respect to Specially Serviced Mortgage Loans and
(ii) all extension fees and certain application, modification, consent, waiver and earnout fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid during the related Collection Period and (ii) to pay interest on Advances that has accrued during the related Collection Period, in each case with respect to the related mortgage loan and to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     Some or all of the items referred to in the prior paragraphs that are collected in respect of the Renaissance B Note or the Walgreen's B Note may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     As and to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--ADVANCES," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--METHOD, TIMING AND AMOUNT" in this prospectus supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" and "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in the prospectus.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable efforts (other than with respect to the Wellbridge Mortgage Loan) to (1) cause each borrower to maintain, and if the borrower does not maintain or cause to be maintained, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards), and to the extent the Trustee as mortgagee has an insurable interest therein, a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property (other than the Wellbridge Mortgaged

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Property) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the Wellbridge Mortgage Loan), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or
(2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while any such REO Property (other than the Wellbridge Mortgaged Property) is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in its good faith and reasonable judgment in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     Neither the Master Servicer nor the Special Servicer will be required to cause a borrower to maintain (or to cause a borrower to be in default for failure to maintain) for a Mortgaged Property, nor will either the Master Servicer or Special Servicer be required to itself maintain for any Mortgaged Property or REO Property, insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the Special Servicer determines, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties (other than the Wellbridge Mortgage Loan). Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy if the borrower defaults on its obligation to do so will be advanced by the Master Servicer or the Special Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and, in the case of the Renaissance Whole Loan, the Renaissance B Noteholder and, in the case of the Walgreen's Whole Loan, the Walgreen's B Noteholder (the "REO Account") or advanced by the Master Servicer or the Special Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set forth in the Pooling and Servicing Agreement. However, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held by the trust fund if it determines that such payment would be in the best interests of the Certificateholders.

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     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer (except as provided in the Pooling and Servicing Agreement), may agree to extend the maturity date of a mortgage loan (other than the Wellbridge Mortgage Loan) that is neither (a) a Specially Serviced Mortgage Loan nor (b) a mortgage loan that either is in default or as to which default is reasonably foreseeable; except that any extension entered into by the Special Servicer will not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate (or ten years provided that that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders (and, in the case of the Renaissance Whole Loan and/or the Walgreen's Whole Loan, the related B Noteholder); provided that, if the extension would extend the maturity date of a mortgage loan or the Renaissance Whole Loan for more than 12 months (or such longer period not to exceed five years if the Special Servicer has determined that such longer period will result in a greater recovery on a net present value basis for the trust fund and if the Renaissance Whole Loan and/or the Walgreen's Whole Loan is involved, the related B Noteholder (as a collective whole)) from and after the original maturity date of the mortgage loan, the Special Servicer must obtain an opinion of counsel that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and (b) the Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not respond to or approve such recommendation within five business days of its receipt of the Special Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Special Servicer, subject to the Servicing Standards, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Except as otherwise described in this section (and other than with respect to the Wellbridge Mortgage Loan), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) (1) with respect to each of the mortgage loans other than the Renaissance Mortgage Loan, two years prior to the Rated Final Distribution Date and (2) with respect to the Renaissance Mortgage Loan, the Distribution Date in January 2036 unless 100% of the then holders of any securities

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     backed by the Renaissance B Note have consented to such extension and (B)
     if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years provided that that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if the Renaissance Whole Loan is involved, the Renaissance B Noteholder (as a collective whole); or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     Any modification, extension, waiver or amendment of the payment terms of the Renaissance Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Renaissance Intercreditor Agreement, such that neither the trust as holder of the Renaissance Mortgage Loan nor the Renaissance B Noteholders gains a priority over the other such holder that is not reflected in the related documents and Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the Renaissance B Note--

     o no waiver, reduction or deferral of any amounts due on the Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Renaissance B Note.

     Any modification, extension, waiver or amendment of the payment terms of the Walgreen's Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Walgreen's Intercreditor Agreement, such that neither the trust as holder of the Walgreen's Mortgage Loan nor the Walgreen's B Noteholder gains a priority over the other such holder that is not reflected in the related documents and the Walgreen's Intercreditor Agreement.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Mortgage Loan Sellers, S&P, Moody's, the Renaissance B Noteholder (if applicable), the Walgreen's B Noteholder (if applicable) and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

     In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer to violate the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications) or the Servicing Standards, the Special Servicer will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, S&P and Moody's.

     In addition, with respect to the Renaissance Whole loan, the Special Servicer will be required to consult with and, to the extent required by the Renaissance Intercreditor Agreement, obtain the consent of, the Renaissance Controlling Holder for the Renaissance Whole Loan prior to granting any consent so required to be given by the Directing Certificateholder in connection with any modification.

     See also "--GENERAL" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE OTHER NOTEHOLDERS

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The Other Noteholders or their designee, in connection with exercising the rights and powers set forth herein with respect to the Whole Loans, will be entitled to substantially the same limitations on liability to which the Directing Certificateholder is entitled.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Wellbridge Mortgage Loan), as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders and, in the case of the Renaissance Mortgaged Property, on behalf of the Renaissance B Noteholder and, in the case of the Walgreen's Mortgage Property, on behalf of the Walgreen's B Noteholder, in each case as a collective whole, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) and either:

          (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the prospectus.

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Specially Serviced Mortgage Loan which is in default under the terms of the applicable mortgage loan documents and for which any applicable grace period has expired. The Special Servicer will be required to recalculate, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard, but not less frequently than every 90 days.

     In the event a mortgage loan becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (subject, in the case of the Wellbridge Mortgage Loan, the Renaissance Mortgage Loan and the Walgreen's Mortgage Loan to any rights of the related Other Noteholders to purchase such Defaulted Mortgage Loan pursuant to the Wellbridge Pooling Agreement and/or the related Intercreditor Agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure or a claim against the applicable Mortgage Loan Seller for a breach of a representation, consistent with the servicing standard described under "--GENERAL" above, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Directing Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer may retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to rely on such person in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and, in the case of a Whole Loan, also on behalf of the related Other Noteholders), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the

Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, the Upper-Tier REMIC or Lower-Tier REMIC will not be taxed on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(c)(3)(A) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if the Renaissance Whole Loan or the Walgreen's Whole Loan is involved, the related B Noteholder) on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

     In addition, with respect to each Whole Loan, certain of the related Other Noteholders have the right, subject to the satisfaction of certain conditions, to purchase the related mortgage loan from the trust. See "--RIGHTS OF THE OTHER NOTEHOLDERS" below.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Wellbridge Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2004; PROVIDED, HOWEVER, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense) (and, if the Renaissance Whole Loan is involved, as an expense of the Renaissance B Noteholders), PROVIDED, FURTHER, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer within the preceding 12 months and the Master Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee to the extent such inspection reports and operating statements are in its possession. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P, Moody's and any rating agency then rating securities backed by the Renaissance B Note that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by S&P, Moody's or any other applicable agency to any class of certificates or any securities backed by the Renaissance B Note, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or, if a Whole Loan is involved, the related Other Noteholders or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; PROVIDED, HOWEVER, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; PROVIDED, HOWEVER, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the Wellbridge Servicer, the Wellbridge Special Servicer and the Wellbridge Trustee, and any director, officer, employee or agent of any of them will be entitled to idemnification by the trust fund and held harmless against the trust's PRO RATA share of any liability or expense incurred in connection with any legal action or claim that relates to the Wellbridge Mortgage Loan under the Wellbridge Pooling Agreement or the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Wellbridge Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or if the Renaissance Whole Loan is affected, the rights of the Certificateholders and the Renaissance B Noteholder (as a collective whole) or if the Walgreen's Whole Loan is affected, the rights of the Certificateholders and the Walgreen's B Noteholder (as a collective whole) under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that if the Renaissance Whole Loan and/or Renaissance B Noteholder is involved or the Walgreen's Whole Loan and/or the Walgreen's B Noteholder is involved, such expenses, costs and liabilities will be payable out of the related separate custodial account maintained with respect to the related Whole Loan and will also be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Whole Loan are insufficient therefor so long as such expenses, costs and liabilities do not relate solely to the Renaissance B Note. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses (or, if the matter relates solely to the Renaissance B Note or the Walgreen's B Note, as applicable, out of the related custodial account maintained with respect to the related Whole Loan).

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing,

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the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (A) any failure by the Master Servicer to make a required deposit (including, without limitation, any required P&I Advance, unless the Master Servicer determines such P&I Advance is a Nonrecoverable Advance) to the Certificate Account (or the related custodial account maintained with respect to the Renaissance Whole Loan or the Walgreen's Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied (with interest as set forth in the Pooling and Servicing Agreement) by 10:00 a.m. (New York City time) on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to the Renaissance Whole Loan or the Walgreen's Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the failure of the Special Servicer to remit such remittance to the Master Servicer shall not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss suffered by the Master Servicer caused by such failure and reimbursed the trust for any resulting Advance Interest due to the Master Servicer;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by any affected Other Noteholder or the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; PROVIDED, HOWEVER, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15- or 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected Other Noteholder and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by any affected Other Noteholder or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; PROVIDED, HOWEVER, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places the rating of any Class of Certificates or any securities backed by the Renaissance B Note on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates or any securities backed by the Renaissance B Note) citing servicing concerns with respect to the Master Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days; and

          (g) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (i) not reinstated within 60 days of removal or (ii) any of the ratings assigned to the Certificates or any securities backed by the Renaissance B Note are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (without giving effect to the defaulting party's or its affiliates' Voting Rights), the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the Trustee, using "request for proposal" materials prepared by the initial Master Servicer, will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Moody's to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder or Other Noteholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (or any Other Noteholders):

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial accounts maintained with respect to the Renaissance Whole Loan and/or the Walgreen's Whole Loan, the Distribution Account or the REO Account, PROVIDED that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any Other Noteholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates or any class of securities backed by the Renaissance B Note by S&P, Moody's or any other applicable rating agency, as evidenced by a letter from each of S&P, Moody's and such other applicable agencies;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust as a grantor trust, to maintain the trust fund related to any securities backed by the Renaissance B Note as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, PROVIDED that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any Other Noteholders or (B) to restrict the transfer of the Residual Certificates, PROVIDED that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES," and "--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES" in the prospectus;

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, PROVIDED that the required action will not adversely affect in any material respect the interests of any Certificateholder or any Other Noteholder (unless the affected Certificateholder or any Other Noteholder consents in writing to such amendment), as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates or any class of securities backed by the Renaissance B Note by S&P, Moody's or any other applicable rating agency; or

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of S&P and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates or any class of securities backed by the Renaissance B Note by S&P, Moody's or any other applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans or the Renaissance Whole Loan or the Walgreen's Whole Loan which are required to be distributed on a Certificate of any class or the Renaissance B Note or the Walgreen's B Note without the consent of the holder of that Certificate, the Renaissance B Noteholder or the Walgreen's B Noteholder, as the case may be, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, the Renaissance B Noteholder or the Walgreen's

B Noteholder or (4) amend the Servicing Standards without the consent of the holders of all Certificates of the classes then outstanding, the Renaissance B Noteholder and the Walgreen's B Noteholder.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund, cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

RIGHTS OF THE OTHER NOTEHOLDERS

     Each of the Other Noteholders will have certain rights and powers with respect to the related Whole Loan, pursuant to the related Intercreditor Agreement and the Pooling and Servicing Agreement. Certain rights of each Other Noteholder are set forth below.

RIGHTS OF THE RENAISSANCE B NOTEHOLDER

     CONSULTATION AND CONSENT RIGHTS. Generally, the Servicer or Special Servicer, as applicable, will be required (A) to consult with the Renaissance Controlling Holder Designee prior to taking any of the following actions (although the Servicer and Special Servicer may reject any advice or direction of the Renaissance Controlling Holder Designee):

              (i) any modification of, or waiver with respect to, the Renaissance Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Renaissance Whole Loan or a modification or waiver of any other monetary term of the Renaissance Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Renaissance Whole Loan documents (other than escrows or reserves) or a modification or waiver of any provision of the Renaissance Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness;

              (ii) any modification of, or waiver with respect to, the Renaissance Whole Loan that would result in a discounted pay-off of the Renaissance Whole Loan;

              (iii) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

              (iv) any proposed sale of REO Property that is related to the Renaissance Whole Loan for less than the required purchase price for that REO Property calculated in accordance with the Renaissance Intercreditor Agreement;

              (v) any determination to bring the Mortgaged Property into compliance with applicable environmental laws;

              (vi) any acceptance of substitute or additional collateral for the Renaissance Whole Loan (other than in accordance with the terms thereof); and

              (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (B) prior to taking any of the following actions, to notify in writing the Renaissance Controlling Holder Designee of any proposal to take any such action and to refrain from taking any of the following actions prior to complying with the procedures described below under "--ASSET STATUS REPORTS":

              (i) any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the Mortgaged Property;

              (ii) any modification of a monetary term other than an extension of the original maturity date of the Renaissance Whole Loan for two years or less, including any acceptance of a discounted payoff;

              (iii) any release of collateral for the Renaissance Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Renaissance Whole Loan);

              (iv) any acceptance of an assumption agreement releasing the borrower from liability under the Renaissance Whole Loan; or

              (v) any change in the property manager with respect to the Mortgaged Property.

     However, neither the Servicer nor the Special Servicer will be required to comply with any advice or consultation provided by the Renaissance Controlling Holder Designee if such advice or consultation would (i) require or cause such servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standards, (iii) require or cause such servicer to violate the provisions of the Renaissance Intercreditor Agreement or the Pooling and Servicing Agreement relating to the REMIC Provisions of the Code, (iv) require or cause such servicer to violate any other provisions of the Renaissance Intercreditor Agreement or the Pooling and Servicing Agreement, (v) require or cause such servicer to violate the terms of the Renaissance Whole Loan, (vi) expose the related Mortgage Loan Seller or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of either the Servicer's or Special Servicer's responsibilities under the Pooling and Servicing Agreement.

     ASSET STATUS REPORTS. The Special Servicer will be required to prepare a report (a "Renaissance Asset Status Report") for the Renaissance Whole Loan when it becomes a Specially Serviced Mortgage Loan no later than 30 days after the Renaissance Whole Loan is transferred to the Special Servicer. If a Renaissance Asset Status Report contains recommendations for any of the actions described in clause (A)(i)--(vii) of the first paragraph of "--CONSULTATION AND CONSENT RIGHTS" above, the Special Servicer will consult with the Renaissance Controlling Holder Designee prior to taking any such action. In addition, for so long as at least 51% of the principal balance of the Renaissance B Note (if the holder thereof is the Renaissance Controlling Holder Designee) is held by holders that are not the borrower or an affiliate thereof, the Special Servicer may not, with respect to actions described in clauses (i)--(iv) of the second paragraph of "--CONSULTATION AND CONSENT RIGHTS" above, implement the recommended action as outlined in such Renaissance Asset Status Report unless the Renaissance Controlling Holder Designee has approved such Renaissance Asset Status Report.

     If the Renaissance Controlling Holder Designee affirmatively approves in writing any such Renaissance Asset Status Report or if, within 10 Business Days of receiving a Renaissance Asset Status Report, the Renaissance Controlling Holder Designee does not affirmatively disapprove the report in writing, the Special Servicer will implement the recommended action as outlined in that Renaissance Asset Status Report. If the Renaissance Controlling Holder Designee disapproves of any such Renaissance Asset Status Report within 10 Business Days of its receipt of that report, the Special Servicer will revise the report and deliver to the Renaissance Controlling Holder Designee, among others, a new Renaissance Asset Status Report as soon as practicable, but in no event later than 10 days after such disapproval. If the Renaissance Controlling Holder Designee affirmatively approves in writing any such revised Renaissance Asset Status Report or if, within 5 Business Days of receiving such revised Renaissance Asset Status Report, the Renaissance Controlling Holder Designee does not affirmatively disapprove the report in writing, the Special Servicer will implement the recommended action as outlined in the Renaissance Asset Status Report. If the Renaissance Controlling Holder Designee disapproves of such revised Renaissance Asset Status Report within 5 Business Days of its receipt of that report, the Special Servicer will again revise the report and deliver to the Renaissance Controlling Holder Designee, among others, a new Renaissance Asset Status Report as soon as practicable, but in no event later than 10 days after such disapproval. Following delivery of such third revised Renaissance Asset Status Report, the Special Servicer will implement the recommended action as outlined in such Renaissance Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the Renaissance Whole Loan documents, the Renaissance Intercreditor Agreement or the Pooling and Servicing Agreement.

     However, the Special Servicer may take any action set forth in a Renaissance Asset Status Report before the expiration of the 10 Business Day or 5 Business Day period, as the case may be, during which the Renaissance Controlling Holder Designee may reject such report if (A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the

Certificateholders any holders of certificates issued by a securitization trust of which the Renaissance B Note is an asset and (B) it has made a reasonable effort to contact the Renaissance Controlling Holder Designee. The Special Servicer is not permitted to take any action inconsistent with an approved Renaissance Asset Status Report, unless such action would be required in the Special Servicer's reasonable judgment in order to act in accordance with the Servicing Standards.

     CURE RIGHTS. In the event that any monetary default or, to the extent that the Servicer or Special Servicer has knowledge thereof, non-monetary default will exist with respect to the Renaissance Whole Loan, then upon notice from the Servicer or Special Servicer (a "Renaissance Cure Option Notice") of such occurrence, the Renaissance Controlling Holder Designee will have the right to cure a monetary default within 5 Business Days of receipt of such Renaissance Cure Option Notice and a non-monetary default within 30 days of receipt of such Renaissance Cure Option Notice, PROVIDED that during such 30-day period, the Renaissance Controlling Holder Designee cures all monetary defaults in the specified five day period. However, the Renaissance Controlling Holder Designee may not cure more than (i) three consecutive defaults and (ii) four monetary defaults within any 12-month period (the period during which the Renaissance Controlling Holder Designee is actually curing any such default being referred to as a "Renaissance Cure Period" which period will be deemed to terminate after the expiration of such 5 Business Days in the event that the Renaissance Controlling Holder Designee elects not to cure such default). In the event that the Renaissance Controlling Holder Designee elects to cure a default that can be cured by making a cure payment, the Renaissance Controlling Holder Designee is required to make such cure payment as directed by the Servicer or Special Servicer; PROVIDED that such cure payment will include, among other things, (i) all unreimbursed advances (including interest thereon) and additional trust fund expenses with respect to the Renaissance Whole Loan and any unpaid servicing fees with respect to the Renaissance Whole Loan and (ii) any principal and interest advance with respect to the Renaissance Whole Loan not paid by the borrower.

     PURCHASE OPTION. Upon the occurrence and during the continuance of an event of default, the Renaissance Controlling Holder Designee will have the right, by written notice to the Special Servicer, to purchase the Renaissance Mortgage Loan at the Renaissance Repurchase Price (as defined below) and, upon written notice, the Special Servicer will be required to sell the Renaissance Mortgage Loan to the Renaissance Controlling Holder Designee at the Renaissance Purchase Price, on a mutually designated date. The Renaissance Controlling Holder Designee purchase rights will terminate upon the earliest of (1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (2) the cure of the subject event of default or
(3) the purchase of the Renaissance Mortgage Loan pursuant to any fair value purchase option in the Pooling and Servicing Agreement as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" herein (but, prior to any such purchase, the Renaissance Controlling Holder Designee purchase rights described above will be prior to such fair value purchase option).

     "Renaissance Repurchase Price" means, with respect to Renaissance Mortgage Loan, a cash price equal to the sum of, without duplication, (a) the principal balance of the Renaissance Mortgage Loan as of the date of purchase, (b) accrued and unpaid interest thereon from the payment date under the Renaissance Mortgage Loan as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Renaissance Whole Loan, together with interest thereon at the Reimbursement Rate, (d) any unreimbursed reasonable costs and expenses with respect to the Renaissance Whole Loan and (e) any other additional trust fund expenses in respect of the Renaissance Whole Loan (and allocable to the Renaissance Mortgage Loan in accordance with the Pooling and Servicing Agreement); PROVIDED, HOWEVER, that Renaissance Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

RIGHTS OF THE HOLDERS OF THE WELLBRIDGE WHOLE LOAN

     WELLBRIDGE SENIOR NOTES. Pursuant to the Wellbridge Intercreditor Agreement, the Wellbridge Senior Noteholders (which include the trust as the holder of the Wellbridge Mortgage Loan) prior to the occurrence of a Wellbridge Control Appraisal Period will generally have no right either to consult with or to direct the Wellbridge Servicer and/or the Wellbridge Special Servicer in their respective servicing of the Wellbridge Whole Loan. The Wellbridge Senior Noteholders (which include the trust as the holder of the Wellbridge Mortgage
Loan) will generally be entitled to receive certain reports, notices and other information from the

Wellbridge Servicer or Wellbridge Special Servicer, as applicable. Following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan), as Wellbridge Controlling Holder, will have the rights which are given to the Wellbridge B Noteholder as Wellbridge Controlling Holder prior to a Wellbridge Control Appraisal Period as discussed below. Pursuant to the Wellbridge Intercreditor Agreement, following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the Wellbridge Senior Noteholders (which includes the trust as a holder of the Wellbridge Mortgage Loan) will be required to vote on any decision which requires the consent of the Wellbridge Controlling Holder. The voting rights given to an individual Wellbridge Senior Noteholder will be weighted based on the related Wellbridge Senior Note's portion of the outstanding principal balance of the Wellbridge Whole Loan. As set forth in the Wellbridge Intercreditor Agreement, any decision requiring the vote of the holders of the Wellbridge Senior Notes as Wellbridge Controlling Holder will generally require the holders of 50% or more of such voting rights to approve any such decision. In the event that holders of 50% or more of the voting rights do not so consent, the Wellbridge Senior Noteholders with the largest outstanding principal balance will make any such decision. As of the Cut-Off Date, the Wellbridge Mortgage Loan represents 0.85% of the aggregate principal balance of the Wellbridge Senior Notes, and is the Wellbridge Senior Note with the smallest principal balance. Based on such balances, the trust's vote would determine the outcome of any such decision only if accompanied by the vote(s) of other Wellbridge Senior Noteholder(s) aggregating to the required percentage. During any period that the Trustee as holder of the Wellbridge Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Wellbridge Controlling Holder, the Directing Certificateholder will direct the Trustee's vote as set forth in the Pooling and Servicing Agreement.

     WELLBRIDGE COMPANION NOTE B. Prior to the occurrence of a Wellbridge Control Appraisal Period, the Wellbridge B Noteholder will have the rights discussed below as the Wellbridge Controlling Holder with respect to the Wellbridge Asset Status Report (as defined below) and any Wellbridge Special Actions (as defined below).

     Pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, within 45 days from the time that the Wellbridge Whole Loan has become a specially serviced mortgage loan under the Wellbridge Pooling Agreement, the Wellbridge Special Servicer will be required to prepare a report (a "Wellbridge Asset Status Report") with respect to the Wellbridge Whole Loan. Pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, the Wellbridge Asset Status Report is required to be delivered to certain parties, including the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) and the Wellbridge B Noteholder. The Wellbridge Asset Status Report will set forth (i) the summary of the status of the Wellbridge Whole Loan and any negotiations with the related mortgagor under the Wellbridge Whole Loan; (ii) a discussion of the legal and environmental considerations that are reasonably known to the Wellbridge Special Servicer and applicable to the exercise of remedies or to the enforcement of any related guaranties or other collateral and whether outside legal counsel has been retained; (iii) the most current rent roll and income or operating statement available for the related Wellbridge Mortgaged Property; (iv) the Wellbridge Special Servicer's recommendations on how the Wellbridge Whole Loan might be returned to performing status; (v) the appraised value of the Wellbridge Mortgaged Property (determined pursuant to the Wellbridge Pooling Agreement) together with the assumptions used in the calculation of such appraised value; and (vi) such other information as the Wellbridge Special Servicer deems relevant in light of the servicing standard under the Wellbridge Pooling Agreement.

     The Wellbridge Controlling Holder may object in writing via facsimile or e-mail to the Wellbridge Asset Status Report within 10 business days of receipt; PROVIDED, HOWEVER, the Wellbridge Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the Wellbridge Mortgaged Property, take any action set forth in the Wellbridge Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the certificateholders under the Wellbridge Pooling Agreement or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) and it has made a reasonable effort to contact the Wellbridge Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interest of all the certificateholders under the Wellbridge Pooling Agreement or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) pursuant to the servicing standard under the Wellbridge Pooling Agreement. If the Wellbridge Controlling Holder does not disapprove the Wellbridge Asset Status Report within 10 business days, the Wellbridge Special Servicer will implement the recommended action as outlined in the Wellbridge Asset Status Report. However, the Wellbridge Special Servicer will not be permitted to take any action that is contrary to applicable law or the terms of the loan documents for the Wellbridge Whole Loan.

     If the Wellbridge Controlling Holder disapproves the Wellbridge Asset Status Report and the Wellbridge Special Servicer has not made the affirmative determination described above, the Wellbridge Special Servicer will revise the Wellbridge Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Wellbridge Special Servicer will revise the Wellbridge Asset Status Report until the Wellbridge Controlling Holder fails to disapprove the revised Wellbridge Asset Status Report as described above or until the Wellbridge Special Servicer, in accordance with the servicing standard under the Wellbridge Pooling Agreement, or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) makes a determination that (i) such objection is not in the best interests of the certificateholders under the Wellbridge Pooling Agreement or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) or (ii) following the occurrence of an extraordinary event with respect to the Wellbridge Mortgaged Property, the failure to take any action set forth in the Wellbridge Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the certificateholders under the Wellbridge Pooling Agreement, and it has made a reasonable effort to contact the Wellbridge Controlling Holder. In the event that a Wellbridge Control Appraisal Period exists, the Wellbridge Senior Noteholders will have the rights of the Wellbridge Controlling Holder and will be required to exercise them in the manner described above.

     The Wellbridge Servicer and/or the Wellbridge Special Servicer, as the case may be, will be required, pursuant to the terms of the Wellbridge Pooling Agreement and/or the Wellbridge Intercreditor Agreement, to seek the consent of the Wellbridge Controlling Holder with respect to certain actions taken by the Wellbridge Servicer and/or the Wellbridge Special Servicer, as the case may be, with respect to the Wellbridge Whole Loan, such actions to include:

          (1) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance" clause;

          (2) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Wellbridge Mortgaged Property if the Wellbridge Whole Loan should become a specially serviced loan and continue in default;

          (3) any modification or waiver of any term of the Wellbridge Whole Loan other than a modification consisting of the extension of the maturity date for one year or less;

          (4) any determination to bring the Wellbridge Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

          (5) any acceptance, approval of acceptance or consent to acceptance of an assumption agreement releasing the borrower from its liability under the Wellbridge Whole Loan;

          (6) any acceptance of any discounted payoff with respect to the Wellbridge Whole Loan;

          (7) consent to the termination or modification of all applicable franchise agreements related to the Wellbridge Whole Loan; and

          (8) certain releases of earnout reserve funds or letters of credit or termination or consent to termination of the related property manager of the Wellbridge Whole Loan or a change in any franchise arrangement related to the Wellbridge Whole Loan.

     Each of the actions described above in clauses (1) through (8) are referred to as a "Wellbridge Special Action" and are referred to collectively as the "Wellbridge Special Actions." During such time as the Wellbridge Whole Loan is not specially serviced under the Wellbridge Pooling Agreement, the Wellbridge Servicer will be required to seek the consent of the Wellbridge Special Servicer with respect to any Wellbridge Special Action. The Wellbridge Special Servicer will then be required to seek the consent of the Wellbridge Controlling Holder prior to granting its consent to the Wellbridge Servicer. The Wellbridge Special Servicer will have ten business days to respond to the Wellbridge Servicer's request, and, if the Wellbridge Special Servicer

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fails to respond to such request, the Wellbridge Special Servicer's consent will be deemed granted. Additionally, the Wellbridge Controlling Holder will have ten business days to respond to the Wellbridge Special Servicer's request, and if the Wellbridge Controlling Holder fails to respond to such request, the Wellbridge Special Servicer's consent will be deemed granted.

     Notwithstanding the foregoing, no consent or objection to any Wellbridge Special Action may require or cause the Wellbridge Special Servicer or the Wellbridge Servicer, as applicable, to (a) violate any REMIC provisions, any provision of the Wellbridge Pooling Agreement, the Wellbridge Intercreditor Agreement or applicable law (including the Wellbridge Special Servicer's or the Wellbridge Servicer's, as applicable, obligation to act in accordance with the servicing standard under the Wellbridge Pooling Agreement), (b) expose the Wellbridge Servicer, the Wellbridge Special Servicer, the Wellbridge Trust or the Wellbridge Trustee to liability, (c) materially expand the scope of the Wellbridge Special Servicer's or Wellbridge Servicer's responsibilities under the Wellbridge Pooling Agreement or (d) cause the Wellbridge Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Wellbridge Special Servicer, is not in the best interests of the certificateholders under the Wellbridge Pooling Agreement and the holders the Wellbridge Senior Notes (which include the trust as the holder of the Wellbridge Mortgage Loan) (as a collective whole). In the event any consent or objection to a Wellbridge Special Action requires or causes the Wellbridge Special Servicer or Wellbridge Servicer, as applicable, to effect any of the above actions, the Wellbridge Special Servicer or the Wellbridge Servicer, as applicable, will be required to disregard any such consent or objection.

     PURCHASE OPTION. Subject to the purchase rights of the related lender set forth in the related intercreditor agreement, upon (i) the Wellbridge Whole Loan becoming delinquent 60 days or more in respect to a monthly payment (not including the balloon payment), (ii) the Wellbridge Whole Loan being delinquent in respect of its balloon payment unless the Wellbridge Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Wellbridge Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the mortgage loan documents and without regard to any acceleration of payments under the mortgage loan documents or (iii) the Wellbridge Servicer or Wellbridge Special Servicer, by written notice to the related mortgagor, accelerating the maturity of the Wellbridge Whole Loan, the Wellbridge B Noteholder will have the right (but not the obligation) to purchase the Wellbridge Senior Notes at the Wellbridge Repurchase Price (as defined below) and, upon written notice, the Wellbridge Special Servicer will be required to sell the Wellbridge Senior Notes to the Wellbridge B Noteholder at the Wellbridge Repurchase Price, on a mutually designated date. The Wellbridge B Noteholder's purchase rights will terminate upon the earlier of (1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property or (2) the cure of the subject event of default.

     "Wellbridge Repurchase Price" means, with respect to the Wellbridge Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Wellbridge Mortgage Loan, the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-3 Note, (b) accrued and unpaid interest thereon from the payment date under the Wellbridge Whole Loan as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Wellbridge Senior Notes, together with interest thereon at the reimbursement rate under the Wellbridge Pooling Agreement (including any master servicing compensation and special servicing compensation), (d) certain unreimbursed costs and expenses with respect to the Wellbridge Whole Loan and (e) any other additional trust fund expenses; PROVIDED, HOWEVER, that Wellbridge Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

RIGHTS OF THE HOLDERS OF THE WALGREEN'S WHOLE LOAN

     The Walgreen's B Noteholder is given certain rights under the Walgreen's Intercreditor Agreement which include: (i) directing Defaulted Lease Claims of the borrower against a defaulting/bankrupt credit tenant prior to foreclosure to the extent either holder is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances (no such Servicing Advance to be deemed to be a nonrecoverable advance until final liquidation of the Walgreen's Mortgage Loan or the related Mortgaged Property), (iii) directing the Master Servicer or the Special Servicer to enforce the rights of Walgreen's B Noteholder under the loan documents to receive the proceeds of Defaulted Lease Claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with Master Servicer or the Special Servicer) any modifications to the Walgreen's Mortgage Loan that affect the rights of the borrower or the Walgreen's B Noteholder under the credit lease or the assignment thereof as collateral for the Walgreen's Mortgage Loan, and (vi) with respect to any payment default by the credit tenant and any resulting event of default under the loan documents, taking any actions during the period to and including sixty (60) days following the occurrence of such payment default to cure such default before the Master Servicer or the Special Servicer, as applicable, may accelerate the Walgreen's Whole Loan or commence foreclosure on the Mortgaged Property without the consent of Walgreen's B Noteholder.

     PURCHASE OPTION. In the event of an acceleration of the Walgreen's Mortgage Loan and the Walgreen's B Note after an event of default under the loan documents, the Walgreen's B Noteholder will be entitled to purchase the Walgreen's Mortgage Loan from the trust for a purchase price equal to the sum of
(i) the principal balance of the Walgreen's Mortgage Loan, together with accrued and unpaid interest thereon through the date of purchase,(ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the loan documents.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     PASS-THROUGH RATE. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Prinicipal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. SEE "RISK FACTORS--BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE" IN THIS PROSPECTUS SUPPLEMENT.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--MODIFICATIONS, WAIVER AND AMENDMENTS" and "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest).

     CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "RISK FACTORS" and "YIELD AND MATURITY CONSIDERATIONS--YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods and Yield Maintenance Periods. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     DELAY IN PAYMENT OF DISTRIBUTIONS. Because each monthly distribution is made on each Distribution Date, which is at least 11 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as PROVIDED in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in May 2003;

          (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

          (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (f) the Closing Date is April 15, 2003;

          (g) the APD Loans prepay on their Anticipated Prepayment Dates; and

          (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                    --------       --------       --------      --------       ---------
Initial Percent ....................      100            100            100           100            100
April 10, 2004 .....................       90             90             90            90             90
April 10, 2005 .....................       79             79             79            79             79
April 10, 2006 .....................       67             67             67            67             67
April 10, 2007 .....................       53             53             53            53             53
April 10, 2008 .....................        0              0              0             0              0
Weighted Average Life Years(1) .....      3.50           3.50           3.49          3.48           3.42
Estimated Month of First
  Principal ........................    May 2003       May 2003       May 2003      May 2003       May 2003
Estimated Month of Maturity ........   March 2008     March 2008     March 2008    March 2008    December 2007

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                    --------       --------       --------      --------       ---------
Initial Percent ....................       100            100            100           100            100
April 10, 2004 .....................       100            100            100           100            100
April 10, 2005 .....................       100            100            100           100            100
April 10, 2006 .....................       100            100            100           100            100
April 10, 2007 .....................       100            100            100           100            100
April 10, 2008 .....................       66             66             66            66             66
April 10, 2009 .....................       52             52             52            52             52
April 10, 2010 .....................        0              0              0             0              0
Weighted Average Life Years(1) .....      5.90           5.87           5.84          5.79           5.64
Estimated Month of First
  Principal ........................   March 2008     March 2008     March 2008    March 2008    December 2007
Estimated Month of Maturity ........  January 2010   January 2010   January 2010  December 2009    July 2009

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                    --------       --------       --------      --------       ---------
Initial Percent .................          100            100            100           100            100
April 10, 2004 ..................          100            100            100           100            100
April 10, 2005 ..................          100            100            100           100            100
April 10, 2006 ..................          100            100            100           100            100
April 10, 2007 ..................          100            100            100           100            100
April 10, 2008 ..................          100            100            100           100            100
April 10, 2009 ..................          100            100            100           100            100
April 10, 2010 ..................          17             17             17            17             17
April 10, 2011 ..................           6              6              6             6              4
April 10, 2012 ..................           0              0              0             0              0
Weighted Average Life Years(1) ..         7.00           7.00           6.99          6.98           6.79
Estimated Month of First
  Principal .....................     January 2010   January 2010   January 2010   December 2009    July 2009
Estimated Month of Maturity .....    September 2011 September 2011   August 2011    August 2011     July 2011

----------
(1)  The weighted average life of the Class A-3 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                    --------       --------       --------      --------       ---------
Initial Percent ..................         100            100            100           100            100
April 10, 2004 ...................         100            100            100           100            100
April 10, 2005 ...................         100            100            100           100            100
April 10, 2006 ...................         100            100            100           100            100
April 10, 2007 ...................         100            100            100           100            100
April 10, 2008 ...................         100            100            100           100            100
April 10, 2009 ...................         100            100            100           100            100
April 10, 2010 ...................         100            100            100           100            100
April 10, 2011 ...................         100            100            100           100            100
April 10, 2012 ...................         93             93             92            92             92
April 10, 2013 ...................          0              0              0             0              0
Weighted Average Life Years(1) ...        9.58           9.56           9.54          9.52           9.36
Estimated Month of First
  Principal ......................   September 2011  September 2011   August 2011   August 2011     July 2011
Estimated Month of Maturity ......    January 2013    January 2013   January 2013  January 2013   November 2012

----------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                    --------       --------       --------      --------       ---------
Initial Percent ..................         100            100            100           100            100
April 10, 2004 ...................         100            100            100           100            100
April 10, 2005 ...................         100            100            100           100            100
April 10, 2006 ...................         100            100            100           100            100
April 10, 2007 ...................         100            100            100           100            100
April 10, 2008 ...................         100            100            100           100            100
April 10, 2009 ...................         100            100            100           100            100
April 10, 2010 ...................         100            100            100           100            100
April 10, 2011 ...................         100            100            100           100            100
April 10, 2012 ...................         100            100            100           100            100
April 10, 2013 ...................          0              0              0             0              0
Weighted Average Life Years(1) ...        9.82           9.82           9.82          9.82           9.62
Estimated Month of First
  Principal ......................    February 2013  February 2013  February 2013 January 2013    November 2012
Estimated Month of Maturity ......    February 2013  February 2013  February 2013 February 2013   December 2012

----------
(1) The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                    --------       --------       --------      --------       ---------
Initial Percent ...................        100            100            100           100            100
April 10, 2004 ....................        100            100            100           100            100
April 10, 2005 ....................        100            100            100           100            100
April 10, 2006 ....................        100            100            100           100            100
April 10, 2007 ....................        100            100            100           100            100
April 10, 2008 ....................        100            100            100           100            100
April 10, 2009 ....................        100            100            100           100            100
April 10, 2010 ....................        100            100            100           100            100
April 10, 2011 ....................        100            100            100           100            100
April 10, 2012 ....................        100            100            100           100            100
April 10, 2013 ....................         0              0              0             0              0
Weighted Average Life Years(1) ....       9.85           9.82           9.82          9.82           9.65
Estimated Month of First
  Principal .......................   February 2013  February 2013  February 2013 February 2013   December 2012
Estimated Month of Maturity .......    March 2013    February 2013  February 2013 February 2013   December 2012

----------
(1) The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, exclusive of the Excess Interest and the Excess Interest Distribution Account, the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" referred to below, respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; PROVIDED that it is assumed that the APD Loans prepay on their Anticipated Prepayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXATION OF REGULAR CERTIFICATES" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 38 and 13 mortgage loans, representing approximately 19.83% and 5.83% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95%
of the assets or income of the trust fund meet such requirements.

A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--STATUS OF REMIC CERTIFICATES" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC Certificates" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR CERTIFICATES" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                                                                   MERRILL LYNCH,
                              DEUTSCHE BANK   BANC OF AMERICA     J.P. MORGAN     PIERCE, FENNER &    SALOMON SMITH
CLASS                          SECURITIES     SECURITIES LLC    SECURITIES INC.  SMITH INCORPORATED    BARNEY INC.
-----                         -------------   --------------     -------------   ------------------  --------------
Class A-1                        $[___]           $[___]            $[___]             $[___]            $[___]
Class A-2                        $[___]           $[___]            $[___]             $[___]            $[___]
Class A-3                        $[___]           $[___]            $[___]             $[___]            $[___]
Class A-4                        $[___]           $[___]            $[___]             $[___]            $[___]
Class B                          $[___]           $[___]            $[___]             $[___]            $[___]
Class C                          $[___]           $[___]            $[___]             $[___]            $[___]

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $ , will be % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2003. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers and the Master Servicer. Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt and Wood, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"):

                        CLASS                   S&P                  MOODY'S
                        -----                  ------                ---------
     A-1 ..................................      AAA                    Aaa
     A-2 ..................................      AAA                    Aaa
     A-3 ..................................      AAA                    Aaa
     A-4 ..................................      AAA                    Aaa
     B ....................................      AA                     Aa2
     C ....................................      AA-                    Aa3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     In addition, S&P's ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent prepayment premiums, yield maintenance charges, default interest or Excess Interest will be received; or (vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-91, 58 Fed. Reg. 28,620 (May 14, 1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21, 459 (May 24, 1990) and Salomon Smith Barney Inc., PTE 89-89, 54 Fed. Reg. 42,569 (October 17, 1989), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997),
PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) and PTE 2002-41, 67 Fed.
Reg. 54,487 (August 22, 2002) and to J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage Pass-Through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, PROVIDED that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. FIRST, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. SECOND, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch Ratings. THIRD, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. FOURTH, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch Ratings for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is PROVIDED from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Moody's and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief PROVIDED in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "CERTAIN ERISA CONSIDERATIONS" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief PROVIDED by an exemption may not cover all acts which might be construed as prohibited transactions.

     A pension plan sponsored by Bank of America, an affiliate of one of the Underwriters, is the lessor with respect to a leasehold interest securing the Renaissance Mortgage Loan. Persons who are parties in interest to the Bank of America Pension Plan (for which Bank of America, N.A. is also the trustee) should consult with their advisors before buying Certificates, in light of the possibility, however unlikely, that a foreclosure on the Renaissance Mortgage Loan might occur or that the trust fund might otherwise step into the position of the mortgagor of the Renaissance Mortgage Loan.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

Actual/360 Basis .......................................................    S-72
Administrative Cost Rate ...............................................   S-127
Advances ...............................................................   S-135
Anticipated Prepayment Date ............................................    S-71
APD Loans ..............................................................    S-71
Appraisal Reduction ....................................................   S-136
Appraisal Reduction Amount .............................................   S-137
Appraisal Reduction Event ..............................................   S-136
Asset Status Report ....................................................   S-145
Assumed Final Distribution Date ........................................   S-131
Assumed Scheduled Payment ..............................................   S-129
Authenticating Agent ...................................................   S-118
Available Distribution Amount ..........................................   S-121
Bank of America ........................................................    S-65
Base Interest Fraction .................................................   S-131
BOA-CMSG ...............................................................   S-146
Bridger ................................................................   S-103
Bridger Loans ..........................................................   S-103
Certificate Account ....................................................   S-120
Certificate Balance ....................................................   S-116
Certificate Owner ......................................................   S-117
Certificate Registrar ..................................................   S-118
Certificateholders .....................................................    S-65
Certificates ...........................................................   S-116
Class A Certificates ...................................................   S-116
Class X Certificates ...................................................   S-116
Clearstream, Luxembourg ................................................   S-117
Closing Date ...........................................................    S-65
Code ............................................................   S-114, S-175
Collateral Support Deficit .............................................   S-133
Collection Period ......................................................   S-122
Condemnation Proceeds ..................................................   S-120
Constant Prepayment Rate ...............................................   S-170
Controlling Class ......................................................   S-146
Controlling Class Certificateholder ....................................   S-146
Controlling Holder .....................................................    S-69
Corrected Mortgage Loan ................................................   S-145
CPR ....................................................................   S-170
Cross-Over Date ........................................................   S-126
Cut-off Date ...........................................................    S-64
Cut-off Date Balance ...................................................    S-64
Debt Service Coverage Ratio ............................................    S-88
Defaulted Lease Claim ..................................................    S-70
Defaulted Mortgage Loan ................................................   S-154
Defeasance Lock-out Period .............................................    S-73
Defeasance Option ......................................................    S-73
Depositor ..............................................................    S-65
Depositories ...........................................................   S-118
Determination Date .....................................................   S-136
Direct Participants ....................................................   S-118
Directing Certificateholder ............................................   S-146
Distributable Certificate Interest .....................................   S-128
Distribution Account ...................................................   S-120
Distribution Date ......................................................   S-120
DSCR ...................................................................    S-88
ERISA ..................................................................   S-178
ERISA Plan .............................................................   S-178
Euroclear ..............................................................   S-117
Events of Default ......................................................   S-158
Excess Interest ........................................................   S-127
Excess Interest Distribution Account ...................................   S-121
Excess Liquidation Proceeds ............................................   S-130
Excluded Plan ..........................................................   S-179
Exemption ..............................................................   S-178
FIRREA .................................................................   S-102
Form 8-K ...............................................................    S-76
GACC ...................................................................    S-65
GECC ...................................................................    S-65
Indirect Participants ..................................................   S-118
Initial Pool Balance ...................................................    S-64
Initial Rate ...........................................................    S-71
Insurance Proceeds .....................................................   S-120
Intercreditor Agreements ...............................................    S-70
Interest Distribution Amount ...........................................   S-128
Interest Reserve Account ...............................................   S-121
IRS ....................................................................   S-154
Liquidation Fee ........................................................   S-148
Liquidation Fee Rate ...................................................   S-148
Liquidation Proceeds ...................................................   S-120
LNR ....................................................................   S-147
Lock Box Accounts ......................................................   S-115
Lock Box Loans .........................................................   S-115
Lock-out Period ........................................................    S-72
Lower-Tier Distribution Account ........................................   S-120
Lower-Tier REMIC .......................................................   S-175
LTV Ratio ..............................................................    S-91
MAI ....................................................................   S-136
Moody's ................................................................   S-177
Mortgage ...............................................................    S-64
Mortgage Loan Sellers ..................................................    S-65
Mortgage Note ..........................................................    S-64
Mortgage Rate ..........................................................   S-127
Net Mortgage Rate ......................................................   S-127
Non-Offered Certificates ...............................................   S-116
Non-Offered Subordinate Certificates ...................................   S-133
Nonrecoverable Advance .................................................   S-135
Notional Amount ........................................................   S-116
NRA ....................................................................    S-77
Offered Certificates ...................................................   S-116
OID ....................................................................   S-175
Option Price ...........................................................   S-154
Other Noteholders ......................................................    S-69
Other Notes ............................................................    S-68
P&I Advance ............................................................   S-134

Participants ...........................................................   S-117
Pass-Through Rate ......................................................   S-126
Percentage Interest ....................................................   S-117
Periodic Payments ......................................................    S-88
Permitted Investments ..................................................   S-121
Plan ...................................................................   S-178
Pooling and Servicing Agreement ........................................   S-116
Prepayment Assumption ..................................................   S-175
Prepayment Interest Excess .............................................   S-128
Prepayment Interest Shortfall ..........................................   S-127
Prime Rate .............................................................   S-135
Principal Distribution Amount ..........................................   S-128
Principal Shortfall ....................................................   S-129
Privileged Person ......................................................   S-139
PTE ....................................................................   S-178
Purchase Agreements ....................................................    S-65
Purchase Option ........................................................   S-154
Purchase Price .........................................................   S-114
Qualified Substitute Mortgage Loan .....................................   S-114
Rated Final Distribution Date ..........................................   S-132
Record Date ............................................................   S-120
Regular Certificates ...................................................   S-175
Reimbursement Rate .....................................................   S-135
Related Proceeds .......................................................   S-135
Release Date ...........................................................    S-74
REMIC ..................................................................   S-175
REMIC Provisions .......................................................   S-175
Renaissance Asset Status Report ........................................   S-162
Renaissance B Note .....................................................    S-67
Renaissance B Noteholder ...............................................    S-67
Renaissance Control Appraisal Period ...................................    S-68
Renaissance Controlling Holder .........................................    S-68
Renaissance Cure Option Notice .........................................   S-163
Renaissance Cure Period ................................................   S-163
Renaissance Intercreditor Agreement ....................................    S-67
Renaissance Mortgage Loan ..............................................    S-67
Renaissance Mortgaged Property .........................................    S-67
Renaissance Repurchase Price ...........................................   S-163
Renaissance Whole Loan .................................................    S-67
REO Account ............................................................   S-150
REO Loan ...............................................................   S-130
REO Property ...........................................................   S-145
Residual Certificates ..................................................   S-116
Restricted Group .......................................................   S-178
Revised Rate ...........................................................    S-71
Rules ..................................................................   S-119
S&P ....................................................................   S-177
Scheduled Principal Distribution Amount ................................   S-129
Senior Certificates ....................................................   S-116
Servicer Remittance Date ...............................................   S-134
Servicer Reports .......................................................   S-140
Servicing Advances .....................................................   S-135
Servicing Fee ..........................................................   S-147
Servicing Fee Rate .....................................................   S-147
Servicing Standards ....................................................   S-144
Similar Law ............................................................   S-178
Special Servicer .......................................................   S-147
Special Servicing Fee ..................................................   S-148
Special Servicing Fee Rate .............................................   S-148
Specially Serviced Mortgage Loans ......................................   S-145
Stated Principal Balance ...............................................   S-130
Statement to Certificateholders ........................................   S-138
Subordinate Certificates ...............................................   S-116
Subordinate Offered Certificates .......................................   S-116
Terms and Conditions ...................................................   S-119
Trust Mortgage Asset ...................................................    S-69
Trustee ...........................................................  S-65, S-142
Trustee Fee ............................................................   S-143
Trustee Fee Rate .......................................................   S-143
U.S. Securities Rate ...................................................    S-73
Uncovered Prepayment Interest Shortfall ................................   S-128
Underwriters ...........................................................   S-176
Underwriting Agreement .................................................   S-176
Underwritten Net Cash Flow .............................................   S-101
Unscheduled Principal Distribution Amount ..............................   S-129
Upper-Tier Distribution Account ........................................   S-120
Upper-Tier REMIC .......................................................   S-175
Voting Rights ..........................................................   S-141
WAC Rate ...............................................................   S-127
Wellbridge Asset Status Report .........................................   S-164
Wellbridge B Noteholder ................................................    S-69
Wellbridge Companion Note B ............................................    S-69
Wellbridge Control Appraisal Period ....................................    S-69
Wellbridge Controlling Holder ..........................................    S-69
Wellbridge Intercreditor Agreement .....................................    S-69
Wellbridge Mortgage Loan ...............................................    S-69
Wellbridge Mortgaged Property ..........................................    S-69
Wellbridge Other Noteholders ...........................................    S-69
Wellbridge Pooling Agreement ...........................................    S-69
Wellbridge Repurchase Price ............................................   S-166
Wellbridge Senior Companion Note A-1 ...................................    S-69
Wellbridge Senior Companion Note A-3 ...................................    S-69
Wellbridge Senior Noteholders ..........................................    S-69
Wellbridge Senior Notes ................................................    S-69
Wellbridge Servicer ....................................................    S-69
Wellbridge Servicing Fee Rate ..........................................   S-147
Wellbridge Special Action ..............................................   S-165
Wellbridge Special Actions .............................................   S-165
Wellbridge Special Servicer ............................................    S-69
Wellbridge Trust .......................................................    S-69
Wellbridge Trustee .....................................................    S-69
Whole Loan .............................................................    S-68
Withheld Amounts .......................................................   S-121
Workout Fee ............................................................   S-148
Workout Fee Rate .......................................................   S-148
Yield Maintenance Charge ...............................................    S-73
Yield Maintenance Period ...............................................    S-72

               GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2003-C1
            ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES


                                                                          % OF                     % OF APPLICABLE
                                                                      INITIAL POOL     LOAN GROUP     LOAN GROUP        # OF
   ID                           PROPERTY NAME                            BALANCE       ONE OR TWO      BALANCE       PROPERTIES
-----------------------------------------------------------------------------------------------------------------------------------
   1     Renaissance Tower                                                6.04%            1            7.39%             1
   2     Landmark Atrium III                                              3.69%            1            4.52%             1
   3     801 Market Street                                                3.68%            1            4.51%             1
   4     Walmart Islip Shopping Center                                    3.67%            1            4.49%             1
   5     Centennial Center I                                              3.51%            1            4.30%             1
-----------------------------------------------------------------------------------------------------------------------------------
   6     Heron Cay                                                        1.61%            1            1.97%             1
   7     Vero Palm Estates                                                0.67%            1            0.82%             1
   8     Laguna Gateway                                                   2.08%            1            2.55%             1
   9     The Links at Bentonville                                         1.77%            2            9.71%             1
   10    Fair Lakes VII                                                   1.72%            1            2.10%             1
-----------------------------------------------------------------------------------------------------------------------------------
   11    Edgewater Village                                                1.68%            1            2.05%             1
   12    Marketplace at Town Center                                       1.68%            1            2.05%             1
   13    Montgomery Plaza SC (10)                                         1.60%            1            1.96%             1
   14    211 Fulton Street                                                1.59%            1            1.94%             1
   15    Lennox Shopping Center                                           1.54%            1            1.88%             1
-----------------------------------------------------------------------------------------------------------------------------------
   16    Westwood Medical Plaza                                           1.50%            1            1.83%             1
   17    Chatham Retail                                                   1.42%            1            1.74%             1
   18    Charter Woods Apartments                                         1.41%            2            7.71%             1
   19    River Walk Apartments                                            1.38%            2            7.58%             1
   20    Knolls Lodge/Manor MHC (9)                                       1.31%            1            1.60%             1
-----------------------------------------------------------------------------------------------------------------------------------
   21    Shepherd Square Shopping Center                                  1.30%            1            1.58%             1
   22    Federal Express Sorting Facility Portfolio (6)                   1.25%            1            1.53%             2
  22A    FEDERAL EXPRESS SORTING FACILITY- PHILADELPHIA                   0.67%                         0.82%
  22B    FEDERAL EXPRESS SORTING FACILITY - BOYLSTON                      0.58%                         0.71%
   23    Commerce Park II                                                 1.22%            1            1.49%             1
-----------------------------------------------------------------------------------------------------------------------------------
   24    Marketplace at Hilltop                                           1.18%            1            1.44%             1
   25    The Vineyards Apartments                                         1.17%            2            6.40%             1
   26    Grapevine Crossing                                               1.11%            1            1.36%             1
   27    Kline Plaza                                                      1.11%            1            1.36%             1
   28    El Camino Promenade                                              1.08%            1            1.32%             1
-----------------------------------------------------------------------------------------------------------------------------------
   29    Sundance Apartments                                              1.07%            2            5.88%             1
   30    Haros Apartment Portfolio 7 (6)                                  1.07%            2            5.88%             4
  30A    32-15 & 32-25 93RD STREET                                        0.33%                         1.79%
  30B    40-94 DENMAN STREET                                              0.31%                         1.72%
  30C    151-10 35TH AVENUE                                               0.23%                         1.29%
-----------------------------------------------------------------------------------------------------------------------------------
  30D    38-05 CRESCENT STREET                                            0.20%                         1.07%
   31    Bear Creek Shopping Center                                       0.99%            1            1.21%             1
   32    Smallwood Village Center                                         0.98%            1            1.20%             1
   33    250 East 65th Street                                             0.98%            1            1.20%             1
   34    Crossroads Office Building Four                                  0.97%            1            1.18%             1
-----------------------------------------------------------------------------------------------------------------------------------
   35    Des Moines Portfolio B-Summary (6)                               0.95%            1            1.16%             3
  35A    DES MOINES PORTFOLIO B-VERIDIAN OFFICE BUILDING                  0.55%                         0.67%
  35B    DES MOINES PORTFOLIO B-WATERFORD OFFICE BUILDING                 0.34%                         0.42%
  35C    DES MOINES PORTFOLIO B-SUNSET OFFICE BUILDING                    0.06%                         0.07%
   36    Holiday Inn Select - Norfolk Airport                             0.94%            1            1.15%             1
-----------------------------------------------------------------------------------------------------------------------------------
   37    La Verne Courtyard Shopping Center                               0.88%            1            1.08%             1
   38    Girard Plaza and Polo Building (6)                               0.88%            1            1.07%             2
  38A    GIRARD PLAZA                                                     0.68%                         0.83%
  38B    POLO BUILDING                                                    0.20%                         0.24%
   39    University Club of San Marcos                                    0.87%            2            4.80%             1
-----------------------------------------------------------------------------------------------------------------------------------
   40    Village Faire Center                                             0.86%            1            1.06%             1
   41    Shiloh Apartments                                                0.86%            2            4.70%             1
   42    Wellbridge Portfolio (6)                                         0.84%            1            1.03%            15
  42A    WELLBRIDGE PORTFOLIO-FLAGSHIP ATHLETIC CLUB                      0.15%                         0.18%
  42B    WELLBRIDGE PORTFOLIO-NWAC - ST. LOUIS PARK                       0.14%                         0.18%
-----------------------------------------------------------------------------------------------------------------------------------
  42C    WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - CROSSTOWN         0.12%                         0.15%
  42D    WELLBRIDGE PORTFOLIO-NWAC - MOORE LAKE                           0.08%                         0.10%
  42E    WELLBRIDGE PORTFOLIO-NEW MEXICO SPORTS & WELLNESS - MIDTOWN      0.05%                         0.06%
  42F    WELLBRIDGE PORTFOLIO-NEW MEXICO SPORTS & WELLNESS - HIGHPOINT    0.04%                         0.05%
  42G    WELLBRIDGE PORTFOLIO-NEWTON ATHLETIC CLUB                        0.04%                         0.05%
-----------------------------------------------------------------------------------------------------------------------------------
  42H    WELLBRIDGE PORTFOLIO-ATHLETIC CLUB BOCA RATON                    0.04%                         0.05%
  42I    WELLBRIDGE PORTFOLIO-NEW MEXICO SPORTS & WELLNESS - RIVERPOINT   0.04%                         0.05%
  42J    WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - NORMANDALE        0.03%                         0.04%
  42K    WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - BURNSVILLE        0.03%                         0.04%
  42L    WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - 98TH ST           0.03%                         0.04%
-----------------------------------------------------------------------------------------------------------------------------------
  42M    WELLBRIDGE PORTFOLIO-HARBOUR ISLAND ATHLETIC CLUB                0.02%                         0.03%
  42N    WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - HIGHWAY 100       0.01%                         0.01%
  42O    WELLBRIDGE PORTFOLIO-NWAC - OAKDALE                              0.00%                         0.00%
   43    Residence Inn - Williamsburg                                     0.77%            1            0.94%             1
   44    Concourse Center                                                 0.75%            1            0.92%             1
-----------------------------------------------------------------------------------------------------------------------------------
   45    LaVilla Apartments                                               0.71%            2            3.90%             1
   46    Shops at Jefferson Village                                       0.70%            1            0.85%             1
   47    UDR Portfolio - Hunters Ridge Apartments                         0.69%            2            3.79%             1
   48    Friar's Village                                                  0.67%            1            0.82%             1
   49    Gainsborough Court Apartments                                    0.64%            2            3.51%             1
-----------------------------------------------------------------------------------------------------------------------------------
   50    Nepperhan Business Center (6)                                    0.62%            1            0.75%             2
  50A    540/578 NEPPERHAN BUSINESS CENTER                                0.48%                         0.59%
  50B    523 NEPPERHAN PLAZA                                              0.13%                         0.16%
   51    Evergreen Ohio Portfolio (6)                                     0.61%            1            0.75%             5
  51A    EVERGREEN COUNTRYSIDE                                            0.21%                         0.25%
-----------------------------------------------------------------------------------------------------------------------------------
  51B    EVERGREEN DEER MEADOW                                            0.14%                         0.17%
  51C    EVERGREEN MANOR                                                  0.12%                         0.15%
  51D    EVERGREEN ESTATES                                                0.08%                         0.09%
  51E    EVERGREEN VILLAGE                                                0.07%                         0.09%
   52    Professional Village                                             0.61%            1            0.75%             1
-----------------------------------------------------------------------------------------------------------------------------------
   53    Lodge on Perrin Creek                                            0.60%            2            3.30%             1
   54    Olde Mill Village Apartments                                     0.59%            1            0.73%             1
   55    11115,11130,11211 Industriplex Boulevard                         0.56%            1            0.69%             1
   56    Amber Valley Apartments                                          0.55%            2            3.03%             1
   57    BMS - North Bay Village                                          0.55%            1            0.67%             1
-----------------------------------------------------------------------------------------------------------------------------------
   58    Gateway Plaza Shopping Center                                    0.55%            1            0.67%             1
   59    BMS-North Miami                                                  0.54%            1            0.67%             1
   60    Moscovitch Portfolio (6)                                         0.54%            2            2.96%             3
  60A    THE TIDES                                                        0.35%                         1.91%
  60B    THE BREEZES                                                      0.15%                         0.85%
-----------------------------------------------------------------------------------------------------------------------------------
  60C    CASTLEWOOD                                                       0.04%                         0.21%
   61    Mission Valley Self Storage                                      0.54%            1            0.65%             1
   62    Hillcrest View Apartments                                        0.53%            2            2.93%             1
   63    Four Governor Park                                               0.53%            1            0.64%             1
   64    SpringHill Suites - Williamsburg                                 0.52%            1            0.64%             1
-----------------------------------------------------------------------------------------------------------------------------------
   65    Shoppes at Audubon                                               0.52%            1            0.63%             1
   66    Fairview Plaza                                                   0.51%            1            0.62%             1
   67    Woodridge Health Center                                          0.50%            1            0.62%             1
   68    Storage USA-Oxnard Facility-0695                                 0.49%            1            0.59%             1
   69    Eagle's Ridge Apartments                                         0.46%            2            2.51%             1
-----------------------------------------------------------------------------------------------------------------------------------
   70    Harbor Oaks Shopping Center (9)                                  0.45%            1            0.55%             1
   71    Maple Woods                                                      0.44%            2            2.44%             1
   72    Cochran Self Storage                                             0.44%            1            0.54%             1
   73    5000 W Sunset Office                                             0.43%            1            0.53%             1
   74    Parrish Manor MHC                                                0.43%            1            0.52%             1
-----------------------------------------------------------------------------------------------------------------------------------
   75    South Dade Self Storage                                          0.42%            1            0.52%             1
   76    SpringHill Suites - Chesapeake                                   0.42%            1            0.51%             1
   77    Dobson Park Plaza                                                0.40%            1            0.49%             1
   78    Marriott Courtyard Yorktown                                      0.40%            1            0.49%             1
   79    Saddle Rock Village Center                                       0.40%            1            0.49%             1
-----------------------------------------------------------------------------------------------------------------------------------
   80    Carmel Oaks                                                      0.39%            1            0.48%             1
   81    Springtown Shopping Center                                       0.39%            1            0.48%             1
   82    Plaza San Marcos                                                 0.38%            1            0.47%             1
   83    Devonshire Apartments                                            0.38%            2            2.09%             1
   84    Pompano Self Storage                                             0.38%            1            0.46%             1
-----------------------------------------------------------------------------------------------------------------------------------
   85    Brownstone and Stratford (6)                                     0.37%            2            2.03%             2
  85A    STRATFORD HOUSE                                                  0.22%                         1.19%
  85B    BROWNSTONE                                                       0.15%                         0.84%
   86    Sunset Storage (6)                                               0.37%            1            0.45%             2
  86A    SUNSET STORAGE                                                   0.24%                         0.29%
-----------------------------------------------------------------------------------------------------------------------------------
  86B    SUNSET STORAGE                                                   0.13%                         0.16%
   87    Val Verde Apartments                                             0.36%            2            1.98%             1
   88    Gator Pinecrest Townhomes                                        0.35%            1            0.43%             1
   89    Standley Shores Shopping Center                                  0.35%            1            0.43%             1
   90    Mister Space - Pacific Avenue                                    0.34%            1            0.42%             1
-----------------------------------------------------------------------------------------------------------------------------------
   91    H Street Self Storage                                            0.33%            1            0.41%             1
   92    Walgreens - Fayetteville                                         0.31%            1            0.38%             1
   93    Forest Hills Shopping Center                                     0.31%            1            0.38%             1
   94    Walgreens - Delray Beach, FL                                     0.30%            1            0.37%             1
   95    Devon Self Storage - Albuquerque                                 0.30%            1            0.37%             1
-----------------------------------------------------------------------------------------------------------------------------------
   96    Lakeshore - Tamarack East                                        0.30%            2            1.63%             1
   97    Pavilion 800                                                     0.29%            1            0.35%             1
   98    Taylor Trunk Shopping Center                                     0.28%            1            0.34%             1
   99    Orchard Lane MHC                                                 0.28%            2            1.53%             1
  100    Freestate Self Storage                                           0.28%            1            0.34%             1
-----------------------------------------------------------------------------------------------------------------------------------
  101    Hampton Court Apartments                                         0.27%            2            1.49%             1
  102    Ashford Atrium                                                   0.27%            1            0.33%             1
  103    Danada Creek                                                     0.26%            1            0.32%             1
  104    Storage USA-Murrieta                                             0.26%            1            0.32%             1
  105    Shiloh Place Apartments                                          0.26%            2            1.42%             1
-----------------------------------------------------------------------------------------------------------------------------------
  106    San Marcos U-Store                                               0.26%            1            0.32%             1
  107    Staples Mill Plaza                                               0.26%            1            0.31%             1
  108    Eckerd - Conroe, TX                                              0.25%            1            0.31%             1
  109    AV Mini Storage                                                  0.24%            1            0.30%             1
  110    Stonebridge Self Storage                                         0.24%            1            0.29%             1
-----------------------------------------------------------------------------------------------------------------------------------
  111    Walgreens-Jonesboro, AR                                          0.23%            1            0.28%             1
  112    Sunset Vista Apartments (10)                                     0.23%            2            1.25%             1
  113    Upland Stor-King                                                 0.23%            1            0.28%             1
  114    Liberty Towne Center                                             0.22%            1            0.26%             1
  115    Landmark Estates                                                 0.21%            2            1.18%             1
-----------------------------------------------------------------------------------------------------------------------------------
  116    Parkway Court Apartments                                         0.20%            2            1.08%             1
  117    Storage USA-Stone Mountain                                       0.19%            1            0.23%             1
  118    A American Self Storage                                          0.18%            1            0.22%             1
  119    Shreveport Plaza - Wal Mart Shadow                               0.18%            1            0.22%             1
  120    Paradise Village MHC                                             0.18%            1            0.22%             1
-----------------------------------------------------------------------------------------------------------------------------------
  121    Advantage Self Storage-Sherman, TX                               0.18%            1            0.21%             1
  122    US Storage Eldridge                                              0.17%            1            0.21%             1
  123    Magnolia Village Shopping Center                                 0.17%            1            0.21%             1
  124    Weber Road Mini Storage                                          0.17%            1            0.20%             1
  125    Mt. Zion Self-Storage                                            0.16%            1            0.19%             1
-----------------------------------------------------------------------------------------------------------------------------------
  126    US Storage Deer Park                                             0.16%            1            0.19%             1
  127    Kinko's Plaza at the Treasure Coast Mall                         0.16%            1            0.19%             1
  128    Eagan Station                                                    0.15%            1            0.18%             1
  129    17-19 Avenue C                                                   0.14%            2            0.79%             1
  130    Crystal Place Apartments                                         0.13%            2            0.69%             1
-----------------------------------------------------------------------------------------------------------------------------------
  131    Regal Park                                                       0.13%            1            0.15%             1
  132    Harrisonburg Apartments                                          0.12%            2            0.68%             1
  133    Interchange Corporate Center                                     0.12%            1            0.14%             1
  134    176 East 2nd Street                                              0.11%            2            0.59%             1
-----------------------------------------------------------------------------------------------------------------------------------
  135    Oak Manor Apartments - Henderson, TX                             0.10%            2            0.55%             1
-----------------------------------------------------------------------------------------------------------------------------------


             MORTGAGE                         CUT-OFF               GENERAL                 DETAILED
               LOAN          ORIGINAL           DATE                PROPERTY                PROPERTY                 INTEREST
   ID       SELLER (1)       BALANCE          BALANCE               TYPE                    TYPE                     RATE (8)
--------------------------------------------------------------------------------------------------------------------------------
   1           BOFA            72,000,000        72,000,000         Office                  CBD                     4.9161340%
   2           GACC            44,000,000        44,000,000         Office                  Suburban                4.8650000%
   3           GACC            44,000,000        43,907,359         Office                  CBD                     6.1700000%
   4           GACC            44,000,000        43,769,858         Retail                  Anchored                6.4100000%
   5           GACC            42,000,000        41,873,935         Retail                  Anchored                6.0000000%
--------------------------------------------------------------------------------------------------------------------------------
   6           GACC            19,200,000        19,181,238         Manufactured Housing    Manufactured Housing    5.3500000%
   7           GACC             8,000,000         7,992,182         Manufactured Housing    Manufactured Housing    5.3500000%
   8           BOFA            25,000,000        24,845,811         Retail                  Anchored                6.4200000%
   9           GECC            21,200,000        21,095,743         Multifamily             Conventional            5.9400000%
   10          GECC            20,500,000        20,439,284         Office                  Office                  6.0700000%
--------------------------------------------------------------------------------------------------------------------------------
   11          GECC            20,029,000        20,007,666         Multifamily             Conventional            4.9900000%
   12          BOFA            20,000,000        19,973,309         Retail                  Anchored                5.7700000%
   13          GECC            19,167,300        19,089,998         Retail                  Anchored                7.1400000%
   14          GACC            19,000,000        18,926,985         Office                  CBD                     6.0000000%
   15          BOFA            18,400,000        18,333,559         Retail                  Anchored                6.3000000%
--------------------------------------------------------------------------------------------------------------------------------
   16          GECC            17,900,000        17,842,915         Office                  Medical                 5.6800000%
   17          GACC            17,000,000        16,946,899         Retail                  Anchored                5.7900000%
   18          BOFA            16,760,000        16,747,875         Multifamily             Conventional            6.5000000%
   19          GACC            16,500,000        16,463,311         Multifamily             Student Housing         5.8350000%
   20          GECC            15,650,000        15,576,224         Manufactured Housing    Manufactured Housing    4.9800000%
--------------------------------------------------------------------------------------------------------------------------------
   21          GECC            15,500,000        15,434,254         Retail                  Anchored                5.6800000%
   22          BOFA            14,880,000        14,865,102         Industrial              Industrial              5.2500000%
  22A          BOFA             7,976,907         7,968,921         INDUSTRIAL              INDUSTRIAL
  22B          BOFA             6,903,093         6,896,181         INDUSTRIAL              INDUSTRIAL
   23          GECC            14,600,000        14,556,177         Industrial              Industrial/Office/
                                                                                              Warehouse             6.0000000%
--------------------------------------------------------------------------------------------------------------------------------
   24          GECC            14,100,000        14,045,256         Retail                  Anchored                5.9500000%
   25          BOFA            13,965,000        13,896,461         Multifamily             Conventional            5.9500000%
   26          GECC            13,320,000        13,277,280         Retail                  Anchored                5.6500000%
   27          GACC            13,250,000        13,211,167         Retail                  Anchored                6.1250000%
   28          GECC            12,900,000        12,849,399         Retail                  Anchored                5.9000000%
--------------------------------------------------------------------------------------------------------------------------------
   29          GACC            12,800,000        12,771,047         Multifamily             Conventional            5.7300000%
   30          GACC            12,776,000        12,764,470         Multifamily             Conventional            5.6700000%
  30A          GACC             3,900,000         3,896,480         MULTIFAMILY             CONVENTIONAL
  30B          GACC             3,740,000         3,736,625         MULTIFAMILY             CONVENTIONAL
  30C          GACC             2,800,000         2,797,473         MULTIFAMILY             CONVENTIONAL
--------------------------------------------------------------------------------------------------------------------------------
  30D          GACC             2,336,000         2,333,892         MULTIFAMILY             CONVENTIONAL
   31          GECC            11,840,000        11,801,306         Retail                  Anchored                5.5500000%
   32          GACC            11,750,000        11,715,530         Retail                  Anchored                6.1200000%
   33          GECC            11,760,000        11,712,631         Retail                  Anchored                5.7700000%
   34          BOFA            11,500,000        11,500,000         Office                  Suburban                5.9200000%
--------------------------------------------------------------------------------------------------------------------------------
   35          BOFA            11,417,900        11,352,991         Office                  Suburban                6.8000000%
  35A          BOFA             6,586,554         6,549,111         OFFICE                  SUBURBAN
  35B          BOFA             4,125,644         4,102,190         OFFICE                  SUBURBAN
  35C          BOFA               705,702           701,690         OFFICE                  SUBURBAN
   36          GECC            11,250,000        11,179,311         Hotel                   Full Service            6.3200000%
--------------------------------------------------------------------------------------------------------------------------------
   37          GECC            10,500,000        10,500,000         Retail                  Anchored                5.5500000%
   38          GECC            10,500,000        10,466,766         Retail                  Various                 5.7200000%
  38A          GECC             8,120,527         8,094,824         RETAIL                  RETAIL/OFFICE
  38B          GECC             2,379,473         2,371,942         RETAIL                  ANCHORED
   39          GECC            10,459,000        10,426,515         Multifamily             Student Housing         5.8200000%
--------------------------------------------------------------------------------------------------------------------------------
   40          GECC            10,300,000        10,300,000         Retail                  Unanchored              6.1500000%
   41          GECC            10,253,000        10,202,578         Multifamily             Conventional            5.9400000%
   42          BOFA            10,000,000        10,000,000         Other                   Health Club             7.5270666%
  42A          BOFA             1,782,610        31,782,613         OTHER                   HEALTH CLUB
  42B          BOFA             1,716,480        91,716,489         OTHER                   HEALTH CLUB
--------------------------------------------------------------------------------------------------------------------------------
  42C          BOFA             1,416,300        51,416,305         OTHER                   HEALTH CLUB
  42D          BOFA               963,601           963,601         OTHER                   HEALTH CLUB
  42E          BOFA               568,583           568,583         OTHER                   HEALTH CLUB
  42F          BOFA               528,656           528,656         OTHER                   HEALTH CLUB
  42G          BOFA               525,562           525,562         OTHER                   HEALTH CLUB
--------------------------------------------------------------------------------------------------------------------------------
  42H          BOFA               498,287           498,287         OTHER                   HEALTH CLUB
  42I          BOFA               461,845           461,845         OTHER                   HEALTH CLUB
  42J          BOFA               381,495           381,495         OTHER                   HEALTH CLUB
  42K          BOFA               357,612           357,612         OTHER                   HEALTH CLUB
  42L          BOFA               352,727           352,727         OTHER                   HEALTH CLUB
--------------------------------------------------------------------------------------------------------------------------------
  42M          BOFA               283,527           283,527         OTHER                   HEALTH CLUB
  42N          BOFA               143,149           143,149         OTHER                   HEALTH CLUB
  42O          BOFA                19,546            19,546         OTHER                   HEALTH CLUB
   43          GECC             9,200,000         9,142,192         Hotel                   Limited Service         6.3200000%
   44          GECC             9,000,000         8,971,406         Industrial              Industrial/Warehouse    5.7000000%
--------------------------------------------------------------------------------------------------------------------------------
   45          GECC             8,500,000         8,465,553         Multifamily             Conventional            5.7400000%
   46          GECC             8,300,000         8,300,000         Retail                  Shadow Anchored         5.6500000%
   47          BOFA             8,240,000         8,240,000         Multifamily             Conventional            6.1500000%
   48          GECC             8,000,000         8,000,000         Retail                  Shadow Anchored         5.8500000%
   49          GACC             7,645,000         7,613,064         Multifamily             Conventional            5.5900000%
--------------------------------------------------------------------------------------------------------------------------------
   50          GACC             7,400,000         7,342,626         Various                 Various                 6.5000000%
  50A          GACC             5,788,119         5,743,242         INDUSTRIAL              INDUSTRIAL
  50B          GACC             1,611,881         1,599,384         OFFICE                  SUBURBAN
   51          GECC             7,350,000         7,324,832         Manufactured Housing    Manufactured Housing    5.3000000%
  51A          GECC             2,490,353         2,481,825         MANUFACTURED HOUSING    MANUFACTURED HOUSING
--------------------------------------------------------------------------------------------------------------------------------
  51B          GECC             1,660,235         1,654,550         MANUFACTURED HOUSING    MANUFACTURED HOUSING
  51C          GECC             1,452,706         1,447,731         MANUFACTURED HOUSING    MANUFACTURED HOUSING
  51D          GECC               899,294           896,215         MANUFACTURED HOUSING    MANUFACTURED HOUSING
  51E          GECC               847,412           844,510         MANUFACTURED HOUSING    MANUFACTURED HOUSING
   52          GECC             7,300,000         7,276,763         Office                  Medical                 5.6900000%
--------------------------------------------------------------------------------------------------------------------------------
   53          GECC             7,195,000         7,160,550         Multifamily             Conventional            4.9000000%
   54          GECC             7,100,000         7,084,379         Multifamily             Student Housing         5.9000000%
   55          GECC             6,700,000         6,685,139         Industrial              Industrial/Office
                                                                                              /Warehouse            5.8500000%
   56          GECC             6,572,000         6,572,000         Multifamily             Conventional            5.5000000%
   57          GECC             6,600,000         6,554,207         Self Storage            Self Storage            6.1600000%
--------------------------------------------------------------------------------------------------------------------------------
   58          BOFA             6,500,000         6,500,000         Retail                  Anchored                4.8200000%
   59          GECC             6,500,000         6,491,769         Self Storage            Self Storage            6.0400000%
   60          GECC             6,457,000         6,436,869         Multifamily             Conventional            5.8000000%
  60A          GECC             4,150,929         4,137,987         MULTIFAMILY             CONVENTIONAL
  60B          GECC             1,844,857         1,839,105         MULTIFAMILY             CONVENTIONAL
--------------------------------------------------------------------------------------------------------------------------------
  60C          GECC               461,214           459,776         MULTIFAMILY             CONVENTIONAL
   61          GECC             6,400,000         6,379,971         Self Storage            Self Storage            5.7800000%
   62          BOFA             6,380,000         6,354,613         Multifamily             Conventional            5.8300000%
   63          GECC             6,300,000         6,279,100         Office                  Office                  5.4700000%
   64          GECC             6,264,000         6,224,640         Hotel                   Limited Service         6.3200000%
--------------------------------------------------------------------------------------------------------------------------------
   65          GECC             6,200,000         6,180,997         Retail                  Anchored                5.8900000%
   66          GECC             6,080,000         6,066,202         Retail                  Anchored                5.7100000%
   67          GECC             6,000,000         6,000,000         Office                  Office                  6.5000000%
   68          GECC             5,805,000         5,796,738         Self Storage            Self Storage            5.4300000%
   69          GACC             5,450,000         5,450,000         Multifamily             Conventional            6.0000000%
--------------------------------------------------------------------------------------------------------------------------------
   70          GECC             5,360,000         5,360,000         Retail                  Anchored                5.8200000%
   71          GACC             5,300,000         5,300,000         Manufactured Housing    Manufactured Housing    5.8500000%
   72          GECC             5,251,000         5,221,591         Self Storage            Self Storage            6.0500000%
   73          GECC             5,150,000         5,138,408         Office                  Office                  5.7600000%
   74          GECC             5,120,000         5,115,403         Manufactured Housing    Manufactured Housing    5.6900000%
--------------------------------------------------------------------------------------------------------------------------------
   75          GECC             5,030,000         5,030,000         Self Storage            Self Storage            5.7000000%
   76          GECC             5,000,000         4,968,583         Hotel                   Limited Service         6.3200000%
   77          BOFA             4,800,000         4,788,541         Retail                  Anchored                5.4000000%
   78          GECC             4,800,000         4,769,839         Hotel                   Limited Service         6.3200000%
   79          GECC             4,750,000         4,735,275         Retail                  Unanchored              5.8300000%
--------------------------------------------------------------------------------------------------------------------------------
   80          GECC             4,700,000         4,695,833         Industrial              Industrial/Office
                                                                                              /Warehouse            5.7400000%
   81          GECC             4,700,000         4,686,053         Retail                  Anchored                6.0600000%
   82          GECC             4,600,000         4,579,647         Retail                  Unanchored              5.8900000%
   83          BOFA             4,560,000         4,544,975         Multifamily             Conventional            5.5060000%
   84          GECC             4,587,000         4,522,733         Self Storage            Self Storage            7.6700000%
--------------------------------------------------------------------------------------------------------------------------------
   85          GECC             4,412,000         4,397,983         Multifamily             Conventional            5.7000000%
  85A          GECC             2,586,345         2,578,128         MULTIFAMILY             CONVENTIONAL
  85B          GECC             1,825,655         1,819,855         MULTIFAMILY             CONVENTIONAL
   86          GECC             4,350,000         4,350,000         Various                 Various                 5.8400000%
  86A          GECC             2,835,429         2,835,429         SELF STORAGE            SELF STORAGE
--------------------------------------------------------------------------------------------------------------------------------
  86B          GECC             1,514,571         1,514,571         INDUSTRIAL              INDUSTRIAL/WAREHOUSE
   87          BOFA             4,300,000         4,300,000         Multifamily             Conventional            5.7500000%
   88          GECC             4,200,0000        4,200,000         Multifamily             Conventional            5.5000000%
   89          GECC             4,200,0000        4,186,403         Retail                  Shadow Anchored         5.6000000%
   90          GECC             4,100,0000        4,081,887         Self Storage            Self Storage            5.9000000%
--------------------------------------------------------------------------------------------------------------------------------
   91          GECC              4,000,000        3,987,518         Self Storage            Self Storage            5.8600000%
   92          BOFA              3,700,000        3,691,965         Retail                  Anchored                5.9800000%
   93          BOFA              3,660,000        3,660,000         Retail                  Anchored                4.4900000%
   94          BOFA               3,641,30        3,625,943         Retail                  Anchored                6.2000000%
   95          GECC              3,600,000        3,584,120         Self Storage            Self Storage            5.9100000%
--------------------------------------------------------------------------------------------------------------------------------
   96          GECC              3,550,000        3,550,000         Manufactured Housing    Manufactured Housing    5.6700000%
   97          BOFA              3,400,000        3,400,000         Office                  Medical                 5.6220000%
   98          GECC              3,350,000        3,339,574         Retail                  Shadow Anchored         5.8800000%
   99          GECC              3,325,000        3,321,467         Manufactured Housing    Manufactured Housing    5.0000000%
  100          GECC              3,300,000        3,300,000         Self Storage            Self Storage            5.4000000%
--------------------------------------------------------------------------------------------------------------------------------
  101          GECC              3,240,000        3,225,154         Multifamily             Conventional            5.6600000%
  102          GECC              3,200,000        3,195,827         Office                  Office                  5.8900000%
  103          GECC                3,121,0        3,121,000         Retail                  Unanchored              5.9000000%
  104          GECC               3,102,00        3,097,585         Self Storage            Self Storage            5.4300000%
  105          GECC               3,100,00        3,088,940         Multifamily             Conventional            4.8700000%
--------------------------------------------------------------------------------------------------------------------------------
  106          GECC               3,100,00        3,088,156         Self Storage            Self Storage            5.8700000%
  107          GECC              3,050,000        3,047,135         Retail                  Anchored                5.5100000%
  108          GECC              3,000,000        2,993,826         Retail                  Anchored                5.7900000%
  109          GECC              2,925,000        2,911,638         Self Storage            Self Storage            5.6800000%
  110          BOFA              2,868,000        2,855,530         Self Storage            Self Storage            6.0040000%
--------------------------------------------------------------------------------------------------------------------------------
  111          GECC              2,730,000        2,717,331         Retail                  Anchored                5.8000000%
  112          BOFA              2,716,598        2,712,399         Multifamily             Conventional            5.8220000%
  113          GECC              2,700,000        2,691,733         Self Storage            Self Storage            6.0000000%
  114          GECC              2,585,600        2,578,130         Retail                  Shadow Anchored         6.2000000%
  115          BOFA              2,560,000        2,554,114         Multifamily             Conventional            5.6300000%
--------------------------------------------------------------------------------------------------------------------------------
  116          BOFA              2,350,000        2,338,582         Multifamily             Conventional            6.0000000%
  117          GECC              2,250,000        2,250,000         Self Storage            Self Storage            5.9300000%
  118          GECC              2,200,000        2,191,138         Self Storage            Self Storage            6.5000000%
  119          GECC              2,100,000        2,100,000         Retail                  Shadow Anchored         5.7500000%
  120          BOFA              2,100,000        2,095,319         Manufactured Housing    Manufactured Housing    5.8200000%
--------------------------------------------------------------------------------------------------------------------------------
  121          GECC              2,100,000        2,091,167         Self Storage            Self Storage            6.2200000%
  122          GECC              2,100,000        2,081,450         Self Storage            Self Storage            6.7000000%
  123          GECC              2,062,000        2,052,946         Retail                  Unanchored              5.9400000%
  124          GECC              2,000,000        1,997,609         Self Storage            Self Storage            6.3300000%
  125          GECC              1,900,000        1,892,581         Self Storage            Self Storage            6.7000000%
--------------------------------------------------------------------------------------------------------------------------------
  126          GECC              1,900,000        1,892,143         Self Storage            Self Storage            6.3300000%
  127          GECC              1,850,000        1,847,639         Retail                  Shadow Anchored         6.0000000%
  128          GECC              1,770,000        1,760,562         Retail                  Anchored                6.3500000%
  129          GECC              1,720,000        1,720,000         Multifamily             Conventional            5.6400000%
  130          BOFA              1,500,000        1,495,331         Multifamily             Conventional            5.8090000%
-------------------------------------------------------------------------------------------------------------------------------
  131          GECC              1,500,000        1,494,033         Retail                  Unanchored              6.5800000%
  132          BOFA              1,485,000        1,478,360         Multifamily             Conventional            6.0770000%
  133          BOFA              1,387,500        1,386,276         Office                  Office/ Industrial      5.7600000%
  134          GECC              1,280,000        1,280,000         Multifamily             Conventional            5.6400000%
-------------------------------------------------------------------------------------------------------------------------------
  135          GECC              1,200,000        1,194,747         Multifamily             Conventional            5.9600000%
--------------------------------------------------------------------------------------------------------------------------------


                              INTEREST         ORIGINAL          STATED REMAINING        ORIGINAL          REMAINING         FIRST
           ADMINISTRATIVE     ACCRUAL      TERM TO MATURITY      TERM TO MATURITY      AMORTIZATION      AMORTIZATION       PAYMENT
   ID         FEE RATE         BASIS         OR APD (MOS.)         OR APD (MOS.)        TERM (MOS.)       TERM (MOS.)        DATE
------------------------------------------------------------------------------------------------------------------------------------
   1          0.09190%       Actual/360           84                    81                  360               360           2/1/03
   2          0.05190%       Actual/360           84                    84                  360               360           5/1/03
   3          0.05190%       Actual/360           120                   118                 360               358           3/1/03
   4          0.05190%       Actual/360           120                   114                 360               354           11/1/02
   5          0.08190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   6          0.05190%       Actual/360           60                    59                  360               359           4/1/03
   7          0.05190%       Actual/360           60                    59                  360               359           4/1/03
   8          0.14190%       Actual/360           120                   113                 360               353           10/1/02
   9          0.03190%       Actual/360           144                   139                 360               355           12/1/02
   10         0.03190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   11         0.03190%       Actual/360           120                   119                 360               359           4/1/03
   12         0.14190%       Actual/360           120                   119                 300               299           4/1/03
   13         0.03190%       Actual/360           107                   104                 347               344           2/1/03
   14         0.10190%       Actual/360           120                   116                 360               356           1/1/03
   15         0.14190%       Actual/360           120                   116                 360               356           1/1/03
------------------------------------------------------------------------------------------------------------------------------------
   16         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   17         0.05190%       Actual/360           120                   117                 360               357           2/1/03
   18         0.14190%       Actual/360           126                   119                 360               359           10/1/02
   19         0.05190%       Actual/360           120                   118                 360               358           3/1/03
   20         0.03190%       Actual/360           60                    56                  360               356           1/1/03
------------------------------------------------------------------------------------------------------------------------------------
   21         0.03190%       Actual/360           120                   117                 312               309           2/1/03
   22         0.14190%       Actual/360           60                    59                  360               359           4/1/03
  22A
  22B
   23         0.03190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   24         0.03190%       Actual/360           120                   116                 360               356           1/1/03
   25         0.14190%       Actual/360           120                   115                 360               355           12/1/02
   26         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   27         0.05190%       Actual/360           120                   117                 360               357           2/1/03
   28         0.03190%       Actual/360           120                   116                 360               356           1/1/03
------------------------------------------------------------------------------------------------------------------------------------
   29         0.05190%       Actual/360           84                    82                  360               358           3/1/03
   30         0.05190%       Actual/360           120                   119                 360               359           4/1/03
  30A
  30B
  30C
------------------------------------------------------------------------------------------------------------------------------------
  30D
   31         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   32         0.05190%       Actual/360           120                   117                 360               357           2/1/03
   33         0.03190%       Actual/360           84                    80                  360               356           1/1/03
   34         0.14190%       Actual/360           120                   120                 360               360           5/1/03
------------------------------------------------------------------------------------------------------------------------------------
   35         0.14190%       Actual/360           120                   113                 360               353           10/1/02
  35A
  35B
  35C
   36         0.03190%       Actual/360           120                   117                 240               237           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   37         0.03190%       Actual/360           84                    81                   0                 0            2/1/03
   38         0.03190%       Actual/360           120                   117                 360               357           2/1/03
  38A
  38B
   39         0.03190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   40         0.03190%       Actual/360           84                    81                   0                 0            2/1/03
   41         0.03190%       Actual/360           144                   139                 360               355           12/1/02
   42         0.14190%       Actual/360           120                   119                 360               360           4/1/03
  42A
  42B
------------------------------------------------------------------------------------------------------------------------------------
  42C
  42D
  42E
  42F
  42G
------------------------------------------------------------------------------------------------------------------------------------
  42H
  42I
  42J
  42K
  42L
------------------------------------------------------------------------------------------------------------------------------------
  42M
  42N
  42O
   43         0.03190%       Actual/360           120                   117                 240               237           2/1/03
   44         0.03190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   45         0.03190%       Actual/360           120                   116                 360               356           1/1/03
   46         0.03190%       Actual/360           85                    82                   0                 0            2/1/03
   47         0.14190%       Actual/360           120                   114                 318               318           11/1/02
   48         0.03190%       Actual/360           84                    81                   0                 0            2/1/03
   49         0.05190%       Actual/360           120                   116                 360               356           1/1/03
------------------------------------------------------------------------------------------------------------------------------------
   50         0.05190%       Actual/360           120                   114                 300               294           11/1/02
  50A
  50B
   51         0.03190%       Actual/360           60                    57                  360               357           2/1/03
  51A
------------------------------------------------------------------------------------------------------------------------------------
  51B
  51C
  51D
  51E
   52         0.03190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   53         0.03190%       Actual/360           60                    56                  360               356           1/1/03
   54         0.03190%       Actual/360           120                   118                 360               358           3/1/03
   55         0.03190%       Actual/360           120                   118                 360               358           3/1/03
   56         0.03190%       Actual/360           120                   120                 360               360           5/1/03
   57         0.03190%       Actual/360           120                   115                 300               295           12/1/02
------------------------------------------------------------------------------------------------------------------------------------
   58         0.14190%       Actual/360           84                    83                   0                 0            4/1/03
   59         0.03190%       Actual/360           120                   119                 300               299           4/1/03
   60         0.03190%       Actual/360           120                   117                 360               357           2/1/03
  60A
  60B
------------------------------------------------------------------------------------------------------------------------------------
  60C
   61         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   62         0.09190%       Actual/360           120                   116                 360               356           1/1/03
   63         0.03190%       Actual/360           84                    81                  360               357           2/1/03
   64         0.03190%       Actual/360           120                   117                 240               237           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   65         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   66         0.03190%       Actual/360           120                   118                 360               358           3/1/03
   67         0.03190%       Actual/360           96                    96                  132               132           5/1/03
   68         0.03190%       Actual/360           60                    59                  300               299           4/1/03
   69         0.08190%       Actual/360           120                   120                 360               360           5/1/03
------------------------------------------------------------------------------------------------------------------------------------
   70         0.03190%       Actual/360           120                   120                 360               360           5/1/03
   71         0.05190%       Actual/360           120                   120                 360               360           5/1/03
   72         0.03190%       Actual/360           120                   116                 300               296           1/1/03
   73         0.03190%       Actual/360           120                   118                 360               358           3/1/03
   74         0.03190%       Actual/360           120                   119                 360               359           4/1/03
------------------------------------------------------------------------------------------------------------------------------------
   75         0.03190%       Actual/360           120                   120                 300               300           5/1/03
   76         0.03190%       Actual/360           120                   117                 240               237           2/1/03
   77         0.14190%       Actual/360           60                    58                  360               358           3/1/03
   78         0.03190%       Actual/360           120                   117                 240               237           2/1/03
   79         0.03190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   80         0.03190%       Actual/360           120                   119                 360               359           4/1/03
   81         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   82         0.03190%       Actual/360           120                   117                 300               297           2/1/03
   83         0.12190%       Actual/360           120                   117                 360               357           2/1/03
   84         0.03190%       Actual/360           120                   99                  360               339           8/1/01
------------------------------------------------------------------------------------------------------------------------------------
   85         0.03190%       Actual/360           120                   117                 360               357           2/1/03
  85A
  85B
   86         0.03190%       Actual/360           120                   120                 300               300           5/1/03
  86A
------------------------------------------------------------------------------------------------------------------------------------
  86B
   87         0.09190%       Actual/360           120                   120                 360               360           5/1/03
   88         0.03190%       Actual/360           120                   120                 360               360           5/1/03
   89         0.03190%       Actual/360           120                   117                 360               357           2/1/03
   90         0.03190%       Actual/360           120                   117                 300               297           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   91         0.03190%       Actual/360           120                   118                 300               298           3/1/03
   92         0.14190%       Actual/360           120                   118                 360               358           3/1/03
   93         0.14190%       Actual/360           84                    83                   0                 0            4/1/03
   94         0.14190%       Actual/360           120                   117                 300               297           2/1/03
   95         0.03190%       Actual/360           120                   117                 300               297           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
   96         0.03190%       Actual/360           120                   116                 360               360           1/1/03
   97         0.09190%       Actual/360           120                   120                 240               240           5/1/03
   98         0.03190%       Actual/360           120                   118                 300               298           3/1/03
   99         0.03190%       Actual/360           60                    59                  360               359           4/1/03
  100         0.03190%       Actual/360           120                   120                 300               300           5/1/03
------------------------------------------------------------------------------------------------------------------------------------
  101         0.03190%       Actual/360           120                   117                 300               297           2/1/03
  102         0.03190%       Actual/360           120                   119                 300               299           4/1/03
  103         0.03190%       Actual/360           120                   120                 360               360           5/1/03
  104         0.03190%       Actual/360           60                    59                  300               299           4/1/03
  105         0.03190%       Actual/360           60                    58                  300               298           3/1/03
------------------------------------------------------------------------------------------------------------------------------------
  106         0.03190%       Actual/360           120                   117                 324               321           2/1/03
  107         0.03190%       Actual/360           120                   119                 360               359           4/1/03
  108         0.03190%       Actual/360           120                   119                 240               239           4/1/03
  109         0.03190%       Actual/360           60                    57                  300               297           2/1/03
  110         0.14190%       Actual/360           120                   117                 300               297           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
  111         0.03190%       Actual/360           120                   116                 336               332           1/1/03
  112         0.09190%       Actual/360           119                   118                 299               298           4/1/03
  113         0.03190%       Actual/360           60                    58                  300               298           3/1/03
  114         0.03190%       Actual/360           120                   117                 360               357           2/1/03
  115         0.14190%       Actual/360           120                   118                 360               358           3/1/03
------------------------------------------------------------------------------------------------------------------------------------
  116         0.09190%       Actual/360           120                   115                 360               355           12/1/02
  117         0.03190%       Actual/360           120                   120                 300               300           5/1/03
  118         0.03190%       Actual/360           120                   117                 300               297           2/1/03
  119         0.03190%       Actual/360           120                   120                 360               360           5/1/03
  120         0.14190%       Actual/360           120                   118                 360               358           3/1/03
------------------------------------------------------------------------------------------------------------------------------------
  121         0.03190%       Actual/360           120                   117                 300               297           2/1/03
  122         0.03190%       Actual/360           60                    53                  300               293           10/1/02
  123         0.03190%       Actual/360           120                   117                 300               297           2/1/03
  124         0.03190%       Actual/360           120                   119                 300               299           4/1/03
  125         0.03190%       Actual/360           120                   117                 300               297           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
  126         0.03190%       Actual/360           60                    57                  300               297           2/1/03
  127         0.03190%       Actual/360           120                   119                 300               299           4/1/03
  128         0.03190%       Actual/360           120                   116                 300               296           1/1/03
  129         0.03190%       Actual/360           120                   120                 360               360           5/1/03
  130         0.09190%       Actual/360           120                   117                 360               357           2/1/03
------------------------------------------------------------------------------------------------------------------------------------
  131         0.03190%       Actual/360           120                   117                 300               297           2/1/03
  132         0.09190%       Actual/360           120                   118                 240               238           3/1/03
  133         0.14190%       Actual/360           120                   119                 360               359           4/1/03
  134         0.03190%       Actual/360           120                   120                 360               360           5/1/03
------------------------------------------------------------------------------------------------------------------------------------
  135         0.03190%       Actual/360           120                   117                 300               297           2/1/03
------------------------------------------------------------------------------------------------------------------------------------

           MATURITY        ANNUAL        MONTHLY        REMAINING                                                    CROSSED
             DATE           DEBT          DEBT        INTEREST ONLY                                   APD             WITH
   ID       OR APD      SERVICE (2)    SERVICE (2)    PERIOD (MOS.)     LOCKBOX (3)                (YES/NO)        OTHER LOANS
--------------------------------------------------------------------------------------------------------------------------------
   1        1/1/10       4,593,956       382,830            33    Hard                                No             No
   2        4/1/10       2,791,015       232,585             -    Hard                                No             No
   3        2/1/13       3,223,565       268,630             -    Hard                                No             No
   4        10/1/12      3,306,129       275,511             -    Hard/Soft, Springing Hard           No             No
   5        1/1/13       3,021,735       251,811             -    Soft, Springing Hard                No             No
--------------------------------------------------------------------------------------------------------------------------------
   6        3/1/08       1,286,585       107,215             -    No                                  No             Yes
   7        3/1/08         536,077        44,673             -    No                                  No             Yes
   8        9/1/12       1,880,448       156,704             -    No                                  No             No
   9        11/1/14      1,515,457       126,288             -    No                                  No             No
   10       1/1/13       1,485,984       123,832             -    Hard                                No             No
--------------------------------------------------------------------------------------------------------------------------------
   11       3/1/13       1,288,772       107,398             -    Soft                                No             No
   12       3/1/13       1,512,757       126,063             -    Hard                                No             No
   13       12/1/11      1,568,787       130,732             -    No                                  No             No
   14       12/1/12      1,366,975       113,915             -    Soft, Springing Hard                No             No
   15       12/1/12      1,366,692       113,891             -    Springing Hard                      No             No
--------------------------------------------------------------------------------------------------------------------------------
   16       1/1/13       1,243,979       103,665             -    No                                  No             No
   17       1/1/13       1,195,677        99,640             -    Hard                                No             No
   18       3/1/13       1,271,215       105,935             -    No                                  No             No
   19       2/1/13       1,166,188        97,182             -    Soft, Springing Hard                Yes            No
   20       12/1/07      1,005,857        83,821             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   21       1/1/13       1,142,137        95,178             -    No                                  No             No
   22       3/1/08         986,015        82,168             -    Soft, Springing Hard                No             No
  22A
  22B
   23       1/1/13       1,050,413        87,534             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   24       12/1/12      1,009,007        84,084             -    No                                  No             No
   25       11/1/12        999,346        83,279             -    No                                  No             No
   26       1/1/13         922,654        76,888             -    No                                  No             No
   27       1/1/13         966,101        80,508             -    Soft, Springing Hard                Yes            No
   28       12/1/12        918,175        76,515             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   29       2/1/10         894,417        74,535             -    No                                  No             No
   30       3/1/13         886,911        73,909             -    No                                  No             No
  30A
  30B
  30C
--------------------------------------------------------------------------------------------------------------------------------
  30D
   31       1/1/13         811,177        67,598             -    No                                  No             No
   32       1/1/13         856,275        71,356             -    No                                  No             No
   33       12/1/09        825,332        68,778             -    No                                  No             No
   34       4/1/13         820,295        68,358             -    Soft, Springing Hard                No             No
--------------------------------------------------------------------------------------------------------------------------------
   35       9/1/12         893,234        74,436             -    Soft, Springing Hard                No             No
  35A
  35B
  35C
   36       1/1/13         992,269        82,689             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   37       1/1/10         590,844        49,237            81    No                                  No             No
   38       1/1/13         732,902        61,075             -    No                                  No             No
  38A
  38B
   39       1/1/13         738,021        61,502             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   40       1/1/10         642,248        53,521            81    No                                  No             No
   41       11/1/14        732,924        61,077             -    No                                  No             No
   42       3/1/13         841,283        70,107             -    Hard                                No             No
  42A
  42B
--------------------------------------------------------------------------------------------------------------------------------
  42C
  42D
  42E
  42F
  42G
--------------------------------------------------------------------------------------------------------------------------------
  42H
  42I
  42J
  42K
  42L
--------------------------------------------------------------------------------------------------------------------------------
  42M
  42N
  42O
   43       1/1/13         811,455        67,621             -    No                                  No             No
   44       1/1/13         626,832        52,236             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   45       12/1/12        594,597        49,550             -    No                                  No             No
   46       2/1/10         475,463        39,622            82    No                                  No             No
   47       10/1/12        630,923        52,577            18    Soft                                No             No
   48       1/1/10         474,500        39,542            81    No                                  No             No
   49       12/1/12        526,082        43,840             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   50       10/1/12        599,584        49,965             -    Soft, Springing Hard                No             No
  50A
  50B
   51       1/1/08         489,779        40,815             -    No                                  No             No
  51A
--------------------------------------------------------------------------------------------------------------------------------
  51B
  51C
  51D
  51E
   52       1/1/13         507,876        42,323             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   53       12/1/07        458,229        38,186             -    No                                  No             No
   54       2/1/13         505,352        42,113             -    No                                  No             No
   55       2/1/13         474,312        39,526             -    No                                  No             No
   56       4/1/13         447,781        37,315             -    No                                  No             No
   57       11/1/12        518,061        43,172             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   58       3/1/10         317,651        26,471            83    No                                  No             No
   59       3/1/13         504,464        42,039             -    No                                  No             No
   60       1/1/13         454,640        37,887             -    No                                  No             No
  60A
  60B
--------------------------------------------------------------------------------------------------------------------------------
  60C
   61       1/1/13         449,649        37,471             -    No                                  No             No
   62       12/1/12        450,682        37,557             -    No                                  No             No
   63       1/1/10         427,827        35,652             -    No                                  No             No
   64       1/1/13         552,495        46,041             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   65       1/1/13         440,818        36,735             -    No                                  No             No
   66       2/1/13         423,923        35,327             -    No                                  No             No
   67       4/1/11         764,911        63,743             -    Hard                                No             No
   68       3/1/08         424,866        35,406             -    No                                  No             No
   69       4/1/13         392,106        32,676             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   70       4/1/13         378,219        31,518             -    No                                  No             No
   71       4/1/13         375,202        31,267            12    No                                  No             No
   72       12/1/12        407,915        33,993             -    No                                  No             No
   73       2/1/13         361,041        30,087             -    No                                  No             No
   74       3/1/13         356,209        29,684             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   75       4/1/13         377,907        31,492             -    No                                  No             No
   76       1/1/13         441,008        36,751             -    No                                  No             No
   77       2/1/08         323,442        26,953             -    No                                  No             No
   78       1/1/13         423,368        35,281             -    No                                  No             No
   79       1/1/13         335,539        27,962             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   80       3/1/13         328,777        27,398             -    No                                  No             No
   81       1/1/13         340,325        28,360             -    No                                  No             No
   82       1/1/13         351,952        29,329             -    No                                  No             No
   83       1/1/13         310,900        25,908             -    No                                  No             No
   84       7/1/11         391,303        32,609             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   85       1/1/13         307,287        25,607             -    No                                  No             No
  85A
  85B
   86       4/1/13         331,239        27,603             -    No                                  No             No
  86A
--------------------------------------------------------------------------------------------------------------------------------
  86B
   87       4/1/13         301,124        25,094             -    No                                  No             No
   88       4/1/13         286,166        23,847             -    No                                  No             No
   89       1/1/13         289,336        24,111             -    No                                  No             No
   90       1/1/13         313,996        26,166             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   91       2/1/13         305,170        25,431             -    No                                  No             No
   92       2/1/13         265,630        22,136             -    No                                  No             No
   93       3/1/10         166,616        13,885            83    No                                  No             No
   94       1/1/13         286,898        23,908             -    No                                  Yes            No
   95       1/1/13         275,966        22,997             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
   96       12/1/12        246,441        20,537            20    No                                  No             No
   97       4/1/13         283,477        23,623             -    No                                  No             No
   98       2/1/13         256,068        21,339             -    No                                  No             No
   99       3/1/08         214,192        17,849             -    No                                  No             No
  100       4/1/13         240,819        20,068             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  101       1/1/13         242,486        20,207             -    No                                  No             No
  102       3/1/13         244,836        20,403             -    No                                  No             No
  103       4/1/13         222,141        18,512             -    No                                  No             No
  104       3/1/08         227,034        18,920             -    No                                  No             No
  105       2/1/08         214,659        17,888             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  106       1/1/13         229,113        19,093             -    No                                  No             No
  107       3/1/13         208,041        17,337             -    No                                  No             No
  108       3/1/13         253,573        21,131             -    Hard                                No             No
  109       1/1/08         219,334        18,278             -    No                                  No             No
  110       1/1/13         221,827        18,486             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  111       12/1/12        197,402        16,450             -    Hard                                No             No
  112       2/1/13         206,811        17,234             -    No                                  No             No
  113       2/1/08         208,754        17,396             -    No                                  No             No
  114       1/1/13         190,032        15,836             -    No                                  No             No
  115       2/1/13         176,939        14,745             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  116       11/1/12        169,073        14,089             -    No                                  No             No
  117       4/1/13         172,808        14,401             -    No                                  No             No
  118       1/1/13         178,255        14,855             -    No                                  No             No
  119       4/1/13         147,060        12,255             -    No                                  No             No
  120       2/1/13         148,183        12,349             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  121       1/1/13         165,770        13,814             -    No                                  No             No
  122       9/1/07         173,315        14,443             -    No                                  No             No
  123       1/1/13         158,520        13,210             -    No                                  No             No
  124       3/1/13         159,510        13,292             -    No                                  No             No
  125       1/1/13         156,809        13,067             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  126       1/1/08         151,534        12,628             -    No                                  No             No
  127       3/1/13         143,035        11,920             -    No                                  No             No
  128       12/1/12        141,430        11,786             -    No                                  No             No
  129       4/1/13         119,011         9,918             -    No                                  No             No
  130       1/1/13         105,719         8,810             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  131       1/1/13         122,439        10,203             -    No                                  No             No
  132       2/1/13         128,461        10,705             -    No                                  No             No
  133       3/1/13          97,271         8,106             -    No                                  No             No
  134       4/1/13          88,566         7,381             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------
  135       1/1/13          92,428         7,702             -    No                                  No             No
--------------------------------------------------------------------------------------------------------------------------------

                                                                    CUT-OFF                LTV
                            GRACE       PAYMENT     APPRAISED       DATE LTV            RATIO AT
   ID      DSCR (4)(7)     PERIOD        DATE         VALUE       RATIO (4)(7)    MATURITY/APD (4)(7)
-----------------------------------------------------------------------------------------------------
   1          2.86            0           1        163,000,000        44.17%               41.49%
   2          1.91            5           1         74,500,000        59.06%               52.13%
   3          1.25            5           1         58,000,000        67.08%               56.03%
   4          1.30            5           1         59,000,000        74.19%               64.01%
   5          1.30            5           1         53,300,000        74.81%               63.07%
-----------------------------------------------------------------------------------------------------
   6          1.40            5           1         26,400,000        74.65%               69.29%
   7          1.40            5           1         10,000,000        74.65%               69.29%
   8          1.69           10           1         38,000,000        65.38%               56.48%
   9          1.30            5           1         27,000,000        78.13%               63.06%
   10         1.48            5           1         30,800,000        66.36%               56.56%
-----------------------------------------------------------------------------------------------------
   11         1.78            5           1         34,720,000        57.63%               47.42%
   12         1.29           10           1         26,450,000        75.51%               58.12%
   13         1.31            5           1         24,200,000        78.88%               69.68%
   14         1.30            5           1         24,450,000        77.41%               65.91%
   15         1.38           10           1         23,000,000        79.71%               68.45%
-----------------------------------------------------------------------------------------------------
   16         1.54            5           1         26,000,000        68.63%               57.83%
   17         1.35            5           1         23,000,000        73.68%               62.29%
   18         1.16           10           1         21,500,000        77.90%               67.09%
   19         1.30            5           1         21,000,000        78.40%               66.30%
   20         1.62            5           1         20,560,000        75.76%               70.18%
-----------------------------------------------------------------------------------------------------
   21         1.40            5           1         19,500,000        79.15%               62.28%
   22         1.63           10           1         19,400,000        76.62%               71.02%
  22A                                               10,400,000
  22B                                                9,000,000
   23         1.44            5           1         18,750,000        77.63%               66.04%
-----------------------------------------------------------------------------------------------------
   24         1.43            5           1         17,630,000        79.67%               67.73%
   25         1.36           10           1         17,500,000        79.41%               67.58%
   26         1.49            5           1         16,650,000        79.74%               67.14%
   27         1.38            5           1         17,100,000        72.00%               60.69%
   28         1.56            5           1         18,800,000        68.35%               58.03%
-----------------------------------------------------------------------------------------------------
   29         1.33            5           1         16,100,000        79.32%               71.46%
   30         1.25            5           1         15,970,000        79.93%               67.20%
  30A                                                4,875,000
  30B                                                4,675,000
  30C                                                3,500,000
-----------------------------------------------------------------------------------------------------
  30D                                                2,920,000
   31         1.46            5           1         14,800,000        79.74%               66.93%
   32         1.38            5           1         16,150,000        72.54%               61.92%
   33         1.43            5           1         14,700,000        79.68%               71.97%
   34         1.34           10           1         14,200,000        80.99%               68.54%
-----------------------------------------------------------------------------------------------------
   35         1.31           10           1         15,775,000        71.97%               62.79%
  35A                                                9,100,000
  35B                                                5,700,000
  35C                                                  975,000
   36         1.59            5           1         21,500,000        52.00%               34.72%
-----------------------------------------------------------------------------------------------------
   37         1.76            5           1         13,250,000        79.25%               79.25%
   38         1.42            5           1         14,540,000        71.99%               60.73%
  38A                                               11,000,000
  38B                                                3,540,000
   39         1.42            5           1         13,400,000        77.81%               65.84%
-----------------------------------------------------------------------------------------------------
   40         1.77            5           1         14,000,000        73.57%               73.57%
   41         1.38            5           1         13,500,000        75.57%               60.99%
   42         4.11            0           1        176,800,000        33.03%               28.53%
  42A                                               31,700,000
  42B                                               26,600,000
-----------------------------------------------------------------------------------------------------
  42C                                               21,900,000
  42D                                               15,200,000
  42E                                                9,100,000
  42F                                                8,900,000
  42G                                               12,000,000
-----------------------------------------------------------------------------------------------------
  42H                                               14,000,000
  42I                                                9,700,000
  42J                                                5,900,000
  42K                                                5,800,000
  42L                                                4,900,000
-----------------------------------------------------------------------------------------------------
  42M                                                8,300,000
  42N                                                2,000,000
  42O                                                  800,000
   43         1.57            5           1         15,400,000        59.36%               39.64%
   44         1.49            5           1         13,950,000        64.31%               54.22%
-----------------------------------------------------------------------------------------------------
   45         1.41            5           1         11,300,000        74.92%               63.31%
   46         1.79            5           1         10,400,000        79.81%               79.81%
   47         1.30           10           1         10,300,000        80.00%               68.27%
   48         1.72            5           1         10,250,000        78.05%               78.05%
   49         2.01            5           1         13,900,000        54.77%               46.08%
-----------------------------------------------------------------------------------------------------
   50         1.34            5           1         10,100,000        68.74%               53.73%
  50A                                                7,900,000
  50B                                                2,200,000
   51         1.60            5           1          9,300,000        78.76%               73.21%
  51A                                                3,150,000
-----------------------------------------------------------------------------------------------------
  51B                                                2,075,000
  51C                                                1,825,000
  51D                                                1,150,000
  51E                                                1,100,000
   52         1.45            5           1         10,500,000        69.30%               58.42%
-----------------------------------------------------------------------------------------------------
   53         1.51            5           1          9,400,000        76.18%               70.48%
   54         1.48            5           1          9,350,000        75.77%               64.20%
   55         1.60            5           1          8,875,000        75.33%               63.73%
   56         1.46            5           1          9,000,000        73.02%               61.01%
   57         1.45            5           1         10,500,000        62.42%               48.94%
-----------------------------------------------------------------------------------------------------
   58         3.04           10           1         12,450,000        52.21%               52.21%
   59         1.51            5           1          9,600,000        67.62%               52.52%
   60         1.45            5           1          8,325,000        77.32%               65.39%
  60A                                                5,300,000
  60B                                                2,450,000
-----------------------------------------------------------------------------------------------------
  60C                                                  575,000
   61         2.00            5           1          9,960,000        64.06%               54.14%
   62         1.42            5           1         10,460,000        60.75%               51.47%
   63         1.45            5           1          8,100,000        77.52%               69.54%
   64         1.57            5           1         11,000,000        56.59%               37.79%
-----------------------------------------------------------------------------------------------------
   65         1.56            5           1          8,250,000        74.92%               63.53%
   66         1.56            5           1          7,600,000        79.82%               67.25%
   67         1.21            5           1         10,200,000        58.82%               20.83%
   68         1.60            5           1          8,000,000        72.46%               65.04%
   69         1.22            5           1          7,000,000        77.86%               66.04%
-----------------------------------------------------------------------------------------------------
   70         1.41            5           1          6,720,000        79.76%               67.30%
   71         1.20            5           1          6,500,000        78.46%               67.40%
   72         1.49            5           1          7,170,000        72.83%               56.81%
   73         1.55            5           1          7,800,000        65.88%               55.59%
   74         1.47            5           1          6,400,000        79.93%               67.24%
-----------------------------------------------------------------------------------------------------
   75         1.50            5           1          7,100,000        70.85%               54.32%
   76         1.61            5           1          7,800,000        63.70%               42.54%
   77         1.53           10           1          6,250,000        76.62%               71.24%
   78         1.61            5           1          8,600,000        55.46%               37.04%
   79         1.57            5           1          6,300,000        75.16%               63.62%
-----------------------------------------------------------------------------------------------------
   80         1.51            5           1          7,900,000        59.44%               50.08%
   81         1.46            5           1          6,500,000        72.09%               61.43%
   82         1.43            5           1          6,400,000        71.56%               55.45%
   83         1.48            5           1          5,700,000        79.74%               66.84%
   84         1.28            5           1          6,460,000        70.01%               63.00%
-----------------------------------------------------------------------------------------------------
   85         1.50            5           1          6,150,000        71.51%               60.30%
  85A                                                3,750,000
  85B                                                2,400,000
   86         1.54            5           1          5,950,000        73.11%               56.32%
  86A                                                3,878,346
-----------------------------------------------------------------------------------------------------
  86B                                                2,071,654
   87         1.37            5           1          5,950,000        72.27%               60.85%
   88         1.44            5           1          5,250,000        80.00%               66.84%
   89         1.67            5           1          6,200,000        67.52%               56.76%
   90         1.53            5           1          5,600,000        72.89%               56.50%
-----------------------------------------------------------------------------------------------------
   91         1.85            5           1          8,000,000        49.84%               38.53%
   92         1.46           10           1          5,050,000        73.11%               62.09%
   93         3.01           10           1          7,070,000        51.77%               51.77%
   94         1.29            0           1          5,100,000        71.10%               55.66%
   95         1.53            5           1          4,850,000        73.90%               57.30%
-----------------------------------------------------------------------------------------------------
   96         1.45            5           1          4,650,000        76.34%               67.15%
   97         1.27            5           1          5,250,000        64.76%               41.85%
   98         1.37            5           1          4,400,000        75.90%               58.71%
   99         1.58            5           1          4,200,000        79.08%               73.03%
  100         2.15            5           1          6,100,000        54.10%               41.04%
-----------------------------------------------------------------------------------------------------
  101         1.44            5           1          4,450,000        72.48%               55.73%
  102         1.37            5           1          4,100,000        77.95%               60.24%
  103         1.42            5           1          4,100,000        76.12%               64.38%
  104         1.61            5           1          4,660,000        66.47%               59.66%
  105         1.47            5           1          3,900,000        79.20%               70.56%
-----------------------------------------------------------------------------------------------------
  106         1.59            5           1          4,100,000        75.32%               60.82%
  107         2.21            5           1          5,400,000        56.43%               47.21%
  108         1.62            5           1          4,950,000        60.48%               39.43%
  109         1.59            5           1          4,500,000        64.70%               58.47%
  110         1.33            5           1          3,835,000        74.46%               57.92%
-----------------------------------------------------------------------------------------------------
  111         1.76            5           1          4,270,000        63.64%               52.26%
  112         1.29            5           1          3,590,000        75.55%               58.34%
  113         1.56            5           1          5,310,000        50.69%               45.97%
  114         1.55            5           1          3,300,000        78.13%               66.84%
  115         1.41           10           1          3,200,000        79.82%               67.09%
-----------------------------------------------------------------------------------------------------
  116         1.42            5           1          2,950,000        79.27%               67.56%
  117         1.54            5           1          3,000,000        75.00%               57.96%
  118         1.46            5           1          3,130,000        70.00%               55.33%
  119         1.52            5           1          2,800,000        75.00%               63.15%
  120         1.48            5           1          2,775,000        75.51%               63.83%
-----------------------------------------------------------------------------------------------------
  121         1.45            5           1          2,800,000        74.68%               58.51%
  122         1.40            5           1          3,100,000        67.14%               61.89%
  123         1.42            5           1          2,750,000        74.65%               57.95%
  124         1.63            5           1          2,750,000        72.64%               56.97%
  125         1.41            5           1          2,550,000        74.22%               59.04%
-----------------------------------------------------------------------------------------------------
  126         1.48            5           1          2,850,000        66.39%               60.57%
  127         1.48            5           1          2,600,000        71.06%               55.12%
  128         1.67            5           1          2,400,000        73.36%               57.79%
  129         1.49            5           1          2,500,000        68.80%               57.73%
  130         1.40            5           1          1,975,000        75.71%               64.04%
-----------------------------------------------------------------------------------------------------
  131         1.51            5           1          2,264,000        65.99%               52.29%
  132         1.28            5           1          1,980,000        74.66%               49.30%
  133         1.47           10           1          1,880,000        73.74%               62.16%
  134         1.58            5           1          1,900,000        67.37%               56.53%
-----------------------------------------------------------------------------------------------------
  135         1.35            5           1          1,600,000        74.67%               58.00%
-----------------------------------------------------------------------------------------------------

   ID                                       ADDRESS         CITY                              COUNTY            STATE     ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
    1     1201 Elm Street                                   Dallas                    Dallas                      TX       75270
    2     500 Plaza Drive                                   Secaucus                  Hudson                      NJ       07094
    3     801 Market Street                                 Philadelphia              Philadelphia                PA       19107
    4     1704-1850 Veteran's Memorial Highway              Islip                     Suffolk                     NY       11749
    5     7701-7991 West Tropical Parkway                   Las Vegas                 Clark                       NV       89149
------------------------------------------------------------------------------------------------------------------------------------
    6     1400 90th Avenue                                  Vero Beach                Indian River                FL       32966
    7     1405 82nd Avenue                                  Vero Beach                Indian River                FL       32966
    8     9131-9170 West Stockton Boulevard                 Elk Grove                 Sacramento                  CA       95758
    9     2101 SE Hilton Head Drive                         Bentonville               Benton                      AR       72712
   10     12730 Fair Lakes Circle                           Fairfax                   Fairfax                     VA       22033
------------------------------------------------------------------------------------------------------------------------------------
   11     1292 & 1296 Worcester Road                        Framingham                Middlesex                   MA       01701
   12     4311 Town Center Boulevard and 4540, 4560 and
            4564 Post Street                                El Dorado Hills           El Dorado                   CA       95762
   13     5001 Montgomery Blvd. NE                          Albuquerque               Bernalillo                  NM       87109
   14     211 Fulton Street                                 Peoria                    Peoria                      IL       61602
   15     1300-1380 West Campbell Road                      Richardson                Dallas                      TX       75080
------------------------------------------------------------------------------------------------------------------------------------
   16     10921 Wilshire Boulevard                          Los Angeles               Los Angeles                 CA       90024
   17     181 East 65th Street                              New York                  New York                    NY       10021
   18     1603 Charter Woods Circle                         Fairborn                  Greene                      OH       45324
   19     1063 Sullivan Street                              Greensboro                Guilford                    NC       27405
   20     23701 S. Western Ave/24200 Walnut St              Torrance                  Los Angeles                 CA       90501
------------------------------------------------------------------------------------------------------------------------------------
   21     2075 Westheimer                                   Houston                   Harris                      TX       77098
   22     Various                                           Various                   Various                  Various    Various
   22A    3600 GRAYS FERRY AVENUE                           PHILADELPHIA              PHILADELPHIA                PA       19146
   22B    300 CENTURY DRIVE                                 WEST BOYLSTON             WORCHESTER                  MA       01583
   23     4825-4949 W. Royal Lane and
            8401-8432 Sterling Street                       Irving                    Dallas                      TX       75063
------------------------------------------------------------------------------------------------------------------------------------
   24     1744 Laskin Rd. & 729-753 First Colonial Rd.      Virginia Beach            City of Virginia Beach      VA       23451
   25     4227 Drambuie Lane                                St. Louis                 St. Louis                   MO       63129
   26     1501-1527 State Highway 114                       Grapevine                 Tarrant                     TX       76051
   27     101 S. 25th Street                                Harrisburg                Dauphin                     PA       17104
   28     204-252 North El Camino Real                      Encinitas                 San Diego                   CA       92024
------------------------------------------------------------------------------------------------------------------------------------
   29     1945 N. Rock Road                                 Wichita                   Sedgwick                    KS       67206
   30     Various                                           Various                   Queens                      NY      Various
   30A    32-15 & 32-25 93RD STREET                         EAST ELMHURST             QUEENS                      NY       11369
   30B    40-94 DENMAN STREET                               ELMHURST                  QUEENS                      NY       11373
   30C    151-10 35TH AVENUE                                FLUSHING                  QUEENS                      NY       11354
------------------------------------------------------------------------------------------------------------------------------------
   30D    38-05 CRESCENT STREET                             ASTORIA                   QUEENS                      NY       11101
   31     4805-4955 State Highway 6                         Houston                   Harris                      TX       77084
   32     106-238 Smallwood Village Center                  Waldorf                   Charles                     MD       20602
   33     250 East 65th Street                              New York                  New York                    NY       10022
   34     8050 SW 10th Street                               Plantation                Broward                     FL       33324
------------------------------------------------------------------------------------------------------------------------------------
   35     Various                                           West Des Moines           Polk                        IA       50266
   35A    4601 WESTOWN PARKWAY                              WEST DES MOINES           POLK                        IA       50266
   35B    4445 CORPORATE DRIVE                              WEST DES MOINES           POLK                        IA       50266
   35C    4344 CORPORATE DRIVE                              WEST DES MOINES           POLK                        IA       50266
   36     1570 N. Military Highway                          Norfolk                   City of Norfolk             VA       23502
------------------------------------------------------------------------------------------------------------------------------------
   37     2220 Foothill Blvd                                La Verne                  Los Angeles                 CA       91750
   38     Various                                           La Jolla                  San Diego                   CA       92037
   38A    7833-7851 GIRARD AVENUE                           LA JOLLA                  SAN DIEGO                   CA       92037
   38B    7830  GIRARD AVENUE                               LA JOLLA                  SAN DIEGO                   CA       92037
   39     1439 Leah Drive                                   San Marcos                Hays                        TX       78666
------------------------------------------------------------------------------------------------------------------------------------
   40     300 Carlsbad Village Drive                        Carlsbad                  San Diego                   CA       92018
   41     3127 W. Creekridge Way                            Fayetteville              Washington                  AR       72703
   42     Various                                           Various                   Various                  Various    Various
   42A    755 PRAIRIE CENTER DRIVE                          EDEN PRAIRIE              HENNEPIN                    MN       55403
   42B    5525 CEDAR LAKE ROAD                              ST. LOUIS PARK            HENNEPIN                    MN       55416
------------------------------------------------------------------------------------------------------------------------------------
   42C    6233 BAKER ROAD                                   EDEN PRAIRIE              HENNEPIN                    MN       55344
   42D    1200 NE MOORE LAKE DRIVE                          FRIDLEY                   ANOKA                       MN       55432
   42E    4100 PROSPECT NE                                  ALBUQUERQUE               BERNALILLO                  NM       87110
   42F    4300 LANDAU ST NE                                 ALBUQUERQUE               BERNALILLO                  NM       87111
   42G    135 WELLS AVENUE                                  NEWTON                    MIDDLESEX                   MA       02459
------------------------------------------------------------------------------------------------------------------------------------
   42H    1499 YAMATO ROAD                                  BOCA RATON                PALM BEACH                  FL       33431
   42I    9190 COORS BOULEVARD NW                           ALBUQUERQUE               BERNALILLO                  NM       87120
   42J    6701 W. 78TH STREET                               BLOOMINGTON               HENNEPIN                    MN       55439
   42K    14600 BURNHAVEN DRIVE                             BURNSVILLE                DAKOTA                      MN       55306
   42L    1001 W. 98TH STREET                               BLOOMINGTON               HENNEPIN                    MN       55431
------------------------------------------------------------------------------------------------------------------------------------
   42M    900 SOUTH HARBOUR ISLAND BOULEVARD                TAMPA                     HILLSBOROUGH                FL       33602
   42N    4001 LAKE BREEZE AVENUE                           BROOKLYN CENTER           HENNEPIN                    MN       55429
   42O    1201 SOUTH FORD ROAD                              MINNETONKA                HENNEPIN                    MN       55343
   43     1648 Richmond Road                                Williamsburg              City of Williamsburg        VA       23185
   44     4039 Genesee Street                               Cheektowaga               Erie                        NY       14225
------------------------------------------------------------------------------------------------------------------------------------
   45     1905 Orange Avenue                                Redlands                  San Bernardino              CA       92373
   46     9956 W. Remington Pl. & 8440 S. Kipling Pkwy      Littleton                 Jefferson                   CO       80111
   47     4850 River Ranch Boulevard                        Fort Worth                Tarrant                     TX       76132
   48     10406-450 Friars Road                             San Diego                 San Diego                   CA       92120
   49     11000 Gainsborough Court                          Fairfax                   Fairfax                     VA       22030
------------------------------------------------------------------------------------------------------------------------------------
   50     Various                                           Yonkers                   Westchester                 NY       10703
   50A    540 & 578 NEPPERHAN AVENUE                        YONKERS                   WESTCHESTER                 NY       10703
   50B    523-533 NEPPERHAN AVENUE                          YONKERS                   WESTCHESTER                 NY       10703
   51     Various                                           Various                   Various                     OH      Various
   51A    6605 STATE ROUTE 5                                RAVENNA                   PORTAGE                     OH       44266
------------------------------------------------------------------------------------------------------------------------------------
   51B    12921 SPRINGFIELD ROAD                            NEW SPRINGFIELD           MAHONING                    OH       44443
   51C    26041 AURORA ROAD                                 BEDFORD HEIGHTS           CUYAHOGA                    OH       44146
   51D    425 MEDINA STREET                                 LODI                      MEDINA                      OH       44254
   51E    9294 STATE ROUTE 44                               MANTUA                    PORTAGE                     OH       44255
   52     5793-5839 W. Maple Road                           West Bloomfield           Oakland                     MI       48322
------------------------------------------------------------------------------------------------------------------------------------
   53     2355 Austin Highway                               San Antonio               Bexar                       TX       78218
   54     11A South Avenue                                  Harrisonburg              Harrisonburg City           VA       22801
   55     1115, 11211, 11130 Industriplex Blvd.             Baton Rouge               East Baton Rouge            LA       70809
   56     4854 - 5150 Amber Valley Parkway                  Fargo                     Cass                        ND       58104
   57     1550-90 Kennedy Causeway                          North Bay Village (Miami) Miami-Dade                  FL       33141
------------------------------------------------------------------------------------------------------------------------------------
   58     1335 Western Boulevard                            Jacksonville              Onslow                      NC       28546
   59     11501 Biscayne Blvd.                              North Miami               Miami-Dade                  FL       33181
   60     Various                                           Coral Springs             Broward                     FL       33065
   60A    3203 N.W. 118TH DRIVE                             CORAL SPRINGS             BROWARD                     FL       33065
   60B    11072 SAMPLE ROAD                                 CORAL SPRINGS             BROWARD                     FL       33065
------------------------------------------------------------------------------------------------------------------------------------
   60C    3640 N.W. 116TH TERRACE                           CORAL SPRINGS             BROWARD                     FL       33065
   61     4437 Twain Avenue                                 San Diego                 San Diego                   CA       92120
   62     3201 Kodiak Street                                Antioch                   Contra Costa                CA       94531
   63     5080-90 Shoreham Place                            San Diego                 San Diego                   CA       92122
   64     1644 Richmond Road                                Williamsburg              City of Williamsburg        VA       23185
------------------------------------------------------------------------------------------------------------------------------------
   65     15495 N. Tamiami Trail                            Naples                    Collier                     FL       34110
   66     120 Old York Road                                 New Cumberland            York                        PA       17070
   67     2146 24th Place NE                                Washington                District of Columbia        DC       20019
   68     2585 West 5th Street                              Oxnard                    Ventura                     CA       93030
   69     801 Tecumseh Road                                 Battle Creek              Calhoun                     MI       49015
------------------------------------------------------------------------------------------------------------------------------------
   70     601 S. Ft. Harrison Avenue                        Clearwater                Pinellas                    FL       33756
   71     1550 West Beecher Street                          Adrian                    Lenawee                     MI       49221
   72     1225 Cochran Street                               Simi Valley               Ventura                     CA       93401
   73     5000 W. Sunset Blvd.                              Hollywood                 Los Angeles                 CA       90027
   74     4500 Parrish Manor Drive                          Garner                    Wake                        NC       27529
------------------------------------------------------------------------------------------------------------------------------------
   75     19300 S. W. 106th Avenue                          Miami                     Miami-Dade                  FL       33157
   76     2424 Gum Road                                     Chesapeake                City of Chesapeake          VA       23321
   77     2015-2025 N. Dobson Road                          Chandler                  Maricopa                    AZ       85224
   78     105 Cybernetics Way                               Yorktown                  City of Yorktown            VA       23693
   79     22902 East Smoky Hill Road                        Aurora                    Arapahoe                    CO       80016
------------------------------------------------------------------------------------------------------------------------------------
   80     5803 Newton Drive                                 Carlsbad                  San Diego                   CA       92008
   81     200 Springtown Way                                San Marcos                Hays                        TX       78666
   82     730-740 Nordahl Road                              San Marcos                San Diego                   CA       92069
   83     811 Deatsville Highway                            Millbrook                 Elmore                      AL       36054
   84     801 E. Sample Road                                Pompano Beach             Broward                     FL       33064
------------------------------------------------------------------------------------------------------------------------------------
   85     Various                                           Tulsa                     Tulsa                       OK       74135
   85A    4121 E. 51ST STREET                               TULSA                     TULSA                       OK       74135
   85B    3377 E. SKELLY DRIVE                              TULSA                     TULSA                       OK       74135
   86     Various                                           Banning                   Riverside                   CA       92220
   86A    2909 W. LINCOLN STREET                            BANNING                   RIVERSIDE                   CA       92220
------------------------------------------------------------------------------------------------------------------------------------
   86B    2947-2981 W. LINCOLN STREET                       BANNING                   RIVERSIDE                   CA       92220
   87     9825-9831 Centennial Road                         La Vista                  Sarpy                       NE       68128
   88     8800 SW 68 Court                                  Pinecrest                 Dade                        FL       33156
   89     9975-9979 N. Wadsworth Parkway                    Westminster               Jefferson                   CO       80020
   90     4223 Pacific Avenue                               Stockton                  San Joaquin                 CA       95207
------------------------------------------------------------------------------------------------------------------------------------
   91     624 H Street NE                                   Washington                District of Columbia        DC       20002
   92     1600 Skibo Road                                   Fayetteville              Cumberland                  NC       28303
   93     1700 Raleigh Road, NW                             Wilson                    Wilson                      NC       27896
   94     1015 South Federal Highway                        Delray Beach              Palm Beach                  FL       33483
   95     4801 San Mateo Blvd.                              Albuquerque               Bernalillo                  NM       87109
------------------------------------------------------------------------------------------------------------------------------------
   96     2312 S. Goldenrod Road                            Orlando                   Orange                      FL       32822
   97     2301 Evesham Road                                 Voorhees                  Camden                      NJ       08043
   98     601-657 S. Hurtsbourne Pkwy                       Louisville                Jefferson                   KY       40222
   99     8525 S.E. Orchard Lane                            Portland                  Clackamas                   OR       97266
   100    9515 Lynn Buff Court                              Laurel                    Howard                      MD       20723
------------------------------------------------------------------------------------------------------------------------------------
   101    2424 Drusilla Lane                                Baton Rouge               Baton Rouge                 LA       70809
   102    14825 St. Marys Lane                              Houston                   Harris                      TX       77079
   103    811 East Butterfield Road                         Wheaton                   DuPage                      IL       60187
   104    24850 Las Brisas Road                             Murrieta                  Riverside                   CA       92592
   105    1148 Shiloh Square                                Evansville                Vanderburgh                 IN       47715
------------------------------------------------------------------------------------------------------------------------------------
   106    333 Via Vera Cruz                                 San Marcos                San Diego                   CA       92069
   107    9117-9191 Staples Mill Road                       Richmond                  Henrico                     VA       23228
   108    910 W. Dallas                                     Conroe                    Montgomery                  TX       77301
   109    42654 N. 10th Street West                         Lancaster                 Los Angeles                 CA       93534
   110    4888 East Tropicana Avenue                        Las Vegas                 Clark                       NV       89121
------------------------------------------------------------------------------------------------------------------------------------
   111    108 East Highland Drive                           Jonesboro                 Craighead                   AR       72401
   112    5120 Sacramento Avenue                            Richmond                  Contra Costa                CA       94804
   113    135 South Campus  Drive                           Upland                    San Bernardino              CA       91786
   114    7206-7240 Towne Center Drive                      West Chester              Butler                      OH       45069
   115    1408-C Mana Lane                                  East Ridge                Hamilton                    TN       37412
------------------------------------------------------------------------------------------------------------------------------------
   116    1816-1824 Parkway Court                           Normal                    McLean                      IL       61761
   117    1257 S. Hairston Road                             Stone Mountain            DeKalb                      GA       30088
   118    22700 Alessandro Blvd.                            Moreno Valley             Riverside                   CA       92553
   119    I-20 & Pines Road                                 Shreveport                Caddo Parrish               LA       71101
   120    4001 East Blacklidge Road                         Tucson                    Pima                        AZ       85712
------------------------------------------------------------------------------------------------------------------------------------
   121    1700 U.S. Highway 75 North                        Sherman                   Grayson                     TX       75090
   122    13300 W. Little York Road                         Houston                   Harris                      TX       77084
   123    651 N. Denton Tap Road                            Coppell                   Dallas                      TX       76019
   124    6752 Weber Road                                   Corpus Christi            Nueces                      TX       78413
   125    1000 Sam Neace Drive                              Florence                  Boone                       KY       40142
------------------------------------------------------------------------------------------------------------------------------------
   126    3321 Center Street                                Deer Park                 Harris                      TX       77536
   127    2960 N.W. Federal Highway                         Jensen Beach              Martin                      FL       34579
   128    3450 Pilot Knob Road                              Eagan                     Dakota                      MN       55122
   129    17-19 Avenue C                                    New York                  New York                    NY       10009
   130    5218-5248 Crystal Court                           Columbus                  Muscogee                    GA       31907
------------------------------------------------------------------------------------------------------------------------------------
   131    5815 82nd                                         Lubbock                   Lubbock                     TX       79424
   132    703-753 East Gay Street                           Harrisonburg              Rockingham                  VA       22801
   133    3850 Gaskins Road                                 Richmond                  Henrico                     VA       23233
   134    176 East 2nd Street                               New York                  New York                    NY       10009
------------------------------------------------------------------------------------------------------------------------------------
   135    504 South Van Buren Road                          Henderson                 Rusk                        TX       75654
------------------------------------------------------------------------------------------------------------------------------------

                                             NET         UNITS            LOAN PER NET       PREPAYMENT
            YEAR         YEAR              RENTABLE       OF              RENTABLE AREA      PROVISIONS
   ID       BUILT      RENOVATED      AREA SF/UNITS(5)  MEASURE            SF/UNITS (5)    (# OF PAYMENTS)
------------------------------------------------------------------------------------------------------------
   1        1974         1992               1,738,979   Sq. Ft.                  41       L(27),D(50),O(7)
   2        1986                              445,060   Sq. Ft.                  99       L(24),D(56),O(4)
   3        1928         2002                 370,310   Sq. Ft.                 119       L(26),D(90),O(4)
   4        1991         2002                 367,587   Sq. Ft.                 119       L(30),D(84),O(6)
   5        2002                              355,457   Sq. Ft.                 118       L(27),D(89),O(4)
------------------------------------------------------------------------------------------------------------
   6        1985                                  597     Pads               32,129       L(25),D(31),O(4)
   7        1986                                  285     Pads               28,043       L(25),D(31),O(4)
   8        2001                              184,244   Sq. Ft.                 135       L(31),D(87),O(2)
   9        2002                                  432    Units               48,833       L(29),D(112),O(3)
   10       2002                              152,507   Sq. Ft.                 134       L(27),D(89),O(4)
------------------------------------------------------------------------------------------------------------
   11       1970                                  281    Units               71,202       L(25),D(92),O(3)
   12       2002                              112,604   Sq. Ft.                 177       L(25),D(92),O(3)
   13       1975         2001                 299,686   Sq. Ft.                  64       L(27),D(77),O(3)
   14       1999                              147,124   Sq. Ft.                 129       L(28),D(88),O(4)
   15       1997                              182,148   Sq. Ft.                 101       L(28),D(90),O(2)
------------------------------------------------------------------------------------------------------------
   16       1962         1993                 130,043   Sq. Ft.                 137       L(27),D(90),O(3)
   17       1999                               34,451   Sq. Ft.                 492       L(27),D(89),O(4)
   18       1998                                  307    Units               54,553       L(31),D(92),O(3)
   19       1950         2001                     223    Units               73,827       L(26),D(90),O(4)
   20       1957         1999                     330     Pads               47,201       L(28),D(29),O(3)
------------------------------------------------------------------------------------------------------------
   21       1990                              127,916   Sq. Ft.                 121       L(27),D(90),O(3)
   22      Various                            201,601   Sq. Ft.                  74       L(25),D(33),O(2)
  22A       2001                              113,011   SQ. FT.                  71
  22B       2002                               88,590   SQ. FT.                  78
   23       1981                              250,662   Sq. Ft.                  58       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   24       2000                              112,962   Sq. Ft.                 124       L(28),D(89),O(3)
   25       1973         2002                     426    Units               32,621       L(29),D(89),O(2)
   26       2001                              125,448   Sq. Ft.                 106       L(27),D(90),O(3)
   27       1952         2000                 237,685   Sq. Ft.                  56       L(27),D(89),O(4)
   28       1983                              110,783   Sq. Ft.                 116       L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------
   29       1979         2002                     496    Units               25,748       L(26),D(54),O(4)
   30      Various                                249    Units               51,263       L(25),D(91),O(4)
  30A       1927                                   78    UNITS               49,955
  30B       1960                                   77    UNITS               48,528
  30C       1929                                   50    UNITS               55,949
------------------------------------------------------------------------------------------------------------
  30D       1931                                   44    UNITS               53,043
   31       2001                               87,905   Sq. Ft.                 134       L(27),D(90),O(3)
   32       1981         2001                 199,232   Sq. Ft.                  59       L(27),D(89),O(4)
   33       1964                               17,762   Sq. Ft.                 659       L(28),D(53),O(3)
   34       2002                               95,251   Sq. Ft.                 121       L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------
   35      Various                            143,376   Sq. Ft.                  79       L(31),D(86),O(3)
  35A       1989                               80,370   SQ. FT.                  81
  35B       1989                               52,209   SQ. FT.                  79
  35C       1988                               10,797   SQ. FT.                  65
   36       2000                                  147    Rooms               76,050       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   37       2001                               84,836   Sq. Ft.                 124       L(27),D(54),O(3)
   38      Various      Various                29,230   Sq. Ft.                 358       L(27),D(90),O(3)
  38A       1955         1986                  22,606   SQ. FT.                 358
  38B       1988                                6,624   SQ. FT.                 358
   39       2002                                  110    Units               94,787       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   40       1989                               91,504   Sq. Ft.                 113       L(27),D(54),O(3)
   41       2002                                  240    Units               42,511       L(29),D(112),O(3)
   42      Various      Various             1,649,751   Sq. Ft.                   6       L(25),D(92),O(3)
  42A       1985                              186,000   SQ. FT.                  10
  42B       1972                              225,222   SQ. FT.                   8
------------------------------------------------------------------------------------------------------------
  42C       1987                              169,719   SQ. FT.                   8
  42D       1990                              216,454   SQ. FT.                   4
  42E       1977                               41,300   SQ. FT.                  14
  42F       1974                               31,400   SQ. FT.                  17
  42G       1971         1992                  68,000   SQ. FT.                   8
------------------------------------------------------------------------------------------------------------
  42H       1991                               79,636   SQ. FT.                   6
  42I       1983                               54,500   SQ. FT.                   8
  42J       1968                              105,300   SQ. FT.                   4
  42K       1980         1985                 174,551   SQ. FT.                   2
  42L       1978         1992                  97,400   SQ. FT.                   4
------------------------------------------------------------------------------------------------------------
  42M       1986                               38,500   SQ. FT.                   7
  42N       1985                              107,958   SQ. FT.                   1
  42O       1971         1979                  53,811   SQ. FT.                   0
   43       1999                                  108    Rooms               84,650       L(27),D(90),O(3)
   44       1958         1986                 468,726   Sq. Ft.                  19       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   45       2002                                   84    Units              100,780       L(28),D(89),O(3)
   46       2001                               49,603   Sq. Ft.                 167       L(27),D(54),O(4)
   47       1981                                  248    Units               33,226       L(30),D(87),O(3)
   48       1981         2002                  49,452   Sq. Ft.                 162       L(27),D(54),O(3)
   49       1967         1986                     151    Units               50,418       L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------
   50      Various      Various               164,069   Sq. Ft.                  45       L(30),D(86),O(4)
  50A       1898         1982                 149,280   SQ. FT.                  38
  50B       1989                               14,789   SQ. FT.                 108
   51      Various                                437     Pads               16,762       L(27),D(30),O(3)
  51A       1973                                  144     PADS               17,235
------------------------------------------------------------------------------------------------------------
  51B       1973                                  107     PADS               15,463
  51C       1940                                   84     PADS               17,235
  51D       1975                                   53     PADS               16,910
  51E       1945                                   49     PADS               17,235
   52       1987                               59,858   Sq. Ft.                 122       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   53       1985                                  309    Units               23,173       L(28),D(29),O(3)
   54       1989         1991                     119    Units               59,533       L(26),D(91),O(3)
   55       1996         1998                 103,544   Sq. Ft.                  65       L(26),D(91),O(3)
   56       2001                                  162    Units               40,568       L(24),D(93),O(3)
   57       2000                                1,009    Units                6,496       L(29),D(88),O(3)
------------------------------------------------------------------------------------------------------------
   58       2001                              101,737   Sq. Ft.                  64       L(36),YM1(45),O(3)
   59       2000                                  941    Units                6,899       L(25),D(92),O(3)
   60       2002                                   58    Units              110,981       L(27),D(90),O(3)
  60A       2002                                   36    UNITS              114,944
  60B       2002                                   18    UNITS              102,173
------------------------------------------------------------------------------------------------------------
  60C       2002                                    4    UNITS              114,944
   61       1985                                1,207    Units                5,286       L(27),D(90),O(3)
   62       2002                                   64    Units               99,291       L(59),YM1(57),O(4)
   63       1985                               46,620   Sq. Ft.                 135       L(27),D(55),O(2)
   64       2000                                  120    Rooms               51,872       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   65       2002                               46,252   Sq. Ft.                 134       L(27),D(90),O(3)
   66       1992         1999                  69,579   Sq. Ft.                  87       L(26),D(91),O(3)
   67       1953         1989                  59,942   Sq. Ft.                 100       L(24),D(69),O(3)
   68       2001                                  649    Units                8,932       L(25),D(32),O(3)
   69       1999                                  108    Units               50,463       L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------
   70       1999                               40,537   Sq. Ft.                 132       L(24),D(93),O(3)
   71       1988         1998                     285     Pads               18,596       L(25),D(91),O(4)
   72       2000                                  529    Units                9,871       L(28),D(89),O(3)
   73       1987         1999                  52,782   Sq. Ft.                  97       L(26),D(91),O(3)
   74       1998                                  227     Pads               22,535       L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------
   75       1988         2002                     798    Units                6,303       L(24),D(93),O(3)
   76       1998                                   93    Rooms               53,426       L(27),D(90),O(3)
   77       1989                               67,241   Sq. Ft.                  71       L(26),D(32),O(2)
   78       1998                                   90    Rooms               52,998       L(27),D(90),O(3)
   79       2001                               31,016   Sq. Ft.                 153       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   80       1996         1999                  71,536   Sq. Ft.                  66       L(25),D(92),O(3)
   81       1993                               96,423   Sq. Ft.                  49       L(27),D(90),O(3)
   82       1987                               46,410   Sq. Ft.                  99       L(27),D(90),O(3)
   83       1978         2002                     208    Units               21,851       L(35),D(81),O(4)
   84       1999                                  728    Units                6,213       L(45),D(72),O(3)
------------------------------------------------------------------------------------------------------------
   85      Various       2000                     174    Units               25,276       L(27),D(90),O(3)
  85A       1963         2000                     102    UNITS               25,276
  85B       1961         2000                      72    UNITS               25,276
   86       1986         2002                 145,515   Sq. Ft.                  30       L(24),D(93),O(3)
  86A       1986         2002                  94,850   SQ. FT.                  30
------------------------------------------------------------------------------------------------------------
  86B       1986         2002                  50,665   SQ. FT.                  30
   87       2002                                   84    Units               51,190       L(35),D(81),O(4)
   88       1963         2001                      88    Units               47,727       L(24),D(93),O(3)
   89       1982         2002                 116,699   Sq. Ft.                  36       L(27),D(90),O(3)
   90       1991         2000                     683    Units                5,976       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   91       1952         1999                     962    Units                4,145       L(26),D(91),O(3)
   92       2001                               14,490   Sq. Ft.                 255       L(26),D(92),O(2)
   93       1989         2001                  73,280   Sq. Ft.                  50       L(36),YM1(45),O(3)
   94       2000                               15,120   Sq. Ft.                 240       L(27),D(92),O(1)
   95       1972         1996                     663    Units                5,406       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
   96       1969                                  135     Pads               26,296       L(28),D(89),O(3)
   97       1991                               38,687   Sq. Ft.                  88       L(47),YM1(69),O(4)
   98       1998         2001                  24,000   Sq. Ft.                 139       L(26),D(91),O(3)
   99       1959         1964                     104     Pads               31,937       L(25),D(32),O(3)
  100       1998         2000                     763    Units                4,325       L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------
  101       1975                                  127    Units               25,395       L(27),D(90),O(3)
  102       1975                               44,474   Sq. Ft.                  72       L(25),D(92),O(3)
  103       2002                               13,343   Sq. Ft.                 234       L(24),D(93),O(3)
  104       1998                                  556    Units                5,571       L(25),D(32),O(3)
  105       1972         2000                     152    Units               20,322       L(26),D(31),O(3)
------------------------------------------------------------------------------------------------------------
  106       1977                                  376    Units                8,213       L(27),D(90),O(3)
  107       1986                               70,368   Sq. Ft.                  43       L(25),D(71),O(24)
  108       2002                               13,824   Sq. Ft.                 217       L(25),D(92),O(3)
  109       1990         2002                     611    Units                4,765       L(27),D(30),O(3)
  110       1998                                  789    Units                3,619       L(35),D(81),O(4)
------------------------------------------------------------------------------------------------------------
  111       2002                               14,490   Sq. Ft.                 188       L(28),D(89),O(3)
  112       2002                                   21    Units              129,162       L(34),D(81),O(4)
  113       1977                                  685    Units                3,930       L(26),D(31),O(3)
  114       2001                               22,750   Sq. Ft.                 113       L(27),D(90),O(3)
  115       1971                                   93    Units               27,464       L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------
  116       2001                                   40    Units               58,465       L(35),D(81),O(4)
  117       1998         2002                     556    Units                4,047       L(24),D(93),O(3)
  118       1985                                  333    Units                6,580       L(27),D(90),O(3)
  119       2000                               22,774   Sq. Ft.                  92       L(24),D(93),O(3)
  120       1974                                   81     Pads               25,868       L(35),D(81),O(4)
------------------------------------------------------------------------------------------------------------
  121       1996         2000                     391    Units                5,348       L(27),D(90),O(3)
  122       1998                                  524    Units                3,972       L(31),D(26),O(3)
  123       2002                               15,502   Sq. Ft.                 132       L(27),D(90),O(3)
  124       1997                                  466    Units                4,287       L(25),D(92),O(3)
  125       1997         2000                     375    Units                5,047       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------
  126       1998         2001                     506    Units                3,739       L(27),D(30),O(3)
  127       2002                               10,260   Sq. Ft.                 180       L(25),D(92),O(3)
  128       2001         2002                  15,138   Sq. Ft.                 116       L(28),D(89),O(3)
  129       1998                                    8    Units              215,000       L(24),D(93),O(3)
  130       2000                                   39    Units               38,342       L(59),YM1(57),O(4)
------------------------------------------------------------------------------------------------------------
  131       2002                               16,425   Sq. Ft.                  91       L(27),D(90),O(3)
  132       1989                                   48    Units               30,799       L(47),YM1(69),O(4)
  133       1987                               16,747   Sq. Ft.                  83       L(25),D(92),O(3)
  134       1990                                    8    Units              160,000       L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------
  135       1975         2001                      60    Units               19,912       L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------

                                                                      THIRD          THIRD MOST         SECOND
                                                                   MOST RECENT       RECENT NOI       MOST RECENT
   ID                         PROPERTY NAME                            NOI              DATE              NOI
-------------------------------------------------------------------------------------------------------------------
    1    Renaissance Tower                                            17,663,310     12/31/2000         17,052,404
    2    Landmark Atrium III                                           7,443,572     12/31/2000          7,184,666
    3    801 Market Street
    4    Walmart Islip Shopping Center                                 3,841,599     12/31/2000          2,635,661
    5    Centennial Center I
-------------------------------------------------------------------------------------------------------------------
    6    Heron Cay                                                     1,548,917     12/31/2000          1,877,661
    7    Vero Palm Estates                                               714,854     12/31/2000            787,027
    8    Laguna Gateway
    9    The Links at Bentonville
   10    Fair Lakes VII
-------------------------------------------------------------------------------------------------------------------
   11    Edgewater Village                                             2,558,943     12/31/2000          2,874,805
   12    Marketplace at Town Center
   13    Montgomery Plaza SC                                           1,086,002     12/31/2000          2,428,174
   14    211 Fulton Street                                               926,351     12/31/2000          1,650,409
   15    Lennox Shopping Center                                        1,897,143     12/31/2000          1,954,477
-------------------------------------------------------------------------------------------------------------------
   16    Westwood Medical Plaza                                        1,940,654     12/31/2000          2,150,259
   17    Chatham Retail                                                                                    872,029
   18    Charter Woods Apartments                                        548,519     12/31/2000          1,020,155
   19    River Walk Apartments                                           624,335     12/31/2000            319,197
   20    Knolls Lodge/Manor MHC                                        1,244,552     12/31/2000          1,392,457
-------------------------------------------------------------------------------------------------------------------
   21    Shepherd Square Shopping Center                               1,831,438     12/31/2000          1,855,049
   22    Federal Express Sorting Facility Portfolio
   22A   FEDERAL EXPRESS SORTING FACILITY- PHILADELPHIA
   22B   FEDERAL EXPRESS SORTING FACILITY - BOYLSTON
   23    Commerce Park II                                              1,205,373     12/31/2000          1,727,813
-------------------------------------------------------------------------------------------------------------------
   24    Marketplace at Hilltop                                                                            646,498
   25    The Vineyards Apartments                                                                        1,073,629
   26    Grapevine Crossing                                                                                508,822
   27    Kline Plaza                                                     785,431     12/31/2000            823,797
   28    El Camino Promenade                                           1,501,454     12/31/2000          1,804,879
-------------------------------------------------------------------------------------------------------------------
   29    Sundance Apartments                                           1,167,512     12/31/2000          1,231,118
   30    Haros Apartment Portfolio 7                                   1,272,784     12/31/2000          1,306,872
   30A   32-15 & 32-25 93RD STREET                                       402,564     12/31/2000            413,309
   30B   40-94 DENMAN STREET                                             384,716     12/31/2000            396,420
   30C   151-10 35TH AVENUE                                              268,205     12/31/2000            274,905
-------------------------------------------------------------------------------------------------------------------
   30D   38-05 CRESCENT STREET                                           217,299     12/31/2000            222,238
   31    Bear Creek Shopping Center
   32    Smallwood Village Center                                      1,111,643     12/31/2000          1,267,745
   33    250 East 65th Street                                          1,024,153     12/31/2000            957,206
   34    Crossroads Office Building Four
-------------------------------------------------------------------------------------------------------------------
   35    Des Moines Portfolio B-Summary                                1,100,075     12/31/2000          1,362,955
   35A   DES MOINES PORTFOLIO B-VERIDIAN OFFICE BUILDING
   35B   DES MOINES PORTFOLIO B-WATERFORD OFFICE BUILDING
   35C   DES MOINES PORTFOLIO B-SUNSET OFFICE BUILDING
   36    Holiday Inn Select - Norfolk Airport                                                            1,503,684
-------------------------------------------------------------------------------------------------------------------
   37    La Verne Courtyard Shopping Center                                                                827,163
   38    Girard Plaza and Polo Building                                                                  1,095,858
   38A   GIRARD PLAZA                                                                                      847,519
   38B   POLO BUILDING                                                                                     248,339
   39    University Club of San Marcos
-------------------------------------------------------------------------------------------------------------------
   40    Village Faire Center                                          1,134,104     12/31/2000          1,299,913
   41    Shiloh Apartments
   42    Wellbridge Portfolio                                         27,594,546     12/31/2000         26,633,939
   42A   WELLBRIDGE PORTFOLIO-FLAGSHIP ATHLETIC CLUB
   42B   WELLBRIDGE PORTFOLIO-NWAC - ST. LOUIS PARK
-------------------------------------------------------------------------------------------------------------------
   42C   WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - CROSSTOWN
   42D   WELLBRIDGE PORTFOLIO-NWAC - MOORE LAKE
   42E   WELLBRIDGE PORTFOLIO-NEW MEXICO SPORTS & WELLNESS - MIDTOWN
   42F   WELLBRIDGE PORTFOLIO-NEW MEXICO SPORTS & WELLNESS - HIGHPOINT
   42G   WELLBRIDGE PORTFOLIO-NEWTON ATHLETIC CLUB
-------------------------------------------------------------------------------------------------------------------
   42H   WELLBRIDGE PORTFOLIO-ATHLETIC CLUB BOCA RATON
   42I   WELLBRIDGE PORTFOLIO-NEW MEXICO SPORTS & WELLNESS - RIVERPOINT
   42J   WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - NORMANDALE
   42K   WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - BURNSVILLE
   42L   WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - 98TH ST
-------------------------------------------------------------------------------------------------------------------
   42M   WELLBRIDGE PORTFOLIO-HARBOUR ISLAND ATHLETIC CLUB
   42N   WELLBRIDGE PORTFOLIO-NORTHWEST ATHLETIC CLUB - HIGHWAY 100
   42O   WELLBRIDGE PORTFOLIO-NWAC - OAKDALE
   43    Residence Inn - Williamsburg                                  1,145,458     12/31/2000          1,283,574
   44    Concourse Center                                              1,383,303     12/31/2000          1,325,731
-------------------------------------------------------------------------------------------------------------------
   45    LaVilla Apartments
   46    Shops at Jefferson Village
   47    UDR Portfolio - Hunters Ridge Apartments                        783,719     12/31/2000            984,559
   48    Friar's Village                                                                                   755,736
   49    Gainsborough Court Apartments                                   966,808     12/31/2000          1,178,647
-------------------------------------------------------------------------------------------------------------------
   50    Nepperhan Business Center                                       792,217     12/31/2000            721,130
   50A   540/578 NEPPERHAN BUSINESS CENTER                               631,852     12/31/2000            567,014
   50B   523 NEPPERHAN PLAZA                                             160,365     12/31/2000            154,116
   51    Evergreen Ohio Portfolio                                        837,233     12/31/2000            889,190
   51A   EVERGREEN COUNTRYSIDE                                           280,223     12/31/2000            297,613
-------------------------------------------------------------------------------------------------------------------
   51B   EVERGREEN DEER MEADOW                                           186,005     12/31/2000            197,549
   51C   EVERGREEN MANOR                                                 170,253     12/31/2000            180,818
   51D   EVERGREEN ESTATES                                               103,626     12/31/2000            110,057
   51E   EVERGREEN VILLAGE                                                97,126     12/31/2000            103,153
   52    Professional Village                                            866,014     12/31/2000            894,435
-------------------------------------------------------------------------------------------------------------------
   53    Lodge on Perrin Creek                                           890,722     12/31/2000            743,119
   54    Olde Mill Village Apartments                                    954,982     12/31/2000            800,842
   55    11115,11130,11211 Industriplex Boulevard                      1,000,846     12/31/2000            916,142
   56    Amber Valley Apartments
   57    BMS - North Bay Village                                                                           301,235
-------------------------------------------------------------------------------------------------------------------
   58    Gateway Plaza Shopping Center                                                                     319,567
   59    BMS-North Miami                                                                                   172,835
   60    Moscovitch Portfolio
   60A   THE TIDES
   60B   THE BREEZES
-------------------------------------------------------------------------------------------------------------------
   60C   CASTLEWOOD
   61    Mission Valley Self Storage                                     933,716     12/31/2000            929,510
   62    Hillcrest View Apartments
   63    Four Governor Park                                              622,371     12/31/2000            741,732
   64    SpringHill Suites - Williamsburg                                478,052     12/31/2000            679,431
-------------------------------------------------------------------------------------------------------------------
   65    Shoppes at Audubon
   66    Fairview Plaza                                                  760,445     12/31/2000            736,877
   67    Woodridge Health Center                                         993,193     12/31/2000          1,016,598
   68    Storage USA-Oxnard Facility-0695                                                                  172,447
   69    Eagle's Ridge Apartments                                        189,765     12/31/2000            377,093
-------------------------------------------------------------------------------------------------------------------
   70    Harbor Oaks Shopping Center
   71    Maple Woods                                                     399,574     12/31/2000            408,894
   72    Cochran Self Storage                                            148,501     12/31/2000            520,391
   73    5000 W Sunset Office                                            805,200     12/31/2000            902,420
   74    Parrish Manor MHC                                               286,752     12/31/2000            439,507
-------------------------------------------------------------------------------------------------------------------
   75    South Dade Self Storage                                         566,925     12/31/2000            639,822
   76    SpringHill Suites - Chesapeake                                  605,007     12/31/2000            654,045
   77    Dobson Park Plaza                                               516,089     12/31/2000            540,100
   78    Marriott Courtyard Yorktown                                     667,737     12/31/2000            618,867
   79    Saddle Rock Village Center
-------------------------------------------------------------------------------------------------------------------
   80    Carmel Oaks                                                                                       481,781
   81    Springtown Shopping Center                                      556,359     12/31/2000            461,541
   82    Plaza San Marcos                                                573,528     12/31/2000            509,651
   83    Devonshire Apartments                                           474,892     12/31/2000            546,453
   84    Pompano Self Storage                                            190,157     12/31/2000            405,598
-------------------------------------------------------------------------------------------------------------------
   85    Brownstone and Stratford                                        633,019     12/31/2000            747,764
   85A   STRATFORD HOUSE                                                 524,479     12/31/2000            580,075
   85B   BROWNSTONE                                                      108,540     12/31/2000            167,689
   86    Sunset Storage                                                  312,104     12/31/2000            349,930
   86A   SUNSET STORAGE                                                  203,437     12/31/2000            228,092
-------------------------------------------------------------------------------------------------------------------
   86B   SUNSET STORAGE                                                  108,667     12/31/2000            121,838
   87    Val Verde Apartments
   88    Gator Pinecrest Townhomes
   89    Standley Shores Shopping Center                                                                   374,270
   90    Mister Space - Pacific Avenue                                   277,130     12/31/2000            451,022
-------------------------------------------------------------------------------------------------------------------
   91    H Street Self Storage                                                                             467,941
   92    Walgreens - Fayetteville
   93    Forest Hills Shopping Center                                    539,484     12/31/2000            611,759
   94    Walgreens - Delray Beach, FL
   95    Devon Self Storage - Albuquerque                                372,754     12/31/2000            435,225
-------------------------------------------------------------------------------------------------------------------
   96    Lakeshore - Tamarack East                                       314,674     12/31/2000            299,822
   97    Pavilion 800                                                    313,784     12/31/2000            371,337
   98    Taylor Trunk Shopping Center                                                                      226,979
   99    Orchard Lane MHC                                                339,025     12/31/2000            377,407
   100   Freestate Self Storage                                          269,760     12/31/2000            387,732
-------------------------------------------------------------------------------------------------------------------
   101   Hampton Court Apartments                                        345,734     12/31/2000            420,705
   102   Ashford Atrium                                                  366,889     12/31/2000            366,292
   103   Danada Creek
   104   Storage USA-Murrieta                                                                              249,542
   105   Shiloh Place Apartments                                         366,690     12/31/2000            348,294
-------------------------------------------------------------------------------------------------------------------
   106   San Marcos U-Store                                              292,036     12/31/2000            369,619
   107   Staples Mill Plaza                                              466,098     12/31/2000            456,800
   108   Eckerd - Conroe, TX
   109   AV Mini Storage                                                 367,174     12/31/2000            273,741
   110   Stonebridge Self Storage                                                                          211,105
-------------------------------------------------------------------------------------------------------------------
   111   Walgreens-Jonesboro, AR
   112   Sunset Vista Apartments
   113   Upland Stor-King                                                335,045     12/31/2000            389,474
   114   Liberty Towne Center
   115   Landmark Estates                                                331,355     12/31/2000            267,141
-------------------------------------------------------------------------------------------------------------------
   116   Parkway Court Apartments                                                                          317,417
   117   Storage USA-Stone Mountain                                      241,135     12/31/2000            268,058
   118   A American Self Storage                                         258,470     12/31/2000            311,340
   119   Shreveport Plaza - Wal Mart Shadow                                                                283,860
   120   Paradise Village MHC                                            237,071     12/31/2000            236,454
-------------------------------------------------------------------------------------------------------------------
   121   Advantage Self Storage-Sherman, TX                              148,585     12/31/2000            227,578
   122   US Storage Eldridge                                              52,113     12/31/2000            115,474
   123   Magnolia Village Shopping Center
   124   Weber Road Mini Storage                                         306,268     12/31/2000            337,129
   125   Mt. Zion Self-Storage                                           124,124     12/31/2000            153,163
-------------------------------------------------------------------------------------------------------------------
   126   US Storage Deer Park                                             47,485     12/31/2000            176,642
   127   Kinko's Plaza at the Treasure Coast Mall
   128   Eagan Station                                                                                      20,712
   129   17-19 Avenue C                                                  220,732     12/31/2000            238,796
   130   Crystal Place Apartments                                         52,257     12/31/2000            164,835
-------------------------------------------------------------------------------------------------------------------
   131   Regal Park
   132   Harrisonburg Apartments                                         180,960     12/31/2000            180,348
   133   Interchange Corporate Center                                    175,313     12/31/2000            217,057
   134   176 East 2nd Street                                             162,308     12/31/2000            166,912
-------------------------------------------------------------------------------------------------------------------
   135   Oak Manor Apartments - Henderson, TX                                                              139,754
-------------------------------------------------------------------------------------------------------------------

            SECOND MOST                 MOST RECENT
             RECENT NOI    MOST RECENT      NOI            UNDERWRITTEN  UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
   ID           DATE           NOI         DATE                 NOI         REVENUE          EGI          EXPENSES       RESERVES
----------------------------------------------------------------------------------------------------------------------------------
   1         12/31/2001    14,968,375    12/15/2002        16,115,439     23,522,781     31,261,498      15,146,059       330,406
   2         12/31/2001     7,876,797    12/31/2002         5,993,822      8,570,759     10,941,660       4,947,838        89,012
   3                                                        4,025,456      5,981,003      6,257,582       2,232,126        74,028
   4         12/31/2001     2,267,008    12/31/2002         4,462,226      4,611,658      8,027,229       3,565,003        36,457
   5                        2,701,231    12/31/2002         3,882,826      3,912,707      5,394,487       1,511,661        49,764
----------------------------------------------------------------------------------------------------------------------------------
   6         12/31/2001     1,967,120    12/31/2002         1,855,546      2,249,284      2,496,411         640,865        29,850
   7         12/31/2001       800,274    12/31/2002           740,297        949,755      1,035,454         295,157        14,250
   8                        2,875,368  Ann. 09/30/2002      3,280,786      3,316,609      4,529,367       1,248,581        21,096
   9                          426,047    08/31/2002         2,060,997      2,751,500      2,817,080         756,083        86,400
   10                                                       2,420,935      2,577,536      3,727,536       1,306,601        30,501
----------------------------------------------------------------------------------------------------------------------------------
   11        12/31/2001     2,515,034    12/31/2002         2,375,566      3,800,590      3,975,590       1,600,024        70,250
   12                                                       2,016,438      2,047,469      2,690,052         673,614        16,891
   13        12/31/2001     2,291,402    10/31/2002         2,319,293      2,490,930      3,165,930         846,637        47,616
   14        12/31/2001     1,968,319    12/31/2002         1,959,016      2,188,891      3,097,139       1,138,123        29,425
   15        12/31/2001     1,804,056    12/31/2002         1,993,633      2,071,524      2,965,583         971,950        29,875
----------------------------------------------------------------------------------------------------------------------------------
   16        12/31/2001     2,281,164    08/31/2002         2,223,772      4,134,525      5,608,525       3,384,753        26,009
   17        12/31/2001     1,581,784  T-12 7/31/2002       1,648,926      1,716,894      1,845,007         196,081         7,000
   18        12/31/2001     1,485,810    12/31/2002         1,555,800      2,203,258      2,313,958         758,158        76,750
   19        12/31/2001     1,579,968  Ann. 11/30/2002      1,579,240      2,522,106      2,600,156       1,020,916        66,900
   20        12/31/2001     1,606,835    09/30/2002         1,646,078      2,193,301      2,472,301         826,223        13,200
----------------------------------------------------------------------------------------------------------------------------------
   21        12/31/2001     1,684,500    10/31/2002         1,713,341      1,939,176      2,875,176       1,161,835        22,580
   22                                                       1,631,216      1,685,017      2,186,045         554,829        20,160
  22A
  22B
   23        12/31/2001     1,802,511    07/30/2002         1,759,931      1,785,251      2,700,251         940,320        37,599
----------------------------------------------------------------------------------------------------------------------------------
   24        12/31/2001     1,196,419    08/31/2002         1,502,300      1,958,382      2,265,416         763,117        16,945
   25        12/31/2001     1,384,649    12/31/2002         1,490,614      2,443,956      2,550,456       1,059,842       134,190
   26        12/31/2001     1,105,493    09/30/2002         1,432,522      1,510,434      1,939,520         506,999        18,817
   27        12/31/2001       990,041  T-12 10/31/2002      1,394,967      1,757,171      2,132,219         737,252        45,292
   28        12/31/2001     1,865,794    06/30/2002         1,556,040      1,644,157      2,095,040         539,000        16,617
----------------------------------------------------------------------------------------------------------------------------------
   29        12/31/2001     1,323,509    12/31/2002         1,274,588      2,175,087      2,330,478       1,055,890        86,800
   30        12/31/2001     1,414,975    12/31/2002         1,166,900      1,929,248      1,970,113         803,213        62,250
  30A        12/31/2001       443,354    12/31/2002           365,149        593,343        593,343         228,194        19,500
  30B        12/31/2001       415,176    12/31/2002           337,232        588,960        605,826         268,594        19,250
  30C        12/31/2001       301,893    12/31/2002           249,411        422,915        428,915         179,504        12,500
----------------------------------------------------------------------------------------------------------------------------------
  30D        12/31/2001       254,552    12/31/2002           215,108        324,029        342,029         126,921        11,000
   31                         506,811    09/30/2002         1,218,929      1,273,656      1,752,656         533,726        13,193
   32        12/31/2001     1,257,206  T-12 11/30/2002      1,337,144      1,525,355      1,882,262         545,118        39,846
   33        12/31/2001       973,336    11/30/2002         1,197,248      1,373,327      1,565,827         368,579         2,664
   34                                                       1,215,730      1,252,913      2,076,791         861,061        14,288
----------------------------------------------------------------------------------------------------------------------------------
   35        12/31/2001     1,581,683  Ann. 09/30/2002      1,366,751      1,375,876      2,585,567       1,218,816        28,675
  35A
  35B
  35C
   36        12/31/2001     2,267,460    10/31/2002         1,833,030      4,035,795      5,135,795       3,302,765       258,725
----------------------------------------------------------------------------------------------------------------------------------
   37        12/31/2001     1,029,162    10/31/2002         1,071,363      1,104,238      1,475,800         404,437        12,725
   38        12/31/2001     1,107,363    10/31/2002         1,099,995      1,131,712      1,361,112         261,116         5,629
  38A        12/31/2001       856,417    12/31/2002           850,718        875,247      1,052,661         198,865         4,353
  38B        12/31/2001       250,947    12/31/2002           249,277        256,465        308,450          62,251         1,276
   39                         112,184    09/30/2002         1,086,652      1,734,480      1,817,580         730,928        38,500
----------------------------------------------------------------------------------------------------------------------------------
   40        12/31/2001     1,353,046    09/30/2002         1,281,402      1,412,154      1,942,154         660,752        39,639
   41                          59,914    08/31/2002         1,058,808      1,466,800      1,512,300         453,492        48,000
   42        12/31/2001    30,555,115  T-12 10/31/2002     25,558,687     54,367,506     76,435,073      50,876,386     5,350,455
  42A
  42B
----------------------------------------------------------------------------------------------------------------------------------
  42C
  42D
  42E
  42F
  42G
----------------------------------------------------------------------------------------------------------------------------------
  42H
  42I
  42J
  42K
  42L
----------------------------------------------------------------------------------------------------------------------------------
  42M
  42N
  42O
   43        12/31/2001     1,657,004    10/31/2002         1,424,880      2,883,573      2,962,573       1,537,693       148,134
   44        12/31/2001     1,077,510    10/31/2002         1,137,955      1,403,947      2,168,547       1,030,592        70,309
----------------------------------------------------------------------------------------------------------------------------------
   45                                                         857,495      1,209,848      1,209,848         352,352        16,800
   46                         757,588    12/31/2002           895,404        919,193      1,240,773         345,368         7,440
   47        12/31/2001     1,009,675  Ann. 07/31/2002        880,125      1,640,578      1,744,636         864,511        62,000
   48        12/31/2001       834,722    09/30/2002           873,178        910,324      1,182,493         309,315         7,418
   49        12/31/2001     1,094,288    12/31/2002         1,103,901      1,909,496      1,960,741         856,840        47,867
----------------------------------------------------------------------------------------------------------------------------------
   50        12/31/2001     1,030,089    12/31/2002           876,619      1,236,010      1,291,609         414,990        28,335
  50A        12/31/2001       818,020    12/31/2002           684,593        998,603      1,024,679         340,086        25,378
  50B        12/31/2001       212,069    12/31/2002           192,026        237,407        266,930          74,904         2,958
   51        12/31/2001       917,780    09/30/2002           803,234      1,120,036      1,170,036         366,802        21,500
  51A        12/31/2001       305,641    09/30/2002           272,155        375,082        396,436         124,281         7,285
----------------------------------------------------------------------------------------------------------------------------------
  51B        12/31/2001       201,583    09/30/2002           181,436        260,473        264,290          82,854         4,856
  51C        12/31/2001       188,009    09/30/2002           158,757        218,798        231,254          72,497         4,249
  51D        12/31/2001       110,505    09/30/2002            98,278        138,051        143,157          44,879         2,631
  51E        12/31/2001       112,041    09/30/2002            92,608        127,632        134,898          42,290         2,479
   52        12/31/2001       900,535    10/31/2002           841,368      1,084,924      1,110,149         268,781        11,972
----------------------------------------------------------------------------------------------------------------------------------
   53        12/31/2001       720,901    10/31/2002           767,987      1,582,933      1,708,433         940,447        77,250
   54        12/31/2001       731,629    11/30/2002           802,110      1,347,686      1,407,686         605,576        55,000
   55        12/31/2001       961,319    10/31/2002           846,042        928,321      1,062,497         216,455        20,691
   56                         410,328    12/31/2002           691,552      1,085,242      1,097,242         405,690        36,450
   57        12/31/2001       569,717    09/30/2002           763,258      1,193,931      1,266,031         502,773        11,474
----------------------------------------------------------------------------------------------------------------------------------
   58        12/31/2001       987,930    12/31/2002         1,001,797      1,068,971      1,266,658         264,861        15,261
   59        12/31/2001       562,435    12/31/2002           771,108      1,199,796      1,270,096         498,988        11,468
   60                                                         672,527        954,446        966,046         293,519        11,600
  60A                                                         425,161        608,985        599,615         182,184         7,342
  60B                                                         193,255        286,354        299,807          91,092         3,526
----------------------------------------------------------------------------------------------------------------------------------
  60C                                                          54,111         59,107         66,624          20,243           732
   61        12/31/2001       929,568    10/31/2002           915,945      1,230,912      1,285,912         369,966        14,823
   62                         417,734    12/31/2002           653,929        917,306        960,106         306,177        16,000
   63        12/31/2001       728,132    09/30/2002           703,073        973,167      1,008,667         305,594         9,138
   64        12/31/2001     1,279,719    10/31/2002           993,476      2,486,088      2,516,088       1,522,612       125,804
----------------------------------------------------------------------------------------------------------------------------------
   65                         578,909    09/30/2002           720,916        745,251        960,960         240,044         6,938
   66        12/31/2001       752,917    09/30/2002           698,400        742,803        862,803         164,403        24,353
   67        12/31/2001     1,057,000    10/31/2002         1,004,884      1,192,786      1,292,689         287,805        20,380
   68        12/31/2001       538,633    10/31/2002           689,060        941,813        990,813         301,752        11,244
   69        12/31/2001       568,691    12/31/2002           501,451        835,492        927,718         426,267        21,600
----------------------------------------------------------------------------------------------------------------------------------
   70                                                         559,057        593,616        731,494         215,360         6,081
   71        12/31/2001       419,997    12/31/2002           448,303        883,320        902,639         454,336        14,250
   72        12/31/2001       600,811    08/31/2002           618,116        853,834        901,134         283,018         9,000
   73        12/31/2001       820,544    09/30/2002           667,322      1,043,881      1,183,881         516,558        10,556
   74        12/31/2001       450,256    09/30/2002           532,879        761,414        778,914         246,036         7,945
----------------------------------------------------------------------------------------------------------------------------------
   75        12/31/2001       635,077    12/31/2002           577,536        958,098        958,098         380,562        11,157
   76        12/31/2001       859,650    10/31/2002           812,220      1,978,574      2,003,574       1,191,354       100,179
   77        12/31/2001       558,676    12/31/2002           555,535        568,555        801,391         245,856        13,448
   78        12/31/2001       928,090    10/31/2002           785,116      1,987,018      2,082,018       1,296,902       104,101
   79                         237,991    08/31/2002           561,687        579,417        769,417         207,731         4,652
----------------------------------------------------------------------------------------------------------------------------------
   80        12/31/2001       700,233    11/30/2002           577,707        672,098        798,329         220,623        14,307
   81        12/31/2001       372,075    08/31/2002           570,181        718,317        941,317         371,136        15,888
   82        12/31/2001       575,599    10/31/2002           566,037        664,093        783,593         217,556        14,837
   83        12/31/2001       493,753  Ann. 11/30/2002        512,637        994,928      1,030,128         517,491        53,040
   84        12/31/2001       451,460    11/30/2002           513,624        885,561        930,561         416,937        12,550
----------------------------------------------------------------------------------------------------------------------------------
   85        12/31/2001       745,262    06/30/2002           510,477      1,108,628      1,130,128         619,651        48,605
  85A        12/31/2001       552,689    06/30/2002           299,245        694,140        710,140         363,244        27,939
  85B        12/31/2001       192,573    08/31/2002           211,232        414,489        419,989         256,407        20,667
   86        12/31/2001       577,067    10/31/2002           544,312        537,750        814,750         270,438        22,268
  86A        12/31/2001       376,145    10/31/2002           354,795        350,518        531,073         190,599        14,515
----------------------------------------------------------------------------------------------------------------------------------
  86B        12/31/2001       200,921    10/31/2002           189,517        187,232        283,677         101,810         7,753
   87                         425,691    12/31/2002           432,442        631,487        676,352         243,910        21,000
   88                         449,399    12/31/2002           436,714        736,269        753,269         316,554        25,665
   89        12/31/2001       623,899    10/31/2002           581,219        661,649        871,649         290,430        22,621
   90        12/31/2001       504,882    10/31/2002           490,783        740,854        751,854         261,072        11,250
----------------------------------------------------------------------------------------------------------------------------------
   91        12/31/2001       619,921    09/30/2002           575,279      1,045,217      1,100,217         524,938        10,787
   92                                                         389,001        400,000        400,000          10,999         1,449
   93        12/31/2001       753,920    12/31/2002           544,511        589,222        716,729         172,218        18,320
   94                         378,009  Ann. 09/30/2002        372,015        381,150        381,150           9,135         1,512
   95        12/31/2001       460,853    09/30/2002           444,360        701,057        720,257         275,897        20,796
----------------------------------------------------------------------------------------------------------------------------------
   96        12/31/2001       340,455    08/31/2002           362,693        486,632        487,712         125,019         4,761
   97        12/31/2001       483,296    12/31/2002           444,282        710,780        716,580         272,298         9,672
   98        12/31/2001       354,480    12/31/2002           380,166        394,119        495,816         115,651         3,600
   99        12/31/2001       370,848    11/30/2002           344,486        528,686        542,212         197,726         5,200
  100        12/31/2001       503,332    11/30/2002           529,705        819,056        840,556         310,851        11,178
----------------------------------------------------------------------------------------------------------------------------------
  101        12/31/2001       420,991    09/30/2002           384,959        751,897        781,897         396,938        36,302
  102        12/31/2001       372,721    10/31/2002           392,315        668,831        703,191         310,875         8,895
  103                                                         331,139        351,809        415,949          84,810         2,268
  104        12/31/2001       307,759    10/31/2002           374,230        573,200        607,800         233,570         8,402
  105        12/31/2001       417,928    10/31/2002           361,487        774,864        805,264         443,777        45,600
----------------------------------------------------------------------------------------------------------------------------------
  106        12/31/2001       376,238    10/31/2002           374,587        528,833        540,833         166,246        10,163
  107        12/31/2001       496,200    10/31/2002           505,406        573,552        671,552         166,146        10,960
  108                                                         413,134        434,406        494,748          81,614         2,074
  109        12/31/2001       376,600    09/30/2002           359,871        536,180        588,818         228,948        10,805
  110        12/31/2001       305,767  Ann. 10/31/2002        306,962        473,234        510,234         203,272        11,801
----------------------------------------------------------------------------------------------------------------------------------
  111                                                         350,551        360,000        472,487         121,937         2,174
  112                         233,222    12/31/2002           271,353        352,156        357,656          86,303         5,250
  113        12/31/2001       403,997    10/30/2002           336,325        604,002        652,502         316,178        10,999
  114                         146,045    09/30/2002           316,321        340,684        392,443          76,122         3,413
  115        12/31/2001       287,922    12/31/2002           278,106        570,215        580,924         302,818        27,900
----------------------------------------------------------------------------------------------------------------------------------
  116        12/31/2001       288,961  Ann. 09/30/2002        249,926        354,027        354,027         104,101        10,000
  117        12/31/2001       279,851    10/31/2002           276,982        424,618        462,118         185,138        10,052
  118        12/31/2001       299,889    09/30/2002           278,576        407,953        407,953         129,377        11,232
  119        12/31/2001       197,501    12/31/2002           248,210        256,185        324,695          76,485         3,416
  120        12/31/2001       241,423    12/31/2002           223,368        266,416        376,916         153,548         4,050
----------------------------------------------------------------------------------------------------------------------------------
  121        12/31/2001       267,854    09/30/2002           246,849        369,522        392,022         145,174         7,219
  122        12/31/2001       239,633    12/31/2002           251,902        474,093        494,093         242,191         8,648
  123                                                         248,640        266,636        341,786          93,146         2,325
  124        12/31/2001       359,680    08/31/2002           267,688        515,293        532,293         264,606         8,200
  125        12/31/2001       213,734    08/31/2002           230,175        339,636        351,836         121,660         8,643
----------------------------------------------------------------------------------------------------------------------------------
  126        12/31/2001       229,385    10/31/2002           233,008        425,465        452,465         219,456         8,599
  127                                                         224,824        236,704        311,089          86,264         1,539
  128        12/31/2001       145,446    07/31/2002           250,168        294,638        430,638         180,470         2,280
  129        12/31/2001       233,559    10/31/2002           180,517        243,288        243,288          62,771         2,850
  130        12/31/2001       160,365  Ann. 11/30/2002        156,327        244,102        251,502          95,175         7,800
----------------------------------------------------------------------------------------------------------------------------------
  131                                                         200,544        217,636        266,482          65,937         2,489
  132        12/31/2001       168,451    12/31/2002           181,812        261,094        261,094          79,282        17,040
  133        12/31/2001       212,320  Ann. 11/26/2002        171,256        252,916        252,311          81,055         4,661
  134        12/31/2001       169,036    10/31/2002           144,362        190,557        190,557          46,195         4,829
----------------------------------------------------------------------------------------------------------------------------------
  135        12/31/2001       167,482    08/31/2002           139,504        271,010        285,510         146,006        15,180
----------------------------------------------------------------------------------------------------------------------------------


               UNDERWRITTEN      UNDERWRITTEN                                                  LEASE
    ID             TI/LC        NET CASH FLOW            LARGEST TENANT                SF    EXPIRATION         2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    1            2,639,053       13,145,981    Blockbuster Videos, Inc.              254,417  6/30/07    Southwest Securities, Inc.
    2              580,313        5,324,497    Buck Consultants                      158,496  4/30/03    Alliance Capital Management
    3              374,394        3,577,034    GSA                                   150,129  10/31/12   Citizens Bank
    4              138,335        4,287,434    Wal-Mart                              128,755  11/30/27   Stop & Shop Supermarket
    5               92,319        3,740,743    Home Depot                            131,858  1/31/31    Circuit City
------------------------------------------------------------------------------------------------------------------------------------
    6                    -        1,825,696
    7                    -          726,047
    8               88,811        3,170,879    Best Buy Stores                        45,715  8/31/16    Bed Bath & Beyond
    9                    -        1,974,597
    10             185,000        2,205,433    PEC Solutions                         152,507  12/31/18
------------------------------------------------------------------------------------------------------------------------------------
    11               6,000        2,299,316
    12              40,783        1,958,764    Ralphs Grocery                         52,029  6/30/27    Longs Drugs
    13             212,115        2,059,562    Burlington Coat                        97,431  8/31/16    Ross Dress for Less
    14             145,779        1,783,812    Caterpillar, Inc.                      36,402  5/31/06    U.S. Attorney
    15              80,115        1,883,643    Tom Thumb                              70,658  6/30/18    Lennox Industries
------------------------------------------------------------------------------------------------------------------------------------
    16             279,311        1,918,452    L.A. Fitness                           26,618  1/31/07    Pacific Fertility Center
    17              26,146        1,615,780    Banana Republic                        17,500  11/30/10   Pronto Parking
    18                   -        1,479,050
    19                   -        1,512,340
    20                   -        1,632,878
------------------------------------------------------------------------------------------------------------------------------------
    21              93,314        1,597,447    Randalls Food                         60,636   1/11/10    World Savings Bank, FSB
    22                   -        1,611,056
   22A                                         FEDERAL EXPRESS CORPORATION          113,011   11/30/16
   22B                                         FEDERAL EXPRESS CORPORATION           88,590   5/31/17
    23             214,829        1,507,503    Danka Office Imaging                  52,887   8/31/03    Pkf Business
------------------------------------------------------------------------------------------------------------------------------------
    24              45,327        1,440,028    Border's Books                        25,000   5/31/21    Michaels
    25                   -        1,356,424
    26              35,100        1,378,604    Academy Sports & Outdoors             60,250   12/31/21   Best Buy
    27             110,409        1,239,266    Giant Foods                           60,401   4/30/20    Dept. of Health
    28             105,781        1,433,642    TJ Maxx                               26,943   5/31/05    AMC Theatre
------------------------------------------------------------------------------------------------------------------------------------
    29                   -        1,187,788
    30                   -        1,104,650
   30A                   -          345,649
   30B                   -          317,982
   30C                   -          236,911
------------------------------------------------------------------------------------------------------------------------------------
   30D                   -          204,108
    31              24,455        1,181,281    HEB Grocery Store                     61,805   11/30/16   Hallmark Cards
    32             112,881        1,184,417    Safeway                               55,362   1/31/22    Hometest, Inc.
    33              15,525        1,179,059    CVS                                   12,212   11/30/13   Beekman
    34              99,110        1,102,332    Tradestation Group, Inc.              70,273   8/31/12    Allstate Insurance
------------------------------------------------------------------------------------------------------------------------------------
    35             166,337        1,171,739
   35A                                         MIDLAND NATIONAL LIFE                 36,788   1/31/11    FIRST UNION SECURITES
   35B                                         IMT INSURANCE                         42,327   1/31/13    FREVERT RAMSEY KOBES
   35C                                         AG EDWARDS & SONS, INC.               10,797   9/30/12
    36                   -        1,574,305
------------------------------------------------------------------------------------------------------------------------------------
    37              17,897        1,040,741    Orchard Supply Hardware               46,747   10/31/15   Office Depot
    38              50,715        1,043,651    Ralph Lauren / Polo                    6,624   12/31/07   Banana Republic
   38A              39,223          807,142
   38B              11,493          236,508
    39                   -        1,048,152
------------------------------------------------------------------------------------------------------------------------------------
    40             103,461        1,138,302    Neimans Restaurant                    18,265   10/31/11   The Wherehouse Store
    41                   -        1,010,808
    42                   -       20,208,232
   42A
   42B
------------------------------------------------------------------------------------------------------------------------------------
   42C
   42D
   42E
   42F
   42G
------------------------------------------------------------------------------------------------------------------------------------
   42H
   42I
   42J
   42K
   42L
------------------------------------------------------------------------------------------------------------------------------------
   42M
   42N
   42O
    43                   -        1,276,746
    44             134,596          933,050    Buffalo China                        262,095   6/30/05    Buffalo Hospital Supplies
------------------------------------------------------------------------------------------------------------------------------------
    45                   -          840,695
    46              39,045          848,919    Pet Smart, Inc.                       18,649   1/31/17    Jeffersons Village Liquor
    47                   -          818,125
    48              49,728          816,033    Petco                                 12,000   2/16/05    San Diego Brewing Co.
    49                   -        1,056,034
------------------------------------------------------------------------------------------------------------------------------------
    50              86,073          762,211
   50A              69,484          589,731    YOHO STUDIOS                          29,856   6/30/03    DAYLEEN IMPORTS
   50B              16,589          172,479    NEW YORK STATE                        10,343   1/31/09    SOPHIA SUDS
    51                   -          781,734
   51A                   -          264,870
------------------------------------------------------------------------------------------------------------------------------------
   51B                   -          176,580
   51C                   -          154,507
   51D                   -           95,647
   51E                   -           90,129
    52              91,286          738,110    Devinney Physical Therapy              4,927   1/1/13     MRF Group PLLC
------------------------------------------------------------------------------------------------------------------------------------
    53                   -          690,736
    54                   -          747,110
    55              65,166          760,185    Hibernia National Bank                32,616   4/1/09     Kirby Corporation
    56                   -          655,102
    57                   -          751,784
------------------------------------------------------------------------------------------------------------------------------------
    58              19,561          966,975    Ross Stores, Inc.                     30,187   1/31/13    Bed Bath & Beyond
    59                   -          759,640
    60                   -          660,927
   60A                   -          410,231
   60B                   -          205,115
------------------------------------------------------------------------------------------------------------------------------------
   60C                   -           45,581
    61                   -          901,122
    62                   -          637,929
    63              72,382          621,554    Cal Pacific                            4,317   7/31/05    Bell Microproducts
    64                   -          867,672
------------------------------------------------------------------------------------------------------------------------------------
    65              27,247          686,731    La-Z-Boy Furniture                    15,838   11/23/10   Goodfella's
    66              10,900          663,147    Giant                                 59,237   2/1/17     P.L.C.B. Liquor store
    67              56,226          928,278    District of Columbia                  59,942   8/31/10
    68                   -          677,816
    69                   -          479,851
------------------------------------------------------------------------------------------------------------------------------------
    70              13,745          533,036    Publix                                27,887   8/1/22     Prudential Tropical Realty
    71                   -          434,053
    72                   -          609,116
    73              95,945          560,821    Children's Hospital                   18,341   2/1/12     Children's Hospital
    74                   -          524,934
------------------------------------------------------------------------------------------------------------------------------------
    75                   -          566,379
    76                   -          712,041
    77              48,676          493,411    Lee Lee Market                        52,224   2/28/14    New Home Information Center
    78                   -          681,015
    79              29,533          527,501    The Majestic East Corporation          4,979   9/30/07    Mile High Animal Hospital
------------------------------------------------------------------------------------------------------------------------------------
    80              66,892          496,508    Oluma, Inc.                           26,126   4/30/04    Dragon Optical
    81              56,500          497,793    J.C. Penney                           25,754   10/31/03   Best Buy Stores
    82              47,608          503,592    S.J. Mitch / Club Tropics              7,518   6/30/08    Gallery Corp.
    83                   -          459,597
    84                   -          501,074
------------------------------------------------------------------------------------------------------------------------------------
    85                   -          461,872
   85A                   -          270,753
   85B                   -          191,120
    86              11,794          510,250
   86A               7,688          332,593
------------------------------------------------------------------------------------------------------------------------------------
   86B               4,106          177,657
    87                   -          411,442
    88                   -          411,049
    89              74,827          483,771    American Furniture Warehouse          61,445   4/30/08    Better Bodies Fitness
    90                   -          479,533
------------------------------------------------------------------------------------------------------------------------------------
    91                   -          564,492
    92                   -          387,552    Walgreens Co.                         14,490   12/30/22
    93              24,030          502,161    Harris Teeter                         32,960   2/28/10    Eckerd's Pharmacy
    94                   -          370,503    Walgreens Co.                         15,120   1/31/21
    95                   -          423,564
------------------------------------------------------------------------------------------------------------------------------------
    96                   -          357,932
    97              73,832          360,778    Endocenter at Voorhees                10,609   9/30/05    U.S. Healthworks of
                                                                                                         New Jersey
    98              25,000          351,566    Hallmark                               5,625   2/28/05    Pet Supermarket
    99                   -          339,286
   100                   -          518,527
------------------------------------------------------------------------------------------------------------------------------------
   101                   -          348,657
   102              47,600          335,820    Ocean Product Tech                     6,263   6/30/05    Eagle Info. Mapping
   103              12,806          316,064    AT&T Wireless                          3,000   6/30/07    Oberwels Dairy
   104                   -          365,828
   105                   -          315,887
------------------------------------------------------------------------------------------------------------------------------------
   106                   -          364,424
   107              35,000          459,446    Food Lion                             33,448   3/20/17    CVS
   108                   -          411,060    Eckerd                                13,824   11/1/22
   109                   -          349,066
   110                   -          295,161
------------------------------------------------------------------------------------------------------------------------------------
   111                   -          348,377    Walgreens Co.                         14,490   12/31/26
   112                   -          266,103
   113                   -          325,326
   114              17,577          295,331    Cookswares                             4,000   10/31/06   Dr. Diers, DDS
   115                   -          250,206
------------------------------------------------------------------------------------------------------------------------------------
   116                   -          239,926
   117                   -          266,930
   118               6,215          261,129
   119              21,728          223,066    Dollar Tree                            5,000   9/30/05    Cato
   120                   -          219,318
------------------------------------------------------------------------------------------------------------------------------------
   121                   -          239,630
   122                   -          243,254
   123              20,450          225,865    Dental Management Strategies           3,300   6/30/07    Coppell Minor Emergency
   124                   -          259,488
   125                   -          221,532
------------------------------------------------------------------------------------------------------------------------------------
   126                   -          224,409
   127              12,156          211,129    Kinko's                                4,500   8/29/12    Vitamin Shoppe
   128              11,462          236,426    Cole's Salon                           6,400   12/31/16   Boston Market
   129                   -          177,667
   130                   -          148,527
------------------------------------------------------------------------------------------------------------------------------------
   131              12,607          185,448    City Bank, Lubbock, TX                 2,503   9/30/09    Accentuate Accents
   132                   -          164,772
   133              23,229          143,366    The Whitlock Group                     4,408   4/30/03    Entertainment Publications
   134                   -          139,533
------------------------------------------------------------------------------------------------------------------------------------
   135                   -          124,324
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      UPFRONT
                      LEASE                                                 LEASE     OCCUPANCY     OCCUPANCY    ACTUAL REPLACEMENT
    ID     SF      EXPIRATION          3RD LARGEST TENANT           SF    EXPIRATION     RATE       AS-OF DATE        RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
    1      190,824   5/31/08   Winstead Sechrest & Minick, PC     168,723  12/31/12        81.00%    2/28/03                -
    2      134,261  12/31/16   Northstar Travel Media              94,666  3/31/07         91.30%    2/24/03                -
    3      125,086   6/30/12   Citizen's Storage                    2,500  6/30/12         74.98%    1/16/03                -
    4       55,520   5/20/11   Dave & Busters, Inc.                47,500  8/31/22         99.56%    1/1/03                 -
    5       33,432   1/31/22   Ross Stores, Inc.                   30,094  1/31/17         95.50%    3/18/03                -
-----------------------------------------------------------------------------------------------------------------------------------
    6                                                                                      87.00%    1/30/03                -
    7                                                                                      87.00%    1/30/03                -
    8       28,212   1/31/12   TJ Maxx                             27,675  11/30/11        97.00%    9/30/02                -
    9                                                                                      97.00%    11/1/02                -
    10                                                                                    100.00%    11/30/02               -
-----------------------------------------------------------------------------------------------------------------------------------
    11                                                                                     90.40%    10/8/02                -
    12      23,435   5/31/22   Bob's Cycle Center                   3,990  10/17/07       100.00%    1/6/03                 -
    13      30,187   1/31/12   Walgreens Co.                       20,393  12/31/40        95.70%    12/1/02                -
    14      21,631   5/31/10   City of Peoria Workforce            19,602  6/30/09         94.40%    12/31/02               -
    15       8,172   3/31/03   Hallmark                             4,674  2/28/04         87.10%    11/6/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    16      12,488    9/6/06   Maloney Vision Institute             8,099  11/30/05        97.30%    11/30/02               -
    17       9,400   8/30/11   Paul Labrecque                       7,551  6/30/11        100.00%    1/30/03                -
    18                                                                                     95.40%    1/8/03                 -
    19                                                                                     94.80%    1/6/03                 -
    20                                                                                     99.00%    7/22/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    21       9,009  11/30/09   Churrascos                           5,519  7/31/12         96.10%    12/19/02               -
    22                                                                                    100.00%    2/1/03                 -
   22A                                                                                    100.00%    2/1/03
   22B                                                                                    100.00%    2/1/03
    23      14,235  12/31/05   DFW Consulting Group                10,758  4/30/03         91.20%    7/31/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    24      23,753    2/1/11   Vivo Cucina                          8,600  4/27/11         98.80%    9/16/02                -
    25                                                                                     86.85%    2/28/03                -
    26      45,000   1/31/22   Omnia Leather Gallery                5,200  1/31/07         97.10%    10/15/02               -
    27      37,777  10/31/04   A.J. Wright                         25,350  5/31/12         93.40%    2/6/03                 -
    28      24,637  12/31/05   Beverages & More                    15,531  10/31/06        99.00%    10/2/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    29                                                                                     87.10%    1/27/03                -
    30                                                                                    100.00%    1/27/03                -
   30A                                                                                    100.00%    1/27/03
   30B                                                                                    100.00%    1/27/03
   30C                                                                                    100.00%    1/27/03
-----------------------------------------------------------------------------------------------------------------------------------
   30D                                                                                    100.00%    1/27/03
    31       4,200   5/31/07   Cato Fashions                        4,000  1/31/08         94.00%    10/15/02               -
    32      27,180   7/31/05   ARMC                                19,114  8/31/10         97.78%    12/31/02               -
    33       4,650   6/30/13   Pintailles, Pizza                      550  3/30/09        100.00%    11/27/02               -
    34       4,559   5/31/07   Aegis Mortgage Corporation           2,837  12/31/07        85.16%    2/5/03                 -
-----------------------------------------------------------------------------------------------------------------------------------
    35                                                                                    100.00%    11/30/02               -
   35A       8,714  11/30/03   PRAIRIE INET                         7,169  8/31/05        100.00%    11/30/02
   35B       5,370   2/28/05   MORNEAU SOBECO, LTD.                 2,762  4/30/06        100.00%    11/30/02
   35C                                                                                    100.00%    11/30/02
    36                                                                                     88.00%    12/30/02               -
-----------------------------------------------------------------------------------------------------------------------------------
    37      25,028  12/31/14   Pacific Dental                       2,674  12/31/12       100.00%    12/5/02                -
    38       5,960  12/31/06   The Gap                              4,150  1/31/07         97.20%    11/26/02               -
   38A                                                                                     97.20%    11/14/02
   38B                                                                                     97.20%    11/14/02
    39                                                                                     91.80%    9/25/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    40       6,160   1/31/06   Corporate Relocation                 5,668  12/31/06       100.00%    11/8/02                -
    41                                                                                     95.50%    11/30/02               -
    42                                                                                                                      -
   42A
   42B
-----------------------------------------------------------------------------------------------------------------------------------
   42C
   42D
   42E
   42F
   42G
-----------------------------------------------------------------------------------------------------------------------------------
   42H
   42I
   42J
   42K
   42L
-----------------------------------------------------------------------------------------------------------------------------------
   42M
   42N
   42O
    43                                                                                     68.80%    12/30/02               -
    44     121,500   6/26/12   The Mibro Group                     52,681  8/31/10        100.00%    11/8/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    45                                                                                     95.00%    10/1/02                -
    46       5,852  12/18/06   Bath & Body Works                    2,940  10/31/11       100.00%    1/6/03                 -
    47                                                                                     94.35%    2/24/03                -
    48       4,964   7/31/03   Troy's Restaurant                    3,170  1/31/03         94.50%    9/30/02                -
    49                                                                                     95.40%    1/28/03                -
-----------------------------------------------------------------------------------------------------------------------------------
    50                                                                                     93.90%    1/1/03                 -
   50A      15,072  12/31/03   GET SMART PRODUCTS                   7,000  8/1/04          93.30%    1/1/03
   50B       2,204   1/31/07   R&R NEPPERHAN                        1,147  7/31/03        100.00%    1/1/03
    51                                                                                     95.00%    11/1/02           12,625
   51A                                                                                     95.10%    11/1/02
-----------------------------------------------------------------------------------------------------------------------------------
   51B                                                                                     93.50%    11/1/02
   51C                                                                                     90.50%    11/1/02
   51D                                                                                     98.10%    11/1/02
   51E                                                                                     98.00%    11/1/02
    52       4,865  10/31/04   Metro Eye-Beitman                    4,840  3/31/04        100.00%    4/1/03                 -
-----------------------------------------------------------------------------------------------------------------------------------
    53                                                                                     92.90%    8/21/02              556
    54                                                                                     89.50%    1/28/03                -
    55      19,255  10/31/06   Georgia Gulf                        12,570  10/31/07        95.00%    10/31/02               -
    56                                                                                     83.46%    2/3/03               560
    57                                                                                     91.10%    10/29/02               -
-----------------------------------------------------------------------------------------------------------------------------------
    58      23,000   1/31/13   Pet Smart, Inc.                     19,235  1/31/17        100.00%    2/12/03                -
    59                                                                                     90.30%    2/10/03                -
    60                                                                                    100.00%    12/31/02               -
   60A                                                                                    100.00%    12/18/02
   60B                                                                                    100.00%    12/18/02
-----------------------------------------------------------------------------------------------------------------------------------
   60C                                                                                    100.00%    12/31/02
    61                                                                                     98.20%    9/26/02                -
    62                                                                                     87.50%    12/31/02               -
    63       3,475   9/30/04   Midtown Nikki                        3,398  9/30/04        100.00%    12/23/02               -
    64                                                                                     69.50%    10/31/02               -
-----------------------------------------------------------------------------------------------------------------------------------
    65       7,600   8/31/11   Floorz                               3,301  9/30/07         93.10%    10/31/02               -
    66       3,196   7/31/04   Fulton Bank                          1,984  5/31/06        100.00%    10/1/02                -
    67                                                                                    100.00%    4/1/03                 -
    68                                                                                     95.60%    10/31/02               -
    69                                                                                     96.30%    2/6/03                 -
-----------------------------------------------------------------------------------------------------------------------------------
    70       4,550   2/28/08   Cappello and Co.                     1,400  10/1/07         97.00%    2/12/03                -
    71                                                                                     82.10%    2/1/03                 -
    72                                                                                     99.10%    7/31/02                -
    73      11,379   5/19/04   California Federal Bank              6,800   6/1/05        100.00%    1/31/03                -
    74                                                                                     90.30%    11/30/02               -
-----------------------------------------------------------------------------------------------------------------------------------
    75                                                                                     91.70%    10/28/02               -
    76                                                                                     73.50%    12/30/02               -
    77       2,968   9/30/07   Rosewood Furniture                   2,200  7/31/03        100.00%    12/1/02                -
    78                                                                                     80.70%    12/30/02               -
    79       3,859   3/31/07   E-470 Liquors                        2,947  9/30/06        100.00%    9/23/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    80      24,160   2/28/06   ElectroSurfaceTechnologies          21,250  4/30/05        100.00%    12/27/02               -
    81      23,500  12/31/07   Bealls                              16,100  12/31/09       100.00%    10/31/02           3,563
    82       5,350   2/28/06   Booth & Shimmin                      2,549  1/31/04         92.20%    10/16/02               -
    83                                                                                     99.52%    12/16/02               -
    84                                                                                     82.00%    6/4/01                 -
-----------------------------------------------------------------------------------------------------------------------------------
    85                                                                                     98.80%    12/17/02               -
   85A                                                                                    100.00%    12/17/02
   85B                                                                                     97.00%    12/17/02
    86                                                                                     94.80%    1/17/03                -
   86A                                                                                     92.00%    10/1/02
-----------------------------------------------------------------------------------------------------------------------------------
   86B                                                                                    100.00%    10/1/02
    87                                                                                     98.81%    2/28/03                -
    88                                                                                    100.00%    1/1/03               875
    89      27,640   3/31/05   Better Bodies Fitness                5,840  6/30/05         98.30%    11/20/02               -
    90                                                                                     93.30%    12/31/02               -
-----------------------------------------------------------------------------------------------------------------------------------
    91                                                                                     80.50%    9/24/02                -
    92                                                                                    100.00%    12/2/02                -
    93       8,640  11/30/09   Rent-A-Center                        6,600  8/31/05        100.00%    2/12/03                -
    94                                                                                    100.00%    9/30/02                -
    95                                                                                     78.40%    11/7/02                -
-----------------------------------------------------------------------------------------------------------------------------------
    96                                                                                     99.20%    11/18/02               -
    97       9,314  12/31/07   Wendy Martinez, MD                   6,179  12/31/12       100.00%    11/25/02               -
    98       5,400  10/14/06   Bonefish Grill                       5,100  8/30/12         93.70%    11/12/02               -
    99                                                                                     95.00%    12/31/02               -
   100                                                                                     84.90%    12/31/02               -
-----------------------------------------------------------------------------------------------------------------------------------
   101                                                                                     94.50%    10/23/02             505
   102       5,314  11/30/05   Prosafe Production, Inc.             4,114  10/31/05        93.50%    10/31/02               -
   103       2,739   8/31/12   Pearle Vision                        2,604  8/31/12        100.00%    4/1/03                 -
   104                                                                                     94.60%    2/7/03                 -
   105                                                                                     94.08%    1/27/03              450
-----------------------------------------------------------------------------------------------------------------------------------
   106                                                                                     92.02%    11/30/02               -
   107      11,185   3/31/06   Movie 2000                           4,900  5/31/04        100.00%    1/17/03                -
   108                                                                                    100.00%    4/1/03                 -
   109                                                                                     99.00%    11/25/02               -
   110                                                                                     88.21%    12/23/02               -
-----------------------------------------------------------------------------------------------------------------------------------
   111                                                                                    100.00%    11/25/02               -
   112                                                                                    100.00%    12/27/02               -
   113                                                                                     97.50%    10/28/02               -
   114       4,000   6/30/09   Garden Patch                         2,400  11/30/06        94.20%    10/22/02               -
   115                                                                                     97.80%    1/8/03                 -
-----------------------------------------------------------------------------------------------------------------------------------
   116                                                                                     97.50%    10/21/02               -
   117                                                                                     74.10%    1/16/03                -
   118                                                                                     94.83%    12/31/02               -
   119       4,000   1/31/08   Shoe Show                            4,000  11/30/07       100.00%    1/6/03                 -
   120                                                                                     97.53%    1/7/03             1,000
-----------------------------------------------------------------------------------------------------------------------------------
   121                                                                                    100.00%    9/19/02                -
   122                                                                                     83.90%    8/19/02                -
   123       2,866   4/30/07   Advanced Physical Therapy            2,562  5/31/05         93.80%    9/30/02                -
   124                                                                                     98.50%    11/22/02               -
   125                                                                                     96.88%    8/12/02                -
-----------------------------------------------------------------------------------------------------------------------------------
   126                                                                                     88.00%    10/25/02               -
   127       3,510   12/2/12   Momo Mattress Market                 2,250  11/30/07       100.00%    2/11/03                -
   128       2,962  12/31/11   Starbucks                            1,780  2/29/12        100.00%    8/19/02                -
   129                                                                                    100.00%    10/22/02               -
   130                                                                                    100.00%    12/17/02               -
-----------------------------------------------------------------------------------------------------------------------------------
   131       2,000   8/31/05   Powers Jewelry                       1,610  8/31/07        100.00%    7/25/02                -
   132                                                                                     95.83%    1/10/03                -
   133       2,608   3/31/05   Voice Technologies                   1,634   4/8/03        100.00%    1/22/03                -
   134                                                                                    100.00%    10/22/02           1,825
-----------------------------------------------------------------------------------------------------------------------------------
   135                                                                                     93.30%    9/27/02                -
-----------------------------------------------------------------------------------------------------------------------------------

                ONGOING                                                                     MONTHLY         UPFRONT   ENVIRONMENTAL
           ACTUAL REPLACEMENT    UPFRONT             MONTHLY      MONTHLY TAX               INSURANCE     ENGINEERING    REPORT
    ID          RESERVES         TI/LC                TI/LC         ESCROW                  ESCROW         RESERVE       DATE
------------------------------------------------------------------------------------------------------------------------------------
    1            27,534             -                      -       361,508                        -       60,000         11/4/02
    2             7,418       725,000                      -       119,610                   16,940            -         3/7/03
    3             6,172             -                 31,214        12,616                    8,957            -         11/19/02
    4             3,189             -                  8,333       185,025                   15,487       18,250         9/10/02
    5             1,863             -                  7,694        21,960                    4,407            -         9/19/02
------------------------------------------------------------------------------------------------------------------------------------
    6             1,741             -                      -        19,692                      820        7,588         2/13/03
    7               950             -                      -         9,424                      554        9,813         2/13/03
    8             1,758             -                      -        37,540                        -            -         7/8/02
    9             7,200             -                      -        29,490                    6,000            -         9/9/02
    10            1,250             -                      -        26,689                        -            -         10/4/02
------------------------------------------------------------------------------------------------------------------------------------
    11            5,855             -                      -        20,550                    5,189            -         10/18/02
    12            1,408     3,745,088                      -        23,052                    3,670        3,125         11/28/02
    13            3,970             -                 17,767        12,690                    4,234       25,625         11/22/02
    14            2,453             -                 15,721        24,090                    2,504            -         10/7/02
    15            2,490        75,000                      -        45,506                        -            -         5/31/02
------------------------------------------------------------------------------------------------------------------------------------
    16            2,170             -                 18,620        24,500                   11,750            -         10/8/02
    17              292             -                      -         2,122                      334            -         9/18/02
    18            5,731             -                      -        10,558                    3,088            -         4/1/02
    19            5,575             -                      -        10,030                    8,879       13,750         12/20/02
    20            1,100             -                      -        14,333                    3,708        1,563         9/26/02
------------------------------------------------------------------------------------------------------------------------------------
    21            1,885       500,000                  3,500        37,131                    3,316       16,374         11/5/02
    22            1,680             -                      -             -                        -            -         Various
   22A                                                                                                                   1/27/03
   22B                                                                                                                   1/3/03
    23            3,125             -                 22,910        32,169                    2,234        4,375         3/11/02
------------------------------------------------------------------------------------------------------------------------------------
    24            1,415             -                  4,200        10,267                    1,631            -         8/15/02
    25            9,585             -                      -        11,273                    7,785      564,750         8/22/02
    26            1,045             -                      -         4,740                        -            -         11/2/02
    27            3,891             -                  9,201        18,688                    4,248       10,000         10/15/02
    28            1,386             -                  8,815        19,304                   11,892            -         9/16/02
------------------------------------------------------------------------------------------------------------------------------------
    29           10,333             -                      -        12,967                    7,808      600,000         12/16/02
    30            5,188             -                      -        29,485                    3,880            -         11/19/02
   30A                                                                                                                   11/19/02
   30B                                                                                                                   11/19/02
   30C                                                                                                                   11/19/02
------------------------------------------------------------------------------------------------------------------------------------
   30D                                                                                                                   11/19/02
    31              735             -                      -         7,710                        -            -         10/30/02
    32            3,321             -                  9,407         9,870                    6,612       77,500         9/30/02
    33              222             -                  1,975        21,561                      658            -         11/4/02
    34              873             -                  5,000        16,966                    1,610            -         12/30/02
------------------------------------------------------------------------------------------------------------------------------------
    35              717             -                      -        31,907                        -            -         Various
   35A                                                                                                                   5/8/02
   35B                                                                                                                   5/9/02
   35C                                                                                                                   5/8/02
    36           16,923             -                      -         8,065                        -            -         12/2/02
------------------------------------------------------------------------------------------------------------------------------------
    37            1,060             -                  2,075         8,338                    1,355            -         11/25/02
    38              470        15,000                  4,020        13,415                    1,845            -         12/17/02
   38A                                                                                                                   12/17/02
   38B                                                                                                                   12/17/02
    39            2,292             -                      -        18,417                    5,819            -         9/24/02
------------------------------------------------------------------------------------------------------------------------------------
    40            3,305             -                  8,625        14,000                    1,000       56,613         9/3/02
    41            4,000             -                      -         6,190                    3,000            -         9/9/02
    42          451,595             -                      -       258,030                        -      772,500         12/16/02
   42A                                                                                                                   12/16/02
   42B                                                                                                                   12/16/02
------------------------------------------------------------------------------------------------------------------------------------
   42C                                                                                                                   12/16/02
   42D                                                                                                                   12/16/02
   42E                                                                                                                   12/16/02
   42F                                                                                                                   12/16/02
   42G                                                                                                                   12/16/02
------------------------------------------------------------------------------------------------------------------------------------
   42H                                                                                                                   12/16/02
   42I                                                                                                                   12/16/02
   42J                                                                                                                   12/16/02
   42K                                                                                                                   12/16/02
   42L                                                                                                                   12/16/02
------------------------------------------------------------------------------------------------------------------------------------
   42M                                                                                                                   12/16/02
   42N                                                                                                                   12/16/02
   42O                                                                                                                   12/16/02
    43            9,875             -                      -         2,738                        -            -         12/3/02
    44            5,860             -                 11,220        16,477                    3,333            -         11/29/02
------------------------------------------------------------------------------------------------------------------------------------
    45            1,400             -                      -         7,167                    1,925            -         8/26/02
    46              620             -                  3,254        15,451                      573            -         12/12/02
    47            5,580             -                      -        18,944                        -            -         5/30/02
    48              620             -                  4,144         9,253                    1,569       29,000         12/3/02
    49            3,989             -                      -         8,840                    2,542        6,250         11/19/02
------------------------------------------------------------------------------------------------------------------------------------
    50            2,361       100,000                  7,173         5,713                    2,760       78,750         7/9/02
   50A                                                                                                                   7/9/02
   50B                                                                                                                   7/9/02
    51            1,795             -                      -         8,875                    1,025       16,500         Various
   51A                                                                                                                   11/6/02
------------------------------------------------------------------------------------------------------------------------------------
   51B                                                                                                                   11/6/02
   51C                                                                                                                   11/5/02
   51D                                                                                                                   11/6/02
   51E                                                                                                                   11/6/02
    52            1,000             -                  6,285         9,167                    2,000            -         12/2/02
------------------------------------------------------------------------------------------------------------------------------------
    53            6,438             -                      -        20,291                    8,035       72,538         8/23/02
    54            4,500             -                      -         3,889                    1,689       26,218         12/27/02
    55            1,725             -                  6,455         6,903                    1,458            -         10/4/02
    56            3,040             -                      -             -                        -            -         12/2/02
    57              960             -                      -         9,870                    4,297        2,875         10/7/02
------------------------------------------------------------------------------------------------------------------------------------
    58                -             -                      -             -                        -            -         2/7/03
    59              955             -                      -        10,422                    2,462            -         12/31/02
    60              970             -                      -        12,102                    4,093            -         10/2/02
   60A                                                                                                                   10/2/02
   60B                                                                                                                   10/2/02
------------------------------------------------------------------------------------------------------------------------------------
   60C                                                                                                                   10/2/02
    61            1,235             -                      -         5,536                    1,046            -         10/25/02
    62            1,333             -                      -         5,101                      987            -         6/18/02
    63              765             -                  6,035         6,936                    1,901        5,125         11/1/02
    64            8,387             -                      -         3,045                        -        1,094         12/3/02
------------------------------------------------------------------------------------------------------------------------------------
    65              580             -                  2,270         4,735                    1,312            -         12/27/02
    66            2,030             -                    910         3,391                    1,027            -         10/16/02
    67            1,710             -                  4,685         1,583                    1,217       43,750         8/16/02
    68              940             -                      -         5,600                      450            -         11/26/02
    69            1,800             -                      -         8,444                    3,166            -         1/13/03
------------------------------------------------------------------------------------------------------------------------------------
    70                -             -                      -             -                        -            -         9/26/02
    71            1,188             -                      -         6,584                      575       89,750         1/21/03
    72              750             -                      -         3,000                      750            -         9/16/02
    73              860             -                  7,995         5,344                    1,600        8,125         9/26/02
    74              665             -                      -         3,205                      833            -         10/25/02
------------------------------------------------------------------------------------------------------------------------------------
    75              930             -                      -             -                        -        2,500         1/6/03
    76            6,550             -                      -         4,022                    2,000            -         12/3/02
    77            1,401             -                  2,500         8,833                      749            -         12/16/02
    78            6,940             -                      -         2,967                        -        6,031         12/2/02
    79              390             -                  2,230        10,200                      550            -         10/31/02
------------------------------------------------------------------------------------------------------------------------------------
    80            1,195             -                      -         8,188                    3,361            -         12/9/02
    81            1,325             -                  4,710        10,516                    1,175        3,563         10/8/02
    82            1,240             -                      -         4,673                    1,211        5,000         10/23/02
    83            4,463             -                      -         2,688                    5,182        5,625         12/9/02
    84            1,050             -                      -         7,900                    2,311            -         3/14/01
------------------------------------------------------------------------------------------------------------------------------------
    85            4,050       325,000                      -         3,964                    5,246       61,750         7/26/02
   85A                                                                                                                   7/26/02
   85B                                                                                                                   7/26/02
    86                -             -                      -             -                        -            -         8/6/02
   86A                                                                                                                   8/6/02
------------------------------------------------------------------------------------------------------------------------------------
   86B                                                                                                                   8/6/02
    87            1,750             -                      -         8,308                    1,472            -         11/5/02
    88            2,140             -                      -             -                        -       12,063         12/10/02
    89            1,885             -                  5,835         9,167                      981        9,688         10/17/02
    90              940             -                      -         4,400                      750        3,938         11/25/02
------------------------------------------------------------------------------------------------------------------------------------
    91              900             -                      -         3,094                    1,336            -         10/10/02
    92              181             -                      -             -                        -            -         12/18/02
    93                -             -                      -             -                        -            -         1/3/03
    94              151             -                      -             -                        -            -         12/9/02
    95            1,730             -                      -         3,500                        -       33,750         11/27/02
------------------------------------------------------------------------------------------------------------------------------------
    96                -             -                      -         2,937                        -        5,625         10/10/02
    97              806        32,000                  2,667         5,383                      754            -         11/22/02
    98              300             -                  2,225         2,572                      275            -         12/19/02
    99              435             -                      -         2,303                      513            -         12/20/02
   100                -             -                      -         3,681                      661        3,500         1/14/03
------------------------------------------------------------------------------------------------------------------------------------
   101            3,025             -                      -           930                    3,000       10,938         10/21/02
   102              745       125,000                      -         4,537                      647        6,625         12/18/02
   103              195             -                  1,070             -                        -            -         11/25/02
   104              700             -                      -         3,400                      450            -         11/25/02
   105            3,800             -                      -         6,928                    3,598       23,063         11/18/02
------------------------------------------------------------------------------------------------------------------------------------
   106              850             -                      -         2,964                      628            -         11/6/02
   107                -             -                      -         3,587                    1,304       22,313         12/23/02
   108                -             -                      -             -                      642            -         1/3/03
   109              180             -                      -         3,477                      729        7,750         10/30/02
   110              983             -                      -         2,425                      939            -         12/16/02
------------------------------------------------------------------------------------------------------------------------------------
   111              185             -                      -             -                        -            -         9/16/02
   112              438             -                      -         3,917                    1,084            -         11/25/02
   113              920             -                      -         3,642                      694       48,981         10/29/02
   114              285             -                  1,465         1,500                      875            -         10/3/02
   115            2,325             -                      -         3,404                        -       24,838         11/25/02
------------------------------------------------------------------------------------------------------------------------------------
   116              573             -                      -           564                      504            -         10/1/02
   117              840             -                      -         2,889                      458        2,063         1/10/03
   118              925             -                      -         2,500                      450       12,250         7/31/02
   119              285             -                  1,985             -                        -       36,250         1/20/03
   120              338             -                      -           871                      361        1,088         11/5/02
------------------------------------------------------------------------------------------------------------------------------------
   121              605             -                      -         3,931                      866            -         9/27/02
   122              721             -                      -         7,278                      799        7,000         7/25/02
   123              195             -                  1,705         4,300                      427       17,000         11/5/02
   124              685             -                      -         4,989                    1,389        4,688         10/23/02
   125              725             -                      -         1,200                        -       24,106         8/30/02
------------------------------------------------------------------------------------------------------------------------------------
   126              720             -                      -         4,994                      654            -         11/8/02
   127              130             -                  1,015         1,329                      975            -         11/15/02
   128              190             -                  1,115         4,472                      325            -         9/5/02
   129              240             -                      -           170                      236            -         11/4/02
   130              650             -                      -         2,355                      379            -         11/18/02
------------------------------------------------------------------------------------------------------------------------------------
   131              210             -                    990         2,376                      585            -         8/12/02
   132            1,420             -                      -           951                      501        6,250         12/13/02
   133              279             -                      -         1,212                      180            -         10/24/02
   134              405             -                      -         1,199                      233            -         11/4/02
------------------------------------------------------------------------------------------------------------------------------------
   135            1,265             -                      -         1,122                    1,663        1,225         10/10/02
------------------------------------------------------------------------------------------------------------------------------------


             ENGINEERING      APPRAISAL
    ID       REPORT DATE      AS-OF DATE     SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
    1          11/4/02         10/31/02      Trizec Holdings, Inc.
    2          3/7/03          2/19/03       Hartz Mountain Development Corp.
    3          11/19/02        6/1/03        Preferred Real Estate Investment
    4          9/26/02         4/16/02       The Cordish Company and The Polimeni Organization
    5          9/19/02         3/1/03        Territory Incorporated
------------------------------------------------------------------------------------------------------------------------------------
    6          2/13/03         12/23/02      Owen & Freda Sanderson
    7          2/13/03         12/23/02      Owen & Freda Sanderson
    8          7/26/02         6/20/02       Pappas, Louie J.
    9          8/30/02         8/29/02       J.E. Lindsey Family L. P., Lindsey Investments, LP, Rutledge Properties LP
    10         12/6/02         12/1/02       Milton E. Peterson, PEC Solutions, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    11         10/2/02         10/1/02       Richard D. Cohen, Edward Darman
    12         1/3/03          11/22/02      Syers, Dr. Charles
    13         11/20/02        11/15/02      Gary Goodman
    14         10/7/02         10/1/02       Diane Oberhelman
    15         5/24/02         5/15/02       Ed Henson
------------------------------------------------------------------------------------------------------------------------------------
    16         10/7/02         10/2/02       Jon Muller, Stephen Muller
    17         9/18/02         9/10/02       Related Companies, L. P.
    18         4/1/02          3/18/03       Miller Family Limited Partnership; Hall, Gregory S.; Yates, Gregory H.;
                                               Fleck, Matthew L.
    19         12/16/02        12/10/02      D. Bart Frye, Jr.
    20         9/19/02         9/17/02       Lee M. Kort, Michael H. Scott, NA
------------------------------------------------------------------------------------------------------------------------------------
    21         11/6/02         11/21/02      Sally Green Griffin
    22         1/6/03          Various       Cargo Acquistion Company, LLC
   22A         1/6/03          1/10/03
   22B         1/6/03          12/27/02
    23         9/9/02          3/8/02        Ray W. Washburne, Philip Scheble
------------------------------------------------------------------------------------------------------------------------------------
    24         10/16/02        8/5/02        Bruce A.Berlin, John L. Gibson, III, Donna L. Whitaker, Douglas D. Ellis, Sr.
    25         8/27/02         8/13/02       Pyzyk, Debra J.; Pyzyk, Jon M.
    26         11/5/02         11/1/02       Barton L. Duckworth, Micheal C Ainbinder, Lombard Investments, Inc
    27         12/12/02        10/15/02      Richard Kurtz
    28         9/6/02          9/9/02        Alan C. Fox/ACF Management, Club at Bitter Lake, LLC, NA
------------------------------------------------------------------------------------------------------------------------------------
    29         12/16/02        6/14/03       Philip Welch, Marshall Allan
    30         Various         Various       Nicholas Haros
   30A         10/29/02        10/17/02
   30B         10/22/02        10/17/02
   30C         11/15/02        10/18/02
------------------------------------------------------------------------------------------------------------------------------------
   30D         11/13/02        10/17/02
    31         10/30/02        11/3/02       Barton L. Duckworth, Micheal C Ainbinder, Lombard Investments, Inc
    32         9/27/02         9/25/02       J. Michael Wilson
    33         11/4/02         11/1/02       Philippe Weissberg, Richard Wagman, Mark Fawer
    34         12/30/02        12/16/02      Gilinski, Saul; Azout, Jack; Sredni, Isaac; Sredni, Erwin
------------------------------------------------------------------------------------------------------------------------------------
    35         Various         5/1/02        Highwoods Realty Limited Partnership; R and R Realty Group, Ltd.
   35A         5/7/02          5/1/02
   35B         5/7/02          5/1/02
   35C         5/9/02          5/1/02
    36         11/26/02        11/18/02      H.K. Thakkar, Dilip R. Desai, 13 Individual Members
------------------------------------------------------------------------------------------------------------------------------------
    37         10/28/02        11/26/02      Rodney F. Emery, Dinesh Davar, NA
    38         12/16/02        12/10/02      Richard Gabriel, Colin Seid, Graeme Gabriel
   38A         12/16/02        12/10/02
   38B         12/16/02        12/10/02
    39         9/23/02         9/5/02        Thomas Proctor, Sr., Walton McMichael, Thomas Proctor Jr.
------------------------------------------------------------------------------------------------------------------------------------
    40         8/30/02         9/9/02        Alan C. Fox, Carlsbad Investments, Inc., NA
    41         8/30/02         8/29/02       Roy E Stanley, James E Lindsey ,J.E. Lindsey Family L.P., Lindsey Investments
    42         Various         Various       Corporate Property Associates 15, Inc.; Corporate Property Associates 14, Inc.;
                                               Corporate Property Associates 12, Inc.; CIP
   42A         12/16/02        12/5/02
   42B         12/23/02        12/5/02
------------------------------------------------------------------------------------------------------------------------------------
   42C         12/16/02        12/2/02
   42D         12/23/02        12/4/02
   42E         12/16/02        12/3/02
   42F         12/16/02        12/3/02
   42G         12/16/02        12/3/02
------------------------------------------------------------------------------------------------------------------------------------
   42H         12/16/02        12/3/02
   42I         12/16/02        12/3/02
   42J         12/16/02        12/3/02
   42K         12/16/02        12/3/02
   42L         12/16/02        12/4/02
------------------------------------------------------------------------------------------------------------------------------------
   42M         12/16/02        12/4/02
   42N         12/23/02        12/3/02
   42O         12/16/02        12/4/02
    43         11/26/02        11/20/02      H.K. Thakkar, Dilip R. Desai, 4 Individual Members
    44         11/14/02        12/1/02       Frank L Ciminelli
------------------------------------------------------------------------------------------------------------------------------------
    45         8/26/02         8/7/02        Robert  Flesh, Michael B.Flesh, Safeco Investment Company
    46         12/11/02        12/12/02      Alan C. Fox, Colonial Terrace Inn, Ltd.
    47         5/31/02         5/8/02        Moussaieff, Miriam; Ben-Yosef, Eyal; Guez, Hubert
    48         11/12/02        12/1/02       Alan Fox, W. Paul Bailey
    49         10/29/02        10/16/02      Albert Dwoskin
------------------------------------------------------------------------------------------------------------------------------------
    50         7/9/02          6/24/02       Allan Eisenkraft
   50A         7/9/02          6/24/02
   50B         7/9/02          6/24/02
    51         11/11/02        11/7/02       Julio C. Jaramillo, Kathleen Collins, Ron Levaco
   51A         11/11/02        11/7/02
------------------------------------------------------------------------------------------------------------------------------------
   51B         11/11/02        11/7/02
   51C         11/11/02        11/7/02
   51D         11/11/02        11/7/02
   51E         11/11/02        11/7/02
    52         11/27/02        1/1/03        Alan Granader
------------------------------------------------------------------------------------------------------------------------------------
    53         8/26/02         9/10/02       Paul Jost
    54         12/26/02        1/2/03        Jack Spector, Bernard M. Weisz, Elliot Liffman
    55         10/4/02         10/8/02       James Sumrow, Jr., James Sumrow, III
    56         11/27/02        11/27/02      Kevin Christianson, Mark Payne
    57         10/2/02         9/26/02       Victor Brown, Steven G Brown, David R Brown
------------------------------------------------------------------------------------------------------------------------------------
    58         8/22/02         1/31/03       Inland Retail Real Estate Trust, Inc.
    59         12/30/02        12/23/02      Victor Brown, Steven G Brown, David R Brown
    60         10/2/02         8/1/02        Lewis Moscovitch
   60A         10/2/02         8/1/02
   60B         10/2/02         8/1/02
------------------------------------------------------------------------------------------------------------------------------------
   60C         10/2/02         8/1/02
    61         10/18/02        10/15/02      Arthur Flaming
    62         6/19/02         6/14/02       James W. Bones, Angie Drew Bones, John Hewatt
    63         10/31/02        11/4/02       Henry A. Gotthuff, NA, NA
    64         11/26/02        11/20/02      H.K. Thakkar, Dilip R. Desai, 4 Indivdiual Members
------------------------------------------------------------------------------------------------------------------------------------
    65         9/26/02         9/30/02       F. Fred Pezeshkan, Robert Carsello, ADI Enterprises
    66         8/22/02         8/6/02        Cedar Income Fund Partnership, LP, KIMCO
    67         8/12/02         8/12/02       Tyrone Thompson
    68         11/25/02        11/22/02      The Grupe Holding Company
    69         2/24/03         12/19/02      Jim & Patricia Roberts
------------------------------------------------------------------------------------------------------------------------------------
    70         9/20/02         10/2/02       James J. White, Robert G. Brown, Jared D. Brown
    71         1/21/03         1/14/03       Steve Karbal & Sidney Moss
    72         9/17/02         9/16/02       William Bromiley, Dennis & Joanne Geiler
    73         9/26/02         10/1/02       Daryoush Dayan, Raymond Janan, Koshrow Pakravan
    74         10/25/02        10/25/02      Charles Parrish, Christopher Parrish, Anthony Parrish, Dorothy Parrish,
                                               Johnson & Parrish Manor
------------------------------------------------------------------------------------------------------------------------------------
    75         1/2/03          12/19/02      Allen C. de Olazarra, Keith Mitchell, Redwood LLC
    76         11/26/02        11/19/02      Bharat P.Shar, H.K. Thakkar, Dilip R. Desai, Niranjan C. Patel
    77         12/16/02        12/3/02       Walker, Jack J.
    78         11/26/02        11/19/02      Dilip R. Desai, H.K. Thakkar, 5 Individual Members
    79         10/28/02        10/17/02      William Lundell, Kim Lundell, Brandon Lundell
------------------------------------------------------------------------------------------------------------------------------------
    80         10/25/02        10/16/02      F. Elliot Leonard
    81         10/8/02         10/1/02       Anthony W. Thompson
    82         10/23/02        10/19/02      William Lackey, Jr., NA, NA
    83         11/21/02        11/6/02       James L. Hubbard
    84         3/14/01         3/5/01        BMS Land Company, Inc., Victor Brown, Steven Brown
------------------------------------------------------------------------------------------------------------------------------------
    85         7/26/02         7/29/02       James Stephen Coder, Art Coder, Wes Coder & James A. Coder
   85A         7/26/02         7/29/02
   85B         7/26/02         7/29/02
    86         8/22/02         Various       Eugene Taylor, William Brown, Ted Toch
   86A         8/22/02         11/21/02
------------------------------------------------------------------------------------------------------------------------------------
   86B         8/22/02         11/13/02
    87         11/7/02         10/30/02      James J. Schinco
    88         12/10/02        1/21/03       Mr. James A. Goldsmith, Doug & Sima Miska, Mr. Jay Massirman
    89         10/8/02         10/10/02      Alan C. Fox, NA, NA
    90         11/25/02        11/20/02      GSI 6 GP Corp, 7 Limited Partners, Grupe Holding Company
------------------------------------------------------------------------------------------------------------------------------------
    91         10/9/02         8/2/02        Richard P. Moran, James J. McCarthy, Dennis Schraf
    92         1/2/03          11/25/02      Thomas W. Newman Revocable Trust dated November 7, 2002; Newman, Thomas W.
    93          9/3/02         1/30/03       Inland Retail Real Estate Trust, Inc.
    94         12/17/02        12/4/02       Zengage, James
    95         12/6/02         12/3/02       John A. O'Donnell
------------------------------------------------------------------------------------------------------------------------------------
    96         10/17/02        10/17/02      Joseph I. Wolf
    97         11/26/02        11/25/02      James S. Feigenbaum, Sam Feigenbaum, Martin Feigenbaum, Jerome Pontillo
    98         12/20/02        12/19/02      Robert S. Taylor, Jr.
    99         12/18/02        12/23/02      Brian Fitterer, Joseph Sherman
   100         1/14/03         1/6/03        Daniel S Adler, Shawn Adler
------------------------------------------------------------------------------------------------------------------------------------
   101         12/16/02        10/23/02      Alex V. Lewis, Bob DeSilva, John Boyce, Arthur Lewis
   102         12/12/02        12/17/02      James R. Segal, Yasuyo Segal
   103         11/21/02        11/12/02      Steve Panko, Joe Brady
   104         11/25/02        11/27/02      The Grupe Holding Company
   105         11/22/02        11/19/02      Herbert Kollinger, Edwin P. Kollinger, Erich F. Kollinger
------------------------------------------------------------------------------------------------------------------------------------
   106         11/6/02         11/8/02       Arthur L. Flaming, Robert Payne Family LLC, Barbara Weber
   107         12/20/02        12/19/02      Robert A. Axelrod, Ralph L. Stavins
   108         1/9/03          1/2/03        Jose Herrera
   109         10/25/02        4/29/02       Anthony and Kathy Phillips, Joseph Totah, Fred Abruzzo
   110         12/16/02        12/3/02       Steven Cairncross, Lori Cairncross, The Steven and Lori Cairncross Trust
------------------------------------------------------------------------------------------------------------------------------------
   111         9/12/02         9/10/02       Daniel Elstein, MD
   112         11/25/02        11/13/02      David Spatz
   113         10/28/02        10/28/02      Bernie Svalstad, NA, NA
   114         10/2/02         10/2/02       Steven Kelly, Timothy Baird, Matt Daniels - LAD Holdings, Inc., Richard Herndon
   115         12/17/02        11/19/02      Brookside Landmark Multifamily Partners, LLC; Warfield, William M.
------------------------------------------------------------------------------------------------------------------------------------
   116         9/16/02         9/13/02       Donald R. Franke
   117         1/8/03          1/5/03        William R. Collins, Jr., Stan R. Bullington
   118         7/26/02         7/22/02       Michael R. Pashley, Mary E. Pashley
   119         1/17/03         1/7/03        James Morrison
   120         11/7/02         10/22/02      Richard B. Phebus, Phebus Revocable Family Trust u/d/t 4/24/87, Tower Equity
                                               Corporation
------------------------------------------------------------------------------------------------------------------------------------
   121         10/11/02        10/3/02       Jimmie Evans
   122         7/25/02         10/26/02      Raymond R Betz, Karl D. Willmann
   123         11/5/02         11/1/02       Charles R. Johnson
   124         10/21/02        10/26/02      Ricky L. Jenkins, Blocker Interest, Ltd.
   125         8/30/02         9/3/02        Christopher Shannon, Daniel Shannon, LW, Ltd
------------------------------------------------------------------------------------------------------------------------------------
   126         11/11/02        9/30/02       Raymond R. Betz, Karl D. Willmann
   127         11/15/02        11/25/02      Abbey Berkowitz, The Berkowitz Investments LP, N/A
   128         9/5/02          9/6/02        William J. Baker, Douglas Dolliff, N/A
   129         10/29/02        5/15/02       Abraham Lokshin, Naum Lokshin
   130         11/16/02        11/15/02      Thomas H. Davis, Sheila Davis,
------------------------------------------------------------------------------------------------------------------------------------
   131         8/9/02          8/7/03        G. Randall Andrews, Robert G. Muzyka, Jr.
   132         12/10/02        11/13/02      Dean M. Nichols, Michael Southard, Keith May
   133         10/31/02        11/14/02      Reinhart, Myron H.
   134         10/29/02        5/15/02       Abraham Lokshin, Naum Lokshin
------------------------------------------------------------------------------------------------------------------------------------
   135         12/2/02         10/2/02       Robert Acree, Philip J. Cascavilla, Asa C. Cascavilla
------------------------------------------------------------------------------------------------------------------------------------

               GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2003-C1
           ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND
                           MANUFACTURED HOUSING LOANS


                                                             % OF                  % OF APPLICABLE              MORTGAGE
                                                         INITIAL POOL   LOAN GROUP    LOAN GROUP      # OF        LOAN
  ID                     PROPERTY NAME                      BALANCE     ONE OR TWO     BALANCE     PROPERTIES   SELLER (1)
----------------------------------------------------------------------------------------------------------------------------
   6    Heron Cay                                            1.61%           1          1.97%           1          GACC
   7    Vero Palm Estates                                    0.67%           1          0.82%           1          GACC
   9    The Links at Bentonville                             1.77%           2          9.71%           1          GECC
  11    Edgewater Village                                    1.68%           1          2.05%           1          GECC
  18    Charter Woods Apartments                             1.41%           2          7.71%           1          BOFA
  19    River Walk Apartments                                1.38%           2          7.58%           1          GACC
  20    Knolls Lodge/Manor MHC (3)                           1.31%           1          1.60%           1          GECC
  25    The Vineyards Apartments                             1.17%           2          6.40%           1          BOFA
  29    Sundance Apartments                                  1.07%           2          5.88%           1          GACC
  30    Haros Apartment Portfolio 7 (2)                      1.07%           2          5.88%           4          GACC
  30a   32-15 & 32-25 93rd Street                            0.33%           0          1.79%                      GACC
  30b   40-94 Denman Street                                  0.31%           0          1.72%                      GACC
  30c   151-10 35th Avenue                                   0.23%           0          1.29%                      GACC
  30d   38-05 Crescent Street                                0.20%           0          1.07%                      GACC
  39    University Club of San Marcos                        0.87%           2          4.80%           1          GECC
  41    Shiloh Apartments                                    0.86%           2          4.70%           1          GECC
  45    LaVilla Apartments                                   0.71%           2          3.90%           1          GECC
  47    UDR Portfolio - Hunters Ridge Apartments             0.69%           2          3.79%           1          BOFA
  49    Gainsborough Court Apartments                        0.64%           2          3.51%           1          GACC
  51    Evergreen Ohio Portfolio (2)                         0.61%           1          0.75%           5          GECC
  51a   Evergreen Countryside                                0.21%           0          0.25%                      GECC
  51b   Evergreen Deer Meadow                                0.14%           0          0.17%                      GECC
  51c   Evergreen Manor                                      0.12%           0          0.15%                      GECC
  51d   Evergreen Estates                                    0.08%           0          0.09%                      GECC
  51e   Evergreen Village                                    0.07%           0          0.09%                      GECC
  53    Lodge on Perrin Creek                                0.60%           2          3.30%           1          GECC
  54    Olde Mill Village Apartments                         0.59%           1          0.73%           1          GECC
  56    Amber Valley Apartments                              0.55%           2          3.03%           1          GECC
  60    Moscovitch Portfolio (2)                             0.54%           2          2.96%           3          GECC
  60a   The Tides                                            0.35%           0          1.91%                      GECC
  60b   The Breezes                                          0.15%           0          0.85%                      GECC
  60c   Castlewood                                           0.04%           0          0.21%                      GECC
  62    Hillcrest View Apartments                            0.53%           2          2.93%           1          BOFA
  69    Eagle's Ridge Apartments                             0.46%           2          2.51%           1          GACC
  71    Maple Woods                                          0.44%           2          2.44%           1          GACC
  74    Parrish Manor MHC                                    0.43%           1          0.52%           1          GECC
  83    Devonshire Apartments                                0.38%           2          2.09%           1          BOFA
  85    Brownstone and Stratford (2)                         0.37%           2          2.03%           2          GECC
  85a   Stratford House                                      0.22%           0          1.19%                      GECC
  85b   Brownstone                                           0.15%           0          0.84%                      GECC
  87    Val Verde Apartments                                 0.36%           2          1.98%           1          BOFA
  88    Gator Pinecrest Townhomes                            0.35%           1          0.43%           1          GECC
  96    Lakeshore - Tamarack East                            0.30%           2          1.63%           1          GECC
  99    Orchard Lane MHC                                     0.28%           2          1.53%           1          GECC
  101   Hampton Court Apartments                             0.27%           2          1.49%           1          GECC
  105   Shiloh Place Apartments                              0.26%           2          1.42%           1          GECC
  112   Sunset Vista Apartments                              0.23%           2          1.25%           1          BOFA
  115   Landmark Estates                                     0.21%           2          1.18%           1          BOFA
  116   Parkway Court Apartments                             0.20%           2          1.08%           1          BOFA
  120   Paradise Village MHC                                 0.18%           1          0.22%           1          BOFA
  129   17-19 Avenue C                                       0.14%           2          0.79%           1          GECC
  130   Crystal Place Apartments                             0.13%           2          0.69%           1          BOFA
  132   Harrisonburg Apartments                              0.12%           2          0.68%           1          BOFA
  134   176 East 2nd Street                                  0.11%           2          0.59%           1          GECC
  135   Oak Manor Apartments - Henderson, TX                 0.10%           2          0.55%           1          GECC


           CUT-OFF   GENERAL                DETAILED
            DATE     PROPERTY               PROPERTY
   ID      BALANCE   TYPE                   TYPE                   ADDRESS                                            CITY
------------------------------------------------------------------------------------------------------------------------------------
   6      19,181,238 Manufactured Housing   Manufactured Housing   1400 90th Avenue                                 Vero Beach
   7       7,992,182 Manufactured Housing   Manufactured Housing   1405 82nd Avenue                                 Vero Beach
   9      21,095,743 Multifamily            Conventional           2101 SE Hilton Head Drive                        Bentonville
   11     20,007,666 Multifamily            Conventional           1292 & 1296 Worcester Road                       Framingham
   18     16,747,875 Multifamily            Conventional           1603 Charter Woods Circle                        Fairborn
   19     16,463,311 Multifamily            Student Housing        1063 Sullivan Street                             Greensboro
   20     15,576,224 Manufactured Housing   Manufactured Housing   23701 S. Western Ave/24200 Walnut St             Torrance
   25     13,896,461 Multifamily            Conventional           4227 Drambuie Lane                               St. Louis
   29     12,771,047 Multifamily            Conventional           1945 N. Rock Road                                Wichita
   30     12,764,470 Multifamily            Conventional           Various                                          Various
  30a      3,896,480 Multifamily            Conventional           32-15 & 32-25 93rd Street                        East Elmhurst
  30b      3,736,625 Multifamily            Conventional           40-94 Denman Street                              Elmhurst
  30c      2,797,473 Multifamily            Conventional           151-10 35th Avenue                               Flushing
  30d      2,333,892 Multifamily            Conventional           38-05 Crescent Street                            Astoria
   39     10,426,515 Multifamily            Student Housing        1439 Leah Drive                                  San Marcos
   41     10,202,578 Multifamily            Conventional           3127 W. Creekridge Way                           Fayetteville
   45      8,465,553 Multifamily            Conventional           1905 Orange Avenue                               Redlands
   47      8,240,000 Multifamily            Conventional           4850 River Ranch Boulevard                       Fort Worth
   49      7,613,064 Multifamily            Conventional           11000 Gainsborough Court                         Fairfax
   51      7,324,832 Manufactured Housing   Manufactured Housing   Various                                          Various
  51a      2,481,825 Manufactured Housing   Manufactured Housing   6605 State Route 5                               Ravenna
  51b      1,654,550 Manufactured Housing   Manufactured Housing   12921 Springfield Road                           New Springfield
  51c      1,447,731 Manufactured Housing   Manufactured Housing   26041 Aurora Road                                Bedford Heights
  51d        896,215 Manufactured Housing   Manufactured Housing   425 Medina Street                                Lodi
  51e        844,510 Manufactured Housing   Manufactured Housing   9294 State Route 44                              Mantua
   53      7,160,550 Multifamily            Conventional           2355 Austin Highway                              San Antonio
   54      7,084,379 Multifamily            Student Housing        11A South Avenue                                 Harrisonburg
   56      6,572,000 Multifamily            Conventional           4854 - 5150 Amber Valley Parkway                 Fargo
   60      6,436,869 Multifamily            Conventional           Various                                          Coral Springs
  60a      4,137,987 Multifamily            Conventional           3203 N.W. 118th Drive                            Coral Springs
  60b      1,839,105 Multifamily            Conventional           11072 Sample Road                                Coral Springs
  60c        459,776 Multifamily            Conventional           3640 N.W. 116th Terrace                          Coral Springs
   62      6,354,613 Multifamily            Conventional           3201 Kodiak Street                               Antioch
   69      5,450,000 Multifamily            Conventional           801 Tecumseh Road                                Battle Creek
   71      5,300,000 Manufactured Housing   Manufactured Housing   1550 West Beecher Street                         Adrian
   74      5,115,403 Manufactured Housing   Manufactured Housing   4500 Parrish Manor Drive                         Garner
   83      4,544,975 Multifamily            Conventional           811 Deatsville Highway                           Millbrook
   85      4,397,983 Multifamily            Conventional           Various                                          Tulsa
  85a      2,578,128 Multifamily            Conventional           4121 E. 51st Street                              Tulsa
  85b      1,819,855 Multifamily            Conventional           3377 E. Skelly Drive                             Tulsa
   87      4,300,000 Multifamily            Conventional           9825-9831 Centennial Road                        La Vista
   88      4,200,000 Multifamily            Conventional           8800 SW 68 Court                                 Pinecrest
   96      3,550,000 Manufactured Housing   Manufactured Housing   2312 S. Goldenrod Road                           Orlando
   99      3,321,467 Manufactured Housing   Manufactured Housing   8525 S.E. Orchard Lane                           Portland
  101      3,225,154 Multifamily            Conventional           2424 Drusilla Lane                               Baton Rouge
  105      3,088,940 Multifamily            Conventional           1148 Shiloh Square                               Evansville
  112      2,712,399 Multifamily            Conventional           5120 Sacramento Avenue                           Richmond
  115      2,554,114 Multifamily            Conventional           1408-C Mana Lane                                 East Ridge
  116      2,338,582 Multifamily            Conventional           1816-1824 Parkway Court                          Normal
  120      2,095,319 Manufactured Housing   Manufactured Housing   4001 East Blacklidge Road                        Tucson
  129      1,720,000 Multifamily            Conventional           17-19 Avenue C                                   New York
  130      1,495,331 Multifamily            Conventional           5218-5248 Crystal Court                          Columbus
  132      1,478,360 Multifamily            Conventional           703-753 East Gay Street                          Harrisonburg
  134      1,280,000 Multifamily            Conventional           176 East 2nd Street                              New York
  135      1,194,747 Multifamily            Conventional           504 South Van Buren Road                         Henderson

                                                                               NET           LOAN PER NET
                                                                             RENTABLE       RENTABLE AREA    OCCUPANCY
   ID            COUNTY                 STATE           ZIP CODE           UNITS/PADS          UNITS/PADS      RATE
----------------------------------------------------------------------------------------------------------------------
   6     Indian River                    FL               32966                597               32,129        87.00%
   7     Indian River                    FL               32966                285               28,043        87.00%
   9     Benton                          AR               72712                432               48,833        97.00%
   11    Middlesex                       MA               01701                281               71,202        90.40%
   18    Greene                          OH               45324                307               54,553        95.40%
   19    Guilford                        NC               27405                223               73,827        94.80%
   20    Los Angeles                     CA               90501                330               47,201        99.00%
   25    St. Louis                       MO               63129                426               32,621        86.85%
   29    Sedgwick                        KS               67206                496               25,748        87.10%
   30    Queens                          NY              Various               249               51,263       100.00%
  30a    Queens                          NY               11369                 78               49,955       100.00%
  30b    Queens                          NY               11373                 77               48,528       100.00%
  30c    Queens                          NY               11354                 50               55,949       100.00%
  30d    Queens                          NY               11101                 44               53,043       100.00%
   39    Hays                            TX               78666                110               94,787        91.80%
   41    Washington                      AR               72703                240               42,511        95.50%
   45    San Bernardino                  CA               92373                 84              100,780        95.00%
   47    Tarrant                         TX               76132                248               33,226        94.35%
   49    Fairfax                         VA               22030                151               50,418        95.40%
   51    Various                         OH              Various               437               16,762        95.00%
  51a    Portage                         OH               44266                144               17,235        95.10%
  51b    Mahoning                        OH               44443                107               15,463        93.50%
  51c    Cuyahoga                        OH               44146                 84               17,235        90.50%
  51d    Medina                          OH               44254                 53               16,910        98.10%
  51e    Portage                         OH               44255                 49               17,235        98.00%
   53    Bexar                           TX               78218                309               23,173        92.90%
   54    Harrisonburg City               VA               22801                119               59,533        89.50%
   56    Cass                            ND               58104                162               40,568        83.46%
   60    Broward                         FL               33065                 58              110,981       100.00%
  60a    Broward                         FL               33065                 36              114,944       100.00%
  60b    Broward                         FL               33065                 18              102,173       100.00%
  60c    Broward                         FL               33065                  4              114,944       100.00%
   62    Contra Costa                    CA               94531                 64               99,291        87.50%
   69    Calhoun                         MI               49015                108               50,463        96.30%
   71    Lenawee                         MI               49221                285               18,596        82.10%
   74    Wake                            NC               27529                227               22,535        90.30%
   83    Elmore                          AL               36054                208               21,851        99.52%
   85    Tulsa                           OK               74135                174               25,276        98.80%
  85a    Tulsa                           OK               74135                102               25,276       100.00%
  85b    Tulsa                           OK               74135                 72               25,276        97.00%
   87    Sarpy                           NE               68128                 84               51,190        98.81%
   88    Dade                            FL               33156                 88               47,727       100.00%
   96    Orange                          FL               32822                135               26,296        99.20%
   99    Clackamas                       OR               97266                104               31,937        95.00%
  101    Baton Rouge                     LA               70809                127               25,395        94.50%
  105    Vanderburgh                     IN               47715                152               20,322        94.08%
  112    Contra Costa                    CA               94804                 21              129,162       100.00%
  115    Hamilton                        TN               37412                 93               27,464        97.80%
  116    McLean                          IL               61761                 40               58,465        97.50%
  120    Pima                            AZ               85712                 81               25,868        97.53%
  129    New York                        NY               10009                  8              215,000       100.00%
  130    Muscogee                        GA               31907                 39               38,342       100.00%
  132    Rockingham                      VA               22801                 48               30,799        95.83%
  134    New York                        NY               10009                  8              160,000       100.00%
  135    Rusk                            TX               75654                 60               19,912        93.30%

                                                                        STUDIOS / PADS                          1 BEDROOM
                                                                 ---------------------------------  --------------------------------
           OCCUPANCY   ELEVATOR(S)           UTILITIES             #     AVG RENT PER      MAX        #     AVG RENT PER     MAX
   ID     AS-OF DATE    (YES/NO)          PAID BY TENANT         UNITS      MO. ($)     RENT ($)    UNITS     MO. ($)      RENT ($)
------------------------------------------------------------------------------------------------------------------------------------
   6        1/30/03        No      None
   7        1/30/03        No      None
   9        11/1/02        No      Electric, Water                                                   144        503          525
   11       10/8/02        Yes     Electric                        45        1,006        1,025      137       1,281        1,380
   18       1/8/03         No      Electric                                                          152        559          628
   19       1/6/03         No      Electric                                                           8         600          600
   20       7/22/02        No      Electric, Gas
   25       2/28/03        No      Electric, Gas                                                     240        495          565
   29       1/27/03        No      Electric, Water                144         395          395       256        450          450
   30       1/27/03      Various   Electric, Gas                   57         655          893       164        681          967
  30a       1/27/03        No      Electric, Gas                   17         640          808        45        645          884
  30b       1/27/03        Yes     Electric, Gas                   30         666          795        47        687          878
  30c       1/27/03        No      Electric, Gas                   1          663          663        41        741          967
  30d       1/27/03        No      Electric, Gas                   9          644          893        31        647          850
   39       9/25/02        No      Electric, Gas, Water, Sewer
   41      11/30/02        No      Electric, Water                                                    80        476          495
   45       10/1/02        No      Electric, Gas
   47       2/24/03        No      Electric, Water, Sewer, Trash                                     144        520          540
   49       1/28/03        No      Electric                                                           41        995          995
   51       11/1/02        No      Electric, Gas, Water
  51a       11/1/02        No      Electric, Water, Sewer
  51b       11/1/02        No      Electric, Water, Sewer
  51c       11/1/02        No      Electric, Water, Sewer
  51d       11/1/02        No      Electric, Water, Sewer
  51e       11/1/02        No      Electric, Water, Sewer
   53       8/21/02        No      Electric                                                          300        521          729
   54       1/28/03        No      Electric, Gas
   56       2/3/03         No      Electric                                                           42        550          560
   60      12/31/02        No      Electric, Water, Sewer
  60a      12/18/02        No      Electric, Water, Sewer
  60b      12/18/02        No      Electric, Water, Sewer
  60c      12/31/02        No      Electric, Water, Sewer
   62      12/31/02        No      Electric, Gas, Water, Sewer, Trash
   69       2/6/03         No      Electric
   71       2/1/03         No      None
   74      11/30/02        No      Electric, Water, Sewer
   83      12/16/02        No      Electric                                                           48        356          440
   85      12/17/02        No      None                            2          450          450       108        578          675
  85a      12/17/02        No      None                            2          450          450        52        500          500
  85b      12/17/02        No      None                                                               56        650          675
   87       2/28/03        No      Electric, Gas
   88       1/1/03         No      Electric                                                           66        750          875
   96      11/18/02        No      Electric, Gas, Water, Sewer
   99      12/31/02        No      Electric
  101      10/23/02        No      Electric                                                           55        480          480
  105       1/27/03        No      Electric                                                           64        421          450
  112      12/27/02        No      Electric, Gas                                                      4        1,179        1,250
  115       1/8/03         No      Electric, Water, Sewer                                             21        419          470
  116      10/21/02        No      Electric, Gas, Water, Sewer
  120       1/7/03         No      Electric, Gas, Water, Sewer
  129      10/22/02        No      Electric, Gas, Water, Sewer
  130      12/17/02        No      Electric
  132       1/10/03        No      Electric, Gas                                                      26        475          475
  134      10/22/02        No      Electric, Gas, Water, Sewer     1         1,350        1,350       4        1,806        1,825
  135       9/27/02        No      Electric                                                           24        370          370


                       2 BEDROOM                            3 BEDROOM                            4 BEDROOM
              --------------------------------     --------------------------------     -------------------------------
                #     AVG RENT PER     MAX           #     AVG RENT PER     MAX           #     AVG RENT PER     MAX
   ID         UNITS     MO. ($)     RENT ($)       UNITS     MO. ($)     RENT ($)       UNITS      MO. ($)     RENT ($)
-----------------------------------------------------------------------------------------------------------------------
    6
    7
    9          288        625          725
   11           98       1,550        1,795
   18          134        718          847           21        816          923
   19           53        675          675           80       1,050        1,080          82       1,340       1,380
   20
   25          144        545          645           42        695          810
   29           96        590          615
   30           26        746         1,088          2        1,018        1,134
   30a          14        769         1,069          2        1,018        1,134
   30b
   30c          8         747         1,088
   30d          4         665          798
   39                                                                                    110       1,460       1,460
   41          160        575          615
   45           36       1,170        1,200          48       1,357        1,400
   47          104        690          710
   49           85       1,101        1,125          25       1,417        1,425
   51
   51a
   51b
   51c
   51d
   51e
   53           9         729          729
   54                                                                                    119       1,151       1,200
   56           84        675          680           36        810          820
   60                                                51       1,485        1,645          7        1,472       1,485
   60a                                               36       1,545        1,645
   60b                                               12       1,355        1,385          6        1,485       1,485
   60c                                               3        1,295        1,395          1        1,395       1,395
   62           64       1,373        1,400
   69           81        675          685           27        850          870
   71
   74
   83           99        427          595           61        477          515
   85           54        763          825           10        770          875
   85a          42        773          825           6         700          700
   85b          12        725          750           4         875          875
   87           84        666          805
   88           22        875          875
   96
   99
   101          64        580          580           8         662          690
   105          88        526          615
   112          17       1,541        1,700
   115          46        539          635           22        688          800           4         805         810
   116          40        776          815
   120
   129          5        2,335        2,550          3        3,375        3,425
   130          39        543          637
   132          22        495          495
   134          3        2,833        3,200
   135          28        457          470           8         500          525

FOOTNOTES FOR THE ANNEX A

1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. The monthly debt service payments for each of the Renaissance Tower Mortgage Loan and the Wellbridge Portfolio Mortgage Loan are based on an assumed interest rate for such loan, the original principal balance and original amortization term of the related loan. A complete amortization schedule for the Renaissance Mortgage Loan is on Annex A-3. A complete amortization schedule for the Wellbridge Mortgage Loan is on Annex A-4.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account. "Hard/Soft, Springing Hard" means in regards to Loan No. 4 on Annex A, the Wal-Mart and Stop & Shop tenants pay rent into a Hard Lockbox as defined above and the other tenants pay rent into a Soft, Springing Hard Lockbox as defined above.

4 For purposes of calculating Cut-off Date LTV Ratio, LTV Ratio at Maturity, and DSCR, the loan amount used for the Renaissance Tower Mortgage Loan and the Walgreen's - Delray Beach loan is the principal balance of the mortgage loan included in the trust. With respect to the Wellbridge Portfolio Mortgage Loan, the loan amount used for purposes of calculating its individual LTV Ratio and DSCR is the aggregate principal balance of the Wellbridge Senior Notes. The loan amount used for purposes of weighting the individual LTV Ratio and DSCR is the principal balance of the Wellbridge Portfolio Mortgage Loan. With respect to the Wellbridge Portfolio Mortgage Loan, had the Underwritten DSCR been calculated based only on the loan payments due under the master lease for the Wellbridge Portfolio Mortgage Loan, the Underwritten DSCR would be 3.72x. For purposes of calculating Cut-off Date LTV Ratio, LTV Ratio at Maturity, and DSCR, Heron Cay and Vero Palm Estates were calculated based on an aggregate basis.

5 Net Rentable Area SF/Units excludes square footage for ground lease tenants.

6    One loan secured by multiple properties.

7 The 801 Market Street loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after adjusting the applicable balance to net out the $5,000,000 holdback. The Centennial Center I loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after adjusting the applicable balance to net out the $2,000,000 holdback. The Kline Plaza loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after adjusting the applicable balance to net out the $900,000 holdback. The Nepperhan Business Center loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after adjusting the applicable balance to net out the $400,000 holdback.The Maple Woods loan DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after adjusting the applicable balance to net out the $200,000 holdback.

8 The Renaissance Tower Mortgage Loan interest rate is assumed to be 4.91613402777778% and is subject to change. The Wellbridge Portfolio Mortgage Loan interest rate is assumed to be 7.52706663274521% and is subject to change.

9 Two mortgage loans were acquired by GECC after GECC (acting as Origination Agent for the related mortgage lender) had previously underwritten and closed such loans as floating rate loans. The loans were amended and restated as fixed rate loans at the time of acquisition by GECC, at which time GECC re-underwrote the loans, generally in accordance with the underwriting criteria described in the Prospectus Supplement.

10 With respect to two loans, Montgomery Plaza Shopping Center and Sunset Vista Apartments, the loan terms in the Annex A are shown after an earnout that took place after loan origination.

FOOTNOTES FOR THE ANNEX A-2

1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

2    One loan secured by multiple properties.

3 This mortgage loan was acquired by GECC after GECC (acting as Origination Agent for the related mortgage lender) had previously underwritten and closed such loans as floating rate loans. The loans were amended and restated as fixed rate loans at the time of acquisition by GECC, at which time GECC re-underwrote the loans, generally in accordance with the underwriting criteria described in the Prospectus Supplement.

                                    ANNEX A-3

                              AMORTIZATION SCHEDULE
                        OF THE RENAISSANCE MORTGAGE LOAN

      PERIOD                      DATE                           BALANCE                      PRINCIPAL
------------------  -------------------------------- ------------------------------ ----------------------------
         0                        1/1/03                     72,000,000.00
         1                        2/1/03                     72,000,000.00                         0.00
         2                        3/1/03                     72,000,000.00                         0.00
         3                        4/1/03                     72,000,000.00                         0.00
         4                        5/1/03                     72,000,000.00                         0.00
         5                        6/1/03                     72,000,000.00                         0.00
         6                        7/1/03                     72,000,000.00                         0.00
         7                        8/1/03                     72,000,000.00                         0.00
         8                        9/1/03                     72,000,000.00                         0.00
         9                       10/1/03                     72,000,000.00                         0.00
        10                       11/1/03                     72,000,000.00                         0.00
        11                       12/1/03                     72,000,000.00                         0.00
        12                        1/1/04                     72,000,000.00                         0.00
        13                        2/1/04                     72,000,000.00                         0.00
        14                        3/1/04                     72,000,000.00                         0.00
        15                        4/1/04                     72,000,000.00                         0.00
        16                        5/1/04                     72,000,000.00                         0.00
        17                        6/1/04                     72,000,000.00                         0.00
        18                        7/1/04                     72,000,000.00                         0.00
        19                        8/1/04                     72,000,000.00                         0.00
        20                        9/1/04                     72,000,000.00                         0.00
        21                       10/1/04                     72,000,000.00                         0.00
        22                       11/1/04                     72,000,000.00                         0.00
        23                       12/1/04                     72,000,000.00                         0.00
        24                        1/1/05                     72,000,000.00                         0.00
        25                        2/1/05                     72,000,000.00                         0.00
        26                        3/1/05                     72,000,000.00                         0.00
        27                        4/1/05                     72,000,000.00                         0.00
        28                        5/1/05                     72,000,000.00                         0.00
        29                        6/1/05                     72,000,000.00                         0.00
        30                        7/1/05                     72,000,000.00                         0.00
        31                        8/1/05                     72,000,000.00                         0.00
        32                        9/1/05                     72,000,000.00                         0.00
        33                       10/1/05                     72,000,000.00                         0.00
        34                       11/1/05                     72,000,000.00                         0.00
        35                       12/1/05                     72,000,000.00                         0.00
        36                        1/1/06                     72,000,000.00                         0.00
        37                        2/1/06                     71,923,128.02                    76,871.98
        38                        3/1/06                     71,816,078.28                   107,049.74
        39                        4/1/06                     71,738,417.58                    77,660.70
        40                        5/1/06                     71,650,500.03                    87,917.55
        41                        6/1/06                     71,572,129.27                    78,370.76
        42                        7/1/06                     71,483,521.62                    88,607.65
        43                        8/1/06                     71,404,434.81                    79,086.82
        44                        9/1/06                     71,325,008.84                    79,425.97

      PERIOD                      DATE                           BALANCE                      PRINCIPAL
------------------  -------------------------------- ------------------------------ ----------------------------
        45                       10/1/06                     71,235,375.64                    89,633.20
        46                       11/1/06                     71,155,224.69                    80,150.95
        47                       12/1/06                     71,064,886.89                    90,337.80
        48                        1/1/07                     70,984,004.83                    80,882.06
        49                        2/1/07                     70,902,775.92                    81,228.91
        50                        3/1/07                     70,791,774.02                   111,001.90
        51                        4/1/07                     70,709,720.76                    82,053.26
        52                        5/1/07                     70,617,534.12                    92,186.64
        53                        6/1/07                     70,534,733.66                    82,800.46
        54                        7/1/07                     70,441,820.82                    92,912.84
        55                        8/1/07                     70,358,266.84                    83,553.98
        56                        9/1/07                     70,274,354.56                    83,912.28
        57                       10/1/07                     70,180,361.15                    93,993.41
        58                       11/1/07                     70,095,685.95                    84,675.20
        59                       12/1/07                     70,000,951.06                    94,734.89
        60                        1/1/08                     69,915,506.49                    85,444.57
        61                        2/1/08                     69,829,695.50                    85,810.99
        62                        3/1/08                     69,724,196.98                   105,498.52
        63                        4/1/08                     69,637,565.59                    86,631.39
        64                        5/1/08                     69,540,929.50                    96,636.09
        65                        6/1/08                     69,453,512.20                    87,417.30
        66                        7/1/08                     69,356,112.29                    97,399.91
        67                        8/1/08                     69,267,902.44                    88,209.86
        68                        9/1/08                     69,179,314.31                    88,588.13
        69                       10/1/08                     69,080,776.48                    98,537.83
        70                       11/1/08                     68,991,385.89                    89,390.59
        71                       12/1/08                     68,892,068.16                    99,317.73
        72                        1/1/09                     68,801,868.33                    90,199.83
        73                        2/1/09                     68,711,281.69                    90,586.64
        74                        3/1/09                     68,591,791.40                   119,490.29
        75                        4/1/09                     68,500,303.88                    91,487.52
        76                        5/1/09                     68,398,948.16                   101,355.72
        77                        6/1/09                     68,306,633.66                    92,314.49
        78                        7/1/09                     68,204,474.21                   102,159.45
        79                        8/1/09                     68,111,325.75                    93,148.46
        80                        9/1/09                     68,017,777.83                    93,547.92
        81                       10/1/09                     67,914,419.62                   103,358.21
        82                       11/1/09                     67,820,027.31                    94,392.31
        83                       12/1/09                     67,715,848.44                   104,178.87
        84                        1/1/10                              0.00                67,620,604.58

                                    ANNEX A-4

                              AMORTIZATION SCHEDULE
                         OF THE WELLBRIDGE MORTGAGE LOAN

      PERIOD                      DATE                           BALANCE                      PRINCIPAL
------------------  -------------------------------- ------------------------------ ----------------------------
         0                        3/1/03                     10,000,000.00
         1                        4/1/03                     10,000,000.00                         0.00
         2                        5/1/03                      9,991,089.17                     8,910.83
         3                        6/1/03                      9,983,961.03                     7,128.14
         4                        7/1/03                      9,974,961.99                     8,999.04
         5                        8/1/03                      9,967,742.20                     7,219.79
         6                        9/1/03                      9,960,481.37                     7,260.83
         7                       10/1/03                      9,951,353.19                     9,128.18
         8                       11/1/03                      9,943,999.22                     7,353.97
         9                       12/1/03                      9,934,780.39                     9,218.83
        10                        1/1/04                      9,927,332.23                     7,448.16
        11                        2/1/04                      9,919,841.74                     7,490.49
        12                        3/1/04                      9,908,671.40                    11,170.34
        13                        4/1/04                      9,901,074.86                     7,596.55
        14                        5/1/04                      9,891,619.94                     9,454.92
        15                        6/1/04                      9,883,926.49                     7,693.45
        16                        7/1/04                      9,874,377.26                     9,549.23
        17                        8/1/04                      9,866,585.81                     7,791.45
        18                        9/1/04                      9,858,750.07                     7,835.73
        19                       10/1/04                      9,849,062.37                     9,687.70
        20                       11/1/04                      9,841,127.05                     7,935.32
        21                       12/1/04                      9,831,342.42                     9,784.63
        22                        1/1/05                      9,823,306.39                     8,036.03
        23                        2/1/05                      9,815,224.68                     8,081.70
        24                        3/1/05                      9,801,698.68                    13,526.01
        25                        4/1/05                      9,793,494.17                     8,204.51
        26                        5/1/05                      9,783,447.56                    10,046.61
        27                        6/1/05                      9,775,139.33                     8,308.23
        28                        7/1/05                      9,764,991.76                    10,147.56
        29                        8/1/05                      9,756,578.64                     8,413.12
        30                        9/1/05                      9,748,117.70                     8,460.94
        31                       10/1/05                      9,737,821.52                    10,296.18
        32                       11/1/05                      9,729,253.98                     8,567.54
        33                       12/1/05                      9,718,854.05                    10,399.93
        34                        1/1/06                      9,710,178.71                     8,675.34
        35                        2/1/06                      9,701,454.06                     8,724.65
        36                        3/1/06                      9,687,344.03                    14,110.03
        37                        4/1/06                      9,678,489.61                     8,854.42
        38                        5/1/06                      9,667,810.47                    10,679.13
        39                        6/1/06                      9,658,845.03                     8,965.44
        40                        7/1/06                      9,648,057.85                    10,787.18
        41                        8/1/06                      9,638,980.16                     9,077.70
        42                        9/1/06                      9,629,850.86                     9,129.29
        43                       10/1/06                      9,618,904.22                    10,946.65
        44                       11/1/06                      9,609,660.83                     9,243.39

      PERIOD                      DATE                           BALANCE                      PRINCIPAL
------------------  -------------------------------- ------------------------------ ----------------------------
        45                       12/1/06                      9,598,603.13                    11,057.69
        46                        1/1/07                      9,589,244.37                     9,358.77
        47                        2/1/07                      9,579,832.41                     9,411.96
        48                        3/1/07                      9,565,098.06                    14,734.35
        49                        4/1/07                      9,555,548.87                     9,549.19
        50                        5/1/07                      9,544,193.56                    11,355.31
        51                        6/1/07                      9,534,525.57                     9,667.99
        52                        7/1/07                      9,523,054.63                    11,470.94
        53                        8/1/07                      9,513,266.50                     9,788.13
        54                        9/1/07                      9,503,422.73                     9,843.76
        55                       10/1/07                      9,491,780.73                    11,642.00
        56                       11/1/07                      9,481,814.86                     9,965.87
        57                       12/1/07                      9,470,054.01                    11,760.85
        58                        1/1/08                      9,459,964.65                    10,089.35
        59                        2/1/08                      9,449,817.96                    10,146.70
        60                        3/1/08                      9,436,148.66                    13,669.30
        61                        4/1/08                      9,425,866.61                    10,282.05
        62                        5/1/08                      9,413,798.05                    12,068.56
        63                        6/1/08                      9,403,388.98                    10,409.08
        64                        7/1/08                      9,391,196.79                    12,192.19
        65                        8/1/08                      9,380,659.26                    10,537.53
        66                        9/1/08                      9,370,061.85                    10,597.41
        67                       10/1/08                      9,357,686.36                    12,375.49
        68                       11/1/08                      9,346,958.38                    10,727.98
        69                       12/1/08                      9,334,455.83                    12,502.56
        70                        1/1/09                      9,323,595.82                    10,860.00
        71                        2/1/09                      9,312,674.10                    10,921.72
        72                        3/1/09                      9,296,568.33                    16,105.77
        73                        4/1/09                      9,285,493.00                    11,075.33
        74                        5/1/09                      9,272,652.38                    12,840.62
        75                        6/1/09                      9,261,441.13                    11,211.25
        76                        7/1/09                      9,248,468.23                    12,972.90
        77                        8/1/09                      9,237,119.53                    11,348.70
        78                        9/1/09                      9,225,706.33                    11,413.20
        79                       10/1/09                      9,212,536.89                    13,169.44
        80                       11/1/09                      9,200,983.98                    11,552.91
        81                       12/1/09                      9,187,678.56                    13,305.42
        82                        1/1/10                      9,175,984.37                    11,694.19
        83                        2/1/10                      9,164,223.72                    11,760.65
        84                        3/1/10                      9,147,355.91                    16,867.81
        85                        4/1/10                      9,135,432.56                    11,923.36
        86                        5/1/10                      9,121,766.61                    13,665.95
        87                        6/1/10                      9,109,697.82                    12,068.79
        88                        7/1/10                      9,095,890.33                    13,807.49
        89                        8/1/10                      9,083,674.48                    12,215.85
        90                        9/1/10                      9,071,389.20                    12,285.28
        91                       10/1/10                      9,057,371.01                    14,018.19
        92                       11/1/10                      9,044,936.24                    12,434.77
        93                       12/1/10                      9,030,772.57                    14,163.68
        94                        1/1/11                      9,018,186.63                    12,585.94


      PERIOD                      DATE                           BALANCE                      PRINCIPAL
------------------  -------------------------------- ------------------------------ ----------------------------
        95                        2/1/11                      9,005,529.16                    12,657.47
        96                        3/1/11                      8,987,846.72                    17,682.44
        97                        4/1/11                      8,975,016.82                    12,829.90
        98                        5/1/11                      8,960,468.58                    14,548.24
        99                        6/1/11                      8,947,483.08                    12,985.50
        100                       7/1/11                      8,932,783.41                    14,699.67
        101                       8/1/11                      8,919,640.57                    13,142.84
        102                       9/1/11                      8,906,423.03                    13,217.54
        103                      10/1/11                      8,891,497.53                    14,925.50
        104                      11/1/11                      8,878,120.05                    13,377.48
        105                      12/1/11                      8,863,038.88                    15,081.17
        106                       1/1/12                      8,849,499.66                    13,539.22
        107                       2/1/12                      8,835,883.49                    13,616.17
        108                       3/1/12                      8,818,950.11                    16,933.38
        109                       4/1/12                      8,805,160.31                    13,789.79
        110                       5/1/12                      8,789,677.86                    15,482.45
        111                       6/1/12                      8,775,721.71                    13,956.16
        112                       7/1/12                      8,760,077.35                    15,644.36
        113                       8/1/12                      8,745,952.96                    14,124.39
        114                       9/1/12                      8,731,748.30                    14,204.66
        115                      10/1/12                      8,715,862.09                    15,886.21
        116                      11/1/12                      8,701,486.41                    14,375.68
        117                      12/1/12                      8,685,433.75                    16,052.65
        118                       1/1/13                      8,670,885.14                    14,548.61
        119                       2/1/13                      8,656,253.84                    14,631.30
        120                       3/1/13                              0.00                 8,636,778.45

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX B

--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                               RENAISSANCE TOWER

                                       TRUST MORTGAGE ASSET BALANCE: $72,000,000

                                       TRUST MORTGAGE ASSET DSCR: 2.86x

                                       TRUST MORTGAGE ASSET LTV: 44.2%

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

SHADOW RATING (S / M):         AAA / AA3

ORIGINAL PRINCIPAL BALANCE:    $72,000,000

CUT-OFF PRINCIPAL BALANCE:     $72,000,000

% BY INITIAL UPB:              6.04%

INTEREST RATE:                 4.91613402777778%(1)

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            February 1, 2003

MATURITY DATE:                 January 1, 2010

AMORTIZATION:                  The loan is interest only for the
                               first 36 months, after which, the
                               loan amortizes based on a 360
                               month schedule.

CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted. On and
                               after July 1, 2009, prepayment can
                               be made without penalty.

SPONSOR:                       Trizec Holdings, Inc.

BORROWER:                      Trizechahn Renaissance Tower,
                               Limited Partnership


SUBORDINATE DEBT:              B Note: $20,000,000

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $361,508
                               Engineering:      $60,000
                               Other:            $112,377

MONTHLY RESERVES:              Tax:              $361,508
                               Replacement:      $27,534(2)
                               Other:            $9,182
--------------------------------------------------------------------------------
1. Interest Rate is assumed and subject to change.
2. Capped at $1,000,000.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                               TRUST MORTGAGE
                                    ASSET         WHOLE LOAN
                                    -----         ----------
LOAN BALANCE / SQ.FT.:              $41.40          $52.90
BALLOON BALANCE / SQ.FT.:           $38.89          $49.69
LTV:                                44.2%            56.4%
BALLOON LTV:                        41.5%            53.0%
DSCR:                               2.86x            2.22x
SHADOW RATING (S / M)             AAA / Aa3       BBB- / Baa3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

LOCATION:                        Dallas, TX

YEAR BUILT / RENOVATED:          1974 / 1992

THE COLLATERAL:                  A 56-story, Class A office
                                 building and an adjacent
                                 eleven story parking garage.

TOTAL AREA:                      1,738,979 sq.ft.

PROPERTY MANAGEMENT:             Trizec Properties, Inc., an
                                 affiliate of the Borrower.

OCCUPANCY (AS OF 02/28/03):      81.0%

UNDERWRITTEN NET CASH FLOW:      $13,145,981

APPRAISED VALUE:                 $163,000,000

APPRAISAL DATE:                  October 31, 2002
--------------------------------------------------------------------------------

                                             MAJOR TENANTS
-----------------------------------------------------------------------------------------------------------
       TENANT                            % NRSF       RENT PSF     LEASE EXPIRATION         RATINGS (S/M/F)
-----------------------------------------------------------------------------------------------------------
Blockbuster Videos, Inc.                 14.6%        $15.70           06/30/07          A- / A3 / A-(3)
------------------------------------- ------------- ------------ --------------------- --------------------
Southwest Securities, Inc.               11.0%        $15.34           05/31/08                NAP
------------------------------------- ------------- ------------ --------------------- --------------------
Winstead Sechrest & Minick, PC            9.7%        $16.75           12/31/12                NAP
------------------------------------- ------------- ------------ --------------------- --------------------

3.   Ratings of parent company, Viacom, Inc.

--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                                RENAISSANCE TOWER

                                       TRUST MORTGAGE ASSET BALANCE: $72,000,000

                                       TRUST MORTGAGE ASSET DSCR: 2.86x

                                       TRUST MORTGAGE ASSET LTV: 44.2%

--------------------------------------------------------------------------------

THE RENAISSANCE TOWER LOAN

THE LOAN. The Renaissance Tower Loan is secured by a first mortgage on a 56-story, Class A office building and an adjacent eleven story parking garage in Dallas, Texas. The first mortgage is evidenced by two notes, the $72 million Trust Mortgage Asset (shadow rated AAA by S&P and Aa3 by Moody's) and a $20 million note outside of the Trust and subordinate to the Trust Mortgage Asset (the $92 million total of the two notes is shadow rated BBB- by S&P and Baa3 by Moody's).

THE BORROWER. The borrower, Trizechahn Renaissance Tower, Limited Partnership, is a single-purpose, bankruptcy-remote, limited partnership controlled by Trizec Holdings, Inc., the borrower principal. Trizec Holdings, Inc. is a wholly owned subsidiary of Trizec Properties, Inc. (NYSE: TRZ), a real estate investment trust. Trizec is one of the largest owners and managers of commercial property in North America. Trizec's office properties are mostly concentrated in seven U.S. markets -- Atlanta, Chicago, Dallas, Houston, Los Angeles, New York and Washington, D.C.

THE PROPERTY. The property includes a 56-story Class A office tower with 1,738,979 sq. ft. and an adjacent eleven story parking garage with 1,091 parking spaces, and is located in the Dallas CBD. The property is the second largest office building in Dallas and is one of the city's classic landmarks, featuring a structural steel frame with a silver-blue insulated glass curtain wall incorporating a distinctive lighted double "X" pattern. The subject includes office and retail space, along with a food court pavilion that totals approximately 3,600 sq. ft. The tenant floor plates are one of the largest in any downtown Class A office building at an average of approximately 31,000 square feet per floor. The lobby finishes include marble and granite floors and walls. Access to the lobby from the street is via seven revolving doors flanked by glass storefront assemblies. Directories to tenants and services are provided via a concierge and an electronic directory in the main portion of the lobby.

At street level there are four retail tenant spaces at the four corners of the building, including a retail Blockbuster Video store, a First Savings bank branch and a Pegasus Credit Union branch. Below street level is "Crystal Court", an underground food court with a pyramidal glass pavilion and landscaped pedestrian plaza located directly above it. The food court is connected to the parking garage and adjacent office buildings through an underground pedestrian tunnel system.

The building is located at 1201 Elm Street in Dallas, in the center of the CBD. The property is positioned along the downtown underground pedestrian tunnel system and is within walking distance of the courthouses, hotels and Neiman Marcus. The site is along the DART light rail system and the bus lines, and also has easy access to Interstate 30, Interstate 35, Central Expressway (U.S. 75), and the Dallas North Tollway. In addition to the adjacent parking garage, there are a number of additional parking facilities located within two blocks of the property.

SIGNIFICANT TENANTS. The property's tenant base includes the following significant tenants:

Blockbuster, Inc. (NYSE: BBI), headquartered in the building, is a publicly traded subsidiary of Viacom Inc. (NYSE: VIA, VIA.B; Rated A- by S&P and A3 by Moody's), which guarantees the lease. Blockbuster had more than 8,000 stores and approximately 89,000 employees, as of December 31, 2001, throughout the Americas, Europe, Asia and Australia.

Southwest Securities, Inc. (NYSE: SWS) is a Dallas-based, full-service securities and banking firm, using technology to deliver a broad range of investment and related financial services through its subsidiaries: SWS Securities, Inc., Mydiscountbroker.com, First Savings Bank and its online division MyBankUSA.com, SWS Financial Services, Inc. and SWS Capital Corporation. Clients of the company include individual and institutional investors, broker/dealers, corporations, governmental entities and financial intermediaries. The company employs over 1000 people, generated $332 million in revenues in 2002 and ended the period with over $3.4 billion in total assets.

Winstead Sechrest & Minick, PC is among the largest business law firms in the southwest. The firm was founded in 1973 and currently employs approximately 720 associates. The partnership maintains offices in Washington D.C., Mexico City and several major cities in Texas.

Other credit or nationally recognized tenants include Transamerica Corporation (rated AA- by S&P and A3 by Moody's), the Neiman Marcus Group, Inc., Prudential Securities, Allstate Insurance and Starbuck's Coffee. In addition, the Renaissance Tower houses several prominent Dallas, southwest and national law firms.

--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                                RENAISSANCE TOWER

                                       TRUST MORTGAGE ASSET BALANCE: $72,000,000

                                       TRUST MORTGAGE ASSET DSCR: 2.86x

                                       TRUST MORTGAGE ASSET LTV: 44.2%

--------------------------------------------------------------------------------

THE MARKET. As reported in a Cushman & Wakefield appraisal dated October 31, 2002, there are eight Class A properties identified as direct competition to the Renaissance Tower and they currently have occupancy levels, including sublet space, averaging 85%; the Renaissance Tower was underwritten at an 84% occupancy. There has been no new office product added in the Dallas CBD since the late 1980s, and no new office product is currently underway in this submarket. The average rental rate at the property is $16.66psf compared to an average rental rate for the comparable properties of $19.55psf.

PROPERTY MANAGEMENT. The property is managed by Trizec Properties, Inc., an affiliate of the Borrower.

CASH MANAGEMENT. Borrower established a hard lock box into which tenants deposit funds directly. Provided that no event of default has occurred and at all times other than during a cash management period, the borrower has the right to withdraw the funds on deposit. The loan agreement will allow a cash sweep as follows:

Upon the earlier to occur of (a) the DSCR for the property as determined by Trustee (based upon a 9.25% constant and cash flow as defined in the loan documents) falling below 1.25x for a trailing 12 month period (which will be tested quarterly) or (b) an event of default, all funds on deposit in such period will be applied to pay required debt service and fund reserve accounts. If the cash trap period exists due solely to the events mentioned in clause (a) of the immediately preceding sentence then funds will be disbursed to the Borrower after payment of required debt service and the funding of reserve accounts, and if the cash trap period is in effect because of the event referenced in clause (b) of the immediately preceding sentence, funds will be disbursed to the Borrower only after such time as the event of default has been remedied. The cash trap will end when the property maintains a net cash flow supporting a minimum 1.25x DSCR for a trailing six-month period (which will be tested quarterly) and provided no event of default then exists.

Upon the earlier of Blockbuster and Transamerica either vacating their respective leased space or failing to give notice to renew their lease or the DSCR falling below 1.25x, a rollover reserve account shall be established into which monthly deposits equal to $150,000 shall be made until such time as the amount on deposit in the reserve equals $3,000,000. Provided that no default exists, funds on deposit in the reserve account will be used to pay or reimburse Trizec the costs of tenant improvements and leasing commissions. Following the disbursement of any funds, Trizec will be required to commence or continue the monthly deposits until reaching the $3,000,000 balance. Funds will be released to Trizec upon the property maintaining a net cash flow supporting a minimum of 1.35x DSCR for a trailing 6 month period, which will be tested quarterly.

MAJOR RENOVATION. The building was constructed in 1974 and renovations in excess of $103 million ($59.23psf) were completed between 1986 and 1992, including a comprehensive asbestos abatement program, complete building sprinkler retrofit, elevator upgrades and lobby renovation.

GROUND LEASES. The loan is secured in part by a leasehold mortgage on the borrower's interest as tenant under two ground leases, one covering a portion of the plaza area adjacent to the building and the other covering the parking garage. Both ground leases have notice and cure rights and extend at least 20 years beyond the loan term.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is a $20 million subordinated B Note on the building.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. After the earlier of one year after the closing date or the securitization of the Renaissance Tower Loan, the borrower has the right to incur mezzanine indebtedness provided that certain conditions are satisfied, including: only limited partnership interests in the Borrower can be pledged as security, the overall DSCR must be at least 1.40x, the overall LTV does not exceed the ratio existing as of the closing date, the debt must be subordinated and an intercreditor agreement must be executed. The acceptance of the additional debt is at the Trustee's discretion.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $44,000,000

                              LANDMARK ATRIUM III           DSCR:    1.91x

                                                            LTV:     59.1%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                GACC

LOAN PURPOSE:               Refinance

SHADOW RATING (S / M):      A / BAA3

ORIGINAL TMA BALANCE:       $44,000,000

CUT-OFF TMA BALANCE:        $44,000,000

% BY INITIAL UPB:           3.69%

INTEREST RATE:              4.86500%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         May 1, 2003

MATURITY DATE:              April 1, 2010

AMORTIZATION:               360 Months

CALL PROTECTION:            Lockout for 24 months from securitization date,
                            then defeasance is permitted. On and after January 1, 2010, prepayment can be made without penalty.

SPONSOR:                    Hartz Mountain Development Corp.

BORROWER:                   500 Plaza Drive Corporation

ADDITIONAL                  None
FINANCING:

LOCKBOX:                    Hard with full cashflow sweep1

INITIAL RESERVES:           Insurance:           $196,592
                            Tax:                 $120,806
                            TI / LC:             $725,0001
                            Environmental:       $7,500

MONTHLY RESERVES:           Tax:                 $119,610
                            Insurance:           $16,940
                            Replacement:         $7,418
--------------------------------------------------------------------------------
1. From day one, the loan requires a full sweep of all excess cash flow to be deposited into the TI / LC reserve account until the balance of such account equals $7,725,000. The Borrower may cause the cash flow sweep to be suspended by depositing a satisfactory letter of credit equal to the amount which would cause the balance of the TI / LC Reserve to be equal to $7,725,000. The $7,725,000 reserve may be reduced (a) by $3,500,000, if Alliance Capital Management executes a satisfactory waiver of its 2007 lease termination option (or the expiration of the option), (b) by an additional $3,500,000 if Buck Consultants and Northstar Travel Media execute satisfactory lease extensions for terms extending at least 3 years beyond the Loan term or if the Buck Consultants space is retenanted with satisfactory leases for terms extending at least 3 years beyond the Loan term.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $98.86

BALLOON BALANCE / SQ.FT.:       $87.27

LTV:                            59.1%

BALLOON LTV:                    52.1%

DSCR:                           1.91x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee simple interest in an
                                eleven-story office building.

LOCATION:                       Secaucus, NJ

YEAR BUILT / RENOVATED:         1986 / NA

TOTAL AREA:                     445,060 sq. ft.

PROPERTY MANAGEMENT:            Hartz Mountain Development Corp., an
                                affiliate of the Borrower.

OCCUPANCY (AS OF 02/24/03):     91.3%

UNDERWRITTEN NET CASH FLOW:     $5,324,497

APPRAISED VALUE:                $74,500,000

APPRAISAL DATES:                February 19, 2003

--------------------------------------------------------------------------------

                                         MAJOR TENANTS
----------------------------------------------------------------------------------------------
TENANT                           % NRSF     RENT PSF    LEASE EXPIRATION      RATINGS (S/M/F)
----------------------------------------------------------------------------------------------
Buck Consultants                 35.6%       $28.67     04/30/03; 07/31/06    A+ / - / AA- (2)
Alliance Capital Management      30.2%       $20.53          12/31/16          A / A3 / A+ (2)
Northstar Travel Media           21.3%       $21.50          03/31/07               NAP
----------------------------------------------------------------------------------------------

2. Ratings of parent companies, Mellon Financial Corp and AXA Financial, Inc., respectively.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $44,000,000

                              LANDMARK ATRIUM III           DSCR:    1.91x

                                                            LTV:     59.1%

--------------------------------------------------------------------------------


THE LANDMARK ATRIUM III LOAN

THE LOAN. The Landmark Atrium III Loan is secured by a first mortgage on Landmark Atrium III located in Secaucus, New Jersey, two miles Northwest of New York City.

THE BORROWER. The borrower, 500 Plaza Drive Corporation, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsor of the loan is Hartz Mountain Development Corp. Headquartered in Secaucus, New Jersey in the subject's Harmon Meadow development, Hartz Mountain Development Corp. is one of the largest private owners of commercial real estate in the United States. Hartz's current portfolio includes over 200 buildings totaling 35 million square feet, including 21 million square feet of industrial space, 10 million square feet of office space, 947,000 square feet of retail space, and 11 hospitality properties containing over 2,200 rooms. Most of the properties are located in New York and northern New Jersey. Leonard N. Stern, benefactor of New York University's Leonard N. Stern School of Business, is the founder, Chairman and CEO of Hartz Mountain Development Corp. Mr. Stern ranks #80 on the 2002 Forbes 400 list, with an estimated net worth of $2.2 billion.

THE PROPERTY. The Landmark Atrium III loan is secured by a 445,060 sq.ft. Class A office building located in Secaucus, New Jersey, two miles from Manhattan, New York. The property is part of a 3.5 million square foot mixed-use development known as "Harmon Meadow," which is located on a 500-acre site at the intersection of the New Jersey Turnpike and New Jersey's Route 3. Harmon Meadow contains a total of 2.0 million sq. ft. of office space, 460,000 sq. ft. of retail space, seven hotels with over 1,200 rooms, an exposition center and two Loews cinemas.

SIGNIFICANT TENANTS. The loan collateral is 91.3% occupied by 9 tenants. The three largest tenants are: Buck Consultants, Alliance Capital Management and Northstar Travel Media.

Buck Consultants occupies 158,496 sq.ft. (35.6% of total space) under a lease with a rent of $28.67psf with 34,436 sq.ft. expiring in April 2003 and the remaining 124,060 sq.ft. expiring in July 2006. Buck is a wholly owned subsidiary of Mellon Financial Corp (rated 'A+' by S&P). Buck, founded in 1916, is a global provider of human resources consulting and administrative services. In 2002, Mellon Financial Corp. acquired the human resources outsourcing and consulting businesses of the former Unifi Network, previously a subsidiary of PricewaterhouseCoopers. The former Unifi's employees, products and services are being incorporated directly into Buck Consultants and Mellon Financial Corp. This acquisition made Mellon one of the largest providers of human resources consulting and administration services in the world.

Alliance Capital Management (NYSE: AC) occupies 134,261 sq.ft. (30.2% of total space) under a lease with a rent of $20.53psf expiring in December 2016. Alliance Capital, an investment management corporation, is headquartered in New York City, and has locations in 36 cities in 19 countries. Total assets under management as of 12/31/02 are $382 billion. AXA Financial, Inc. (rated 'A' by S&P), has a 56% ownership interest in Alliance Capital.

Northstar Travel Media occupies 94,666 sq. ft. (21.3% of total space) under a lease with a rent of $21.50psf expiring in March 2007. Northstar Travel Media is involved in the publishing of travel and hospitality guides and was once a part of Reed Elsevier PLC, a worldwide publisher and information provider. In 2001 Northstar Travel Media was sold to Boston Ventures Management. Boston Ventures Management is a private equity firm formed in 1983 by a group of executives from First National Bank of Boston, led by William F. Thompson. They have invested over $1.9 billion in 64 investments. They focus on companies involved in media and communications. They hold stakes in such firms as Billboard Communications, Continental Cablevision, and American Media.

THE MARKET. The Landmark Atrium III is located within Harmon Meadow, a 500-acre, mixed-use development which is strategically located at the intersection of the New Jersey Turnpike (exit 16E) and New Jersey's Route 3 in Secaucus, New Jersey. Harmon Meadow is just two miles from Manhattan via the Lincoln Tunnel. The property is located within a densely developed and populated urban area. New Jersey Transit has regularly-scheduled bus service throughout Harmon Meadow from points in New Jersey and Manhattan's Port Authority Bus Terminal. The sub-market vacancy is approximately 8.5% and market rents average $25.87psf.

PROPERTY MANAGEMENT. The property manager, Hartz Mountain Development Corp., is an affiliate of the Borrower. Hartz's current portfolio includes over 200 buildings totaling 35 million square feet, including 21 million square feet of industrial space, 10 million square feet of office space, 947,000 square feet of retail space, and 11 hospitality properties containing over 2,200 rooms.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $44,000,000

CUT-OFF PRINCIPAL BALANCE:     $43,907,359

% BY INITIAL UPB:              3.68%

INTEREST RATE:                 6.17000%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            March 1, 2003

MATURITY DATE:                 February 1, 2013

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after November 1, 2012, prepayment can be made without penalty.

SPONSOR:                       Preferred Real Estate Investments, Inc.

BORROWER:                      801 Market Street Holdings, L.P.

ADDITIONAL                     None
FINANCING:

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $12,616
                               Insurance:        $53,739
                               Holdback:         $5,238,3911

MONTHLY RESERVES:              Tax:              $12,616
                               Insurance:        $8,957
                               TI / LC:          $31,214
                               Replacement:      $6,172
--------------------------------------------------------------------------------
1. The holdback will be used as additional collateral for the loan and may be released provided: (a) the loan maintains a 1.25x DSCR, (b) Loan-to-Cost is no more than 85%, and (c) the property is 90% leased to tenants with lease terms of 5 years or more, and vacant space is leased (ratio for release = Leased Space / 58,080).
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $118.57

BALLOON BALANCE / SQ.FT.:       $101.26

LTV:                            67.1%(2)

BALLOON LTV:                    56.0%(2)

DSCR:                           1.25x(2)

--------------------------------------------------------------------------------
2. Calculated on the loan amount after netting out the holdback amount.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee simple interest in the
                                office condominium portion
                                (seven floors) of a 13-story
                                1,009,159 sq.ft. commercial
                                property that is designated as a
                                Historic Landmark Building.

LOCATION:                       Philadelphia, PA

YEAR BUILT / RENOVATED:         1928 / 2002

TOTAL AREA:                     370,310 sq. ft.

PROPERTY MANAGEMENT:            Preferred Asset Management, LLC,
                                an affiliate of the Borrower.

OCCUPANCY (AS OF 01/16/03):     75.0%

UNDERWRITTEN NET CASH FLOW:     $3,577,034

STABILIZED APPRAISED VALUE:     $58,000,000

STABILIZED APPRAISAL DATE:      June 1, 2003

--------------------------------------------------------------------------------

                                                MAJOR TENANTS
------------------------------------------------------------------------------------------------------------
TENANT                                % NRSF       RENT PSF       LEASE EXPIRATION     RATINGS (S/M/F)
------------------------------------------------------------------------------------------------------------
U.S. General Services Administration    40.5%        $25.41           10/31/12             Implied AAA
------------------------------------- ----------- ------------- --------------------- ----------------------
Citizens Bank                           34.5%        $18.27           06/30/12           A+ / Aa2 / AA (3)
------------------------------------------------------------------------------------------------------------

3.   Ratings of parent company, Royal Bank of Scotland.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


THE 801 MARKET STREET LOAN

THE LOAN. The 801 Market Street Loan is secured by a first mortgage in the office condominium portion (top seven floors and a portion of the ground floor and basement (total of 370,310 sq.ft.)) of a 13-story, 1,009,159 sq.ft. commercial building.

THE BORROWER. The borrower, 801 Market Street Holdings LP, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The managing general partner of the Borrower, 801 Market Street Holdings, Inc., is also a single purpose entity. The sponsor of the loan is Preferred Real Estate Investment, Inc., a suburban Philadelphia based real estate investment and management company. The key principals are Michael O'Neill, CEO of Preferred Real Estate Investment, Inc., and Erik Kolar, the company's President. Preferred Real Estate Investment, Inc. is one of the largest privately-held real estate companies in the Mid-Atlantic region, and currently owns and operates 32 properties totaling 7.5 million sq. ft. of commercial and industrial space. Formed in 1992, Preferred Real Estate Investment, Inc. specializes in the redevelopment and adaptive re-use of existing buildings. As of 06/30/02, Mr. O'Neill and Mr. Kolar had a combined stated net worth of $47.1 million.

THE PROPERTY. The 801 Market Street Loan is secured by a 370,310 sq. ft. Class A office condominium unit within 801 Market Street, a 13-story, 1,009,159 sq. ft. building located on the northeast corner of Market Street and Eighth Street in the Philadelphia CBD. 801 Market Street was constructed in 1928, and is designated as a historic landmark building. The collateral portion of the property consists of the top seven floors (floors 7 through 13), the ground floor lobby and a portion (2,500 sq. ft.) of the basement, which is used for storage by Citizen's Bank.

The building serves as Strawbridge & Clothier's flagship retail store (floors 1 through 6) (not part of the collateral). The collateral (floors 7 through 13) served as the company's corporate headquarters until Strawbridge & Clothier's was purchased by The May Department Stores Company in 1996. The borrower purchased floors 8 through 13 in 2001 and leased these floors up to nearly 90% occupancy within less than a year. This success prompted the borrower to purchase the vacant floor 7 in December 2002. The borrower has spent $43.3 million to renovate the collateral into Class `A' office space.

The subject property is connected to an underground retail mall owned by The Rouse Company known as The Gallery at Market Street East, which stretches from 11th Street to 8th Street interconnecting with the Market Street East Transportation Center and the Pennsylvania Convention Center. The Market Street East Transportation Center is Philadelphia's second largest transit hub, accessible by suburban commuter rails, city subway lines, the high-speed line to New Jersey and the airport lines. This three-level mall is anchored by K-Mart and Strawbridge & Clothiers, and offers over 125 stores and 1.2 million sq. ft. of retail space. Other major retail tenants include Old Navy, Gap, Express and Lane Bryant.

SIGNIFICANT TENANTS. The loan collateral is 75.0% occupied by two investment grade tenants: the U.S. General Services Administration and Citizen's Bank of Pennsylvania. Strawbridge & Clothier (not part of the collateral) is the largest tenant in the building occupying the lower six floors.

U.S. General Services Administration ("GSA"), an agency of the federal government (implied rating of 'AAA'), occupies 150,129 sq. ft. (40.5% of total space) under a lease with a rent of $25.41psf expiring in October 2012. The tenant occupies floors 8, 9 and all but 8,411 sq. ft. of the 10th floor. The property serves as the GSA's executive offices for a five-state region including Pennsylvania, Maryland, Ohio, Delaware and West Virginia. The space has been designed as the prototype GSA office and is equipped with the latest features including raised flooring for computer and telecommunications equipment. Prior to locating at 801 Market, the GSA performed an exhaustive search for space to house their regional executive offices. Factors contributing to the selection of the subject included proximity to other Federal buildings, economics, access to amenities, outstanding transportation linkages and building type (floorplate size, condition, etc.). The lease is not subject to appropriations; however, the tenant does have the right after year five to give back 10% or 12,147 sq. ft. of space at any time (subject to 120 day notice).

Citizen's Bank of Pennsylvania occupies 127,586 sq. ft. including 2,500 sq. ft. of storage space (34.5% of total space) under a lease with a rent of $18.27psf expiring in June 2012. Citizen's Bank of Pennsylvania is a subsidiary of the Royal Bank of Scotland (rated 'A+' by S&P). Citizen's Bank occupies floors 11,12 and most of the 13th floor. Citizen's Financial Group, Inc., is a Providence-based commercial bank holding company that operates more than 850 Citizens Bank branch offices and approximately 1,700 ATMs in Connecticut, Massachusetts, New Hampshire, Rhode Island, Pennsylvania, Delaware and New Jersey. With $64 billion in assets and more than 15,000 employees, Citizens is the second largest commercial bank in New England.

Strawbridge & Clothier (not part of the collateral), an upscale department store operated by The May Department Stores Company (NYSE: MAY, rated `A' by S&P), occupies the lower six floors of the building. The building serves as Strawbridge & Clothier's flagship retail store (floors 1 through 6) and had also served as the company's corporate headquarters (floors 7 through 13). When Strawbridge was acquired by The May Department Stores Company in 1996, the corporate offices in the building were vacated, while

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


retail operations continued on floors 1 through 6. The May Department Stores Company operates over 835 stores under 14 trade names (including Lord & Taylor, Filene's, Foley's, Hecht's, etc.) in 44 states, Canada, Washington, DC and Puerto Rico.

THE MARKET. 801 Market Street is located in the CBD area of downtown Philadelphia, Pennsylvania. The CBD area of Philadelphia contains a total office inventory of 131 buildings totaling approximately 38.5 million sq.ft. of office space with an overall vacancy rate of 14%. 801 Market Street is in good proximity to other Federal buildings, has good access to local amenities and has strong transportation linkages to Interstate 95 and Interstate 676. The appraiser defined average market rents to be $20.54psf and a direct vacancy of 9.52%.

PROPERTY MANAGEMENT. 801 Market Street is managed by Preferred Asset Management, LLC, a subsidiary of Preferred Real Estate Investments, Inc., a Borrower affiliate. Preferred Property Management is one of the largest privately-held real estate companies in the Mid-Atlantic region. Formed in 1992, Preferred Real Estate Investment, Inc. specializes in the redevelopment and adaptive re-use of existing buildings. An affiliate, Preferred Asset Management, LLC manages the 32 office and industrial properties owned by Preferred Real Estate Investments, Inc. These properties total 7.5 million sq. ft. of space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,769,858

                        WAL-MART ISLIP SHOPPING CENTER      DSCR:    1.30x

                                                            LTV:     74.2%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                    GACC

LOAN PURPOSE:                   Refinance

ORIGINAL PRINCIPAL BALANCE:     $44,000,000

CUT-OFF PRINCIPAL BALANCE:      $43,769,858

% BY INITIAL UPB:               3.67%

INTEREST RATE:                  6.41000%

PAYMENT DATE:                   1st of each month

FIRST PAYMENT DATE:             November 1, 2002

MATURITY DATE:                  October 1, 2012

AMORTIZATION:                   360 Months

CALL PROTECTION:                Lockout for 24 months from
                                securitization date, then
                                defeasance is permitted.  On and
                                after May 1, 2012, prepayment
                                can be made without penalty.

SPONSOR:                        The Cordish Companies and The
                                Polimeni Organization

BORROWER:                       Clearstory & Company, LLC

ADDITIONAL                      $3,015,532 soft unsecured
FINANCING:                      subordinate debt held outside of
                                trust.

LOCKBOX:                        Partial Hard / Partial Soft (1)

INITIAL RESERVES:               Tax:             $921,209
                                Insurance:       $185,841
                                Engineering:     $18,250

MONTHLY RESERVES:               Tax:             $185,025
                                Insurance:       $15,487

                                TI / LC:         $8,333 (2)
                                Replacement:     $3,189

--------------------------------------------------------------------------------
1. Hard with respect to monthly rents from Wal-Mart and Stop and Shop; soft, springing hard with respect to rents received from the other tenants. 2. If the property becomes (and for so long as it remains) less than 90% occupied the reserve amount increases to $12,917 per month.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $119.07

BALLOON BALANCE / SQ.FT.:       $102.73

LTV:                            74.2%
BALLOON LTV:                    64.0%
DSCR:                           1.30x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset
PROPERTY TYPE:                  Anchored Retail
COLLATERAL:                     Fee simple interest in a
                                multi-tenant, regional shopping
                                center.

LOCATION:                        Islip, NY
YEAR BUILT / RENOVATED:         1991 / 2002
TOTAL AREA:                     367,587 sq. ft.
PROPERTY MANAGEMENT:            The Cordish Companies and The

                                Polimeni Organization, an affiliate of the Borrower.

OCCUPANCY (AS OF 01/01/03):     99.6%
UNDERWRITTEN NET CASH FLOW:

                                $4,287,434

APPRAISED VALUE:                $59,000,000
APPRAISAL DATE:                 April 16, 2002
------------------------------------------------------------------


                                    MAJOR TENANTS
---------------------------------------------------------------------------------------
                                %                        LEASE         RATINGS
TENANT                        NRSF      RENT PSF       EXPIRATION      (S/M/F)
---------------------------------------------------------------------------------------

Wal-Mart                      35.0%       $8.93        11/30/27      AA / Aa2 / AA
--------------------------- ---------- ------------- -------------- ----------------
Stop & Shop Supermarket       15.1%       $12.50       05/20/11     BB+ / B1 / BB-(3)
--------------------------- ---------- ------------- -------------- ----------------
Dave & Buster's Inc.          12.9%       $8.00        08/31/22           NAP
--------------------------- ---------- ------------- -------------- ----------------

3.   Ratings of parent company, Royal Ahold.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,769,858

                        WAL-MART ISLIP SHOPPING CENTER      DSCR:    1.30x

                                                            LTV:     74.2%

--------------------------------------------------------------------------------


THE WAL-MART ISLIP SHOPPING CENTER LOAN

THE LOAN. The Wal-Mart Islip Shopping Center Loan is secured by a first mortgage on the Wal-Mart Islip Shopping Center located in Islip, Suffolk County, Long Island, New York (suburban New York City). Wal-Mart and Stop & Shop Supermarket pay rent directly into a hard lockbox, while a soft lockbox is in place for the remaining tenants.

THE BORROWER. The borrower, Clearstory & Company, LLC, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The borrower is a Delaware limited liability company whose sole member is Clearstory & Company, a New York general partnership which is a general partnership between one entity ultimately controlled by David S. Cordish and another entity ultimately controlled by Vincent Polimeni. The sponsors are The Cordish Company and The Polimeni Organization.

The Cordish Company was founded in 1968 and is a fully integrated commercial real estate company involved in the development and management of retail, entertainment, office and hotel properties located throughout the United States. Based in Baltimore, Maryland, the Cordish Company specializes in urban, mixed-use entertainment properties and specialty retail centers, and has been an owner of the subject property since 1995.

The Polimeni Organization is a multifaceted real estate firm that owns and develops prime commercial properties on Long Island. Vincent Polimeni is the founder and CEO and has 25 years of real estate related experience. Based on Long Island, the Polimeni Organization developed Wal-Mart Islip Shopping Center in 1991.

THE PROPERTY. The Wal-Mart Islip Shopping Center loan is secured by a 367,587 sq. ft. power community center located in Islip, Long Island, New York. The shopping center is anchored by a 128,755 sq. ft. Wal-Mart (rated 'AA' by S&P), a 55,520 sq. ft. Stop 'N Shop grocery store, a 47,500 sq. ft. Dave & Buster's, a 29,475 sq. ft. TJ Maxx store (TJX Companies: rated 'A' by S&P), and a 16,665 sq. ft. Staples office supply store (rated 'BBB-' by S&P). The TJ Maxx and Staples stores had 2001 sales of $242psf and $229psf, respectively. The center is comprised of 3 one-story buildings: a 191,332 sq. ft. multi-tenant building, the 47,500 sq. ft. Dave & Buster's and a new 128,361 sq. ft. Wal-Mart store strategically located along Veterans Memorial Highway near the Long Island Expressway.

SIGNIFICANT TENANTS. The loan collateral is 99.6% occupied by 36 tenants. The three largest tenants are: Wal-Mart, Stop & Shop and Dave & Buster's. Approximately 50% of the center's Total Area is leased to investment grade tenants.

Wal-Mart (NYSE: WMT; rated 'AA' by S&P) occupies 128,755 sq. ft. (35.0% of total space) under a ground lease with a rent of $8.93psf (well below market) expiring in November 2027. Wal-Mart is the largest retailer in the world, offering retail goods through its discount stores, Supercenters and private membership clubs. As of year-end 01/31/02, Wal-Mart had revenues of over $219 billion, net income of $6.67 billion, assets of $83.45 billion, and stockholders' equity of $35.1 billion. As of March 31, 2003, the company had 1,568 Wal-Mart stores, 1,258 Supercenters, 525 Sam's Clubs, and 49 Neighborhood Markets in the United States as well as 1,289 stores internationally. Wal-Mart employs more than 1 million in the U.S. and 300,000 internationally.

Stop & Shop occupies 55,520 sq.ft. (15.1% of total space) under a lease with a rent of $12.50psf (well below market) expiring in May 2011. Established in 1946, Stop 'N Shop is a regional grocery chain with more than 335 stores located throughout New England, New York and New Jersey. The chain is now wholly owned by Royal Ahold NV (rated `BB+' by S&P), a Netherlands-based company that is one of the world's largest food retailers. Stop & Shop had 2001 sales of $381psf.

Dave & Buster's (NYSE: DAB) occupies 47,500 sq. ft. (12.9% of total space) under a ground lease with a rent of $8.00psf (well below market) expiring in August 2022. Dave & Buster's is a restaurant and entertainment chain based in Dallas, Texas. Formed in 1982, the company has been targeting the adult crowd by creating an entertainment facility offering the latest interactive computer/virtual reality games together with fine food and drink. The company currently has 32 facilities located in the United States, primarily in the south and mid-Atlantic regions. As of 02/03/02, the company's assets were $309 million, and net income for the fiscal year-end 2001 was $7.6 million.

THE MARKET. Wal-Mart Islip Shopping Center is located in Islip, a town in Suffolk County in Long Island. Much of Suffolk County is a densely developed and populated suburban area. The property is strategically located adjacent to Veterans Memorial Highway, one quarter mile from the Long Island Expressway (I-495 or 'LIE') at Exit 57. The LIE traverses Nassau and Suffolk County and is one of two main highways connecting NYC to the eastern end of Long Island. Within the ten-mile trade area, the estimated 2001 population is 767,706 and the median household income is $67,244. According to a REIS Long Island retail survey report dated as of the 4th quarter 2002, the vacancy rate in the subject's Islip/Smithtown sub-market was 2.9% for neighborhood and community shopping centers. The appraiser determined in-line tenant rents at comparable centers to average $26.67psf and anchor tenant rents at comparable to average $22.63psf.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,769,858

                        WAL-MART ISLIP SHOPPING CENTER      DSCR:    1.30x

                                                            LTV:     74.2%

--------------------------------------------------------------------------------


PROPERTY MANAGEMENT. The subject property is managed by both The Cordish Company and the Polimeni Organization, entities related to the principals of the Borrower. The Cordish Company, founded in 1968, presently owns and manages 30 retail properties totaling over 5 million sq. ft. and located throughout the eastern United States. The Cordish Company has managed the property since purchasing a portion of the ownership interest in 1995. The Polimeni Organization has been involved in owning and managing real estate for nearly 25 years and currently owns and manages 15 retail and office buildings on Long Island. The two firms complement each other in managing the subject. The Cordish Company has national retail contacts and leasing expertise while the Polimeni Organization's is experienced in the local, Long Island market.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. In connection with certain debt restructuring and in order to mitigate tax implications, a soft, unsecured subordinate note ($3,015,532) was given from the sole member of Borrower to an affiliate of Borrower. The subordinate note is unsecured and is fully subordinate to the Loan. In addition, no payments are due under the subordinate note while the Loan is outstanding, a satisfactory intercreditor agreement was obtained and the subordinate note was pledged as additional collateral for the Loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $41,873,935

                              CENTENNIAL CENTER I           DSCR:    1.30x

                                                            LTV:     74.8%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                    GACC

LOAN PURPOSE:                   Refinance

ORIGINAL PRINCIPAL BALANCE:     $42,000,000

CUT-OFF PRINCIPAL BALANCE:      $41,873,935

% BY INITIAL UPB:               3.51%

INTEREST RATE:                  6.00000%

PAYMENT DATE:                   1st of each month

FIRST PAYMENT DATE:             February 1, 2003

MATURITY DATE:                  January 1, 2013

AMORTIZATION:                   360 Months

CALL PROTECTION:                Lockout for 24 months from
                                securitization date, then
                                defeasance is permitted.  On and
                                after October 1, 2012,
                                prepayment can be made without
                                penalty.

SPONSOR:                        Territory Incorporated

BORROWER:                       Centennial Holdings, LLC

ADDITIONAL                      None

FINANCING:

LOCKBOX:                        Soft, Springing Hard

INITIAL RESERVES:               Tax:               $87,839
                                Insurance:         $16,595
                                Holdback:          $2,179,388 1

MONTHLY RESERVES:               Tax:               $21,960
                                Insurance:         $4,407
                                TI / LC:           $7,694
                                Replacement:       $1,863

--------------------------------------------------------------------------------
1. The holdback will be used as additional collateral for the loan. $2.0 million may be released as long as the loan maintains a 1.225x DSCR and occupancy is no less than 95%. $179,388 may be released once Peter Piper is occupying their space, paying rent, has provided an estoppel certificate and occupancy is no less than 90%.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $117.80

BALLOON BALANCE / SQ.FT.:       $100.20

LTV:                            74.8% 2

BALLOON LTV:                    63.1% 2

DSCR:                           1.30x 2

--------------------------------------------------------------------------------
2. Calculated on the loan amount after netting out the holdback amount.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Anchored Retail

COLLATERAL:                     Fee simple interest in a new power/community
                                center.

LOCATION:                       Las Vegas, NV

YEAR BUILT / RENOVATED:         2002 / NAP

TOTAL AREA:                     355,457 sq. ft.

PROPERTY MANAGEMENT:            Territory Incorporated, an affiliate of the
                                Borrower.

OCCUPANCY (AS OF 03/18/03):     95.5%

UNDERWRITTEN NET CASH FLOW:     $3,740,743

APPRAISED VALUE:                $53,300,000

APPRAISAL DATE:                 March 1, 2003
--------------------------------------------------------------------------------

                                         MAJOR TENANTS
--------------------------------------------------------------------------------------
TENANT               % NRSF     RENT PSF        LEASE EXPIRATION      RATINGS (S/M/F)
--------------------------------------------------------------------------------------

Home Depot             37.1%        $2.83           01/31/31          AA / Aa3 / AA
-------------------- ----------- ------------ ---------------------- -----------------
Circuit City            9.4%       $13.25           01/31/22               NAP
-------------------- ----------- ------------ ---------------------- -----------------
Ross Stores, Inc.       8.5%       $10.03           01/31/17           BBB / - / -
-------------------- ----------- ------------ ---------------------- -----------------


THE CENTENNIAL CENTER I LOAN

THE LOAN. The Centennial Center I Loan is secured by a first mortgage on Centennial Center I, a new 355,457 sq.ft. power/ community center located in the Centennial Hills area of Las Vegas, Nevada, approximately 12 miles northwest of the Las Vegas "strip".

THE BORROWER. The Borrower, Centennial Holdings, L.L.C., is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. Centennial Centre, L.L.C. is a Delaware limited liability company whose members are Olympia

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $41,873,935

                              CENTENNIAL CENTER I           DSCR:    1.30x

                                                            LTV:     74.8%

--------------------------------------------------------------------------------


Land Corp. (25%), Westdale Development, LLC (50%), Heritage Holding, LP (8.33%), Russell Dorn (8.33%) and Dene Krametbauer (8.33%). Centennial Center I was developed by Territory Incorporated in association with The Olympia Group and The Developers of Nevada. In 2001, Territory was ranked third among Las Vegas developers (in terms of square footage developed annually), constructing nearly
1.0 million square feet of commercial space. The six key principals have substantial experience in master planned communities and large retail projects and a combined net worth of approximately $239 million. THE PROPERTY. The Centennial Center I loan is secured by a 355,457 square foot power community retail center located in the Northwest Town Center area of Centennial Hills, Las Vegas, Clark County, Nevada. Centennial Center I is part of a larger 869,902 square foot, 90.66-acre retail development known as Centennial Center. The Centennial Center development includes a centrally located "village" area that houses smaller shops and boutiques, specialty retailers, and restaurants. Shaded pedestrian walkways and landscaped areas connect the "village" to the outlying pad sites and big box retail stores such as a Wal-Mart Supercenter store (220,849 sq. ft.; rated 'AA' by S&P) and Sam's Club store (137,697 sq. ft.; rated 'AA' by S&P), which are not part of the collateral but are a major draw to the center.

SIGNIFICANT TENANTS. The loan collateral is 95.5% occupied by 23 tenants. The three largest tenants are: Home Depot, Circuit City and Ross Stores, Inc. Approximately 47% of the center's Total Area is leased to investment grade tenants with long-term leases. The Centennial Center I is also shadow-anchored by a neighboring Wal-Mart Supercenter store and a Sam's Club. Home Depot (NYSE:
HD; rated 'AA' by S&P) occupies 131,858 sq. ft. under a ground lease with a rent of $2.83psf (well below market) expiring in January 2031. Home Depot, with $53.553 billion in net sales, is the largest and fastest-growing "Do It Yourself" building supply retailer in the U.S. with approximately 1,500 stores in the U.S., Canada and Mexico. As of 02/03/02, Home Depot reported an asset base of $26.4 billion, shareholders' equity of $18.1 billion and a net income of $3.0 billion. Circuit City (NYSE: CC) occupies 33,432 sq. ft. under a lease with a rent of $13.25psf (well below market) expiring in January 2022. Circuit City Stores, Inc. consists of two businesses under separate tracking stocks: Circuit City Group and CarMax. Circuit City Group is the #2 national retailer of brand-name consumer electronics, personal computers and entertainment software, with about 604 Superstores in 159 markets and 20 Circuit City Express mall stores. The Circuit City Group also has a retained interest in the equity value of the CarMax Group. CarMax runs 40 used-car superstores and 18 new-car franchises. For the fiscal year ended February 28, 2002, Circuit City Group reported sales of $9.6 billion, net income of $191 million, total assets of $4.1 billion and stockholders' equity of $2.6 billion.

Ross Stores, Inc. (NYSE: ROST; rated 'BBB' by S&P) occupies 30,094 sq. ft. under a lease with a rent of $10.03psf (well below market) expiring in January 2017. Ross Stores operates a discount clothing chain with more than 450 outlets. The company sells mostly closeout merchandise, including men's, women's, and children's clothing, at prices well below those of department and specialty stores. Although apparel accounts for about two-thirds of sales, the stores also sell small furnishings, educational toys and games, luggage, and gourmet foods in select stores. Ross stores are located in urban and suburban strip malls in 22 states, mostly in the western US, and Guam. For the fiscal year ended 2/1/03, net sales rose 18% to $3.53 billion and net income rose 30% to $201.2 million.

THE MARKET. The Centennial Center I is located in the Northwest Town Center area of Centennial Hills, Las Vegas, Nevada, approximately 12 miles northwest of the Las Vegas "strip". Las Vegas is one of the fastest growing cities in the United States. Home building set an annual record in 2001. Builders continue to report brisk sales at all price points, with housing prices showing strong resilience as low interest rates enable more and more residents to afford higher priced homes. The Northwest Town Center area is undergoing a rapid change from rural residential development to more intense development consisting of planned residential subdivisions as well as commercial development along major arterials. The property's location at the intersection of I-215 and I-95 has experienced a substantial amount of growth. The City of Las Vegas has created the Town Center Land Use Plan to guide development of approximately 2,213 acres surrounding this highway intersection. The 2002 population within a three and five-mile trade area of Centennial Center was 49,585 and 140,834, respectively. The median household income within a three and five-mile trade area of the property is $81,544 and $70,245, respectively. The Northwest Town Center sub-market has a total retail inventory of 3.7 million square feet and an overall occupancy rate of 96.9%. Asking rents averaged $27.72psf within the Northwest Town Center sub-market.

PROPERTY MANAGEMENT. Centennial Center I is managed by one of the loan sponsors, Territory Incorporated. Established in 1993, Territory Incorporated has become a leading southern Nevada power center developer and commercial real estate brokerage firm. It is also the sixth largest commercial property management firm in the Las Vegas area, with a management portfolio of approximately 1.6 million square feet of retail and office space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET

                 HERON CAY -- VERO PALM ESTATES CROSSED PORTFOLIO

                                                            BALANCE: $27,173,420

                                                            DSCR:    1.40x

                                                            LTV:     74.7%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------


LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $27,200,000

CUT-OFF PRINCIPAL BALANCE:     $27,173,420

% BY INITIAL UPB:              2.28%

INTEREST RATE:                 5.35000%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            April 1, 2003

MATURITY DATE:                 March 1, 2008

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted.  On and
                               after December 1, 2007,
                               prepayment can be made without
                               penalty.

SPONSOR:                       Owen & Freda Sanderson

BORROWERS:                     Cay of Heron, Ltd and Vero Palm
                               Realty, LLC

ADDITIONAL                     None
FINANCING:

LOCKBOX:                       None

INITIAL RESERVES:              Tax:                 $145,580
                               Insurance:           $17,302
                               Engineering:         $17,401
                               Other:               $197,100

MONTHLY RESERVES:              Tax:                 $29,116
                               Insurance:           $1,373
                               Replacement:         $2,691
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / PAD:              $30,809

BALLOON BALANCE / PAD:           $28,595

LTV:                             74.7%

BALLOON LTV:                     69.3%

DSCR:                            1.40x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:        Two Cross-Collateralized,
                                 Cross-Defaulted Single Assets

PROPERTY TYPE:                   Manufactured Housing

COLLATERAL:                      Fee simple interest in two
                                 manufactured housing
                                 communities.

LOCATION:                        Vero Beach, FL

YEAR BUILT / RENOVATED:          1985 & 1986 / NAP

TOTAL PADS:                      882

PROPERTY MANAGEMENT:             Owen & Freda Sanderson,
                                 affiliates of the Borrowers.

OCCUPANCY (AS OF 01/30/03):      87.0%

UNDERWRITTEN NET CASH FLOW:      $2,551,743

APPRAISED VALUE:                 $36,400,000

APPRAISAL DATE:                  December 23, 2002
--------------------------------------------------------------------------------




----------------------------------------------------------------------------------
     PROPERTY                    BALANCE                    NUMBER OF PADS
-----------------------------------------------------------------------------------
Heron Cay                       $19,181,238                      597
-----------------------------------------------------------------------------------
Vero Palms Estates               $7,992,182                      285
-----------------------------------------------------------------------------------
TOTAL:                          $27,173,420                      882
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                HERON CAY -- VERO PALM ESTATES CROSSED PORTFOLIO

                                                            BALANCE: $27,173,420

                                                            DSCR:    1.40x

                                                            LTV:     74.7%

--------------------------------------------------------------------------------


THE HERON CAY - VERO PALM ESTATES CROSSED PORTFOLIO

THE LOAN. The Heron Cay loan and the Vero Palm Estates loan are secured by first mortgages on Heron Cay and Vero Palm Estates, respectively, both manufactured housing communities located in Vero Beach, Indian River County, Florida. The loans are fully cross-collateralized and cross-defaulted.

THE BORROWER. The borrowers, Cay of Heron, Ltd. and Vero Palm Realty LLC, are both single-purpose entities sponsored by Owen and Freda Sanderson. The Sandersons have owned and managed multifamily and manufactured housing properties since 1978. They have owned and managed Heron Cay since 1998 and Vero Palm Estates since 1999. As of June 15, 2002, the Sandersons had a net worth of $22.3 million.

THE PROPERTY. Heron Cay and Vero Palm Estates are both manufactured housing communities located in Vero Beach, Indian River County, Florida. Heron Cay, developed in 1985, has 597 home sites situated on 130-acres. Vero Palm Estates, developed in 1986, has 285 home sites situated on 64-acres. The amenities are similar at both properties, and include an entrance gatehouse, a clubhouse with a fitness center, tennis courts, shuffleboard courts, heated pool and spa, meeting rooms, a library, craft room, and billiards. Vero Beach offers over a dozen public and private golf courses all within a short driving distance of Heron Cay. The nearby Atlantic Ocean affords area residents the customary beach, boating, fishing and other water-related activities. THE MARKET. Heron Cay and Vero Palm Estates are located in Vero Beach, Indian River County, Florida. Vero Beach is approximately 70 miles southeast of Orlando and 120 miles north of Miami. The Vero Beach Airport and Commerce Center is located on the west side of U.S. Highway 1, approximately three and a half miles north of the property. The market area is comprised primarily of retirement communities, retail and agricultural uses. The neighborhood is located in close proximity to US 1, Interstate-95, Florida Highway 60 and the city of Vero Beach. There are numerous public and private golf courses within a short driving distance of the subject properties that are a draw for retirees. Major shopping facilities are located three to four miles away and include the Vero Beach Mall, The Commons Shopping Center, Indian River Square Shopping Center, and Home Depot.

PROPERTY MANAGEMENT. Heron Cay and Vero Palm Estates are managed by the sponsors, Owen and Freda Sanderson. The Sandersons have owned and managed multifamily and manufactured housing properties since 1978. They have owned and managed Heron Cay since 1998 and Vero Palm Estates since 1999.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $24,845,811

                                 LAGUNA GATEWAY             DSCR:    1.69x

                                                            LTV:     65.4%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $25,000,000

CUT-OFF PRINCIPAL BALANCE:     $24,845,811

% BY INITIAL UPB:              2.08%

INTEREST RATE:                 6.42000%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            October 1, 2002

MATURITY DATE:                 September 1, 2012

AMORTIZATION:                  360 months

CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted. On and
                               after August 1, 2012, prepayment
                               can be made without penalty.

SPONSOR:                       Louie J. Pappas

BORROWER:                      Pappas Laguna No.2, L.P.

ADDITIONAL
FINANCING:                     None

LOCKBOX:                       None

INITIAL RESERVES:              Tax:              $262,781
                               Other:            $1,081,992

MONTHLY RESERVES:              Tax:              $37,540
                               Replacement:      $1,758 1

--------------------------------------------------------------------------------
1. Capped at $63,288.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:           $134.85

BALLOON BALANCE / SQ.FT.:        $116.48

LTV:                             65.4%

BALLOON LTV:                     56.5%

DSCR:                            1.69x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Anchored Retail

LOCATION:                        Elk Grove, CA

YEAR BUILT / RENOVATED:          2001 / NAP

THE COLLATERAL:                  Eight one-story retail buildings totaling
                                 184,244 sq. ft. and three ground lease
                                 parcels (23,250 sq. ft.) each containing a restaurant situated on 22.9 acres of land contained within an anchored community shopping center.

TOTAL AREA:                      184,244 sq.ft.

PROPERTY MANAGEMENT:             The property is managed by CB
                                 Richard Ellis.

OCCUPANCY (AS OF 09/30/02):      97.0%

UNDERWRITTEN NET CASH FLOW:      $3,170,879

APPRAISED VALUE:                 $38,000,000

APPRAISAL DATE:                  June 20, 2002

--------------------------------------------------------------------------------


                                            MAJOR TENANTS
-----------------------------------------------------------------------------------------------------
      TENANT                  % NRSF         RENT PSF        LEASE EXPIRATION      RATINGS (S/M/F)
-----------------------------------------------------------------------------------------------------
Best Buy Stores                24.8%          $13.50            08/31/16          BBB- / Baa3 / -
-------------------------- --------------- -------------- --------------------- ---------------------
Bed Bath & Beyond              15.3%          $13.00            01/31/12            BBB- / - / -
-------------------------- --------------- -------------- --------------------- ---------------------
TJ Maxx                        15.0%          $12.50            11/30/11             A / A3 / -
-------------------------- --------------- -------------- --------------------- ---------------------


THE LAGUNA GATEWAY LOAN

THE LOAN. The Laguna Gateway Loan is evidenced by a promissory note and is secured by a first priority mortgage secured by a retail power center (184,244 sq. ft.) with four anchor tenants.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $24,845,811

                                 LAGUNA GATEWAY             DSCR:    1.69x

                                                            LTV:     65.4%

--------------------------------------------------------------------------------


THE BORROWER. The borrower, Pappas Laguna No.2, L.P., a Delaware limited partnership, is a single-purpose, bankruptcy-remote entity. Louie Pappas, the borrower principal, has been in the real estate business for approximately 30 years and has a net worth of approximately $20.1 million.

THE PROPERTY. The property is a retail power center comprised of eight one-story retail buildings totaling 184,244 sq. ft. located in the Sacramento MSA in an area identified as the downtown/ Sacramento submarket. The subject neighborhood is located in the northern-central section of Elk Grove and is eleven miles southeast of downtown Sacramento. The collateral includes three ground lease parcels each containing a restaurant. The existing buildings, totaling approximately 23,250 sq. ft., were constructed in 2001 and 2002. Macaroni Grill and Mimi's Cafe are open for business while Logan's Steakhouse is under construction. A total of 68.7% of the center is leased to 4 anchor tenants and a recently constructed Home Depot is located on an adjacent parcel, which is not part of the collateral. In addition, a Holiday Inn Express is under construction on another adjacent parcel.

SIGNIFICANT TENANTS. The subject was 97.0% leased to 22 tenants as of 09/30/02. A total of 68.7% of the center is leased to 4 anchor tenants, including TJ Maxx, Best Buy, Bed Bath & Beyond and Old Navy.

TJ Maxx is part of The TJX Companies, Inc. (rated A by S&P and A3 by Moody's). It has a 10-year lease expiring on 11/30/2011 with three 5-year renewal options. TJX has 1,665 retail stores in 47 states and Puerto Rico selling off-price apparel and home fashions. TJX operates under the trade names of TJ Maxx, Marshall's, A.J. Wright, Winners, T.K. Maxx and HomeGoods. For its fiscal year ended 1/26/02, TJX reported revenue of $10.7 billion and net income of $540 million.

Best Buy Co., Inc. (rated BBB- by S&P and Baa3 by Moody's) occupies 45,715 sq. ft. on a 15-year lease expiring on 08/31/2016 with three 5-year renewal options. Best Buy sells personal computers and other home office products, consumer electronics, entertainment software, major appliances and related accessories. The company has over 1,900 stores with 481 operating under the "Best Buy" name. The company also operates under the names of Sam Goody, Suncoast, On Cue, Media Play and Magnolia Hi-Fi. For its fiscal year ended 3/2/02, Best Buy had revenue of $19.6 billion, which was up from the prior year's $15.3 billion and net income of $570 million versus $396 million for the prior year.

Bed Bath & Beyond, Inc. (rated BBB- by S&P and not rated by Moody's) occupies 28,212 sq. ft. on a 10-year lease with three 5-year renewal options. The company is a nationwide chain of superstores selling a range of domestic merchandise and home furnishings through 407 stores in 44 states and Puerto Rico. For its fiscal year ended 03/02/02, Bed Bath & Beyond had revenue of $2.9 billion which was up $531 million (22%) over the prior year and net income of $220 million versus $172 million for the prior year.

Old Navy/The Gap, Inc. (rated BB+ by S&P and Ba3 by Moody's) occupies 25,000 sq. ft. on a 5-year lease with two 5-year renewal options. Old Navy is a division of The Gap, Inc., which has over 3,000 locations worldwide. The Gap, Inc. is a global specialty retailer, which operates stores selling casual apparel, personal care and other accessories for men, women and children. Company brands include Gap, Banana Republic and Old Navy. For its fiscal year ended 02/02/02, The Gap had revenue of $13.8 billion.

Other nationally recognized and/or credit rated tenants include Wells Fargo Bank and AT&T Wireless.

THE MARKET. The submarket, Laguna/Elk Grove, was identified by the appraiser CB Richard Ellis as having the highest average asking rents of any of the 15 Sacramento submarkets, as of the first quarter of 2002. Average rent for the Sacramento combined submarkets was $18.12psf versus $27.36psf for the subject's submarket. Of the nine comparable properties listed in the appraisal, the six-operating/completed properties had an average occupancy level of 98.3%. The strength of the subject's submarket is documented further by a Reis Report which indicates that at the end of the third quarter of 2002, the Sacramento retail market had an occupancy level of 94.5% and the subject's submarket, had an occupancy level of 97%. As of September 30, 2002, the subject was 97.0% occupied. Median household income for 2001 within a one mile radius was estimated at $78,440.

PROPERTY MANAGEMENT. CB Richard Ellis, one of the largest vertically integrated commercial real estate services firms in the world, manages the subject property. Headquartered in Los Angeles, the company has nearly 10,000 employees and 250 principal offices in 47 countries. CB Richard Ellis offers an array of services including property sales and leasing, property management, corporate services, investment banking, investment management, capital markets, appraisal/valuation, research and consulting. In fiscal year 2001 the company reported gross revenue of $1.170 billion. The company manages approximately 17,329 commercial properties with a total of 604,542,136 sq. ft. of which 1,404 are retail properties with a total of 60,387,217 sq. ft.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE.  Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $21,095,743

                           THE LINKS AT BENTONVILLE         DSCR:    1.30x

                                                            LTV:     78.1%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                   GECC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $21,200,000

CUT-OFF PRINCIPAL BALANCE:     $21,095,743

% BY INITIAL UPB:              1.77%

INTEREST RATE:                 5.94000%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            December 1, 2002

MATURITY DATE:                 November 1, 2014

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted.  On and
                               after September 1, 2014,
                               prepayment can be made without
                               penalty.

SPONSOR:                       J.E. Lindsey Family, LP

BORROWER:                      The Links at Bentonville, LP

ADDITIONAL FINANCING:          $6.880 million of mezzanine debt
                               secured by partnership interests.

LOCKBOX:                       None

INITIAL RESERVES:              Tax:              $78,640
                               Insurance:        $42,000

MONTHLY RESERVES:              Tax:              $29,490
                               Insurance:        $6,000
                               Replacement:      $7,200(1)
--------------------------------------------------------------------------------
1. Capped at $259,200.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / UNIT:             $48,833

BALLOON BALANCE / UNIT:          $39,412

LTV:                             78.1%

BALLOON LTV:                     63.1%

DSCR:                            1.30x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Multifamily

COLLATERAL:                      Class A multifamily property,
                                 situated on a 25-acre site.

LOCATION:                        Bentonville, AR

YEAR BUILT / RENOVATED:          2002 / NAP

TOTAL UNITS:                     432

PROPERTY MANAGEMENT:             The Lindsey Management
                                 Company, an affiliate of the
                                 Borrower.

OCCUPANCY (11/01/02):            97.0%

UNDERWRITTEN NET CASH FLOW:      $1,974,597

APPRAISED VALUE:                 $27,000,000

APPRAISAL DATE:                  August 29, 2002
--------------------------------------------------------------------------------


                                        PROPERTY DESCRIPTION
---------------------------------------------------------------------------------------------------------
UNIT TYPE              NUMBER OF UNITS       AVERAGE SQUARE FEET/UNIT       AVERAGE RENT (PER MONTH)
---------------------- ------------------- ----------------------------- --------------------------------
One Bedroom                   144                      640                            $503
---------------------- ------------------- ----------------------------- --------------------------------
Two Bedroom                   288                      913                            $625(2)
---------------------- ------------------- ----------------------------- --------------------------------

2.   Excludes 41 Executive Suite units with rates ranging from $1,300 to $2,050.

THE LINKS AT BENTONVILLE LOAN

THE LOAN. The Links at Bentonville Loan is secured by a first mortgage on The Links at Bentonville, a Class A, multifamily community located in Bentonville, Arkansas. The property was constructed in 2002 and is situated on a 25-acre site. The property consists of 36 buildings containing a total of 432 units and offers superior amenities, such as an Olympic-size swimming pool, tennis courts and clubhouse. The property site is surrounded by a newly developed 9-hole golf course, which is part of the collateral, although, no income from the golf course was underwritten.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $21,095,743

                           THE LINKS AT BENTONVILLE         DSCR:    1.30x

                                                            LTV:     78.1%

--------------------------------------------------------------------------------


THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose managing partner is a single-purpose, bankruptcy-remote entity. The sponsor of the borrower is James E. Lindsey who has built over 20,000 apartment units in Arkansas, Oklahoma, Missouri, Texas, Kansas and Tennessee, 12 commercial projects and manages 22 golf courses. Mr. Lindsey is a repeat borrower of GE Real Estate.

THE PROPERTY. The property is a newly developed, Class A, multifamily community located in eastern Bentonville, Benton County, Arkansas, which is part of the Fayetteville/Springdale MSA. The property's 25-acre development is located approximately 3/8 mile south of State Highway 102. The property's location is reported to be in the primary growth area of both Rogers and Bentonville.

The property is comprised of 36 buildings, containing 432 units. Property amenities include an Olympic-size swimming pool, full gym, a business center with two computers, tennis courts, tanning beds, whirlpool tub, sauna, and clubhouse. The 9-hole golf course adjacent to the property is available to the apartment complex tenants with a fee for equipment rental only. Approximately 132 units have golf side views. No income from the golf course was included in the underwriting.

The 36 buildings are of four different architectural designs, offering total building areas ranging from 8,608 square feet to 10,484 sq. ft. All buildings have four 1-bedroom units (two per floor) and eight 2-bedroom units (4 per floor). Some buildings have two baths in the 2-bedroom units and some do not. Each building has a fairly large covered porch for entry to the units with covered exterior stairs on both sides for access to the upper floors. The larger building designs, their Custom and Custom Deluxe buildings, offer vaulted ceilings for the second level and 9' ceilings for the first level units. These buildings also offer larger units with the second bedroom including a full second bath. Each apartment has a washer and dryer.

The property contains 41 executive suites. These units come furnished and a complete office set-up in the bedroom. The executive suites' rents include utilities, phone and a housekeeper service. Rents for the executive suites are $2,050 per month, a premium of approximately $1,375 over the standard rental rate.

According to the appraiser, the tenant breakdown for the subject property, as of August 2002, was 10% students/working students, 40% married couples under 30 with no children, 30% married couples under 30 with children, and 20% in other categories.

THE MARKET. The property is located in the Fayetteville-Springdale Arkansas MSA, which consists of Benton and Washington Counties in the northwest corner of Arkansas. This MSA has experienced the most growth of any MSA in Arkansas and as of July 2002, had an unemployment rating of 2.6%. According to the U.S. Census Bureau, this MSA is the 16th fastest growing MSA in the nation. The 2000 census listed total population in Benton and Washington Counties collectively at 311,121; approximately a 4.75% annual increase since 1990, with Fayetteville having a population of 58,047.

Fayetteville is the largest city in the area and is the home of The University of Arkansas, which is located approximately 4 miles from the property. Additional economic generators for the area include the Wal-Mart Stores Inc. headquarters in Bentonville and Tyson Food, Inc. headquarters in Springdale. Many industrial plants are located in the areas as a result of proximity to Wal-Mart and include First Brands' plant in Rogers (Glad Wrap and other products) and ExCell Manufacturing in Decatur (pressure washers sold in Sam's Wholesale Club).

The property's overall rental range is $475 to $725 per month, with the average asking rent at $585 per month. The appraiser reported that the rental comparables, although not direct comparables, reflect strong occupancy rates at 95% or better.

PROPERTY MANAGEMENT. Lindsey Management Company, Inc., an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The sponsor of the related borrower has pledged its ownership interest in the related borrower (together with its ownership interest in entities owning two additional multifamily projects) to secure a total of $6,880,000 (as of Cut-Off Date) of mezzanine debt from an unaffiliated third party. Excess cash flow from all three projects would be available to service such mezzanine debt.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.   Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $20,439,284

                                FAIR LAKES VII              DSCR:    1.48x

                                                            LTV:     66.4%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------



LOAN SELLER:                   GECC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $20,500,000

CUT-OFF PRINCIPAL BALANCE:     $20,439,284

% BY INITIAL UPB:              1.72%

INTEREST RATE:                 6.07000%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            February 1, 2003

MATURITY DATE:                 January 1, 2013

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted.  On and
                               after October 1, 2012, prepayment
                               can be made without penalty.

SPONSOR:                       Milton Peterson and PEC Solutions,
                               Inc.

BORROWER:                      Building VII Associates, LC

ADDITIONAL
FINANCING:                     None

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $106,755
                               Insurance:        $25,416
                               Other:            $500,000

MONTHLY RESERVES:              Tax:              $26,689
                               Replacement:      $1,250
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $134.02

BALLOON BALANCE / SQ.FT.:       $114.23

LTV:                            66.4%

BALLOON LTV:                    56.6%

DSCR:                           1.48x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Class A Office

COLLATERAL:                     Class A, single tenant, corporate headquarter
                                office building located in Fairfax, Virginia, approximately 20 miles west of Washington, D.C.

LOCATION:                       Fairfax, VA

YEAR BUILT / RENOVATED:         2002 / NAP

TOTAL AREA:                     152,507 sq.ft.

PROPERTY MANAGEMENT:            Peterson Management LC, an
                                affiliate of the Borrower.

OCCUPANCY (11/30/02):           100%

UNDERWRITTEN NET CASH FLOW:     $2,205,433

APPRAISED VALUE:                $30,800,000

APPRAISAL DATE:                 12/01/02
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  MAJOR TENANT
--------------------------------------------------------------------------------
                                                                 LEASE
      TENANT                   % NRSF            RENT PSF      EXPIRATION
--------------------------------------------------------------------------------
  PEC Solutions               100%             $18.99        12/31/18
--------------------------------------------------------------------------------


THE FAIR LAKES VII LOAN

THE LOAN. The Fair Lakes VII Loan is secured by a first mortgage on Fair Lakes VII office building located in Fairfax, Virginia, 20 miles west of Washington DC. The mortgaged property is a newly constructed, Class A, single-tenant, office building, and is leased to PEC Solutions, Inc., for its corporate headquarters.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose member has an independent director. The Sponsors of the borrower are Milton Peterson and PEC Solutions, Inc. Milton Peterson is the founder and CEO of The Peterson Companies, one of the largest privately-held development companies in the region. The Company has developed 20,000 residential lots, 3MM sq. ft. of retail space, 4MM sq. ft. of office space, and 3,000 apartment units. Mr. Peterson is a repeat borrower of GE Capital Real Estate. PEC Solutions, Inc., a public company traded on NASDAQ, is a professional services firm specializing in technology solutions for federal, state, and local governments including defense, law enforcement and intelligence agencies. PEC Solutions, Inc., headquartered at the property, reported 2002 revenue of $182.2MM, compared to $109.2MM in 2001. PEC Solutions has a 48% ownership interest in the property.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $20,439,284

                                FAIR LAKES VII              DSCR:    1.48x

                                                            LTV:     66.4%

--------------------------------------------------------------------------------


THE PROPERTY. The property is a 6-story, single-tenant, Class A office building containing 152,507 sq. ft. of NRA on approximately 2.2 acres. The property is located in the Fair Lakes master-planned district, which is comprised of 650 acres and is the largest development project in the Fairfax area. The district is comprised of 15 office buildings totaling 2.18MM square feet, a 316-room Hyatt Hotel, a 114-room Marriott Residence Suites Hotel, and 4 multi-family residential projects. The property is located in the southeast quadrant of Fairfax County Parkway and Fair Lakes Parkway. The property has excellent access to primary thoroughfares and access to the entire metropolitan area and has perpetual easement/access rights to an adjacent 4-level parking garage built by the borrower.

SIGNIFICANT TENANTS. The property is 100% NNN leased to PEC Solutions, Inc., which uses the space as its corporate headquarters.

PEC Solutions, Inc. leases the space at an initial rent rate of $18.99psf (NNN), with the rent escalating 3.5% per year and a lease expiration of December 2018. PEC took possession of the space in November of 2002. PEC presently leases nearly 250,000 sq. ft. in the Fair Lakes business district and is currently consolidating much of its other space into the subject.

PEC Solutions, Inc. is a professional services firm providing high-end solutions that help government clients. PEC provides secure, interoperable technology solutions for clients in the defense, law enforcement, intelligence, and civilian agencies of the Federal Government and at State and local levels. The company, founded in 1985, is based in Fairfax, Virginia and employs nearly 1,300 professionals and operates in nine states. For the fiscal year ended 12/31/02, revenues rose 67% to $182.2MM. Net income rose 70% to $22.3MM. PEC's COO reported the company experienced significant acceleration in contracts related to the federal government's homeland security mission; with growth in the application of biometric identification technologies, and strong on-going demand in core federal technology businesses. Many of the company's contract with the FBI, CIA, and other defense/intelligent agencies remain confidential. The company does publish information on a variety of contracts with the Department of Justice, Treasury, INS, Nuclear Regulatory Commission, Veteran's Benefits Association, Offices of the US Courts, and a number of local and state government.

Forbes ranked PEC 14th in their October issue of "200 Best Small Companies in America" which was the company's second consecutive year ranked. In July 2002, PEC's three founders were selected by Ernst & Young as the 2002 Greater Washington Entrepreneur of the Year in the government services category. Business Week ranked PEC 8th in their June 2002 "Hot Growth Companies".

THE MARKET. The property is located in Northern Virginia, within Fairfax County. According to the appraisal, Northern Virginia contains 228 million sq. ft. of office space and has a vacancy rate of 10% (as of August 2002). This area is fueled by demand from the nation's capitol as well as established high-tech services, corporate and regional headquarters' operations, trade and professional associations, business services and financial service firms. The appraiser reported that Fairfax County is one of the ten counties and five cities in Virginia and Maryland that comprise the Washington, D.C. MSA and contains a total of 91.7 million sq. ft. of office space, which has a reported vacancy rate of 12% (as of August 2002). Fairfax County is reported to be the most populous jurisdiction in the Washington MSA with a total estimated 2002 population of 996,078. The 2000 U.S. Census ranks Fairfax County 36th in the nation, with the 3-mile ring study reporting a projected 2002 population of 70,495.

Within Fairfax County, distinct niche markets have been established - markets catering to defense contractors, hi-tech, bio-tech, telecom, etc. The property's micro-market (Fairfax Center) has fared better than the macro-market with micro-market reporting a 6% vacancy (September 2002). Reis reports the subject submarket to be 8.7% vacant with newly constructed offices (post-1994) having a 0.2% vacancy. Rents average $23 to $28psf, full-service or $15 to $20psf, NNN, which is consistent with the property's rents.

PROPERTY MANAGEMENT.  Peterson Management, LC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $20,007,666

                               EDGEWATER VILLAGE            DSCR:    1.78x

                                                            LTV:     57.6%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------


LOAN SELLER:                    GECC

LOAN PURPOSE:                   Refinance

SHADOW RATING (S / M):          BBB- / BAA3

ORIGINAL PRINCIPAL BALANCE:     $20,029,000

CUT-OFF PRINCIPAL BALANCE:      $20,007,666

% BY INITIAL UPB:               1.68%

INTEREST RATE:                  4.99000%

PAYMENT DATE:                   1st of each month

FIRST PAYMENT DATE:             April 1, 2003

MATURITY DATE:                  March 1, 2013

AMORTIZATION:                   360 Months

CALL PROTECTION:                Lockout for 24 months from
                                securitization date, then
                                defeasance is permitted.  On and
                                after January 1, 2013, prepayment
                                can be made without penalty.

SPONSOR:                        Richard D. Cohen and Edward Darman

BORROWER:                       Cohen and Darman Realty LP

ADDITIONAL
FINANCING:                      None

LOCKBOX:                        Soft


INITIAL RESERVES:               Tax:             $41,100
                                Insurance:       $51,887

MONTHLY RESERVES:               Tax:             $20,550
                                Insurance:       $5,189
                                Replacement:     $5,855
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------


LOAN BALANCE / UNIT:            $71,202

BALLOON BALANCE / UNIT:         $58,597

LTV:                            57.6%

BALLOON LTV:                    47.4%

DSCR:                           1.78x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Multifamily

COLLATERAL:                     Fee simple interest in an
                                apartment complex comprised of
                                4 six-story elevator mid-rise
                                apartment buildings including
                                a 7,409 sq. ft.  ancillary
                                retail center.

LOCATION:                       Framingham, MA

YEAR BUILT / RENOVATED:         1970 / NAP

TOTAL UNITS:                    281
                                7,409 sq. ft. ancillary retail

PROPERTY MANAGEMENT:            Capital Properties, an
                                affiliate of the Borrower.

OCCUPANCY (AS OF 10/08/02):     90.4%

UNDERWRITTEN NET CASH FLOW:     $2,299,316

APPRAISED VALUE:                $34,720,000

APPRAISAL DATE:                 10/01/02

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                         PROPERTY DESCRIPTION
---------------------------------------------------------------------------------------------------------
  UNIT TYPE             NUMBER OF UNITS      AVERAGE SQUARE FEET/UNIT       AVERAGE RENT (PER MONTH)
---------------------- ------------------- ----------------------------- --------------------------------
Studio                         45                      566                           $1,006
---------------------- ------------------- ----------------------------- --------------------------------
One Bedroom                   137                      740                           $1,281
---------------------- ------------------- ----------------------------- --------------------------------
Two Bedroom                    98                     1,243                          $1,550
---------------------- ------------------- ----------------------------- --------------------------------


THE EDGEWATER VILLAGE LOAN

THE LOAN. The Edgewater Village Loan is secured by a first mortgage on Edgewater Village, a 281-unit apartment community located in the Town of Framingham in Middlesex County, approximately 15 miles west of Boston. The property was constructed in 1970 and has been owned by the sponsor since 1977. It consists of four 6-story mid-rise elevator multifamily buildings and a 100% occupied 7,409 sq. ft. ancillary retail center.

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $20,007,666

                               EDGEWATER VILLAGE            DSCR:    1.78x

                                                            LTV:     57.6%

--------------------------------------------------------------------------------


THE BORROWER. The borrower is a single-purpose entity whose managing partner has an independent director. The sponsors of the borrower are Richard D. Cohen and Edward Darman. Mr. Cohen, a repeat borrower of GE Real Estate, is the founder and president of Capital Properties, the management company for the property. Capital Properties, based in Boston, owns and operates more than 6,000 multi-family units and 3 million sq. ft. of office space with a total asset value in excess of $1.0 billion.

THE PROPERTY. Edgewater Village is located on Route 9, 15 miles west of Boston in the Town of Framingham, MA. The property is a 281-unit apartment community comprised of four 6-story, mid-rise elevator apartment buildings and 7,409 sq. ft. of ancillary retail space, which accounts for approximately 2% of the subject's income. Property amenities include a swimming pool, laundry facilities, a fitness center, social area, and controlled entry and intercom system. There are 450 parking spaces, including 220 covered spaces.

The apartment unit mix consists of 13 different floorplans, ranging in size from 550 sq. ft. to 1,695 sq. ft.; with the average size unit totaling 890 sq. ft. The units are individually metered with the tenants being responsible for electric charges. The buildings have a central heating/cooling system which is fed via a central hot water boiler for heating and a central chilled water system for cooling.

The tenant mix is reported to be 80% single/empty nesters/couples and 20% seniors. Income levels reported range from $40,000 to $100,000. Tenants must have a monthly income level of three times their rent in order to qualify for residency. The ancillary retail center is 100% occupied by 5 tenants.

THE MARKET. The property is located in the Metro West sub-market, which has approximately 4,414 apartment units and accounts for 9% of the Boston supply. According to the appraisal, the sub-market's historical vacancies have ranged from 0.7% to 2.4%; current vacancies are reported to be approximately 5.1%. Absorption has been stable with very little new supply being added to the market. The rental rates in the sub-market average $1.42psf per month, with the immediate area rent comparables ranging from $1.25 to $1.70psf per month which is comparable to the property's current rental rates, which range from $1.26 to $1.78psf per month. Currently, rental concessions have entered into the market, with the typical concession being 1-month free rent to a 12-month lease. Edgewater Village is currently offering concessions on a select basis, which are reflected in the underwriting.

The immediate area surrounding the property consists primarily of multifamily residential, retail and other commercial developments. According to the Appraisal, the subject's neighborhood demographics are strong with a three-mile city median household income of $86,344 for 2002. The Appraiser reports the outlook for the neighborhood to have continued growth performance with moderate increases in population and household formation over the next several years. According to a 3-mile ring study, projected 2002 population is reported to be 60,487.

PROPERTY MANAGEMENT.  Capital Properties, an affiliate of Richard D. Cohen.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                  $806,200,000
                       (APPROXIMATE OFFERED CERTIFICATES)
                                 $1,191,688,123
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1


                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GERMAN AMERICAN CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------


                                INITIAL                                                 PRINCIPAL
              APPROX. SIZE    PASS-THROUGH      RATINGS       SUBORDINATION   WAL       WINDOW         ASSUMED FINAL
   CLASS         (FACE)           RATE      (S&P / MOODY'S)       LEVELS       (YRS.)     (MO.)      DISTRIBUTION DATE
A-1          $114,251,000         [ ]%       AAA / AAA            19.000%       3.50      1-59          3/10/2008
A-2          $107,728,000         [ ]%       AAA / AAA            19.000%       5.90      59-81         1/10/2010
A-3          $156,655,000         [ ]%       AAA / AAA            19.000%       7.00      81-101        9/10/2011
A-4          $369,471,000         [ ]%       AAA / AAA            19.000%       9.58      101-117       1/10/2013
 B           $ 41,709,000         [ ]%       AA / AA2             15.500%       9.82      118-118       2/10/2013
 C           $ 16,386,000         [ ]%       AA- / AA3            14.125%       9.85      118-119       3/10/2013



DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
CO-LEAD AND JOINT BOOKRUNNING MANAGER      CO-LEAD AND JOINT BOOKRUNNING MANAGER

JPMORGAN                      MERRILL LYNCH & CO.           SALOMON SMITH BARNEY
CO-MANAGER                         CO-MANAGER                         CO-MANAGER



                                                                  March 31, 2003



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

TRANSACTION FEATURES

o    SELLERS:
                                                      NO. OF         CUT-OFF DATE
                                    SELLERS            LOANS          BALANCE ($)        % OF POOL
          General Electric Capital Corporation          90            582,921,393          48.92
          German American Capital Corporation           17            329,229,672          27.63
          Bank of America, N.A                          28            279,537,058          23.46
          TOTAL:                                       135          1,191,688,123         100.00

o    LOAN POOL:
     o    Average Cut-off Date Balance: $8,827,319
     o Largest Mortgage Loan or cross-collateralized loan group by Cut-off Date Balance: $72,000,000 (Shadow Rated AAA / AA3 by S&P and Moody's)
     o Five largest and ten largest loans or cross-collateralized loan groups: 20.61% and 30.13% of pool, respectively

o    CREDIT STATISTICS:
     o    Weighted average underwritten DSCR of 1.59x
     o Weighted average cut-off date LTV ratio of 70.07%; weighted average balloon LTV ratio of 59.63%

o    PROPERTY TYPES:

   [THE FOLLOWING INFORMATION WAS REPRESENTED IN THE ORIGINAL BY A PIE CHART]

Retail              35.38%
Office              23.01%
Multifamily (1)     25.66%
Self Storage         7.29%
Industrial           4.79%
Hotel                3.04%
Other                0.84%

(1) Consists of Multifamily (19.83%) and Manufactured Housing (5.83%).

o    CALL PROTECTION: (AS APPLICABLE)

     o 98.08% of the pool (current balance) has a lockout period ranging from 24 to 45 payments from origination, then defeasance.

     o 1.92% of the pool (current balance) has a lockout period ranging from 36 to 59 payments from origination, then yield maintenance.

o BOND INFORMATION: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                     $806,200,000 (APPROXIMATE)
                                 GE COMMERCIAL MORTGAGE CORPORATION
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                           SERIES 2003-C1

OFFERED CERTIFICATES
--------------------

               INITIAL                                            AVERAGE       PRINCIPAL      ASSUMED FINAL        INITIAL
CLASS        CERTIFICATE      SUBORDINATION        RATINGS          LIFE         WINDOW        DISTRIBUTION      PASS-THROUGH
             BALANCE(1)          LEVELS        (S&P / MOODY'S)   (YRS.)(2)      (MO.)(2)          DATE(2)     RATE (APPROX.)(3)
--------------------------------------------------------------------------------------------------------------------------------
A-1(4)      $114,251,000         19.000%          AAA / Aaa         3.50         1-59            3/10/2008            %
A-2(4)      $107,728,000         19.000%          AAA / Aaa         5.90         59-81           1/10/2010            %
A-3(4)      $156,655,000         19.000%          AAA / Aaa         7.00         81-101          9/10/2011            %
A-4(4)      $369,471,000         19.000%          AAA / Aaa         9.58         101-117         1/10/2013            %
  B         $ 41,709,000         15.500%           AA / Aa2         9.82         118-118         2/10/2013            %
  C         $ 16,386,000         14.125%          AA- / Aa3         9.85         118-119         3/10/2013            %

PRIVATE CERTIFICATES (5)
------------------------

               INITIAL                                            AVERAGE       PRINCIPAL      ASSUMED FINAL        INITIAL
CLASS        CERTIFICATE      SUBORDINATION        RATINGS          LIFE         WINDOW        DISTRIBUTION      PASS-THROUGH
             BALANCE(1)          LEVELS        (S&P / MOODY'S)   (YRS.)(2)      (MO.)(2)          DATE(2)     RATE (APPROX.)(3)
--------------------------------------------------------------------------------------------------------------------------------
 X-1(6)     $1,191,688,122           NA           AAA / Aaa          NA               NA        11/10/2014            %
 X-2(6)     $                        NA           AAA / Aaa          NA               NA         4/10/2010            %
A-1A(4)     $217,162,000         19.000%          AAA / Aaa         8.62           1-118         2/10/2013            %
   D        $ 25,323,000         12.000%            A / A2          9.90         119-119         3/10/2013            %
   E        $ 16,386,000         10.625%           A- / A3          9.90         119-119         3/10/2013            %
   F        $ 10,427,000          9.750%         BBB+ / Baa1        9.90         119-119         3/10/2013            %
   G        $ 16,386,000          8.375%          BBB / Baa2        9.90         119-119         3/10/2013            %
   H        $ 16,385,000          7.000%         BBB- / Baa3        9.90         119-119         3/10/2013            %
   J        $ 25,324,000          4.875%          BB+ / Ba1         9.99         119-120         4/10/2013            %
   K        $  8,937,000          4.125%           BB / Ba2         9.99         120-120         4/10/2013            %
   L        $  7,449,000          3.500%          BB- / Ba3         9.99         120-120         4/10/2013            %
   M        $  2,979,000          3.250%           B+ / B1          9.99         120-120         4/10/2013            %
   N        $ 10,427,000          2.375%            B / B2          9.99         120-120         4/10/2013            %
   O        $  5,958,000          1.875%           B- / B3         10.92         120-139        11/10/2014            %
   P        $ 22,345,122          0.000%           NR / NR         11.57         139-139        11/10/2014            %

  Notes:
(1)  Subject to a permitted variance of plus or minus 10%.
(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
(3) The Class A-1, A-2, A-3, A-4 and A-1A Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P will accrue interest at either (i) a fixed rate, or (ii) a fixed rate subject to a Net WAC Cap.
(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 103 mortgage loans, representing approximately 81.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 32 mortgage loans, representing approximately 18.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 86.76% of all the mortgage loans secured by multifamily properties and approximately 17.52% of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA.

(5)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.
(6) Each of the properties referred to herein as Renaissance Tower, Wellbridge Portfolio and Walgreen's - Delray Beach also secure a subordinate note that is held outside of the trust. The Class X Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust (except for Walgreen's - Delray Beach). For more information regarding these loans (as well as information regarding other properties which secure subordinate notes that are held outside of the trust), see "Description of the Mortgage Pool - Split Loan Structures" in the Prospectus Supplement.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

I. ISSUE CHARACTERISTICS

     ISSUE TYPE:                         Public:  Classes A-1,  A-2, A-3, A-4, B
                                         and C (the "Offered Certificates").

                                         Private  (Rule  144A,   Regulation  S):
                                         Classes X-1, X-2,  A-1A, D, E, F, G, H,
                                         J, K, L, M, N, O and P.

     SECURITIES OFFERED:                 $806,200,000 monthly pay,  multi-class,
                                         sequential  pay   commercial   mortgage
                                         REMIC    Pass-Through     Certificates,
                                         consisting of six fixed-rate  principal
                                         and interest classes (Classes A-1, A-2,
                                         A-3, A-4, B and C).

     MORTGAGE POOL:                      The  Mortgage   Pool  consists  of  135
                                         Mortgage   Loans   with  an   aggregate
                                         balance  as  of  the  Cut-Off  Date  of
                                         $1,191,688,123.  The Mortgage Loans are
                                         secured  by  165   properties   located
                                         throughout  32 states and the  District
                                         of Columbia.  The Mortgage Pool will be
                                         deemed  to  consist  of 2  loan  groups
                                         ("Loan  Group 1" and "Loan  Group  2").
                                         Loan Group 1 will consist of (i) all of
                                         the Mortgage Loans that are not secured
                                         by   Mortgaged   Properties   that  are
                                         multifamily      properties      and/or
                                         manufactured housing properties, (ii) 3
                                         Mortgage  Loans  that  are  secured  by
                                         Mortgaged     Properties    that    are
                                         multifamily  properties  and  (iii)  10
                                         Mortgage  Loans  that  are  secured  by
                                         Mortgaged     Properties    that    are
                                         manufactured  housing properties.  Loan
                                         Group 1 is  expected  to consist of 103
                                         Mortgage   Loans,   with  an  aggregate
                                         balance  as  of  the  Cut-Off  Date  of
                                         $974,525,422. Loan Group 2 will consist
                                         of 29  Mortgage  Loans that are secured
                                         by   Mortgaged   Properties   that  are
                                         multifamily  properties  and 3 Mortgage
                                         Loans  that are  secured  by  Mortgaged
                                         Properties   that   are    manufactured
                                         housing  properties.  Loan  Group  2 is
                                         expected  to  consist  of  32  Mortgage
                                         Loans,  with an aggregate balance as of
                                         the Cut-Off Date of $217,162,701.

     SELLERS:                            General  Electric  Capital  Corporation
                                         (GECC);    German   American    Capital
                                         Corporation   (GACC);   and   Bank   of
                                         America, N.A. (BOFA)

     CO-LEAD BOOKRUNNING MANAGERS:       Deutsche Bank  Securities Inc. and Banc
                                         of America Securities LLC

     CO-MANAGERS:                        J.P. Morgan  Securities  Inc.,  Merrill
                                         Lynch,    Pierce,    Fenner   &   Smith
                                         Incorporated  and Salomon  Smith Barney
                                         Inc.

     MASTER SERVICER:                    Bank of America, N.A.

     SPECIAL SERVICER:                   Lennar Partners, Inc.

     TRUSTEE:                            Wells Fargo Bank Minnesota, N.A.

     CUT-OFF DATE:                       April 1, 2003

     EXPECTED CLOSING DATE:              On or about April [ ], 2003.

     DISTRIBUTION DATES:                 The 10th day of each  month or, if such
                                         10th  day is not a  business  day,  the
                                         business day immediately following such
                                         10th day, beginning on May 12, 2003.


     MINIMUM DENOMINATIONS:              $10,000  for the  Offered  Certificates
                                         and in multiples of $1 thereafter.

     SETTLEMENT TERMS:                   DTC,  Euroclear and  Clearstream,  same
                                         day funds, with accrued interest.

     ERISA/SMMEA STATUS:                 Classes A-1, A-2, A-3, A-4, B and C are
                                         expected to be ERISA eligible. No Class
                                         of Certificates is SMMEA eligible.

     RATING AGENCIES:                    The Offered  Certificates will be rated
                                         by Standard & Poor's and Moody's.

     RISK FACTORS:                       THE CERTIFICATES  INVOLVE CERTAIN RISKS
                                         AND  MAY  NOT  BE   SUITABLE   FOR  ALL
                                         INVESTORS.   SEE  THE  "RISK   FACTORS"
                                         SECTION  OF THE  PROSPECTUS  SUPPLEMENT
                                         AND THE "RISK  FACTORS"  SECTION OF THE
                                         PROSPECTUS.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

II. STRUCTURE CHARACTERISTICS

The Class A, B, C, D, E, F, G and H Certificates are multi-class, sequential-pay REMIC pass-through certificates, which pay monthly distributions. Among the Class A Certificates, Class A-1, A-2, A-3 and A-4 generally receive distributions from Loan Group 1 until Class A-1A has been reduced to zero. Class A-1A generally receives distributions from Loan Group 2 until Class A-4 has been reduced to zero. The Class J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a Net WAC Cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

                                [GRAPHIC OMITTED]

   [THE FOLLOWING INFORMATION WAS REPRESENTED IN THE ORIGINAL BY A BAR GRAPH]

Class A-1 (2)             AAA/Aaa             Class X-1, X-2(1)         $114.3MM
Class A-2 (2)             AAA/Aaa             Class X-1, X-2(1)         $107.7MM
Class A-3 (2)             AAA/Aaa             Class X-1, X-2(1)         $156.7MM
Class A-4 (2)             AAA/Aaa             Class X-1, X-2(1)         $396.5MM
Class A-1A (1)(2)         AAA/Aaa             Class X-1, X-2(1)         $217.2MM
Class B                   AA/Aa2              Class X-1, X-2(1)         $ 41.7MM
Class C                   AA-/Aa3             Class X-1, X-2(1)         $ 16.4MM
Class D (1)               A/A2                Class X-1, X-2(1)         $ 25 3MM
Class E (1)               A-/A3               Class X-1, X-2(1)         $ 16.4MM
Class F (1)               BBB+/Baa            Class X-1, X-2(1)         $ 10.4MM
Class G (1)               BBB/Baa2            Class X-1, X-2(1)         $ 16.4MM
Class H (1)               BBB/Baa3            Class X-1, X-2(1)         $ 16.4MM
Class J (1)               BB+/Ba1             Class X-1, X-2(1)         $ 25.3MM
Class K (1)               BB/Ba2              Class X-1, X-2(1)         $ 8.9MM
Class L (1)               BB/Ba3              Class X-1, X-2(1)         $114.3MM
Class M-P (1)             B+/B1 to NR         Class X-1, X-2(1)         $ 41.7MM

NR = Not Rated

(1)  Offered privately pursuant to Rule 144A and Regulation S.
(2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 103 mortgage loans, representing approximately 81.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 32 mortgage loans, representing approximately 18.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 86.76% of all the mortgage loans secured by multifamily properties and approximately 17.52% of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

III. FULL COLLATERAL CHARACTERISTICS


CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
1,194,747 - 1,999,999                    12                        19,439,281                      1.63
2,000,000 - 3,999,999                    33                        96,539,688                      8.10
4,000,000 - 5,999,999                    23                       110,219,889                      9.25
6,000,000 - 7,999,999                    20                       134,519,904                     11.29
8,000,000 - 9,999,999                     6                        51,119,151                      4.29
10,000,000 - 11,999,999                  12                       131,157,628                     11.01
12,000,000 - 13,999,999                   6                        78,769,823                      6.61
14,000,000 - 15,999,999                   5                        74,477,014                      6.25
16,000,000 - 19,999,999                   9                       163,506,089                     13.72
20,000,000 - 29,999,999                   4                        86,388,503                      7.25
30,000,000 - 49,999,999                   4                       173,551,153                     14.56
70,000,000 - 72,000,000                   1                        72,000,000                      6.04
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------
Min: 1,194,747              Max: 72,000,000                Average: 8,827,319
-------------------------------------------------------------------------------------------------------


STATE
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
California                               28                       208,390,414                     17.49
  SOUTHERN CALIFORNIA                    23                       150,422,395                     12.62
  NORTHERN CALIFORNIA                     5                        57,968,020                      4.86
Texas                                    19                       194,909,443                     16.36
New York                                 12                       104,507,889                      8.77
Florida                                  18                        93,255,391                      7.83
Virginia                                 12                        91,378,319                      7.67
Pennsylvania                              4                        71,153,649                      5.97
New Jersey                                2                        47,400,000                      3.98
Nevada                                    2                        44,729,464                      3.75
North Carolina                            5                        35,430,679                      2.97
Arkansas                                  3                        34,015,651                      2.85
Massachusetts                             3                        27,429,409                      2.30
Other States (a)                         57                       239,087,814                     20.06
-------------------------------------------------------------------------------------------------------
 TOTAL:                                 165                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------

(a) Includes 32 states and Washington, D.C.


PROPERTY TYPE
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Retail                                   44                       421,560,160                     35.38
Multifamily                              51                       305,739,944                     25.66
  MULTIFAMILY                            38                       236,283,279                     19.83
  MANUFACTURED HOUSING                   13                        69,456,664                      5.83
Office                                   18                       274,245,293                     23.01
Self Storage                             24                        86,826,692                      7.29
Industrial                                8                        57,031,470                      4.79
Hotel                                     5                        36,284,565                      3.04
Other                                    15                        10,000,000                      0.84
-------------------------------------------------------------------------------------------------------
 TOTAL:                                 165                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------


MORTGAGE RATE (%)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
4.4900 - 4.9999                           8                       171,993,380                     14.43
5.0000 - 5.3999                           5                        52,684,821                      4.42
5.4000 - 5.5999                          12                        71,540,444                      6.00
5.6000 - 5.7999                          32                       234,634,503                     19.69
5.8000 - 5.9999                          34                       218,154,303                     18.31
6.0000 - 6.1999                          19                       222,785,900                     18.69
6.2000 - 6.3999                          12                        68,563,678                      5.75
6.4000 - 6.5999                           7                       102,391,341                      8.59
6.6000 - 6.9999                           3                        15,327,023                      1.29
7.0000 - 7.6700                           3                        33,612,730                      2.82
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------

Min: 4.4900                     Max: 7.6700                   Wtd Avg: 5.8201
-------------------------------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
53 - 60                                  15                       101,770,363                      8.54
61 - 84                                  10                       185,722,778                     15.58
85 - 120                                107                       856,148,787                     71.84
121 - 144                                 3                        48,046,195                      4.03
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------
Min: 60                            Max: 144                      Wtd Avg: 109
-------------------------------------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
53 - 60                                  15                       101,770,363                      8.54
61 - 84                                  11                       194,022,778                     16.28
85 - 120                                107                       864,596,662                     72.55
121 - 139                                 2                        31,298,321                      2.63
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------
 Min: 53                           Max: 139                      Wtd Avg: 106
-------------------------------------------------------------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Replacement                             127                     1,158,927,162                     97.25
Taxes                                   123                     1,130,360,955                     94.85
Insurance                               108                       925,247,036                     77.64
Other (b)                                41                       570,346,476                     47.86
TI/LC (c)                                45                       523,535,721                     60.75
-------------------------------------------------------------------------------------------------------

(a)  Includes upfront or on-going reserves.
(b)  Generally consists of tenant reserves and holdbacks.
(c) Based only on portion of pool secured by retail, office and industrial properties.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)

-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
33.03 - 50.00                             3                        85,987,518                      7.22
50.01 - 60.00                            14                       132,831,413                     11.15
60.01 - 65.00                             9                        45,251,575                      3.80
65.01 - 70.00                            17                       164,077,084                     13.77
70.01 - 75.00                            39                       292,030,347                     24.51
75.01 - 80.00                            52                       460,010,187                     38.60
80.01 - 80.99                             1                        11,500,000                      0.97
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------

Min: 33.03                       Max: 80.99                    Wtd Avg: 70.07
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for five loans (9.37% of the pool balance).


 LOAN-TO-VALUE RATIO AT MATURITY (%)(A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
20.83 - 40.00                             8                        54,297,326                      4.56
40.01 - 50.00                            10                       125,060,747                     10.49
50.01 - 55.00                            12                       103,637,581                      8.70
55.01 - 60.00                            32                       220,323,108                     18.49
60.01 - 65.00                            30                       277,847,300                     23.32
65.01 - 70.00                            30                       292,812,727                     24.57
70.01 - 75.00                            10                        90,909,333                      7.63
75.01 - 79.81                             3                        26,800,000                      2.25
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------
Min: 20.83                       Max: 79.81                    Wtd Avg: 59.63
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for five loans (9.37% of the pool balance).


 DEBT SERVICE COVERAGE RATIOS (X) (A)

-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
1.164 - 1.199                             1                        16,747,875                      1.41
1.200 - 1.249                             4                        29,514,470                      2.48
1.250 - 1.299                            10                       148,093,274                     12.43
1.300 - 1.349                            10                       148,003,601                     12.42
1.350 - 1.399                            10                       110,575,850                      9.28
1.400 - 1.449                            21                       138,192,905                     11.60
1.450 - 1.499                            24                       140,754,036                     11.81
1.500 - 1.549                            12                        63,237,630                      5.31
1.550 - 1.599                            16                        90,509,117                      7.60
1.600 - 1.649                             8                        54,953,907                      4.61
1.650 - 1.699                             3                        30,792,775                      2.58
1.700 - 1.799                             6                        59,824,996                      5.02
1.800 - 1.999                             2                        47,987,518                      4.03
2.000 - 2.999                             5                        92,340,170                      7.75
3.000 - 4.113                             3                        20,160,000                      1.69
-------------------------------------------------------------------------------------------------------
TOTAL:                                  135                     1,191,688,123                    100.00
-------------------------------------------------------------------------------------------------------
Min: 1.164                       Max: 4.113                    Wtd Avg: 1.588
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for five loans (9.37% of the pool balance).


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

IV. LOAN GROUP 1 CHARACTERISTICS


CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
1,386,276 - 1,999,999                     7                        12,270,842                      1.26
2,000,000 - 3,999,999                    26                        75,749,032                      7.77
4,000,000 - 5,999,999                    18                        86,226,932                      8.85
6,000,000 - 7,999,999                    15                       100,382,807                     10.30
8,000,000 - 9,999,999                     4                        34,413,598                      3.53
10,000,000 - 11,999,999                  10                       110,528,535                     11.34
12,000,000 - 13,999,999                   3                        39,337,846                      4.04
14,000,000 - 15,999,999                   5                        74,477,014                      7.64
16,000,000 - 19,999,999                   7                       130,294,902                     13.37
20,000,000 - 29,999,999                   3                        65,292,761                      6.70
30,000,000 - 49,999,999                   4                       173,551,153                     17.81
70,000,000 - 72,000,000                   1                        72,000,000                      7.39
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
Min: 1,386,276              Max: 72,000,000               Average: 9,461,412
-------------------------------------------------------------------------------------------------------


STATE
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
California                               25                       190,857,849                     19.58
  SOUTHERN CALIFORNIA                    22                       141,956,842                     14.57
  NORTHERN CALIFORNIA                     3                        48,901,007                      5.02
Texas                                    15                       167,887,631                     17.23
New York                                  6                        88,743,420                      9.11
Florida                                  14                        83,268,522                      8.54
Virginia                                 10                        82,286,895                      8.44
Other States (a)                         57                       361,481,006                     37.09
-------------------------------------------------------------------------------------------------------
 TOTAL:                                 127                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------


PROPERTY TYPE
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Retail                                   44                       421,560,160                     43.26
Office                                   18                       274,245,293                     28.14
Self Storage                             24                        86,826,692                      8.91
Multifamily                              13                        88,577,243                      9.09
  MANUFACTURED HOUSING                   10                        57,285,198                      5.88
  MULTIFAMILY                             3                        31,292,045                      3.21
Industrial                                8                        57,031,470                      5.85
Hotel                                     5                        36,284,565                      3.72
Other                                    15                        10,000,000                      1.03
-------------------------------------------------------------------------------------------------------
 TOTAL:                                 127                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------


MORTGAGE RATE (%)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
4.4900 - 4.9999                           6                       161,743,890                     16.60
5.0000 - 5.3999                           4                        49,363,354                      5.07
5.4000 - 5.5999                           9                        52,810,406                      5.42
5.6000 - 5.7999                          22                       179,606,183                     18.43
5.8000 - 5.9999                          23                       122,575,735                     12.58
6.0000 - 6.1999                          15                       205,278,958                     21.06
6.2000 - 6.3999                          12                        68,563,678                      7.04
6.4000 - 6.5999                           6                        85,643,466                      8.79
6.6000 - 6.9999                           3                        15,327,023                      1.57
7.0000 - 7.6700                           3                        33,612,730                      3.45
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
Min: 4.4900                     Max: 7.6700                   Wtd Avg: 5.8224
-------------------------------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
53 - 60                                  12                        88,199,406                      9.05
61 - 84                                   9                       172,951,731                     17.75
85 - 120                                 82                       713,374,285                     73.20
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
Min: 60                            Max: 120                      Wtd Avg: 107
-------------------------------------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
53 - 60                                  12                        88,199,406                      9.05
61 - 84                                  10                       181,251,731                     18.60
85 - 120                                 81                       705,074,285                     72.35
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
Min: 53                            Max: 120                      Wtd Avg: 105
-------------------------------------------------------------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Replacement                              96                       945,314,461                     97.00
Taxes                                    92                       919,770,254                     94.38
Insurance                                80                       729,000,449                     74.81
Other (b)                                33                       497,881,490                     51.09
TI/LC (c)                                45                       523,535,721                     62.35
-------------------------------------------------------------------------------------------------------

(a)  Includes upfront or on-going reserves.
(b)  Generally consists of tenant reserves and holdbacks.
(c) Based only on portion of pool secured by retail, office and industrial properties.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
33.03 - 50.00                             3                        85,987,518                      8.82
50.01 - 60.00                            13                       125,218,349                     12.85
60.01 - 65.00                             8                        38,896,962                      3.99
65.01 - 70.00                            15                       161,077,084                     16.53
70.01 - 75.00                            32                       262,396,550                     26.93
75.01 - 80.00                            31                       289,448,960                     29.70
80.01 - 80.99                             1                        11,500,000                      1.18
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
 Min: 33.03   Max: 80.99  Wtd Avg: 68.72
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for four loans (10.91% of the pool balance).


 LOAN-TO-VALUE RATIO AT MATURITY (%)(A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
20.83 - 40.00                             8                        54,297,326                      5.57
40.01 - 50.00                             8                       115,969,323                     11.90
50.01 - 55.00                            11                        97,282,968                      9.98
55.01 - 60.00                            27                       210,190,807                     21.57
60.01 - 65.00                            23                       221,318,113                     22.71
65.01 - 70.00                            17                       184,099,555                     18.89
70.01 - 75.00                             6                        64,567,330                      6.63
75.01 - 79.81                             3                        26,800,000                      2.75
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
Min: 20.83                       Max: 79.81                    Wtd Avg: 58.56
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for four loans (10.91% of the pool balance).


DEBT SERVICE COVERAGE RATIOS (X) (A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
1.214 - 1.249                             1                         6,000,000                      0.62
1.250 - 1.299                             6                       119,199,203                     12.23
1.300 - 1.349                             7                       112,942,064                     11.59
1.350 - 1.399                             7                        82,176,811                      8.43
1.400 - 1.449                            14                       103,333,041                     10.60
1.450 - 1.499                            18                       114,841,252                     11.78
1.500 - 1.549                            10                        51,679,097                      5.30
1.550 - 1.599                            14                        85,907,651                      8.82
1.600 - 1.649                             8                        54,953,907                      5.64
1.650 - 1.699                             3                        30,792,775                      3.16
1.700 - 1.799                             6                        59,824,996                      6.14
1.800 - 1.999                             2                        47,987,518                      4.92
2.000 - 2.999                             4                        84,727,106                      8.69
3.000 - 4.113                             3                        20,160,000                      2.07
-------------------------------------------------------------------------------------------------------
TOTAL:                                  103                       974,525,422                    100.00
-------------------------------------------------------------------------------------------------------
  Min: 1.214   Max: 4.113    Wtd Avg: 1.636
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for four loans (10.91% of the pool balance).


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

V. LOAN GROUP 2 CHARACTERISTICS



CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
1,194,747 - 1,999,999                     5                         7,168,439                      3.30
2,000,000 - 3,999,999                     7                        20,790,656                      9.57
4,000,000 - 5,999,999                     5                        23,992,957                     11.05
6,000,000 - 7,999,999                     5                        34,137,096                     15.72
8,000,000 - 9,999,999                     2                        16,705,553                      7.69
10,000,000 - 11,999,999                   2                        20,629,093                      9.50
12,000,000 - 13,999,999                   3                        39,431,978                     18.16
16,000,000 - 19,999,999                   2                        33,211,186                     15.29
20,000,000 - 21,095,743                   1                        21,095,743                      9.71
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------
 Min: 1,194,747              Max: 21,095,743          Average: 6,786,334
-------------------------------------------------------------------------------------------------------


STATE
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Arkansas                                  2                        31,298,321                     14.41
Texas                                     4                        27,021,812                     12.44
California                                3                        17,532,565                      8.07
  NORTHERN CALIFORNIA                     2                         9,067,012                      4.18
  SOUTHERN CALIFORNIA                     1                         8,465,553                      3.90
Ohio                                      1                        16,747,875                      7.71
North Carolina                            1                        16,463,311                      7.58
Other States (a)                         27                       108,098,817                     49.78
-------------------------------------------------------------------------------------------------------
 TOTAL:                                  38                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------

(a)  Includes 16 states


PROPERTY TYPE
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Multifamily                              35                       204,991,234                     94.40
Manufactured Housing                      3                        12,171,467                      5.60
-------------------------------------------------------------------------------------------------------
 TOTAL:                                  38                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------


MORTGAGE RATE (%)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
4.8700 - 4.9999                           2                        10,249,490                      4.72
5.0000 - 5.3999                           1                         3,321,467                      1.53
5.4000 - 5.5999                           3                        18,730,038                      8.62
5.6000 - 5.7999                          10                        55,028,320                     25.34
5.8000 - 5.9999                          11                        95,578,568                     44.01
6.0000 - 6.1999                           4                        17,506,943                      8.06
6.4000 - 6.5000                           1                        16,747,875                      7.71
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------

Min: 4.8700                     Max: 6.5000                  Wtd Avg: 5.8098
-------------------------------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
53 - 60                                   3                        13,570,956                      6.25
61 - 84                                   1                        12,771,047                      5.88
85 - 120                                 25                       142,774,502                     65.75
121 - 144                                 3                        48,046,195                     22.12
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------
Min: 60                            Max: 144                      Wtd Avg: 118
-------------------------------------------------------------------------------------------------------

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
56 - 60                                   3                        13,570,956                      6.25
61 - 84                                   1                        12,771,047                      5.88
85 - 120                                 26                       159,522,377                     73.46
121 - 139                                 2                        31,298,321                     14.41
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------
Min: 56                            Max: 139                      Wtd Avg: 115
-------------------------------------------------------------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
Replacement                              31                       213,612,701                     98.37
Taxes                                    31                       210,590,701                     96.97
Insurance                                28                       196,246,587                     90.37
Other (b)                                 8                        72,464,986                     33.37
-------------------------------------------------------------------------------------------------------

(a)  Includes upfront or on-going reserves.
(b) Generally consists of tenant reserves and holdbacks with respect to Manufactured Housing and holdbacks with respect to Multifamily.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
54.77 - 60.00                             1                         7,613,064                      3.51
60.01 - 65.00                             1                         6,354,613                      2.93
65.01 - 70.00                             2                         3,000,000                      1.38
70.01 - 75.00                             7                        29,633,797                     13.65
75.01 - 80.00                            21                       170,561,227                     78.54
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------
 Min: 54.77   Max: 80.00               Wtd Avg: 76.13
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for one loan (2.44% of the pool balance).

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
46.08 - 50.00                             2                         9,091,424                      4.19
50.01 - 55.00                             1                         6,354,613                      2.93
55.01 - 60.00                             5                        10,132,300                      4.67
60.01 - 65.00                             7                        56,529,187                     26.03
65.01 - 70.00                            13                       108,713,172                     50.06
70.01 - 73.03                             4                        26,342,003                     12.13
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------
Min: 46.08                       Max: 73.03                    Wtd Avg: 64.42
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for one loan (2.44% of the pool balance).

DEBT SERVICE COVERAGE RATIOS (X) (A)
-------------------------------------------------------------------------------------------------------
                                      NO. OF                       AGGREGATE
                                    MORTGAGE                      CUT-OFF DATE                     % OF
                                       LOANS                      BALANCE ($)                      POOL
-------------------------------------------------------------------------------------------------------
1.164 - 1.199                             1                        16,747,875                      7.71
1.200 - 1.249                             3                        23,514,470                     10.83
1.250 - 1.299                             4                        28,894,071                     13.31
1.300 - 1.349                             3                        35,061,536                     16.15
1.350 - 1.399                             3                        28,399,039                     13.08
1.400 - 1.449                             7                        34,859,864                     16.05
1.450 - 1.499                             6                        25,912,784                     11.93
1.500 - 1.549                             2                        11,558,532                      5.32
1.550 - 1.599                             2                         4,601,467                      2.12
2.000 - 2.007                             1                         7,613,064                      3.51
-------------------------------------------------------------------------------------------------------
TOTAL:                                   32                       217,162,701                    100.00
-------------------------------------------------------------------------------------------------------
Min: 1.164                       Max: 2.007                    Wtd Avg: 1.373
-------------------------------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for one loan (2.44% of the pool balance).


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

VI.      LARGE LOAN DESCRIPTION

                   TEN LARGEST LOANS OR CROSSED LOAN GROUP(3)



                                                                                             CUT-OFF DATE
NO.     PROPERTY NAME                 CITY                STATE       PROPERTY TYPE            BALANCE            % OF POOL
 1.  Renaissance Tower               Dallas                TX          Office                $72,000,000             6.04%
 2.  Landmark Atrium III             Secaucus              NJ          Office                $44,000,000             3.69%
 3.  801 Market Street               Philadelphia          PA          Office                $43,907,359             3.68%
 4.  Walmart Islip Shopping          Islip                 NY          Retail                $43,769,858             3.67%
     Center
 5.  Centennial Center I             Las Vegas             NV          Retail                $41,873,935             3.51%
 6.  Heron Cay and Vero              Vero Beach            FL          Manufactured          $27,173,420             2.28%
     Palm Estates (Crossed                                             Housing
     Portfolio)
 7.  Laguna Gateway                  Elk Grove             CA          Retail                $24,845,811             2.08%
 8.  The Links at                    Bentonville           AR          Multifamily           $21,095,743             1.77%
     Bentonville
 9.  Fair Lakes VII                  Fairfax               VA          Office                $20,439,284             1.72%
10.  Edgewater Village               Framingham            MA          Multifamily           $20,007,666             1.68%
     TOTAL/WEIGHTED AVERAGES                                                                $359,113,076            30.13%


         % OF
       APPLICABLE
          LOAN           UNITS/              LOAN PER                        CUT-OFF DATE     BALLOON
NO.       GROUP             SF                 UNIT/SF       DSCR (1) (2)     LTV (1) (2)     LTV (1) (2)

 1.      7.39%         1,738,979          $       41.40       2.86x             44.17%          41.49%
 2.      4.52%           445,060          $       98.86       1.91x             59.06%          52.13%
 3.      4.51%           370,310          $      118.57       1.25x             67.08%          56.03%
 4.      4.49%           367,587          $      119.07       1.30x             74.19%          64.01%
 5.      4.30%           355,457          $      117.80       1.30x             74.81%          63.07%
 6.      2.79%               882          $   30,808.87       1.40x             74.65%          69.29%
 7.      2.55%           184,244          $      134.85       1.69x             65.38%          56.48%
 8.      9.71%               432          $   48,832.74       1.30x             78.13%          63.06%
 9.      2.10%           152,507          $      134.02       1.48x             66.36%          56.56%
10.      2.05%               281          $   71,201.66       1.78x             57.63%          47.42%
                                                              1.75X             63.81%          55.43%

(1) For purposes of calculating Cut-Off Date LTV Ratio, LTV Ratio at Maturity and DSCR, the loan amount used for the Renaissance Mortgage Loan is the principal balance of the Mortgage Loan included in the trust.
(2) With respect to 801 Market Street and Centennial Center I, the Cut-Off Date LTV Ratio, LTV Ratio at Maturity and DSCR are calculated on the loan balances after netting out the holdback amounts of $5,000,000 and $2,000,000, respectively.
(3)  Loan Nos. 1-7, 9 and 10 are in Loan Group 1 and Loan No. 8 is in Loan Group
     2.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

        COLLATERAL TERM SHEET          TRUST MORTGAGE ASSET BALANCE: $72,000,000

          RENAISSANCE TOWER            TRUST MORTGAGE ASSET DSCR:     2.86X

                                       TRUST MORTGAGE ASSET LTV:      44.2%

--------------------------------------------------------------------------------

                               [PICTURES OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET

                               RENAISSANCE TOWER

                                       TRUST MORTGAGE ASSET BALANCE: $72,000,000

                                       TRUST MORTGAGE ASSET DSCR: 2.86x

                                       TRUST MORTGAGE ASSET LTV: 44.2%

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   BOFA

LOAN PURPOSE:                  Refinance

SHADOW RATING (S / M):         AAA / AA3

ORIGINAL PRINCIPAL BALANCE:    $72,000,000

CUT-OFF PRINCIPAL BALANCE:     $72,000,000

% BY INITIAL UPB:              6.04%

INTEREST RATE:                 4.91613402777778% 1

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            February 1, 2003

MATURITY DATE:                 January 1, 2010

AMORTIZATION:                  The loan is interest only for the
                               first 36 months, after which, the
                               loan amortizes based on a 360
                               month schedule.

CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted. On and
                               after July 1, 2009, prepayment can
                               be made without penalty.

SPONSOR:                       Trizec Holdings, Inc.

BORROWER:                      Trizechahn Renaissance Tower,
                               Limited Partnership


SUBORDINATE DEBT:              B Note: $20,000,000

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $361,508
                               Engineering:      $60,000
                               Other:            $112,377

MONTHLY RESERVES:              Tax:              $361,508
                               Replacement:      $27,534(2)
                               Other:            $9,182
--------------------------------------------------------------------------------
1. Interest Rate is assumed and subject to change.
2. Capped at $1,000,000.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                               TRUST MORTGAGE
                                    ASSET         WHOLE LOAN
                                    -----         ----------
LOAN BALANCE / SQ.FT.:              $41.40          $52.90
BALLOON BALANCE / SQ.FT.:           $38.89          $49.69
LTV:                                44.2%            56.4%
BALLOON LTV:                        41.5%            53.0%
DSCR:                               2.86x            2.22x
SHADOW RATING (S / M)             AAA / Aa3       BBB- / Baa3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

LOCATION:                        Dallas, TX

YEAR BUILT / RENOVATED:          1974 / 1992

THE COLLATERAL:                  A 56-story, Class A office
                                 building and an adjacent
                                 eleven story parking garage.

TOTAL AREA:                      1,738,979 sq.ft.

PROPERTY MANAGEMENT:             Trizec Properties, Inc., an
                                 affiliate of the Borrower.

OCCUPANCY (AS OF 02/28/03):      81.0%

UNDERWRITTEN NET CASH FLOW:      $13,145,981

APPRAISED VALUE:                 $163,000,000

APPRAISAL DATE:                  October 31, 2002
--------------------------------------------------------------------------------

------------------------------------- ------------- ------------ --------------------- --------------------
                                             MAJOR TENANTS
       TENANT                            % NRSF       RENT PSF     LEASE EXPIRATION         RATINGS (S/M/F)
------------------------------------- ------------- ------------ --------------------- --------------------
Blockbuster Videos, Inc.                 14.6%        $15.70           06/30/07          A- / A3 / A- 3
------------------------------------- ------------- ------------ --------------------- --------------------
Southwest Securities, Inc.               11.0%        $15.34           05/31/08                NAP
------------------------------------- ------------- ------------ --------------------- --------------------
Winstead Sechrest & Minick, PC            9.7%        $16.75           12/31/12                NAP
------------------------------------- ------------- ------------ --------------------- --------------------

3.   Ratings of parent company, Viacom, Inc.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                               RENAISSANCE TOWER

                                       TRUST MORTGAGE ASSET BALANCE: $72,000,000

                                       TRUST MORTGAGE ASSET DSCR: 2.86x

                                       TRUST MORTGAGE ASSET LTV: 44.2%

--------------------------------------------------------------------------------

THE RENAISSANCE TOWER LOAN

THE LOAN. The Renaissance Tower Loan is secured by a first mortgage on a 56-story, Class A office building and an adjacent eleven story parking garage in Dallas, Texas. The first mortgage is evidenced by two notes, the $72 million Trust Mortgage Asset (shadow rated AAA by S&P and Aa3 by Moody's) and a $20 million note outside of the Trust and subordinate to the Trust Mortgage Asset (the $92 million total of the two notes is shadow rated BBB- by S&P and Baa3 by Moody's).

THE BORROWER. The borrower, Trizechahn Renaissance Tower, Limited Partnership, is a single-purpose, bankruptcy-remote, limited partnership controlled by Trizec Holdings, Inc., the borrower principal. Trizec Holdings, Inc. is a wholly owned subsidiary of Trizec Properties, Inc. (NYSE: TRZ), a real estate investment trust. Trizec is one of the largest owners and managers of commercial property in North America. Trizec's office properties are mostly concentrated in seven U.S. markets -- Atlanta, Chicago, Dallas, Houston, Los Angeles, New York and Washington, D.C.

THE PROPERTY. The property includes a 56-story Class A office tower with 1,738,979 sq. ft. and an adjacent eleven story parking garage with 1,091 parking spaces, and is located in the Dallas CBD. The property is the second largest office building in Dallas and is one of the city's classic landmarks, featuring a structural steel frame with a silver-blue insulated glass curtain wall incorporating a distinctive lighted double "X" pattern. The subject includes office and retail space, along with a food court pavilion that totals approximately 3,600 sq. ft. The tenant floor plates are one of the largest in any downtown Class A office building at an average of approximately 31,000 square feet per floor. The lobby finishes include marble and granite floors and walls. Access to the lobby from the street is via seven revolving doors flanked by glass storefront assemblies. Directories to tenants and services are provided via a concierge and an electronic directory in the main portion of the lobby.

At street level there are four retail tenant spaces at the four corners of the building, including a retail Blockbuster Video store, a First Savings bank branch and a Pegasus Credit Union branch. Below street level is "Crystal Court", an underground food court with a pyramidal glass pavilion and landscaped pedestrian plaza located directly above it. The food court is connected to the parking garage and adjacent office buildings through an underground pedestrian tunnel system.

The building is located at 1201 Elm Street in Dallas, in the center of the CBD. The property is positioned along the downtown underground pedestrian tunnel system and is within walking distance of the courthouses, hotels and Neiman Marcus. The site is along the DART light rail system and the bus lines, and also has easy access to Interstate 30, Interstate 35, Central Expressway (U.S. 75), and the Dallas North Tollway. In addition to the adjacent parking garage, there are a number of additional parking facilities located within two blocks of the property.

SIGNIFICANT TENANTS. The property's tenant base includes the following significant tenants:

Blockbuster, Inc. (NYSE: BBI), headquartered in the building, is a publicly traded subsidiary of Viacom Inc. (NYSE: VIA, VIA.B; Rated A- by S&P and A3 by Moody's), which guarantees the lease. Blockbuster had more than 8,000 stores and approximately 89,000 employees, as of December 31, 2001, throughout the Americas, Europe, Asia and Australia.

Southwest Securities, Inc. (NYSE: SWS) is a Dallas-based, full-service securities and banking firm, using technology to deliver a broad range of investment and related financial services through its subsidiaries: SWS Securities, Inc., Mydiscountbroker.com, First Savings Bank and its online division MyBankUSA.com, SWS Financial Services, Inc. and SWS Capital Corporation. Clients of the company include individual and institutional investors, broker/dealers, corporations, governmental entities and financial intermediaries. The company employs over 1000 people, generated $332 million in revenues in 2002 and ended the period with over $3.4 billion in total assets.

Winstead Sechrest & Minick, PC is among the largest business law firms in the southwest. The firm was founded in 1973 and currently employs approximately 720 associates. The partnership maintains offices in Washington D.C., Mexico City and several major cities in Texas.

Other credit or nationally recognized tenants include Transamerica Corporation (rated AA- by S&P and A3 by Moody's), the Neiman Marcus Group, Inc., Prudential Securities, Allstate Insurance and Starbuck's Coffee. In addition, the Renaissance Tower houses several prominent Dallas, southwest and national law firms.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                               RENAISSANCE TOWER

                                       TRUST MORTGAGE ASSET BALANCE: $72,000,000

                                       TRUST MORTGAGE ASSET DSCR: 2.86x

                                       TRUST MORTGAGE ASSET LTV: 44.2%

--------------------------------------------------------------------------------

THE MARKET. As reported in a Cushman & Wakefield appraisal dated October 31, 2002, there are eight Class A properties identified as direct competition to the Renaissance Tower and they currently have occupancy levels, including sublet space, averaging 85%; the Renaissance Tower was underwritten at an 84% occupancy. There has been no new office product added in the Dallas CBD since the late 1980s, and no new office product is currently underway in this submarket. The average rental rate at the property is $16.66psf compared to an average rental rate for the comparable properties of $19.55psf.

PROPERTY MANAGEMENT. The property is managed by Trizec Properties, Inc., an affiliate of the Borrower.

CASH MANAGEMENT. Borrower established a hard lock box into which tenants deposit funds directly. Provided that no event of default has occurred and at all times other than during a cash management period, the borrower has the right to withdraw the funds on deposit. The loan agreement will allow a cash sweep as follows:

Upon the earlier to occur of (a) the DSCR for the property as determined by Trustee (based upon a 9.25% constant and cash flow as defined in the loan documents) falling below 1.25x for a trailing 12 month period (which will be tested quarterly) or (b) an event of default, all funds on deposit in such period will be applied to pay required debt service and fund reserve accounts. If the cash trap period exists due solely to the events mentioned in clause (a) of the immediately preceding sentence then funds will be disbursed to the Borrower after payment of required debt service and the funding of reserve accounts, and if the cash trap period is in effect because of the event referenced in clause (b) of the immediately preceding sentence, funds will be disbursed to the Borrower only after such time as the event of default has been remedied. The cash trap will end when the property maintains a net cash flow supporting a minimum 1.25x DSCR for a trailing six-month period (which will be tested quarterly) and provided no event of default then exists.

Upon the earlier of Blockbuster and Transamerica either vacating their respective leased space or failing to give notice to renew their lease or the DSCR falling below 1.25x, a rollover reserve account shall be established into which monthly deposits equal to $150,000 shall be made until such time as the amount on deposit in the reserve equals $3,000,000. Provided that no default exists, funds on deposit in the reserve account will be used to pay or reimburse Trizec the costs of tenant improvements and leasing commissions. Following the disbursement of any funds, Trizec will be required to commence or continue the monthly deposits until reaching the $3,000,000 balance. Funds will be released to Trizec upon the property maintaining a net cash flow supporting a minimum of 1.35x DSCR for a trailing 6 month period, which will be tested quarterly.

MAJOR RENOVATION. The building was constructed in 1974 and renovations in excess of $103 million ($59.23psf) were completed between 1986 and 1992, including a comprehensive asbestos abatement program, complete building sprinkler retrofit, elevator upgrades and lobby renovation.

GROUND LEASES. The loan is secured in part by a leasehold mortgage on the borrower's interest as tenant under two ground leases, one covering a portion of the plaza area adjacent to the building and the other covering the parking garage. Both ground leases have notice and cure rights and extend at least 20 years beyond the loan term.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is a $20 million subordinated B Note on the building.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. After the earlier of one year after the closing date or the securitization of the Renaissance Tower Loan, the borrower has the right to incur mezzanine indebtedness provided that certain conditions are satisfied, including: only limited partnership interests in the Borrower can be pledged as security, the overall DSCR must be at least 1.40x, the overall LTV does not exceed the ratio existing as of the closing date, the debt must be subordinated and an intercreditor agreement must be executed. The acceptance of the additional debt is at the Trustee's discretion.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

         COLLATERAL TERM SHEET         TRUST MORTGAGE ASSET BALANCE: $72,000,000

           RENAISSANCE TOWER           TRUST MORTGAGE ASSET DSCR:    2.86x

                                       TRUST MORTGAGE ASSET LTV:     44.2%

--------------------------------------------------------------------------------

                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $44,000,000

                              LANDMARK ATRIUM III           DSCR:    1.91x

                                                            LTV:     59.1%

--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer or securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney, Inc. ("the underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $44,000,000

                              LANDMARK ATRIUM III           DSCR:    1.91x

                                                            LTV:     59.1%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                GACC

LOAN PURPOSE:               Refinance

SHADOW RATING (S / M):      A / BAA3

ORIGINAL TMA BALANCE:       $44,000,000

CUT-OFF TMA BALANCE:        $44,000,000

% BY INITIAL UPB:           3.69%

INTEREST RATE:              4.86500%

PAYMENT DATE:               1st of each month

FIRST PAYMENT DATE:         May 1, 2003

MATURITY DATE:              April 1, 2010

AMORTIZATION:               360 Months

CALL PROTECTION:            Lockout for 24 months from securitization date,
                            then defeasance is permitted. On and after January 1, 2010, prepayment can be made without penalty.

SPONSOR:                    Hartz Mountain Development Corp.

BORROWER:                   500 Plaza Drive Corporation

ADDITIONAL                  None
FINANCING:

LOCKBOX:                    Hard with full cashflow sweep1

INITIAL RESERVES:           Insurance:           $196,592
                            Tax:                 $120,806
                            TI / LC:             $725,0001
                            Environmental:       $7,500

MONTHLY RESERVES:           Tax:                 $119,610
                            Insurance:           $16,940
                            Replacement:         $7,418
--------------------------------------------------------------------------------
1. From day one, the loan requires a full sweep of all excess cash flow to be deposited into the TI / LC reserve account until the balance of such account equals $7,725,000. The Borrower may cause the cash flow sweep to be suspended by depositing a satisfactory letter of credit equal to the amount which would cause the balance of the TI / LC Reserve to be equal to $7,725,000. The $7,725,000 reserve may be reduced (a) by $3,500,000, if Alliance Capital Management executes a satisfactory waiver of its 2007 lease termination option (or the expiration of the option), (b) by an additional $3,500,000 if Buck Consultants and Northstar Travel Media execute satisfactory lease extensions for terms extending at least 3 years beyond the Loan term or if the Buck Consultants space is retenanted with satisfactory leases for terms extending at least 3 years beyond the Loan term.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $98.86

BALLOON BALANCE / SQ.FT.:       $87.27

LTV:                            59.1%

BALLOON LTV:                    52.1%

DSCR:                           1.91x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee simple interest in an
                                eleven-story office building.

LOCATION:                       Secaucus, NJ

YEAR BUILT / RENOVATED:         1986 / NA

TOTAL AREA:                     445,060 sq. ft.

PROPERTY MANAGEMENT:            Hartz Mountain Development Corp., an
                                affiliate of the Borrower.

OCCUPANCY (AS OF 02/24/03):     91.3%

UNDERWRITTEN NET CASH FLOW:     $5,324,497

APPRAISED VALUE:                $74,500,000

APPRAISAL DATES:                February 19, 2003

--------------------------------------------------------------------------------

------------------------------------- ------------- ------------ --------------------- --------------------
                                             MAJOR TENANTS
       TENANT                            % NRSF       RENT PSF     LEASE EXPIRATION         RATINGS (S/M/F)
------------------------------------- ------------- ------------ --------------------- --------------------
Buck Consultants                        35.6%         $28.67        04/30/03; 07/31/06    A+ / - / AA- (2)
Alliance Capital Management             30.2%         $20.53             12/31/16          A / A3 / A+ (2)
Northstar Travel Media                  21.3%         $21.50             03/31/07                NAP
-----------------------------------------------------------------------------------------------------------

2. Ratings of parent companies, Mellon Financial Corp and AXA Financial, Inc., respectively.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $44,000,000

                              LANDMARK ATRIUM III           DSCR:    1.91x

                                                            LTV:     59.1%

--------------------------------------------------------------------------------


THE LANDMARK ATRIUM III LOAN

THE LOAN. The Landmark Atrium III Loan is secured by a first mortgage on Landmark Atrium III located in Secaucus, New Jersey, two miles Northwest of New York City.

THE BORROWER. The borrower, 500 Plaza Drive Corporation, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsor of the loan is Hartz Mountain Development Corp. Headquartered in Secaucus, New Jersey in the subject's Harmon Meadow development, Hartz Mountain Development Corp. is one of the largest private owners of commercial real estate in the United States. Hartz's current portfolio includes over 200 buildings totaling 35 million square feet, including 21 million square feet of industrial space, 10 million square feet of office space, 947,000 square feet of retail space, and 11 hospitality properties containing over 2,200 rooms. Most of the properties are located in New York and northern New Jersey. Leonard N. Stern, benefactor of New York University's Leonard N. Stern School of Business, is the founder, Chairman and CEO of Hartz Mountain Development Corp. Mr. Stern ranks #80 on the 2002 Forbes 400 list, with an estimated net worth of $2.2 billion.

THE PROPERTY. The Landmark Atrium III loan is secured by a 445,060 sq.ft. Class A office building located in Secaucus, New Jersey, two miles from Manhattan, New York. The property is part of a 3.5 million square foot mixed-use development known as "Harmon Meadow," which is located on a 500-acre site at the intersection of the New Jersey Turnpike and New Jersey's Route 3. Harmon Meadow contains a total of 2.0 million sq. ft. of office space, 460,000 sq. ft. of retail space, seven hotels with over 1,200 rooms, an exposition center and two Loews cinemas.

SIGNIFICANT TENANTS. The loan collateral is 91.3% occupied by 9 tenants. The three largest tenants are: Buck Consultants, Alliance Capital Management and Northstar Travel Media.

Buck Consultants occupies 158,496 sq.ft. (35.6% of total space) under a lease with a rent of $28.67psf with 34,436 sq.ft. expiring in April 2003 and the remaining 124,060 sq.ft. expiring in July 2006. Buck is a wholly owned subsidiary of Mellon Financial Corp (rated 'A+' by S&P). Buck, founded in 1916, is a global provider of human resources consulting and administrative services. In 2002, Mellon Financial Corp. acquired the human resources outsourcing and consulting businesses of the former Unifi Network, previously a subsidiary of PricewaterhouseCoopers. The former Unifi's employees, products and services are being incorporated directly into Buck Consultants and Mellon Financial Corp. This acquisition made Mellon one of the largest providers of human resources consulting and administration services in the world.

Alliance Capital Management (NYSE: AC) occupies 134,261 sq.ft. (30.2% of total space) under a lease with a rent of $20.53psf expiring in December 2016. Alliance Capital, an investment management corporation, is headquartered in New York City, and has locations in 36 cities in 19 countries. Total assets under management as of 12/31/02 are $382 billion. AXA Financial, Inc. (rated 'A' by S&P), has a 56% ownership interest in Alliance Capital.

Northstar Travel Media occupies 94,666 sq. ft. (21.3% of total space) under a lease with a rent of $21.50psf expiring in March 2007. Northstar Travel Media is involved in the publishing of travel and hospitality guides and was once a part of Reed Elsevier PLC, a worldwide publisher and information provider. In 2001 Northstar Travel Media was sold to Boston Ventures Management. Boston Ventures Management is a private equity firm formed in 1983 by a group of executives from First National Bank of Boston, led by William F. Thompson. They have invested over $1.9 billion in 64 investments. They focus on companies involved in media and communications. They hold stakes in such firms as Billboard Communications, Continental Cablevision, and American Media.

THE MARKET. The Landmark Atrium III is located within Harmon Meadow, a 500-acre, mixed-use development which is strategically located at the intersection of the New Jersey Turnpike (exit 16E) and New Jersey's Route 3 in Secaucus, New Jersey. Harmon Meadow is just two miles from Manhattan via the Lincoln Tunnel. The property is located within a densely developed and populated urban area. New Jersey Transit has regularly-scheduled bus service throughout Harmon Meadow from points in New Jersey and Manhattan's Port Authority Bus Terminal. The sub-market vacancy is approximately 8.5% and market rents average $25.87psf.

PROPERTY MANAGEMENT. The property manager, Hartz Mountain Development Corp., is an affiliate of the Borrower. Hartz's current portfolio includes over 200 buildings totaling 35 million square feet, including 21 million square feet of industrial space, 10 million square feet of office space, 947,000 square feet of retail space, and 11 hospitality properties containing over 2,200 rooms.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $44,000,000

                              LANDMARK ATRIUM III           DSCR:    1.91x

                                                            LTV:     59.1%

--------------------------------------------------------------------------------



                                     [MAP]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


                                   [PICTURES]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                   GACC

LOAN PURPOSE:                  Refinance

ORIGINAL PRINCIPAL BALANCE:    $44,000,000

CUT-OFF PRINCIPAL BALANCE:     $43,907,359

% BY INITIAL UPB:              3.68%

INTEREST RATE:                 6.17000%

PAYMENT DATE:                  1st of each month

FIRST PAYMENT DATE:            March 1, 2003

MATURITY DATE:                 February 1, 2013

AMORTIZATION:                  360 Months

CALL PROTECTION:               Lockout for 24 months from securitization date,
                               then defeasance is permitted. On and after November 1, 2012, prepayment can be made without penalty.

SPONSOR:                       Preferred Real Estate Investments, Inc.

BORROWER:                      801 Market Street Holdings, L.P.

ADDITIONAL                     None
FINANCING:

LOCKBOX:                       Hard

INITIAL RESERVES:              Tax:              $12,616
                               Insurance:        $53,739
                               Holdback:         $5,238,391(1)

MONTHLY RESERVES:              Tax:              $12,616
                               Insurance:        $8,957
                               TI / LC:          $31,214
                               Replacement:      $6,172
--------------------------------------------------------------------------------
1. The holdback will be used as additional collateral for the loan and may be released provided: (a) the loan maintains a 1.25x DSCR, (b) Loan-to-Cost is no more than 85%, and (c) the property is 90% leased to tenants with lease terms of 5 years or more, and vacant space is leased (ratio for release = Leased Space / 58,080).
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $118.57

BALLOON BALANCE / SQ.FT.:       $101.26

LTV:                            67.1%2

BALLOON LTV:                    56.0%2

DSCR:                           1.25x2

--------------------------------------------------------------------------------
2. Calculated on the loan amount after netting out the holdback amount.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee simple interest in the
                                office condominium portion
                                (seven floors) of a 13-story
                                1,009,159 sq.ft. commercial
                                property that is designated as a
                                Historic Landmark Building.

LOCATION:                       Philadelphia, PA

YEAR BUILT / RENOVATED:         1928 / 2002

TOTAL AREA:                     370,310 sq. ft.

PROPERTY MANAGEMENT:            Preferred Asset Management, LLC,
                                an affiliate of the Borrower.

OCCUPANCY (AS OF 01/16/03):     75.0%

UNDERWRITTEN NET CASH FLOW:     $3,577,034

STABILIZED APPRAISED VALUE:     $58,000,000

STABILIZED APPRAISAL DATE:      June 1, 2003

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                              MAJOR TENANTS
TENANT                                  % NRSF      RENT PSF      LEASE EXPIRATION        RATINGS (S/M/F)
------------------------------------- ----------- ------------- --------------------- ----------------------
U.S. General Services Administration    40.5%        $25.41           10/31/12             Implied AAA
------------------------------------- ----------- ------------- --------------------- ----------------------
Citizens Bank                           34.5%        $18.27           06/30/12           A+ / Aa2 / AA 3
------------------------------------- ----------- ------------- --------------------- ----------------------

3.   Ratings of parent company, Royal Bank of Scotland.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


THE 801 MARKET STREET LOAN

THE LOAN. The 801 Market Street Loan is secured by a first mortgage in the office condominium portion (top seven floors and a portion of the ground floor and basement (total of 370,310 sq.ft.)) of a 13-story, 1,009,159 sq.ft. commercial building.

THE BORROWER. The borrower, 801 Market Street Holdings LP, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The managing general partner of the Borrower, 801 Market Street Holdings, Inc., is also a single purpose entity. The sponsor of the loan is Preferred Real Estate Investment, Inc., a suburban Philadelphia based real estate investment and management company. The key principals are Michael O'Neill, CEO of Preferred Real Estate Investment, Inc., and Erik Kolar, the company's President. Preferred Real Estate Investment, Inc. is one of the largest privately-held real estate companies in the Mid-Atlantic region, and currently owns and operates 32 properties totaling 7.5 million sq. ft. of commercial and industrial space. Formed in 1992, Preferred Real Estate Investment, Inc. specializes in the redevelopment and adaptive re-use of existing buildings. As of 06/30/02, Mr. O'Neill and Mr. Kolar had a combined stated net worth of $47.1 million.

THE PROPERTY. The 801 Market Street Loan is secured by a 370,310 sq. ft. Class A office condominium unit within 801 Market Street, a 13-story, 1,009,159 sq. ft. building located on the northeast corner of Market Street and Eighth Street in the Philadelphia CBD. 801 Market Street was constructed in 1928, and is designated as a historic landmark building. The collateral portion of the property consists of the top seven floors (floors 7 through 13), the ground floor lobby and a portion (2,500 sq. ft.) of the basement, which is used for storage by Citizen's Bank.

The building serves as Strawbridge & Clothier's flagship retail store (floors 1 through 6) (not part of the collateral). The collateral (floors 7 through 13) served as the company's corporate headquarters until Strawbridge & Clothier's was purchased by The May Department Stores Company in 1996. The borrower purchased floors 8 through 13 in 2001 and leased these floors up to nearly 90% occupancy within less than a year. This success prompted the borrower to purchase the vacant floor 7 in December 2002. The borrower has spent $43.3 million to renovate the collateral into Class `A' office space.

The subject property is connected to an underground retail mall owned by The Rouse Company known as The Gallery at Market Street East, which stretches from 11th Street to 8th Street interconnecting with the Market Street East Transportation Center and the Pennsylvania Convention Center. The Market Street East Transportation Center is Philadelphia's second largest transit hub, accessible by suburban commuter rails, city subway lines, the high-speed line to New Jersey and the airport lines. This three-level mall is anchored by K-Mart and Strawbridge & Clothiers, and offers over 125 stores and 1.2 million sq. ft. of retail space. Other major retail tenants include Old Navy, Gap, Express and Lane Bryant.

SIGNIFICANT TENANTS. The loan collateral is 75.0% occupied by two investment grade tenants: the U.S. General Services Administration and Citizen's Bank of Pennsylvania. Strawbridge & Clothier (not part of the collateral) is the largest tenant in the building occupying the lower six floors.

U.S. General Services Administration ("GSA"), an agency of the federal government (implied rating of 'AAA'), occupies 150,129 sq. ft. (40.5% of total space) under a lease with a rent of $25.41psf expiring in October 2012. The tenant occupies floors 8, 9 and all but 8,411 sq. ft. of the 10th floor. The property serves as the GSA's executive offices for a five-state region including Pennsylvania, Maryland, Ohio, Delaware and West Virginia. The space has been designed as the prototype GSA office and is equipped with the latest features including raised flooring for computer and telecommunications equipment. Prior to locating at 801 Market, the GSA performed an exhaustive search for space to house their regional executive offices. Factors contributing to the selection of the subject included proximity to other Federal buildings, economics, access to amenities, outstanding transportation linkages and building type (floorplate size, condition, etc.). The lease is not subject to appropriations; however, the tenant does have the right after year five to give back 10% or 12,147 sq. ft. of space at any time (subject to 120 day notice).

Citizen's Bank of Pennsylvania occupies 127,586 sq. ft. including 2,500 sq. ft. of storage space (34.5% of total space) under a lease with a rent of $18.27psf expiring in June 2012. Citizen's Bank of Pennsylvania is a subsidiary of the Royal Bank of Scotland (rated 'A+' by S&P). Citizen's Bank occupies floors 11,12 and most of the 13th floor. Citizen's Financial Group, Inc., is a Providence-based commercial bank holding company that operates more than 850 Citizens Bank branch offices and approximately 1,700 ATMs in Connecticut, Massachusetts, New Hampshire, Rhode Island, Pennsylvania, Delaware and New Jersey. With $64 billion in assets and more than 15,000 employees, Citizens is the second largest commercial bank in New England.

Strawbridge & Clothier (not part of the collateral), an upscale department store operated by The May Department Stores Company (NYSE: MAY, rated `A' by S&P), occupies the lower six floors of the building. The building serves as Strawbridge & Clothier's flagship retail store (floors 1 through 6) and had also served as the company's corporate headquarters (floors 7 through 13). When Strawbridge was acquired by The May Department Stores Company in 1996, the corporate offices in the building were vacated, while


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,907,359

                               801 MARKET STREET            DSCR:    1.25x

                                                            LTV:     67.1%

--------------------------------------------------------------------------------


retail operations continued on floors 1 through 6. The May Department Stores Company operates over 835 stores under 14 trade names (including Lord & Taylor, Filene's, Foley's, Hecht's, etc.) in 44 states, Canada, Washington, DC and Puerto Rico.

THE MARKET. 801 Market Street is located in the CBD area of downtown Philadelphia, Pennsylvania. The CBD area of Philadelphia contains a total office inventory of 131 buildings totaling approximately 38.5 million sq.ft. of office space with an overall vacancy rate of 14%. 801 Market Street is in good proximity to other Federal buildings, has good access to local amenities and has strong transportation linkages to Interstate 95 and Interstate 676. The appraiser defined average market rents to be $20.54psf and a direct vacancy of 9.52%.

PROPERTY MANAGEMENT. 801 Market Street is managed by Preferred Asset Management, LLC, a subsidiary of Preferred Real Estate Investments, Inc., a Borrower affiliate. Preferred Property Management is one of the largest privately-held real estate companies in the Mid-Atlantic region. Formed in 1992, Preferred Real Estate Investment, Inc. specializes in the redevelopment and adaptive re-use of existing buildings. An affiliate, Preferred Asset Management, LLC manages the 32 office and industrial properties owned by Preferred Real Estate Investments, Inc. These properties total 7.5 million sq. ft. of space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

                             COLLATERAL TERM SHEET          Balance: $43,907,359
                               801 Market Street            DSCR: 1.25x
                                                            LTV: 67.1%


                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

                               [PICTURES OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,769,858

                        WAL-MART ISLIP SHOPPING CENTER      DSCR:    1.30x

                                                            LTV:     74.2%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                    GACC

LOAN PURPOSE:                   Refinance

ORIGINAL PRINCIPAL BALANCE:     $44,000,000

CUT-OFF PRINCIPAL BALANCE:      $43,769,858

% BY INITIAL UPB:               3.67%

INTEREST RATE:                  6.41000%

PAYMENT DATE:                   1st of each month

FIRST PAYMENT DATE:             November 1, 2002

MATURITY DATE:                  October 1, 2012

AMORTIZATION:                   360 Months

CALL PROTECTION:                Lockout for 24 months from
                                securitization date, then
                                defeasance is permitted.  On and
                                after May 1, 2012, prepayment
                                can be made without penalty.

SPONSOR:                        The Cordish Companies and The
                                Polimeni Organization

BORROWER:                       Clearstory & Company, LLC

ADDITIONAL                      $3,015,532 soft unsecured
FINANCING:                      subordinate debt held outside of
                                trust.

LOCKBOX:                        Partial Hard / Partial Soft 1

INITIAL RESERVES:               Tax:             $921,209
                                Insurance:       $185,841
                                Engineering:     $18,250

MONTHLY RESERVES:               Tax:             $185,025
                                Insurance:       $15,487

                                TI / LC:         $8,333 2
                                Replacement:     $3,189

--------------------------------------------------------------------------------
1. Hard with respect to monthly rents from Wal-Mart and Stop and Shop; soft, springing hard with respect to rents received from the other tenants. 2. If the property becomes (and for so long as it remains) less than 90% occupied the reserve amount increases to $12,917 per month.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ.FT.:          $119.07

BALLOON BALANCE / SQ.FT.:       $102.73

LTV:                            74.2%
BALLOON LTV:                    64.0%
DSCR:                           1.30x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset
PROPERTY TYPE:                  Anchored Retail
COLLATERAL:                     Fee simple interest in a
                                multi-tenant, regional shopping
                                center.

LOCATION:                        Islip, NY
YEAR BUILT / RENOVATED:         1991 / 2002
TOTAL AREA:                     367,587 sq. ft.
PROPERTY MANAGEMENT:            The Cordish Companies and The

                                Polimeni Organization, an affiliate of the Borrower.

OCCUPANCY (AS OF 01/01/03):     99.6%
UNDERWRITTEN NET CASH FLOW:

                                $4,287,434

APPRAISED VALUE:                $59,000,000
APPRAISAL DATE:                 April 16, 2002
------------------------------------------------------------------


------------------------------------------------------------------------------------
                                  MAJOR TENANTS
                                %                        LEASE          RATINGS
TENANT                        NRSF       RENT PSF      EXPIRATION       (S/M/F)
--------------------------- ---------- ------------- -------------- ----------------
Wal-Mart                      35.0%       $8.93        11/30/27      AA / Aa2 / AA
--------------------------- ---------- ------------- -------------- ----------------
Stop & Shop Supermarket       15.1%       $12.50       05/20/11     BB+ / B1 / BB-
                                                                               3
--------------------------- ---------- ------------- -------------- ----------------
Dave & Buster's Inc.          12.9%       $8.00        08/31/22           NAP
--------------------------- ---------- ------------- -------------- ----------------

3.   Ratings of parent company, Royal Ahold.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET          BALANCE: $43,769,858

                        WAL-MART ISLIP SHOPPING CENTER      DSCR:    1.30x

                                                            LTV:     74.2%

--------------------------------------------------------------------------------


THE WAL-MART ISLIP SHOPPING CENTER LOAN

THE LOAN. The Wal-Mart Islip Shopping Center Loan is secured by a first mortgage on the Wal-Mart Islip Shopping Center located in Islip, Suffolk County, Long Island, New York (suburban New York City). Wal-Mart and Stop & Shop Supermarket pay rent directly into a hard lockbox, while a soft lockbox is in place for the remaining tenants.

THE BORROWER. The borrower, Clearstory & Company, LLC, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The borrower is a Delaware limited liability company whose sole member is Clearstory & Company, a New York general partnership which is a general partnership between one entity ultimately controlled by David S. Cordish and another entity ultimately controlled by Vincent Polimeni. The sponsors are The Cordish Company and The Polimeni Organization.

The Cordish Company was founded in 1968 and is a fully integrated commercial real estate company involved in the development and management of retail, entertainment, office and hotel properties located throughout the United States. Based in Baltimore, Maryland, the Cordish Company specializes in urban, mixed-use entertainment properties and specialty retail centers, and has been an owner of the subject property since 1995.

The Polimeni Organization is a multifaceted real estate firm that owns and develops prime commercial properties on Long Island. Vincent Polimeni is the founder and CEO and has 25 years of real estate related experience. Based on Long Island, the Polimeni Organization developed Wal-Mart Islip Shopping Center in 1991.

THE PROPERTY. The Wal-Mart Islip Shopping Center loan is secured by a 367,587 sq. ft. power community center located in Islip, Long Island, New York. The shopping center is anchored by a 128,755 sq. ft. Wal-Mart (rated 'AA' by S&P), a 55,520 sq. ft. Stop 'N Shop grocery store, a 47,500 sq. ft. Dave & Buster's, a 29,475 sq. ft. TJ Maxx store (TJX Companies: rated 'A' by S&P), and a 16,665 sq. ft. Staples office supply store (rated 'BBB-' by S&P). The TJ Maxx and Staples stores had 2001 sales of $242psf and $229psf, respectively. The center is comprised of 3 one-story buildings: a 191,332 sq. ft. multi-tenant building, the 47,500 sq. ft. Dave & Buster's and a new 128,361 sq. ft. Wal-Mart store strategically located along Veterans Memorial Highway near the Long Island Expressway.

SIGNIFICANT TENANTS. The loan collateral is 99.6% occupied by 36 tenants. The three largest tenants are: Wal-Mart, Stop & Shop and Dave & Buster's. Approximately 50% of the center's Total Area is leased to investment grade tenants.

Wal-Mart (NYSE: WMT; rated 'AA' by S&P) occupies 128,755 sq. ft. (35.0% of total space) under a ground lease with a rent of $8.93psf (well below market) expiring in November 2027. Wal-Mart is the largest retailer in the world, offering retail goods through its discount stores, Supercenters and private membership clubs. As of year-end 01/31/02, Wal-Mart had revenues of over $219 billion, net income of $6.67 billion, assets of $83.45 billion, and stockholders' equity of $35.1 billion. As of March 31, 2003, the company had 1,568 Wal-Mart stores, 1,258 Supercenters, 525 Sam's Clubs, and 49 Neighborhood Markets in the United States as well as 1,289 stores internationally. Wal-Mart employs more than 1 million in the U.S. and 300,000 internationally.

Stop & Shop occupies 55,520 sq.ft. (15.1% of total space) under a lease with a rent of $12.50psf (well below market) expiring in May 2011. Established in 1946, Stop 'N Shop is a regional grocery chain with more than 335 stores located throughout New England, New York and New Jersey. The chain is now wholly owned by Royal Ahold NV (rated `BB+' by S&P), a Netherlands-based company that is one of the world's largest food retailers. Stop & Shop had 2001 sales of $381psf.

Dave & Buster's (NYSE: DAB) occupies 47,500 sq. ft. (12.9% of total space) under a ground lease with a rent of $8.00psf (well below market) expiring in August 2022. Dave & Buster's is a restaurant and entertainment chain based in Dallas, Texas. Formed in 1982, the company has been targeting the adult crowd by creating an entertainment facility offering the latest interactive computer/virtual reality games together with fine food and drink. The company currently has 32 facilities located in the United States, primarily in the south and mid-Atlantic regions. As of 02/03/02, the company's assets were $309 million, and net income for the fiscal year-end 2001 was $7.6 million.

THE MARKET. Wal-Mart Islip Shopping Center is located in Islip, a town in Suffolk County in Long Island. Much of Suffolk County is a densely developed and populated suburban area. The property is strategically located adjacent to Veterans Memorial Highway, one quarter mile from the Long Island Expressway (I-495 or 'LIE') at Exit 57. The LIE traverses Nassau and Suffolk County and is one of two main highways connecting NYC to the eastern end of Long Island. Within the ten-mile trade area, the estimated 2001 population is 767,706 and the median household income is $67,244. According to a REIS Long Island retail survey report dated as of the 4th quarter 2002, the vacancy rate in the subject's Islip/Smithtown sub-market was 2.9% for neighborhood and community shopping centers. The appraiser determined in-line tenant rents at comparable centers to average $26.67psf and anchor tenant rents at comparable to average $22.63psf.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1


PROPERTY MANAGEMENT. The subject property is managed by both The Cordish Company and the Polimeni Organization, entities related to the principals of the Borrower. The Cordish Company, founded in 1968, presently owns and manages 30 retail properties totaling over 5 million sq. ft. and located throughout the eastern United States. The Cordish Company has managed the property since purchasing a portion of the ownership interest in 1995. The Polimeni Organization has been involved in owning and managing real estate for nearly 25 years and currently owns and manages 15 retail and office buildings on Long Island. The two firms complement each other in managing the subject. The Cordish Company has national retail contacts and leasing expertise while the Polimeni Organization's is experienced in the local, Long Island market.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. In connection with certain debt restructuring and in order to mitigate tax implications, a soft, unsecured subordinate note ($3,015,532) was given from the sole member of Borrower to an affiliate of Borrower. The subordinate note is unsecured and is fully subordinate to the Loan. In addition, no payments are due under the subordinate note while the Loan is outstanding, a satisfactory intercreditor agreement was obtained and the subordinate note was pledged as additional collateral for the Loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1


                                  [MAP OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $41,873,935
                                                         DSCR:     1.30x
                               CENTENNIAL CENTER I       LTV:      74.8%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $41,873,935
                                                         DSCR:     1.30x
                               CENTENNIAL CENTER I       LTV:      74.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                    GACC
LOAN PURPOSE:                   Refinance
ORIGINAL PRINCIPAL BALANCE:     $42,000,000
CUT-OFF PRINCIPAL BALANCE:      $41,873,935
% BY INITIAL UPB:               3.51%
INTEREST RATE:                  6.00000%
PAYMENT DATE:                   1st of each month
FIRST PAYMENT DATE:             February 1, 2003
MATURITY DATE:                  January 1, 2013
AMORTIZATION:                   360 Months
CALL PROTECTION:                Lockout for 24 months from
                                securitization date, then
                                defeasance is permitted.  On and
                                after October 1, 2012,
                                prepayment can be made without
                                penalty.
SPONSOR:                        Territory Incorporated
BORROWER:                       Centennial Holdings, LLC
ADDITIONAL FINANCING:           None
LOCKBOX:                        Soft, Springing Hard
INITIAL RESERVES:               Tax:               $87,839
                                Insurance:         $16,595
                                Holdback:          $2,179,388(1)
MONTHLY RESERVES:               Tax:               $21,960
                                Insurance:         $4,407
                                TI / LC:           $7,694
                                Replacement:       $1,863

----------
(1) The  holdback  will be used as  additional  collateral  for the  loan.  $2.0 million may be released as long as the loan maintains a 1.225x DSCR and occupancy is no less than 95%. $179,388 may be released once Peter Piper is occupying their space, paying rent, has provided an estoppel certificate and occupancy is no less than 90%.


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:          $117.80
BALLOON BALANCE / SQ.FT.:       $100.20
LTV:                            74.8%(2)
BALLOON LTV:                    63.1%(2)
DSCR:                           1.30x(2)

----------
(2) Calculated on the loan amount after netting out the holdback amount.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:       Single Asset
PROPERTY TYPE:                  Anchored Retail
COLLATERAL:                     Fee simple interest in a new
                                power/community center.
LOCATION:                        Las Vegas, NV
YEAR BUILT / RENOVATED:         2002 / NAP
TOTAL AREA:                     355,457 sq. ft.
PROPERTY MANAGEMENT:            Territory Incorporated, an
                                affiliate of the Borrower.
OCCUPANCY (AS OF 03/18/03):     95.5%
UNDERWRITTEN NET CASH FLOW:
                                $3,740,743
APPRAISED VALUE:                $53,300,000
APPRAISAL DATE:                 March 1, 2003

--------------------------------------------------------------------------------------
                                       MAJOR TENANTS
  TENANT               % NRSF     RENT PSF      LEASE EXPIRATION      RATINGS (S/M/F)
--------------------------------------------------------------------------------------
Home Depot             37.1%        $2.83           01/31/31          AA / Aa3 / AA
--------------------------------------------------------------------------------------
Circuit City            9.4%       $13.25           01/31/22               NAP
--------------------------------------------------------------------------------------
Ross Stores, Inc.       8.5%       $10.03           01/31/17           BBB / - / -
--------------------------------------------------------------------------------------


THE CENTENNIAL CENTER I LOAN

THE LOAN. The Centennial Center I Loan is secured by a first mortgage on Centennial Center I, a new 355,457 sq.ft. power/ community center located in the Centennial Hills area of Las Vegas, Nevada, approximately 12 miles northwest of the Las Vegas "strip".

THE BORROWER. The Borrower, Centennial Holdings, L.L.C., is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. Centennial Centre, L.L.C. is a Delaware limited liability company whose members are Olympia



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $41,873,935
                                                         DSCR:     1.30x
                               CENTENNIAL CENTER I       LTV:      74.8%
--------------------------------------------------------------------------------

Land Corp. (25%), Westdale Development, LLC (50%), Heritage Holding, LP (8.33%), Russell Dorn (8.33%) and Dene Krametbauer (8.33%). Centennial Center I was developed by Territory Incorporated in association with The Olympia Group and The Developers of Nevada. In 2001, Territory was ranked third among Las Vegas developers (in terms of square footage developed annually), constructing nearly
1.0 million square feet of commercial space. The six key principals have substantial experience in master planned communities and large retail projects and a combined net worth of approximately $239 million.

THE PROPERTY. The Centennial Center I loan is secured by a 355,457 square foot power community retail center located in the Northwest Town Center area of Centennial Hills, Las Vegas, Clark County, Nevada. Centennial Center I is part of a larger 869,902 square foot, 90.66-acre retail development known as Centennial Center. The Centennial Center development includes a centrally located "village" area that houses smaller shops and boutiques, specialty retailers, and restaurants. Shaded pedestrian walkways and landscaped areas connect the "village" to the outlying pad sites and big box retail stores such as a Wal-Mart Supercenter store (220,849 sq. ft.; rated 'AA' by S&P) and Sam's Club store (137,697 sq. ft.; rated 'AA' by S&P), which are not part of the collateral but are a major draw to the center.

SIGNIFICANT TENANTS. The loan collateral is 95.5% occupied by 23 tenants. The three largest tenants are: Home Depot, Circuit City and Ross Stores, Inc. Approximately 47% of the center's Total Area is leased to investment grade tenants with long-term leases. The Centennial Center I is also shadow-anchored by a neighboring Wal-Mart Supercenter store and a Sam's Club.

Home Depot (NYSE: HD; rated 'AA' by S&P) occupies 131,858 sq. ft. under a ground lease with a rent of $2.83psf (well below market) expiring in January 2031. Home Depot, with $53.553 billion in net sales, is the largest and fastest-growing "Do It Yourself" building supply retailer in the U.S. with approximately 1,500 stores in the U.S., Canada and Mexico. As of 02/03/02, Home Depot reported an asset base of $26.4 billion, shareholders' equity of $18.1 billion and a net income of $3.0 billion.

Circuit City (NYSE: CC) occupies 33,432 sq. ft. under a lease with a rent of $13.25psf (well below market) expiring in January 2022. Circuit City Stores, Inc. consists of two businesses under separate tracking stocks: Circuit City Group and CarMax. Circuit City Group is the #2 national retailer of brand-name consumer electronics, personal computers and entertainment software, with about 604 Superstores in 159 markets and 20 Circuit City Express mall stores. The Circuit City Group also has a retained interest in the equity value of the CarMax Group. CarMax runs 40 used-car superstores and 18 new-car franchises. For the fiscal year ended February 28, 2002, Circuit City Group reported sales of $9.6 billion, net income of $191 million, total assets of $4.1 billion and stockholders' equity of $2.6 billion.

Ross Stores, Inc. (NYSE: ROST; rated 'BBB' by S&P) occupies 30,094 sq. ft. under a lease with a rent of $10.03psf (well below market) expiring in January 2017. Ross Stores operates a discount clothing chain with more than 450 outlets. The company sells mostly closeout merchandise, including men's, women's, and children's clothing, at prices well below those of department and specialty stores. Although apparel accounts for about two-thirds of sales, the stores also sell small furnishings, educational toys and games, luggage, and gourmet foods in select stores. Ross stores are located in urban and suburban strip malls in 22 states, mostly in the western US, and Guam. For the fiscal year ended 2/1/03, net sales rose 18% to $3.53 billion and net income rose 30% to $201.2 million.

THE MARKET. The Centennial Center I is located in the Northwest Town Center area of Centennial Hills, Las Vegas, Nevada, approximately 12 miles northwest of the Las Vegas "strip". Las Vegas is one of the fastest growing cities in the United States. Home building set an annual record in 2001. Builders continue to report brisk sales at all price points, with housing prices showing strong resilience as low interest rates enable more and more residents to afford higher priced homes. The Northwest Town Center area is undergoing a rapid change from rural residential development to more intense development consisting of planned residential subdivisions as well as commercial development along major arterials. The property's location at the intersection of I-215 and I-95 has experienced a substantial amount of growth. The City of Las Vegas has created the Town Center Land Use Plan to guide development of approximately 2,213 acres surrounding this highway intersection. The 2002 population within a three and five-mile trade area of Centennial Center was 49,585 and 140,834, respectively. The median household income within a three and five-mile trade area of the property is $81,544 and $70,245, respectively. The Northwest Town Center sub-market has a total retail inventory of 3.7 million square feet and an overall occupancy rate of 96.9%. Asking rents averaged $27.72psf within the Northwest Town Center sub-market.

PROPERTY MANAGEMENT. Centennial Center I is managed by one of the loan sponsors, Territory Incorporated. Established in 1993, Territory Incorporated has become a leading southern Nevada power center developer and commercial real estate brokerage firm. It is also the sixth largest commercial property management firm in the Las Vegas area, with a management portfolio of approximately 1.6 million square feet of retail and office space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $41,873,935
                                                         DSCR:     1.30x
                               CENTENNIAL CENTER I       LTV:      74.8%
--------------------------------------------------------------------------------








                               [GRAPHIC OMITTED]













This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $27,173,420
                          HERON CAY--VERO PALM ESTATES   DSCR:     1.40x
                                CROSSED PORTFOLIO        LTV:      74.7%
--------------------------------------------------------------------------------







                               [GRAPHIC OMITTED]














This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $27,173,420
                          HERON CAY--VERO PALM ESTATES   DSCR:     1.40x
                                CROSSED PORTFOLIO        LTV:      74.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GACC
LOAN PURPOSE:                  Refinance
ORIGINAL PRINCIPAL BALANCE:    $27,200,000
CUT-OFF PRINCIPAL BALANCE:     $27,173,420
% BY INITIAL UPB:              2.28%
INTEREST RATE:                 5.35000%
PAYMENT DATE:                  1st of each month
FIRST PAYMENT DATE:            April 1, 2003
MATURITY DATE:                 March 1, 2008
AMORTIZATION:                  360 Months
CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted.  On and
                               after December 1, 2007,
                               prepayment can be made without
                               penalty.
SPONSOR:                       Owen & Freda Sanderson
BORROWERS:                     Cay of Heron, Ltd and Vero Palm
                               Realty, LLC
ADDITIONAL FINANCING:          None
LOCKBOX:                       None
INITIAL RESERVES:              Tax:                 $145,580
                               Insurance:           $17,302
                               Engineering:         $17,401
                               Other:               $197,100
MONTHLY RESERVES:              Tax:                 $29,116
                               Insurance:           $1,373
                               Replacement:         $2,691

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / PAD:              $30,809
BALLOON BALANCE / PAD:           $28,595
LTV:                             74.7%
BALLOON LTV:                     69.3%
DSCR:                            1.40x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Two Cross-Collateralized,
                                 Cross-Defaulted Single Assets
PROPERTY TYPE:                   Manufactured Housing
COLLATERAL:                      Fee simple interest in two
                                 manufactured housing
                                 communities.
LOCATION:                        Vero Beach, FL
YEAR BUILT / RENOVATED:          1985 & 1986 / NAP
TOTAL PADS:                      882
PROPERTY MANAGEMENT:             Owen & Freda Sanderson,
                                 affiliates of the Borrowers.
OCCUPANCY (AS OF 01/30/03):      87.0%
UNDERWRITTEN NET CASH FLOW:      $2,551,743

APPRAISED VALUE:                 $36,400,000
APPRAISAL DATE:                  December 23, 2002


--------------------------------------------------------------------------------
    PROPERTY                      BALANCE                   NUMBER OF PADS
--------------------------------------------------------------------------------
Heron Cay                       $19,181,238                      597
--------------------------------------------------------------------------------
Vero Palms Estates               $7,992,182                      285
--------------------------------------------------------------------------------
TOTAL:                          $27,173,420                      882
--------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $27,173,420
                          HERON CAY--VERO PALM ESTATES   DSCR:     1.40x
                                CROSSED PORTFOLIO        LTV:      74.7%
--------------------------------------------------------------------------------

THE HERON CAY - VERO PALM ESTATES CROSSED PORTFOLIO

THE LOAN. The Heron Cay loan and the Vero Palm Estates loan are secured by first mortgages on Heron Cay and Vero Palm Estates, respectively, both manufactured housing communities located in Vero Beach, Indian River County, Florida. The loans are fully cross-collateralized and cross-defaulted.

THE BORROWER. The borrowers, Cay of Heron, Ltd. and Vero Palm Realty LLC, are both single-purpose entities sponsored by Owen and Freda Sanderson. The
Sandersons have owned and managed multifamily and manufactured housing properties since 1978. They have owned and managed Heron Cay since 1998 and Vero Palm Estates since 1999. As of June 15, 2002, the Sandersons had a net worth of $22.3 million.

THE PROPERTY. Heron Cay and Vero Palm Estates are both manufactured housing communities located in Vero Beach, Indian River County, Florida. Heron Cay, developed in 1985, has 597 home sites situated on 130-acres. Vero Palm Estates, developed in 1986, has 285 home sites situated on 64-acres. The amenities are similar at both properties, and include an entrance gatehouse, a clubhouse with a fitness center, tennis courts, shuffleboard courts, heated pool and spa, meeting rooms, a library, craft room, and billiards. Vero Beach offers over a dozen public and private golf courses all within a short driving distance of Heron Cay. The nearby Atlantic Ocean affords area residents the customary beach, boating, fishing and other water-related activities.

THE MARKET. Heron Cay and Vero Palm Estates are located in Vero Beach, Indian River County, Florida. Vero Beach is approximately 70 miles southeast of Orlando and 120 miles north of Miami. The Vero Beach Airport and Commerce Center is located on the west side of U.S. Highway 1, approximately three and a half miles north of the property. The market area is comprised primarily of retirement communities, retail and agricultural uses. The neighborhood is located in close proximity to US 1, Interstate-95, Florida Highway 60 and the city of Vero Beach. There are numerous public and private golf courses within a short driving distance of the subject properties that are a draw for retirees. Major shopping facilities are located three to four miles away and include the Vero Beach Mall, The Commons Shopping Center, Indian River Square Shopping Center, and Home Depot.

PROPERTY MANAGEMENT. Heron Cay and Vero Palm Estates are managed by the sponsors, Owen and Freda Sanderson. The Sandersons have owned and managed multifamily and manufactured housing properties since 1978. They have owned and managed Heron Cay since 1998 and Vero Palm Estates since 1999.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $27,173,420
                          HERON CAY--VERO PALM ESTATES   DSCR:     1.40x
                                CROSSED PORTFOLIO        LTV:      74.7%
--------------------------------------------------------------------------------








                               [GRAPHICS OMITTED]















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $24,845,811
                                                         DSCR:     1.69x
                                 LAGUNA GATEWAY          LTV:      65.4%
--------------------------------------------------------------------------------









                               [GRAPHIC OMITTED]
















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $24,845,811
                                                         DSCR:     1.69x
                                 LAGUNA GATEWAY          LTV:      65.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                   BOFA
LOAN PURPOSE:                  Refinance
ORIGINAL PRINCIPAL BALANCE:    $25,000,000
CUT-OFF PRINCIPAL BALANCE:     $24,845,811
% BY INITIAL UPB:              2.08%
INTEREST RATE:                 6.42000%
PAYMENT DATE:                  1st of each month
FIRST PAYMENT DATE:            October 1, 2002
MATURITY DATE:                 September 1, 2012
AMORTIZATION:                  360 months
CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted. On and
                               after August 1, 2012, prepayment
                               can be made without penalty.
SPONSOR:                       Louie J. Pappas
BORROWER:                      Pappas Laguna No.2, L.P.
ADDITIONAL FINANCING:          None
LOCKBOX:                       None
INITIAL RESERVES:              Tax:              $262,781
                               Other:            $1,081,992
MONTHLY RESERVES:              Tax:              $37,540
                               Replacement:      $1,758(1)

----------
(1) Capped at $63,288.


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:           $134.85
BALLOON BALANCE / SQ.FT.:        $116.48
LTV:                             65.4%
BALLOON LTV:                     56.5%
DSCR:                            1.69x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Anchored Retail
LOCATION:                        Elk Grove, CA
YEAR BUILT / RENOVATED:          2001 / NAP
THE COLLATERAL:                  Eight one-story retail
                                 buildings totaling 184,244
                                 sq. ft. and three ground
                                 lease parcels (23,250 sq.
                                 ft.) each containing a
                                 restaurant situated on 22.9
                                 acres of land contained
                                 within an anchored community
                                 shopping center.
TOTAL AREA:                      184,244 sq.ft.
PROPERTY MANAGEMENT:             The property is managed by CB
                                 Richard Ellis.
OCCUPANCY (AS OF 09/30/02):      97.0%
UNDERWRITTEN NET CASH FLOW:      $3,170,879
APPRAISED VALUE:                 $38,000,000
APPRAISAL DATE:                  June 20, 2002

--------------------------------------------------------------------------------------
                                       MAJOR TENANTS
  TENANT               % NRSF     RENT PSF      LEASE EXPIRATION      RATINGS (S/M/F)
--------------------------------------------------------------------------------------
Best Buy Stores        24.8%       $13.50           08/31/16          BBB- / Baa3 / -
-------------------------- --------------- -------------- --------------------- ------
Bed Bath & Beyond      15.3%       $13.00           01/31/12            BBB- / - / -
-------------------------- --------------- -------------- --------------------- ------
TJ Maxx                15.0%       $12.50           11/30/11             A / A3 / -
-------------------------- --------------- -------------- --------------------- ------


THE LAGUNA GATEWAY LOAN

THE LOAN. The Laguna Gateway Loan is evidenced by a promissory note and is secured by a first priority mortgage secured by a retail power center (184,244 sq. ft.) with four anchor tenants.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $24,845,811
                                                         DSCR:     1.69x
                                 LAGUNA GATEWAY          LTV:      65.4%
--------------------------------------------------------------------------------

THE BORROWER. The borrower, Pappas Laguna No.2, L.P., a Delaware limited partnership, is a single-purpose, bankruptcy-remote entity. Louie Pappas, the borrower principal, has been in the real estate business for approximately 30 years and has a net worth of approximately $20.1 million.

THE PROPERTY. The property is a retail power center comprised of eight one-story retail buildings totaling 184,244 sq. ft. located in the Sacramento MSA in an area identified as the downtown/ Sacramento submarket. The subject neighborhood is located in the northern-central section of Elk Grove and is eleven miles southeast of downtown Sacramento. The collateral includes three ground lease parcels each containing a restaurant. The existing buildings, totaling approximately 23,250 sq. ft., were constructed in 2001 and 2002. Macaroni Grill and Mimi's Cafe are open for business while Logan's Steakhouse is under construction. A total of 68.7% of the center is leased to 4 anchor tenants and a recently constructed Home Depot is located on an adjacent parcel, which is not part of the collateral. In addition, a Holiday Inn Express is under construction on another adjacent parcel.

SIGNIFICANT TENANTS. The subject was 97.0% leased to 22 tenants as of 09/30/02. A total of 68.7% of the center is leased to 4 anchor tenants, including TJ Maxx, Best Buy, Bed Bath & Beyond and Old Navy.

TJ Maxx is part of The TJX Companies, Inc. (rated A by S&P and A3 by Moody's). It has a 10-year lease expiring on 11/30/2011 with three 5-year renewal options. TJX has 1,665 retail stores in 47 states and Puerto Rico selling off-price apparel and home fashions. TJX operates under the trade names of TJ Maxx, Marshall's, A.J. Wright, Winners, T.K. Maxx and HomeGoods. For its fiscal year ended 1/26/02, TJX reported revenue of $10.7 billion and net income of $540 million.

Best Buy Co., Inc. (rated BBB- by S&P and Baa3 by Moody's) occupies 45,715 sq. ft. on a 15-year lease expiring on 08/31/2016 with three 5-year renewal options. Best Buy sells personal computers and other home office products, consumer electronics, entertainment software, major appliances and related accessories. The company has over 1,900 stores with 481 operating under the "Best Buy" name. The company also operates under the names of Sam Goody, Suncoast, On Cue, Media Play and Magnolia Hi-Fi. For its fiscal year ended 3/2/02, Best Buy had revenue of $19.6 billion, which was up from the prior year's $15.3 billion and net income of $570 million versus $396 million for the prior year.

Bed Bath & Beyond, Inc. (rated BBB- by S&P and not rated by Moody's) occupies 28,212 sq. ft. on a 10-year lease with three 5-year renewal options. The company is a nationwide chain of superstores selling a range of domestic merchandise and home furnishings through 407 stores in 44 states and Puerto Rico. For its fiscal year ended 03/02/02, Bed Bath & Beyond had revenue of $2.9 billion which was up $531 million (22%) over the prior year and net income of $220 million versus $172 million for the prior year.

Old Navy/The Gap, Inc. (rated BB+ by S&P and Ba3 by Moody's) occupies 25,000 sq. ft. on a 5-year lease with two 5-year renewal options. Old Navy is a division of The Gap, Inc., which has over 3,000 locations worldwide. The Gap, Inc. is a global specialty retailer, which operates stores selling casual apparel, personal care and other accessories for men, women and children. Company brands include Gap, Banana Republic and Old Navy. For its fiscal year ended 02/02/02, The Gap had revenue of $13.8 billion.

Other nationally recognized and/or credit rated tenants include Wells Fargo Bank and AT&T Wireless.

THE MARKET. The submarket, Laguna/Elk Grove, was identified by the appraiser CB Richard Ellis as having the highest average asking rents of any of the 15 Sacramento submarkets, as of the first quarter of 2002. Average rent for the Sacramento combined submarkets was $18.12psf versus $27.36psf for the subject's submarket. Of the nine comparable properties listed in the appraisal, the six-operating/completed properties had an average occupancy level of 98.3%. The strength of the subject's submarket is documented further by a Reis Report which indicates that at the end of the third quarter of 2002, the Sacramento retail market had an occupancy level of 94.5% and the subject's submarket, had an occupancy level of 97%. As of September 30, 2002, the subject was 97.0%
occupied. Median household income for 2001 within a one mile radius was estimated at $78,440.

PROPERTY MANAGEMENT. CB Richard Ellis, one of the largest vertically integrated commercial real estate services firms in the world, manages the subject property. Headquartered in Los Angeles, the company has nearly 10,000 employees and 250 principal offices in 47 countries. CB Richard Ellis offers an array of services including property sales and leasing, property management, corporate services, investment banking, investment management, capital markets, appraisal/valuation, research and consulting. In fiscal year 2001 the company reported gross revenue of $1.170 billion. The company manages approximately 17,329 commercial properties with a total of 604,542,136 sq. ft. of which 1,404 are retail properties with a total of 60,387,217 sq. ft.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE.  Not Allowed.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $24,845,811
                                                         DSCR:     1.69x
                                 LAGUNA GATEWAY          LTV:      65.4%
--------------------------------------------------------------------------------








                               [GRAPHIC OMITTED]














This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $21,095,743
                                                         DSCR:     1.30x
                            THE LINKS AT BENTONVILLE     LTV:      78.1%
--------------------------------------------------------------------------------








                               [GRAPHIC OMITTED]




















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $21,095,743
                                                         DSCR:     1.30x
                            THE LINKS AT BENTONVILLE     LTV:      78.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GECC
LOAN PURPOSE:                  Refinance
ORIGINAL PRINCIPAL BALANCE:    $21,200,000
CUT-OFF PRINCIPAL BALANCE:     $21,095,743
% BY INITIAL UPB:              1.77%
INTEREST RATE:                 5.94000%
PAYMENT DATE:                  1st of each month
FIRST PAYMENT DATE:            December 1, 2002
MATURITY DATE:                 November 1, 2014
AMORTIZATION:                  360 Months
CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted.  On and
                               after September 1, 2014,
                               prepayment can be made without
                               penalty.
SPONSOR:                       J.E. Lindsey Family, LP
BORROWER:                      The Links at Bentonville, LP
ADDITIONAL FINANCING:          $6.880 million of mezzanine debt
                               secured by partnership interests.
LOCKBOX:                       None
INITIAL RESERVES:              Tax:              $78,640
                               Insurance:        $42,000
MONTHLY RESERVES:              Tax:              $29,490
                               Insurance:        $6,000
                               Replacement:      $7,200(1)

----------
(1) Capped at $259,200.


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:             $48,833
BALLOON BALANCE / UNIT:          $39,412
LTV:                             78.1%
BALLOON LTV:                     63.1%
DSCR:                            1.30x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Multifamily
COLLATERAL:                      Class A multifamily property,
                                 situated on a 25-acre site.
LOCATION:                        Bentonville, AR
YEAR BUILT / RENOVATED:          2002 / NAP
TOTAL UNITS:                     432
PROPERTY MANAGEMENT:             The Lindsey Management
                                 Company, an affiliate of the
                                 Borrower.
OCCUPANCY (11/01/02):            97.0%
UNDERWRITTEN NET CASH FLOW:      $1,974,597
APPRAISED VALUE:                 $27,000,000
APPRAISAL DATE:                  August 29, 2002

                                     PROPERTY DESCRIPTION
UNIT TYPE          NUMBER OF UNITS      AVERAGE SQUARE FEET/UNIT    AVERAGE RENT (PER MONTH)
----------------------------------------------------------------------------------------------
One Bedroom              144                      640                         $503
----------------------------------------------------------------------------------------------
Two Bedroom              288                      913                         $625(2)
----------------------------------------------------------------------------------------------

----------
(2) Excludes 41 Executive Suite units with rates ranging from $1,300 to $2,050.

THE LINKS AT BENTONVILLE LOAN

THE LOAN. The Links at Bentonville Loan is secured by a first mortgage on The Links at Bentonville, a Class A, multifamily community located in Bentonville, Arkansas. The property was constructed in 2002 and is situated on a 25-acre site. The property consists of 36 buildings containing a total of 432 units and offers superior amenities, such as an Olympic-size swimming pool, tennis courts and clubhouse. The property site is surrounded by a newly developed 9-hole golf course, which is part of the collateral, although, no income from the golf course was underwritten.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $21,095,743
                                                         DSCR:     1.30x
                            THE LINKS AT BENTONVILLE     LTV:      78.1%
--------------------------------------------------------------------------------

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose managing partner is a single-purpose, bankruptcy-remote entity. The sponsor of the borrower is James E. Lindsey who has built over 20,000 apartment units in Arkansas, Oklahoma, Missouri, Texas, Kansas and Tennessee, 12 commercial projects and manages 22 golf courses. Mr. Lindsey is a repeat borrower of GE Real Estate.

THE PROPERTY. The property is a newly developed, Class A, multifamily community located in eastern Bentonville, Benton County, Arkansas, which is part of the Fayetteville/Springdale MSA. The property's 25-acre development is located approximately 3/8 mile south of State Highway 102. The property's location is reported to be in the primary growth area of both Rogers and Bentonville.

The property is comprised of 36 buildings, containing 432 units. Property amenities include an Olympic-size swimming pool, full gym, a business center with two computers, tennis courts, tanning beds, whirlpool tub, sauna, and clubhouse. The 9-hole golf course adjacent to the property is available to the apartment complex tenants with a fee for equipment rental only. Approximately 132 units have golf side views. No income from the golf course was included in the underwriting.

The 36 buildings are of four different architectural designs, offering total building areas ranging from 8,608 square feet to 10,484 sq. ft. All buildings have four 1-bedroom units (two per floor) and eight 2-bedroom units (4 per floor). Some buildings have two baths in the 2-bedroom units and some do not. Each building has a fairly large covered porch for entry to the units with covered exterior stairs on both sides for access to the upper floors. The larger building designs, their Custom and Custom Deluxe buildings, offer vaulted ceilings for the second level and 9' ceilings for the first level units. These buildings also offer larger units with the second bedroom including a full second bath. Each apartment has a washer and dryer.

The property contains 41 executive suites. These units come furnished and a complete office set-up in the bedroom. The executive suites' rents include utilities, phone and a housekeeper service. Rents for the executive suites are $2,050 per month, a premium of approximately $1,375 over the standard rental rate.

According to the appraiser, the tenant breakdown for the subject property, as of August 2002, was 10% students/working students, 40% married couples under 30 with no children, 30% married couples under 30 with children, and 20% in other categories.

THE MARKET. The property is located in the Fayetteville-Springdale Arkansas MSA, which consists of Benton and Washington Counties in the northwest corner of Arkansas. This MSA has experienced the most growth of any MSA in Arkansas and as of July 2002, had an unemployment rating of 2.6%. According to the U.S. Census Bureau, this MSA is the 16th fastest growing MSA in the nation. The 2000 census listed total population in Benton and Washington Counties collectively at 311,121; approximately a 4.75% annual increase since 1990, with Fayetteville having a population of 58,047.

Fayetteville is the largest city in the area and is the home of The University of Arkansas, which is located approximately 4 miles from the property. Additional economic generators for the area include the Wal-Mart Stores Inc. headquarters in Bentonville and Tyson Food, Inc. headquarters in Springdale. Many industrial plants are located in the areas as a result of proximity to Wal-Mart and include First Brands' plant in Rogers (Glad Wrap and other products) and ExCell Manufacturing in Decatur (pressure washers sold in Sam's Wholesale Club).

The property's overall rental range is $475 to $725 per month, with the average asking rent at $585 per month. The appraiser reported that the rental comparables, although not direct comparables, reflect strong occupancy rates at 95% or better.

PROPERTY MANAGEMENT. Lindsey Management Company, Inc., an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The sponsor of the related borrower has pledged its ownership interest in the related borrower (together with its ownership interest in entities owning two additional multifamily projects) to secure a total of $6,880,000 (as of Cut-Off Date) of mezzanine debt from an unaffiliated third party. Excess cash flow from all three projects would be available to service such mezzanine debt.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.   Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $21,095,743
                                                         DSCR:     1.30x
                            THE LINKS AT BENTONVILLE     LTV:      78.1%
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]





















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,439,284
                                                         DSCR:     1.48x
                                 FAIR LAKES VII          LTV:      66.4%
--------------------------------------------------------------------------------












                               [GRAPHIC OMITTED]
















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,439,284
                                                         DSCR:     1.48x
                                 FAIR LAKES VII          LTV:      66.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   GECC
LOAN PURPOSE:                  Refinance
ORIGINAL PRINCIPAL BALANCE:    $20,500,000
CUT-OFF PRINCIPAL BALANCE:     $20,439,284
% BY INITIAL UPB:              1.72%
INTEREST RATE:                 6.07000%
PAYMENT DATE:                  1st of each month
FIRST PAYMENT DATE:            February 1, 2003
MATURITY DATE:                 January 1, 2013
AMORTIZATION:                  360 Months
CALL PROTECTION:               Lockout for 24 months from
                               securitization date, then
                               defeasance is permitted.  On and
                               after October 1, 2012, prepayment
                               can be made without penalty.
SPONSOR:                       Milton Peterson and PEC Solutions,
                               Inc.
BORROWER:                      Building VII Associates, LC
ADDITIONAL
FINANCING:                     None
LOCKBOX:                       Hard
INITIAL RESERVES:              Tax:              $106,755
                               Insurance:        $25,416
                               Other:            $500,000
MONTHLY RESERVES:              Tax:              $26,689
                               Replacement:      $1,250


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ.FT.:          $134.02
BALLOON BALANCE / SQ.FT.:       $114.23
LTV:                            66.4%
BALLOON LTV:                    56.6%
DSCR:                           1.48x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Class A Office
COLLATERAL:                     Class A, single tenant,
                                corporate headquarter office building located in
                                Fairfax,  Virginia,  approximately 20 miles west
                                of Washington, D.C.
LOCATION:                       Fairfax, VA
YEAR BUILT / RENOVATED:         2002 / NAP
TOTAL AREA:                     152,507 sq.ft.
PROPERTY MANAGEMENT:            Peterson Management LC, an
                                affiliate of the Borrower.
OCCUPANCY (11/30/02):           100%
UNDERWRITTEN NET CASH FLOW:     $2,205,433
APPRAISED VALUE:                $30,800,000
APPRAISAL DATE:                 12/01/02


--------------------------------------------------------------------------------
                                  MAJOR TENANT
                                                                 LEASE
         TENANT                 % NRSF           RENT PSF      EXPIRATION
--------------------------------------------------------------------------------
     PEC Solutions               100%             $18.99        12/31/18
--------------------------------------------------------------------------------

THE FAIR LAKES VII LOAN

THE LOAN. The Fair Lakes VII Loan is secured by a first mortgage on Fair Lakes VII office building located in Fairfax, Virginia, 20 miles west of Washington DC. The mortgaged property is a newly constructed, Class A, single-tenant, office building, and is leased to PEC Solutions, Inc., for its corporate headquarters.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose member has an independent director. The Sponsors of the borrower are Milton Peterson and PEC Solutions, Inc. Milton Peterson is the founder and CEO of The Peterson Companies, one of the largest privately-held development companies in the region. The Company has developed 20,000 residential lots, 3MM sq. ft. of retail space, 4MM sq. ft. of office space, and 3,000 apartment units. Mr. Peterson is a repeat borrower of GE Capital Real Estate. PEC Solutions, Inc., a public company traded on NASDAQ, is a professional services firm specializing in technology solutions for federal, state, and local governments including defense, law enforcement and intelligence agencies. PEC Solutions, Inc., headquartered at the property, reported 2002 revenue of $182.2MM, compared to $109.2MM in 2001. PEC Solutions has a 48% ownership interest in the property.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,439,284
                                                         DSCR:     1.48x
                                 FAIR LAKES VII          LTV:      66.4%
--------------------------------------------------------------------------------

THE PROPERTY. The property is a 6-story, single-tenant, Class A office building containing 152,507 sq. ft. of NRA on approximately 2.2 acres. The property is located in the Fair Lakes master-planned district, which is comprised of 650 acres and is the largest development project in the Fairfax area. The district is comprised of 15 office buildings totaling 2.18MM square feet, a 316-room Hyatt Hotel, a 114-room Marriott Residence Suites Hotel, and 4 multi-family residential projects. The property is located in the southeast quadrant of Fairfax County Parkway and Fair Lakes Parkway. The property has excellent access to primary thoroughfares and access to the entire metropolitan area and has perpetual easement/access rights to an adjacent 4-level parking garage built by the borrower.

SIGNIFICANT TENANTS. The property is 100% NNN leased to PEC Solutions, Inc., which uses the space as its corporate headquarters.

PEC Solutions, Inc. leases the space at an initial rent rate of $18.99psf (NNN), with the rent escalating 3.5% per year and a lease expiration of December 2018. PEC took possession of the space in November of 2002. PEC presently leases nearly 250,000 sq. ft. in the Fair Lakes business district and is currently consolidating much of its other space into the subject.

PEC Solutions, Inc. is a professional services firm providing high-end solutions that help government clients. PEC provides secure, interoperable technology solutions for clients in the defense, law enforcement, intelligence, and civilian agencies of the Federal Government and at State and local levels. The company, founded in 1985, is based in Fairfax, Virginia and employs nearly 1,300 professionals and operates in nine states. For the fiscal year ended 12/31/02, revenues rose 67% to $182.2MM. Net income rose 70% to $22.3MM. PEC's COO reported the company experienced significant acceleration in contracts related to the federal government's homeland security mission; with growth in the application of biometric identification technologies, and strong on-going demand in core federal technology businesses. Many of the company's contract with the FBI, CIA, and other defense/intelligent agencies remain confidential. The company does publish information on a variety of contracts with the Department of Justice, Treasury, INS, Nuclear Regulatory Commission, Veteran's Benefits Association, Offices of the US Courts, and a number of local and state government.

Forbes ranked PEC 14th in their October issue of "200 Best Small Companies in America" which was the company's second consecutive year ranked. In July 2002, PEC's three founders were selected by Ernst & Young as the 2002 Greater
Washington Entrepreneur of the Year in the government services category. Business Week ranked PEC 8th in their June 2002 "Hot Growth Companies".

THE MARKET. The property is located in Northern Virginia, within Fairfax County. According to the appraisal, Northern Virginia contains 228 million sq. ft. of office space and has a vacancy rate of 10% (as of August 2002). This area is fueled by demand from the nation's capitol as well as established high-tech services, corporate and regional headquarters' operations, trade and professional associations, business services and financial service firms. The appraiser reported that Fairfax County is one of the ten counties and five cities in Virginia and Maryland that comprise the Washington, D.C. MSA and contains a total of 91.7 million sq. ft. of office space, which has a reported vacancy rate of 12% (as of August 2002). Fairfax County is reported to be the most populous jurisdiction in the Washington MSA with a total estimated 2002 population of 996,078. The 2000 U.S. Census ranks Fairfax County 36th in the nation, with the 3-mile ring study reporting a projected 2002 population of 70,495.

Within Fairfax County, distinct niche markets have been established - markets catering to defense contractors, hi-tech, bio-tech, telecom, etc. The property's micro-market (Fairfax Center) has fared better than the macro-market with micro-market reporting a 6% vacancy (September 2002). Reis reports the subject submarket to be 8.7% vacant with newly constructed offices (post-1994) having a 0.2% vacancy. Rents average $23 to $28psf, full-service or $15 to $20psf, NNN, which is consistent with the property's rents.

PROPERTY MANAGEMENT.  Peterson Management, LC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,439,284
                                                         DSCR:     1.48x
                                 FAIR LAKES VII          LTV:      66.4%
--------------------------------------------------------------------------------










                               [GRAPHIC OMITTED]
















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,007,666
                                                         DSCR:     1.78x
                                EDGEWATER VILLAGE        LTV:      57.6%
--------------------------------------------------------------------------------













                               [GRAPHIC OMITTED]















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,007,666
                                                         DSCR:     1.78x
                                EDGEWATER VILLAGE        LTV:      57.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                    GECC
LOAN PURPOSE:                   Refinance
SHADOW RATING (S / M):          BBB- / BAA3
ORIGINAL PRINCIPAL BALANCE:     $20,029,000
CUT-OFF PRINCIPAL BALANCE:      $20,007,666
% BY INITIAL UPB:               1.68%
INTEREST RATE:                  4.99000%
PAYMENT DATE:                   1st of each month
FIRST PAYMENT DATE:             April 1, 2003
MATURITY DATE:                  March 1, 2013
AMORTIZATION:                   360 Months
CALL PROTECTION:                Lockout for 24 months from
                                securitization date, then
                                defeasance is permitted.  On and
                                after January 1, 2013, prepayment
                                can be made without penalty.
SPONSOR:                        Richard D. Cohen and Edward Darman
BORROWER:                       Cohen and Darman Realty LP
ADDITIONAL FINANCING:           None
LOCKBOX:                        Soft
INITIAL RESERVES:               Tax:             $41,100
                                Insurance:       $51,887
MONTHLY RESERVES:               Tax:             $20,550
                                Insurance:       $5,189
                                Replacement:     $5,855


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:            $71,202
BALLOON BALANCE / UNIT:         $58,597
LTV:                            57.6%
BALLOON LTV:                    47.4%
DSCR:                           1.78x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Multifamily
COLLATERAL:                     Fee simple interest in an
                                apartment complex comprised of
                                4 six-story elevator mid-rise
                                apartment buildings including
                                a 7,409 sq. ft.  ancillary
                                retail center.
LOCATION:                       Framingham, MA
YEAR BUILT / RENOVATED:         1970 / NAP
TOTAL UNITS:                    281
                                7,409 sq. ft. ancillary retail
PROPERTY MANAGEMENT:            Capital Properties, an
                                affiliate of the Borrower.
OCCUPANCY (AS OF 10/08/02):     90.4%
UNDERWRITTEN NET CASH FLOW:     $2,299,316
APPRAISED VALUE:                $34,720,000
APPRAISAL DATE:                 10/01/02

-----------------------------------------------------------------------------------------------
                              PROPERTY DESCRIPTION
 UNIT TYPE           NUMBER OF UNITS     AVERAGE SQUARE FEET/UNIT     AVERAGE RENT (PER MONTH)
-----------------------------------------------------------------------------------------------
Studio                     45                      566                         $1,006
-----------------------------------------------------------------------------------------------
One Bedroom               137                      740                         $1,281
-----------------------------------------------------------------------------------------------
Two Bedroom                98                    1,243                         $1,550
-----------------------------------------------------------------------------------------------


THE EDGEWATER VILLAGE LOAN

THE LOAN. The Edgewater Village Loan is secured by a first mortgage on Edgewater Village, a 281-unit apartment community located in the Town of Framingham in Middlesex County, approximately 15 miles west of Boston. The property was constructed in 1970 and has been owned by the sponsor since 1977. It consists of four 6-story mid-rise elevator multifamily buildings and a 100% occupied 7,409 sq. ft. ancillary retail center.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,007,666
                                                         DSCR:     1.78x
                                EDGEWATER VILLAGE        LTV:      57.6%
--------------------------------------------------------------------------------

THE BORROWER. The borrower is a single-purpose entity whose managing partner has an independent director. The sponsors of the borrower are Richard D. Cohen and Edward Darman. Mr. Cohen, a repeat borrower of GE Real Estate, is the founder and president of Capital Properties, the management company for the property. Capital Properties, based in Boston, owns and operates more than 6,000 multi-family units and 3 million sq. ft. of office space with a total asset value in excess of $1.0 billion.

THE PROPERTY. Edgewater Village is located on Route 9, 15 miles west of Boston in the Town of Framingham, MA. The property is a 281-unit apartment community comprised of four 6-story, mid-rise elevator apartment buildings and 7,409 sq. ft. of ancillary retail space, which accounts for approximately 2% of the subject's income. Property amenities include a swimming pool, laundry facilities, a fitness center, social area, and controlled entry and intercom system. There are 450 parking spaces, including 220 covered spaces.

The apartment unit mix consists of 13 different floorplans, ranging in size from 550 sq. ft. to 1,695 sq. ft.; with the average size unit totaling 890 sq. ft. The units are individually metered with the tenants being responsible for electric charges. The buildings have a central heating/cooling system which is fed via a central hot water boiler for heating and a central chilled water system for cooling.

The tenant mix is reported to be 80% single/empty nesters/couples and 20% seniors. Income levels reported range from $40,000 to $100,000. Tenants must have a monthly income level of three times their rent in order to qualify for residency. The ancillary retail center is 100% occupied by 5 tenants.

THE MARKET. The property is located in the Metro West sub-market, which has approximately 4,414 apartment units and accounts for 9% of the Boston supply. According to the appraisal, the sub-market's historical vacancies have ranged from 0.7% to 2.4%; current vacancies are reported to be approximately 5.1%. Absorption has been stable with very little new supply being added to the market. The rental rates in the sub-market average $1.42psf per month, with the immediate area rent comparables ranging from $1.25 to $1.70psf per month which is comparable to the property's current rental rates, which range from $1.26 to $1.78psf per month. Currently, rental concessions have entered into the market, with the typical concession being 1-month free rent to a 12-month lease. Edgewater Village is currently offering concessions on a select basis, which are reflected in the underwriting.

The immediate area surrounding the property consists primarily of multifamily residential, retail and other commercial developments. According to the Appraisal, the subject's neighborhood demographics are strong with a three-mile city median household income of $86,344 for 2002. The Appraiser reports the outlook for the neighborhood to have continued growth performance with moderate increases in population and household formation over the next several years. According to a 3-mile ring study, projected 2002 population is reported to be 60,487.

PROPERTY MANAGEMENT.  Capital Properties, an affiliate of Richard D. Cohen.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET      BALANCE:  $20,007,666
                                                         DSCR:     1.78x
                                EDGEWATER VILLAGE        LTV:      57.6%
--------------------------------------------------------------------------------









                               [GRAPHIC OMITTED]




















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $806,200,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1


                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION


The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P.Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)

                       GE COMMERCIAL MORTGAGE CORPORATION

                                   (DEPOSITOR)

                              -------------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                              -------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                  The date of this Prospectus is March 31, 2003

                                TABLE OF CONTENTS


Important Notice About Information Presented in this Prospectus and Each Accompanying
   Prospectus Supplement ...................................................................................    5
SUMMARY OF PROSPECTUS ......................................................................................    6
RISK FACTORS ...............................................................................................   13
   Limited Liquidity of Your Certificates ..................................................................   13
   Limited Assets of Each Trust Fund .......................................................................   13
   Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
   Yield Considerations ....................................................................................   14
   Limited Nature of Ratings ...............................................................................   15
   Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................................   15
   Borrowers May Be Unable to Make Balloon Payments ........................................................   17
   Credit Support Limitations ..............................................................................   18
   Leases and Rents ........................................................................................   18
   Environmental Risks .....................................................................................   19
   Special Hazard Losses ...................................................................................   19
   Some Certificates May Not Be Appropriate for ERISA Plans ................................................   20
   Certain Federal Tax Considerations Regarding Residual Certificates ......................................   20
   Certain Federal Tax Considerations Regarding Original Issue Discount ....................................   20
   Bankruptcy Proceedings Entail Certain Risks .............................................................   20
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........................   21
   Delinquent and Non-Performing Mortgage Loans ............................................................   22
DESCRIPTION OF THE TRUST FUNDS .............................................................................   23
   General .................................................................................................   23
   Mortgage Loans ..........................................................................................   23
   MBS .....................................................................................................   26
   Certificate Accounts ....................................................................................   27
   Credit Support ..........................................................................................   28
   Cash Flow Agreements ....................................................................................   28
YIELD AND MATURITY CONSIDERATIONS ..........................................................................   29
   General .................................................................................................   29
   Pass-Through Rate .......................................................................................   29
   Payment Delays ..........................................................................................   29
   Certain Shortfalls on Collections of Interest ...........................................................   29
   Yield and Prepayment Considerations .....................................................................   30
   Weighted Average Life and Maturity ......................................................................   31
   Controlled Amortization Classes and Companion Classes ...................................................   32
   Other Factors Affecting Yield, Weighted Average Life and Maturity .......................................   33
THE DEPOSITOR ..............................................................................................   35
USE OF PROCEEDS ............................................................................................   35
DESCRIPTION OF THE CERTIFICATES ............................................................................   36
   General .................................................................................................   36
   Distributions ...........................................................................................   36
   Distributions of Interest on the Certificates ...........................................................   37
   Distributions of Principal on the Certificates ..........................................................   38
   Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations ...................................................................................   38
   Allocation of Losses and Shortfalls .....................................................................   38
   Advances in Respect of Delinquencies ....................................................................   39


   Reports to Certificateholders ...........................................................................   39
   Voting Rights ...........................................................................................   41
   Termination .............................................................................................   41
   Book-Entry Registration and Definitive Certificates .....................................................   41
DESCRIPTION OF THE POOLING AGREEMENTS ......................................................................   44
   General .................................................................................................   44
   Assignment of Mortgage Loans; Repurchases ...............................................................   44
   Representations and Warranties; Repurchases .............................................................   45
   Collection and Other Servicing Procedures ...............................................................   46
   Sub-Servicers ...........................................................................................   46
   Special Servicers .......................................................................................   46
   Certificate Account .....................................................................................   47
   Modifications, Waivers and Amendments of Mortgage Loans .................................................   50
   Realization Upon Defaulted Mortgage Loans ...............................................................   50
   Hazard Insurance Policies ...............................................................................   52
   Due-on-Sale and Due-on-Encumbrance Provisions ...........................................................   52
   Servicing Compensation and Payment of Expenses ..........................................................   53
   Evidence as to Compliance ...............................................................................   53
   Certain Matters Regarding the Master Servicer and the Depositor .........................................   53
   Events of Default .......................................................................................   54
   Rights Upon Event of Default ............................................................................   55
   Amendment ...............................................................................................   56
   List of Certificateholders ..............................................................................   56
   The Trustee .............................................................................................   56
   Duties of the Trustee ...................................................................................   56
   Certain Matters Regarding the Trustee ...................................................................   57
   Resignation and Removal of the Trustee ..................................................................   57
DESCRIPTION OF CREDIT SUPPORT ..............................................................................   58
   General .................................................................................................   58
   Subordinate Certificates ................................................................................   58
   Cross-Support Provisions ................................................................................   58
   Insurance or Guarantees with Respect to Mortgage Loans ..................................................   59
   Letter of Credit ........................................................................................   59
   Certificate Insurance and Surety Bonds ..................................................................   59
   Reserve Funds ...........................................................................................   59
   Credit Support with Respect to MBS ......................................................................   60
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ....................................................................   61
   General .................................................................................................   61
   Types of Mortgage Instruments ...........................................................................   61
   Leases and Rents ........................................................................................   61
   Personalty ..............................................................................................   62
   Foreclosure .............................................................................................   62
   Bankruptcy Laws .........................................................................................   65
   Environmental Risks .....................................................................................   68
   Due-on-Sale and Due-on-Encumbrance ......................................................................   69
   Subordinate Financing ...................................................................................   69
   Default Interest and Limitations on Prepayments .........................................................   70
   Applicability of Usury Laws .............................................................................   70
   Soldiers' and Sailors' Civil Relief Act of 1940 .........................................................   70

   Type of Mortgaged Property ..............................................................................   71
   Americans with Disabilities Act .........................................................................   71
   Forfeitures In Drug and RICO Proceedings ................................................................   71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....................................................................   73
   Federal Income Tax Consequences for REMIC Certificates ..................................................   73
   Taxation of Regular Certificates ........................................................................   76
   Taxation of Residual Certificates .......................................................................   82
   Taxes That May Be Imposed on the REMIC Pool .............................................................   89
   Liquidation of the REMIC Pool ...........................................................................   90
   Administrative Matters ..................................................................................   90
   Limitations on Deduction of Certain Expenses ............................................................   90
   Taxation of Certain Foreign Investors ...................................................................   91
   Backup Withholding ......................................................................................   92
   Reporting Requirements ..................................................................................   92
   Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made ..................   93
   Standard Certificates ...................................................................................   93
   Stripped Certificates ...................................................................................   95
   Reporting Requirements and Backup Withholding ...........................................................   98
   Taxation of Certain Foreign Investors ...................................................................   99
STATE AND OTHER TAX CONSIDERATIONS .........................................................................   99
CERTAIN ERISA CONSIDERATIONS ...............................................................................  100
   General .................................................................................................  100
   Plan Asset Regulations ..................................................................................  100
   Administrative Exemptions ...............................................................................  101
   Insurance Company General Accounts ......................................................................  101
   Unrelated Business Taxable Income; Residual Certificates ................................................  101
LEGAL INVESTMENT ...........................................................................................  102
METHOD OF DISTRIBUTION .....................................................................................  103
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................................................  104
LEGAL MATTERS ..............................................................................................  105
FINANCIAL INFORMATION ......................................................................................  105
RATING .....................................................................................................  105
INDEX OF PRINCIPAL DEFINITIONS .............................................................................  106

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page 106 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                            -----------------------


     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES .........     Mortgage pass-through certificates, issuable
                                    in series.

DEPOSITOR .....................     GE Capital Commercial Mortgage Corporation
                                    is a wholly-owned subsidiary of General
                                    Electric Capital Corporation. All
                                    outstanding common stock of General Electric
                                    Capital Corporation is owned by General
                                    Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General
                                    Electric Company.

MASTER SERVICER ...............     The master servicer, if any, for a series of
                                    certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

SPECIAL SERVICER ..............     One or more special servicers, if any, for a
                                    series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

TRUSTEE .......................     The trustee for each series of certificates
                                    will be named in the related prospectus
                                    supplement.

THE TRUST ASSETS ..............     Each series of certificates will represent
                                    in the aggregate the entire beneficial
                                    ownership interest in a trust fund
                                    consisting primarily of:

A. MORTGAGE ASSETS ............     The mortgage assets with respect to each
                                    series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                    o        residential properties consisting
                                             of five or more rental or
                                             cooperatively-owned dwelling units
                                             or by shares allocable to a number
                                             of those units and the related
                                             leases; or

                                    o        office buildings, shopping centers,
                                             retail stores and establishments,
                                             hotels or motels, nursing homes,
                                             hospitals or other health-care
                                             related facilities, manufactured
                                             housing properties, warehouse
                                             facilities, mini-warehouse
                                             facilities, self-storage
                                             facilities, industrial plants,
                                             parking lots, mixed use or various
                                             other types of income-producing
                                             properties described in this
                                             prospectus or unimproved land.

                                    Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                    As described in the related prospectus
                                    supplement, a mortgage loan:

                                    o        may provide for no accrual of
                                             interest or for accrual of interest
                                             at a mortgage interest rate that is
                                             fixed over its term or that adjusts
                                             from time to time, or that the
                                             borrower may elect to convert from
                                             an adjustable to a fixed mortgage
                                             interest rate, or from a fixed to
                                             an adjustable mortgage interest
                                             rate;

                                    o        may provide for level payments to
                                             maturity or for payments that
                                             adjust from time to time to
                                             accommodate changes in the mortgage
                                             interest rate or to reflect the
                                             occurrence of certain events, and
                                             may permit negative amortization;

                                    o        may be fully amortizing or
                                             partially amortizing or
                                             non-amortizing, with a balloon
                                             payment due on its stated maturity
                                             date;

                                    o        may prohibit prepayments over its
                                             term or for a certain period and/or
                                             require payment of a premium or a
                                             yield maintenance penalty in
                                             connection with certain
                                             prepayments;

                                    o        may permit defeasance with
                                             non-callable U.S. Treasury
                                             securities or securities issued by
                                             government agencies; and

                                    o        may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             quarterly, semi-annually or at
                                             another interval specified in the
                                             related prospectus supplement.

                                    Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" in this prospectus.

                                    If specified in the related prospectus
                                    supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                    o        private mortgage participations,
                                             mortgage pass-through certificates
                                             or other mortgage-backed
                                             securities, or

                                    o        certificates insured or guaranteed
                                             by any of the Federal Home Loan
                                             Mortgage Corporation, the Federal
                                             National Mortgage Association, the
                                             Governmental National Mortgage
                                             Association or the Federal
                                             Agricultural Mortgage Corporation.

                                    Each of the above mortgage assets will
                                    evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "DESCRIPTION OF THE TRUST FUNDS--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT ........     Each trust fund will include one or more
                                    certificate accounts established and
                                    maintained on behalf of the
                                    certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                    "DESCRIPTION OF THE TRUST FUNDS--CERTIFICATE
                                    ACCOUNTS" and "DESCRIPTION OF THE POOLING
                                    AGREEMENTS--CERTIFICATE ACCOUNT" in this prospectus.

C. CREDIT SUPPORT .............     If so provided in the related prospectus
                                    supplement, partial or full protection
                                    against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "RISK
                                    FACTORS--CREDIT SUPPORT LIMITATIONS",
                                    "DESCRIPTION OF THE TRUST FUNDS--CREDIT
                                    SUPPORT" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

D. CASH FLOW AGREEMENTS .......     If so provided in the related prospectus
                                    supplement, a trust fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                    Funds--Cash Flow Agreements" in this
                                    prospectus.

DESCRIPTION OF CERTIFICATES ...     We will offer certificates in one or more
                                    classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                    As described in the related prospectus
                                    supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                    o        are senior or subordinate to one or
                                             more other classes of certificates
                                             in entitlement to certain
                                             distributions on the certificates;

                                    o        are principal-only certificates
                                             entitled to distributions of
                                             principal, with disproportionately
                                             small, nominal or no distributions
                                             of interest;

                                    o        are interest-only certificates
                                             entitled to distributions of
                                             interest, with disproportionately
                                             small, nominal or no distributions
                                             of principal; o provide for
                                             distributions of interest on, or
                                             principal of, the certificates that
                                             begin only after the occurrence of
                                             certain events, such as the
                                             retirement of one or more other
                                             classes of certificates of that
                                             series;

                                    o        provide for distributions of
                                             principal of the certificates to be
                                             made, from time to time or for
                                             designated periods, at a rate that
                                             is faster, or slower than the rate
                                             at which payments or other
                                             collections of principal are
                                             received on the mortgage assets in
                                             the related trust fund;

                                    o        provide for controlled
                                             distributions of principal to be
                                             made based on a specified schedule
                                             or other methodology, subject to
                                             available funds; or

                                    o        provide for distributions based on
                                             collections of prepayment premiums,
                                             yield maintenance penalties or
                                             equity participations on the
                                             mortgage assets in the related
                                             trust fund.

                                    Each class of certificates, other than
                                    interest-only certificates and residual
                                    certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                    The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "RISK FACTORS--LIMITED ASSETS OF EACH TRUST FUND" and "DESCRIPTION OF THE CERTIFICATES" in this prospectus.

DISTRIBUTIONS OF INTEREST
  ON THE CERTIFICATES .........     Interest on each class of offered
                                    certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.
                                    See "RISK FACTORS--PREPAYMENT
                                    CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE
                                    OF OFFERED CERTIFICATES; SPECIAL YIELD
                                    CONSIDERATIONS", "YIELD AND MATURITY
                                    CONSIDERATIONS" and "DESCRIPTION OF THE
                                    CERTIFICATES-- DISTRIBUTIONS OF INTEREST ON
                                    THE CERTIFICATES" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL
  OF THE CERTIFICATES .........     Each class of certificates of each series,
                                    other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                    The principal balance of a class of
                                    certificates will represent the maximum
                                    amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                    Distributions of principal with respect to one or more classes of certificates may:

                                    o        be made at a rate that is faster,
                                             and, in some cases, substantially
                                             faster, than the rate at which
                                             payments or other collections of
                                             principal are received on the
                                             mortgage assets in the related
                                             trust fund;

                                    o        or may be made at a rate that is
                                             slower, and, in some cases,
                                             substantially slower, than the rate
                                             at which payments or other
                                             collections of principal are
                                             received on the mortgage assets in
                                             the related trust fund;

                                    o        not commence until the occurrence
                                             of certain events, such as the
                                             retirement of one or more other
                                             classes of certificates of the same
                                             series;

                                    o        be made, subject to certain
                                             limitations, based on a specified
                                             principal payment schedule
                                             resulting in a controlled
                                             amortization class of certificates;
                                             or

                                    o        be contingent on the specified
                                             principal payment schedule for a
                                             controlled amortization class of
                                             the same series and the rate at
                                             which payments and other
                                             collections of principal on the
                                             mortgage assets in the related
                                             trust fund are received.

                                    Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES" in this prospectus.

ADVANCES ......................     If provided in the related prospectus
                                    supplement, if a trust fund includes
                                    mortgage loans, the master servicer, a
                                    special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "DESCRIPTION OF
                                    THE CERTIFICATES--ADVANCES IN RESPECT OF
                                    DELINQUENCIES" in this prospectus.

TERMINATION ...................     If so specified in the related prospectus
                                    supplement, the mortgage assets in the
                                    related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "DESCRIPTION OF THE
                                    CERTIFICATES-- TERMINATION" in this
                                    prospectus.

REGISTRATION OF BOOK-ENTRY
  CERTIFICATES ................     If so provided in the related prospectus
                                    supplement, one or more classes of the
                                    offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company.
                                    Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "RISK FACTORS--BOOK-ENTRY
                                    SYSTEM FOR CERTAIN CLASSES MAY DECREASE
                                    LIQUIDITY AND DELAY PAYMENT" and
                                    "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY
                                    REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES ............     The federal income tax consequences to
                                    certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "CERTAIN FEDERAL
                                    INCOME TAX CONSEQUENCES" in this prospectus.

CERTAIN ERISA CONSIDERATIONS ..     If you are a fiduciary of any employee
                                    benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "CERTAIN ERISA
                                    CONSIDERATIONS" in this prospectus and
                                    "ERISA CONSIDERATIONS" in the related
                                    prospectus supplement.

LEGAL INVESTMENT ..............     The applicable prospectus supplement will
                                    specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "LEGAL INVESTMENT" in this prospectus and in the related prospectus supplement.

RATING ........................     At their dates of issuance, each class of
                                    offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                    "RATING" in this prospectus and "RATINGS" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o     The perceived liquidity of the certificates;

      o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--TERMINATION" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

      o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

      o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "YIELD AND MATURITY Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

      o that principal prepayments on the related mortgage loans will be made;

      o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "DESCRIPTION OF CREDIT SUPPORT" and "RATING" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

      A description of risks associated with investments in mortgage loans is included under "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o Changes in general or local economic conditions and/or specific industry segments;

      o     Declines in real estate values;

      o     Declines in rental or occupancy rates;

      o Increases in interest rates, real estate tax rates and other operating expenses;

      o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     Acts of God; and

      o     Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

      o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     Construction of competing hotels or resorts;

      o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

      o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

      o     The value of the related mortgaged property;

      o The level of available mortgage interest rates at the time of sale or refinancing;

      o     The borrower's equity in the related mortgaged property;

      o The financial condition and operating history of the borrower and the related mortgaged property;

      o Tax laws, rent control laws, with respect to certain residential properties;

      o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o     Prevailing general economic conditions; and

      o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--LIMITED NATURE OF RATINGS", "DESCRIPTION OF THE CERTIFICATES" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--LEASES AND RENTS" in this prospectus.

ENVIRONMENTAL RISKS

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--ENVIRONMENTAL RISKS" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

      o    fire;

      o    lightning;

      o    explosion;

      o    smoke;

      o    windstorm and hail; and

      o    riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "DESCRIPTION OF THE POOLING AGREEMENTS--HAZARD INSURANCE POLICIES" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "CERTAIN ERISA CONSIDERATIONS" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o generally, will not be subject to offset by losses from other activities;

      o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

      o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

      o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.


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


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS--GENERAL" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--MORTGAGE LOANS" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     GENERAL. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

      o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

      o     non-cash items such as depreciation and amortization,

      o     capital expenditures, and

      o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

      o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

      o     the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

      o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o the cost replacement method which calculates the cost of replacing the property at that date,

      o the income capitalization method which projects value based upon the property's projected net cash flow, or

      o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS--RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES" and "--BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS" in this prospectus.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. In general, each mortgage loan

      o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o the type or types of property that provide security for repayment of the mortgage loans,

      o the earliest and latest origination date and maturity date of the mortgage loans,

      o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

      o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

      o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

      o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

      o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

      o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "DESCRIPTION OF CREDIT SUPPORT" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o the original and remaining term to stated maturity of the MBS, if applicable,

      o the pass-through or bond rate of the MBS or the formula for determining the rates,

      o     the payment characteristics of the MBS,

      o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o     a description of the credit support, if any,

      o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--MORTGAGE LOANS--MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS" above, and

      o the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "DESCRIPTION OF THE POOLING AGREEMENTS--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

      o    the availability of mortgage credit,

      o the relative economic vitality of the area in which the Mortgaged Properties are located,

      o    the quality of management of the Mortgaged Properties,

      o    the servicing of the mortgage loans,

      o    possible changes in tax laws and other opportunities for investment,

      o    the existence of Lock-out Periods,

      o requirements that principal prepayments be accompanied by Prepayment Premiums, and

      o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.



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


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     NEGATIVE AMORTIZATION. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--YIELD AND PREPAYMENT CONSIDERATIONS" above.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     OPTIONAL EARLY TERMINATION. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

      o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS--LIMITED LIQUIDITY OF YOUR CERTIFICATES" and "--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "YIELD AND MATURITY CONSIDERATIONS--CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS" and "YIELD AND MATURITY Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

      o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

      o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "DESCRIPTION OF THE POOLING AGREEMENTS--AMENDMENT" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "DESCRIPTION OF THE POOLING AGREEMENTS--EVENTS OF DEFAULT", "--RIGHTS UPON EVENT OF DEFAULT" and "--RESIGNATION AND REMOVAL OF THE TRUSTEE" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

      o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

      o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


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


                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

      o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--CERTIFICATE ACCOUNT" and "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     GENERAL. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     DEPOSITS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1. all payments on account of principal, including principal prepayments, on the mortgage loans;

      2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

      5. any advances made as described under "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus;

      6. any amounts paid under any Cash Flow Agreement, as described under "DESCRIPTION OF THE TRUST FUNDS--CASH FLOW AGREEMENTS" in this prospectus;

      7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES" and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus, and all proceeds of any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES-- TERMINATION" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus;

      9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--HAZARD INSURANCE POLICIES" in this prospectus;

      11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1. to make distributions to the certificateholders on each distribution date;

      2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause
            (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

      6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus;

      8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in this prospectus;

      9. if described in the related prospectus supplement, to pay the fees of the trustee;

      10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--CERTAIN MATTERS REGARDING THE TRUSTEE" in this prospectus;

      11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in this prospectus;

      16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

      18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

      19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable,
(2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

      1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

      2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DUE-ON-SALE AND DUE-ON-ENCUMBRANCE" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "YIELD AND MATURITY CONSIDERATIONS--CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

      o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

      o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

      o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

      o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after



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


            written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.



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


AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

      1.   to cure any ambiguity,

      2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

      4.   to comply with any requirements imposed by the Code, or

      5.   for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses
(1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will



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


not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.



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


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under the credit support,

      o any conditions to payment under the credit support not otherwise described in this prospectus,

      o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o     the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support



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


provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.



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     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.



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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation



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statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--BANKRUPTCY LAWS" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to


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statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore,



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a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--ENVIRONMENTAL RISKS" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     LEASEHOLD RISKS. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the


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leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     COOPERATIVE SHARES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged



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property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee



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such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However,



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such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

      o may result in a release or threatened release of any hazardous material, or

      o may give rise to any environmental claim or demand, may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemptionsecured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.



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     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AGREEMENTS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the



                                       69
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borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast



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Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to


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that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.



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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS Made" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their



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entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--DISQUALIFIED ORGANIZATIONS" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

      o a mortgage in default or as to which default is reasonably foreseeable,

      o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o     a mortgage that was fraudulently procured by the mortgagor, and

      o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).



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     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.



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TAXATION OF REGULAR CERTIFICATES

GENERAL

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption



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


price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

      1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

      2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.



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     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID



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Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

DEFERRED INTEREST

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the



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stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--ORIGINAL ISSUE DISCOUNT" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this



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purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

      1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.   to the extent that the gain does not exceed the excess, if any, of
           (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TREATMENT OF LOSSES

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue


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interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount



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or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--TAXATION OF REMIC INCOME" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the



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


mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE--MARKET DISCOUNT" below regarding the basis of mortgage loans to the REMIC Pool and "--SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--TAXATION OF REGULAR CERTIFICATES-- ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR CERTIFICATES", without regard to the de minimis rule described in that section, and "--PREMIUM" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--TAXATION OF REGULAR CERTIFICATES--DEFERRED INTEREST" above.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above.

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--TAXATION OF REGULAR CERTIFICATES--PREMIUM", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


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LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--FOREIGN INVESTORS" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--TAXATION OF CERTAIN FOREIGN INVESTORS--RESIDUAL CERTIFICATES" below. Finally, if a real estate investmenT trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.



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


     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals



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


the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--DISQUALIFIED ORGANIZATIONS" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, as amended July 19, 2002, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

            (i) the present value of any consideration given to the transferee to acquire the interest;

            (ii) the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

         (b)(i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

            (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the



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transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--TAXATION OF RESIDUAL CERTIFICATES--BASIS AND LOSSES" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.



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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or
           (d) a qualified (complete) liquidation,

      2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.   the receipt of compensation for services or

      4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the



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


prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


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

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

RESIDUAL CERTIFICATES

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--TAXATION OF RESIDUAL CERTIFICATES--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--FOREIGN INVESTORS" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 30%



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(which rate will be reduced to 29% in 2004 and to 28% in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--STATUS OF REMIC CERTIFICATES" above.


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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

GENERAL

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--RECHARACTERIZATION OF SERVICING FEES" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--STRIPPED CERTIFICATES" and "--RECHARACTERIZATION OF SERVICING FEES", below.

TAX STATUS

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

      1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

      2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the



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            related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

      3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

      4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES-- TAXATION OF RESIDUAL
CERTIFICATES--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE--PREMIUM" above.

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of



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this or similar transactions or whether, in the case of the Standard
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--STRIPPED CERTIFICATES" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--STRIPPED CERTIFICATES" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.



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STRIPPED CERTIFICATES

GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--STANDARD CERTIFICATES--RECHARACTERIZATION OF SERVICING FEES" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--STANDARD CERTIFICATES--RECHARACTERIZATION OF SERVICING FEES" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--STANDARD CERTIFICATES--GENERAL" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--TAXATION OF STRIPPED CERTIFICATES--POSSIBLE ALTERNATIVE CHARACTERIZATIONS" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue



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discount if either (1) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above, without regard to the dE minimis rule there, assuming that a prepayment assumption is employed in that computation.

STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

TAXATION OF STRIPPED CERTIFICATES

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR CERTIFICATES" above. However, with the apparenT exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

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     SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--SALE OR EXCHANGE OF REGULAR CERTIFICATES" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase. Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a

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representative initial offering price of each class of Stripped Certificates.
The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 30% (which rate will be reduced to 29% in 2004 and to 28% in 2006) may be required in respect of any reportable payments, as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--BACKUP WITHHOLDING" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF CERTAIN FOREIGN INVESTORS--REGULAR CERTIFICATES" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust

Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--DISQUALIFIED ORGANIZATIONS."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by any such state legislation will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

      1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at

292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street

     N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                  PAGE
                                                  ----
1998 Policy Statement .........................    103
401(c) Regulations ............................    101
Accrual Certificates ..........................     37
ADA ...........................................     71
ARM Loans .....................................     26
Bankruptcy Code ...............................     63
Cash Flow Agreement ...........................     28
Certificate Owner .............................     42
Code ..........................................     41
Cooperatives ..................................     23
CPR ...........................................     31
Definitive Certificates .......................     36
Depositor .....................................     23
Determination Date ............................     29
Disqualified Organization .....................    101
disqualified organizations ....................     74
Distribution Date Statement ...................     39
DOL ...........................................    100
DTC ...........................................     36
Due Dates .....................................     25
EDGAR .........................................    105
Equity Participation ..........................     25
Events of Default .............................     54
Exemptions ....................................    101
FAMC ..........................................     26
FHLMC .........................................     26
FNMA ..........................................     26
Garn Act ......................................     69
GNMA ..........................................     26
Government Securities .........................     74
Indirect Participants .........................     42
Insurance and Condemnation Proceeds ...........     47
L/C Bank ......................................     59
Liquidation Proceeds ..........................     47
Mark to Market Regulations ....................     88
MBS ...........................................     23
MBS Agreement .................................     27
MBS Issuer ....................................     27
MBS Servicer ..................................     27
MBS Trustee ...................................     27
Mortgage Asset Seller .........................     23


                                                  PAGE
                                                  ----

Mortgage Notes ................................     23
Mortgaged Properties ..........................     23
Mortgages .....................................     23
NCUA ..........................................    103
Net Leases ....................................     24
Non-SMMEA Certificates ........................    102
Non-U.S. Person ...............................     91
Nonrecoverable Advance ........................     39
OCC ...........................................    102
OID Regulations ...............................     76
OTS ...........................................    103
Participants ..................................     42
Parties in Interest ...........................    100
Pass-Through Entity ...........................     86
Permitted Investments .........................     47
Plans .........................................    100
Pooling Agreement .............................     44
Prepayment Assumption .........................     77
Prepayment Interest Shortfall .................     29
Prepayment Premium ............................     25
PTCE 95-60 ....................................    101
Random Lot Certificates .......................     76
Record Date ...................................     37
Reform Act ....................................     75
Registration Statement ........................    105
Regular Certificateholder .....................     76
Regular Certificates ..........................     73
Related Proceeds ..............................     39
Relief Act ....................................     70
REMIC .........................................     12
REMIC Certificates ............................     73
REMIC Pool ....................................     73
REMIC Regulations .............................     73
REO Property ..................................     46
Residual Certificateholders ...................     82
Securities Act ................................    104
Senior Certificates ...........................     36
Servicing Standard ............................     46
SMMEA .........................................    102
SPA ...........................................     31
Standard Certificateholder ....................     93

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----

Standard Certificates .........................     93
Startup Day ...................................     74
Stripped Certificateholder ....................     97
Stripped Certificates .........................     93
Sub-Servicing Agreement .......................     46
Subordinate Certificates ......................     36
Title V .......................................     70
Treasury ......................................     73
Type IV securities ............................    102
U.S. Person ...................................     87
Warranting Party ..............................     45

                                     [DISK]



The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC2003-C1". The spreadsheet file "GECMC2003-C1" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                           -------------------------

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                            PAGE
Summary of Certificates .....................     S-6
Summary of Terms ............................     S-7
Risk Factors ................................    S-36
Description of the Mortgage Pool ............    S-64
Description of the Certificates .............   S-116
Servicing of the Mortgage Loans .............   S-143
Yield and Maturity Considerations ...........   S-168
Certain Federal Income Tax Consequences .....   S-175
Method of Distribution ......................   S-176
Legal Matters ...............................   S-177
Ratings .....................................   S-177
Legal Investment ............................   S-178
ERISA Considerations ........................   S-178
Index of Principal Definitions ..............   S-181

PROSPECTUS
Summary of Prospectus .......................       6
Risk Factors ................................      13
Description of the Trust Funds ..............      23
Yield and Maturity Considerations ...........      29
The Depositor ...............................      35
Use of Proceeds .............................      35
Description of the Certificates .............      36
Description of the Pooling Agreements .......      44
Description of Credit Support ...............      58
Certain Legal Aspects of Mortgage Loans .....      61
Certain Federal Income Tax Consequences .....      73
State and Other Tax Considerations ..........      99
Certain ERISA Considerations ................     100
Legal Investment ............................     102
Method of Distribution ......................     103
Incorporation of Certain Information By
  Reference .................................     104
Legal Matters ...............................     105
Financial Information .......................     105
Rating ......................................     105
Index of Principal Definitions ..............     106

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 2003.

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                           $806,200,000 (APPROXIMATE)

                                  GE COMMERCIAL
                              MORTGAGE CORPORATION

                                   (DEPOSITOR)

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C1

          CLASS A-1 CERTIFICATES                   $114,251,000
          CLASS A-2 CERTIFICATES                   $107,728,000
          CLASS A-3 CERTIFICATES                   $156,655,000
          CLASS A-4 CERTIFICATES                   $369,471,000
          CLASS B CERTIFICATES                     $ 41,709,000
          CLASS C CERTIFICATES                     $ 16,386,000



                         -------------------------------

                              PROSPECTUS SUPPLEMENT

                         -------------------------------


                            DEUTSCHE BANK SECURITIES

                         BANC OF AMERICA SECURITIES LLC

                                    JP MORGAN

                               MERRILL LYNCH & CO.

                              SALOMON SMITH BARNEY

                                   APRIL, 2003

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